UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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NORTHERN GROWERS, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Meeting Materials

 Northern Growers, LLC

48416 144th Street

Big Stone City, South Dakota 57216

Members of Northern Growers, LLC:

You are cordially invited to attend a special meeting of members of Northern Growers, LLC to be held on [            ], [              ], 2010, at [        ], central time, at [Milbank High School Theater, 1001 East Park Avenue, Milbank, South Dakota.]

At this important meeting, you will be asked to vote on proposed amendments to our Fifth Amended and Restated Operating Agreement that are included in a proposed Sixth Amended and Restated Operating Agreement. Among other things, these proposed amendments provide for the reclassification of our Class A capital units held by members who are the record holders of fewer than 70,000 Class A capital units, as follows:

•                  Class A capital units that are held by members that are record holders of at least 40,000 but less than 70,000 Class A capital units will be reclassified as Class B capital units.  Each Class A capital unit held by such record holders will be reclassified on the basis of one Class B capital unit for each Class A capital unit held by such members immediately prior to the effective time of the reclassification.

•                  Class A capital units that are held by members that are record holders of less than 40,000 Class A capital units will be reclassified as Class C capital units.  Each Class A capital unit held by such record holders will be reclassified on the basis of one Class C capital unit for each Class A capital unit held by such members immediately prior to the effective time of the reclassification.

Members receiving Class B or Class C capital units will receive no additional consideration for their Class A capital units.  All other Class A capital units will remain outstanding.  Generally, if the proposed amendments to our Fifth Amended and Restated Operating Agreement are approved, the Class B and Class C capital units will have limited voting rights as compared to the Class A capital units. Under the proposed Sixth Amended and Restated Operating Agreement, the new Class B and Class C members will receive the same share of our “profits” and “losses” as the Class A members, and their respective rights to receive distributions of our assets will not change.

The primary effect of the reclassification, will be to reduce our total number of Class A members of record to below 300. As a result, pursuant to Rule 13e-3, we will terminate the registration of our Class A capital units under federal securities laws and our SEC reporting obligations will be suspended. In addition, because the Class B and Class C capital units will each be held by less than 500 holders of record, the Class B and Class C capital units will each be unregistered securities and therefore, will not be subject to the public reporting requirements imposed by the SEC.  As a result of the reclassification, our members will lose the benefits of holding Section 12 registered securities, such as access to the information concerning the company required to be contained in the company’s periodic reports filed with the SEC and which the company chooses not to otherwise distribute to members, the requirement that our executive officer certify the accuracy of our financial statements and the benefits derived by the imposition on the company of the requirements of the Sarbanes-Oxley Act of 2002.

The board of managers believes the terms of the proposed reclassification are fair and in the best interest of our unaffiliated members, and unanimously recommends that you vote “FOR” the proposal to approve our Sixth Amended and Restated Operating Agreement. The accompanying meeting information statement includes a discussion of the reasons, effects, alternatives and factors considered by the board in connection with its approval of the reclassification, and we encourage you to read carefully the meeting information statement and appendices. As discussed in greater detail in the meeting information statement, you will not have dissenters’ or appraisal rights in connection with the reclassification transaction.

Only members of record at the close of business on March 31, 2010 will be entitled to notice of the special meeting and to vote on the items of business before the special meeting.  Our board of managers is not aware of any other business to come before the special meeting.  Your attendance at the special meeting is important to help assure the presence of a quorum at the special meeting. All members are cordially invited and encouraged to attend the special meeting.

YOUR VOTE IS VERY IMPORTANT.

EACH MEMBER IS STRONGLY URGED TO ATTEND THE SPECIAL MEETING IN ORDER TO VOTE.  WE ARE NOT ASKING YOU FOR A PROXY OR A BALLOT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR BALLOT.

On behalf of our board of managers, I would like to express our appreciation for your continued interest in the affairs of Northern Growers, LLC.

Robert Metz
President of the Board of Managers
Big Stone City, South Dakota

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the merits or fairness of this transaction or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This meeting information statement is dated April [    ], 2010 and is being mailed to members on or about April [    ], 2010.

Preliminary Meeting Materials

Northern Growers, LLC

48416 144th Street

Big Stone City, South Dakota 57216

NOTICE OF SPECIAL MEETING OF MEMBERS

TO BE HELD ON

[            ], 2010

A special meeting of members of Northern Growers, LLC will be held on [          ], [            ], 2010, at [      ] p.m., central time, at [Milbank High School Theater, 1001 East Park Avenue, Milbank, South Dakota]:

(1)   To consider and vote upon the following proposed amendments to our Fifth Amended and Restated Operating Agreement contained in a proposed Sixth Amended and Restated Operating Agreement of Northern Growers, LLC:

A.                                   The addition of a new Section 5.6 that would effect the reclassification, and under which Class A members of record with at least 40,000 Class A capital units but fewer than 70,000 Class A capital units immediately prior to the reclassification will receive one Class B capital unit for each Class A capital unit held prior to the reclassification, and Class A members of record with fewer than 40,000 Class A capital units immediately prior to the reclassification will receive one Class C capital unit for each Class A capital unit held prior to the reclassification.

B.                                     The amendment of Section 3.9 of the Fifth Amended and Restated Operating Agreement (which amendments are contained in Section 3.8 of our proposed Sixth Amended and Restated Operating Agreement) to provide for the respective voting rights of the Class A, Class B and Class C members, as described further in this meeting information statement.

C.                                     The amendment of Section 3.13 of the Fifth Amended and Restated Operating Agreement (which amendments are contained in Section 3.12 of our proposed Sixth Amended and Restated Operating Agreement) to provide that a special meeting of the members may be called, among other circumstances, by the company’s Secretary upon the request of 20% of the members.

D.                                    The amendment of Section 4.1 of the Fifth Amended and Restated Operating Agreement to provide that transfers of Class A and Class B capital units (and not Class C capital units) must be approved by our board of managers.

E.                                      The amendment of Section 4.1 of the Fifth Amended and Restated Operating Agreement to provide for various transfer restrictions applicable to the Class A, Class B and Class C capital units, as described further in this meeting information statement.

F.                                      The amendment of Section 5.1 of the Fifth Amended and Restated Operating Agreement to provide for various minimum-ownership requirements applicable to the Class A, Class B and Class C capital units, as described further in this meeting information statement.

G.                                     The amendment of Section 8.4 of the Fifth Amended and Restated Operating Agreement to provide that the Class A members will elect nine members of the board of managers, the Class B members will elect five members of the board of managers and the Class C members will elect one member of the board of managers.

H.                                    The deletion of the existing Section 8.4(d) of the Fifth Amended and Restated Operating Agreement that currently provides that there will be two geographic districts for purposes of electing members of our board of managers.

I.                                         The amendment of Section 8.6 of the Fifth Amended and Restated Operating Agreement to provide that members of our board of managers may only be removed by the members of the class that was entitled to elect that manager.

J.                                        The amendment of the Fifth Amended and Restated Operating Agreement to provide general updates throughout.

(2)   To consider and vote upon any proposals to transact any other business that properly comes before the special meeting or any adjournment or postponement of the special meeting.

The board of managers has fixed the close of business on March 31, 2010 as the record date for determining those members entitled to vote at the special meeting and any adjournment or postponement of the special meeting. Only members at the close of business on the record date are entitled to notice of, and to vote at, the special meeting.

By order of the board of managers

Robert Metz
President of the Board of Managers

YOUR VOTE IS VERY IMPORTANT.

Your board of managers unanimously recommends that you vote “FOR” approval of the proposed amendments to our Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement that will, among other things, effect the reclassification.

EACH MEMBER IS STRONGLY URGED TO ATTEND THE SPECIAL MEETING IN ORDER TO VOTE.  YOU MAY ONLY VOTE AT THE SPECIAL MEETING IN PERSON.  WE ARE NOT ASKING YOU FOR A PROXY OR A BALLOT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR BALLOT.

Important Notice Regarding the Availability of Meeting Materials for the Special Meeting to Be Held on [        ], 2010.  The meeting information statement is available at [                        ].

Preliminary Meeting Materials

Northern Growers, LLC

48416 144th Street

Big Stone City, South Dakota 57216

MEETING INFORMATION STATEMENT

SPECIAL MEETING OF MEMBERS

[              ], 2010

VOTING INFORMATION

You may only cast your membership vote by attending the special meeting of members of Northern Growers, LLC (also referred to in this meeting information statement as the “company,” “we,” “our,” or “us”) to be held at [      ] on  [          ], 2010, at the [Milbank High School Theater, 1001 East Park Avenue, Milbank, South Dakota], or at any adjournment thereof.

Outstanding Capital Units and Voting Rights

Members of record at the close of business on March 31, 2010 are entitled to vote and attend the special meeting.  As of that date, we had a total of 50,628,000 Class A capital units issued and outstanding, held by 958 members. Five percent (5%) of the members, or a total of 48 members, represented in person at the meeting, will constitute a quorum at any meeting of the members.

Each member may cast only one vote on each matter coming to a vote of the members, regardless of the number of Class A capital units owned by such member.  A detailed explanation of your voting rights and the procedures for voting can be found under “About the special meeting.”

Attendance and Voting at the Special Meeting

You are only entitled to vote at the special meeting by attending the meeting and submitting your vote in person.  We are NOT asking for a proxy or a ballot — you are requested not to send us a proxy or ballot.

If you have any questions regarding this meeting information statement, please call Kari Casper, our membership coordinator, at (605) 862-7902.

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Preliminary Meeting Materials

SUMMARY TERM SHEET

This summary provides an overview of material information from this meeting information statement about the proposed reclassification and the proposed amendments to our currently effective Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement.  However, it is a summary only.  To better understand the transaction and for a more complete description of its terms we encourage you to read carefully this entire document and the documents to which it refers before voting.

In this meeting information statement, “Northern Growers,” “we,” “our,” “ours,” “us” and the “company” refer to Northern Growers, LLC, a South Dakota limited liability company. The term “reclassification” refers to the reclassification of our Class A capital units held by members who are record holders of fewer than 70,000 Class A capital units.  The reclassification is designed to reduce the number of Northern Growers Class A members of record to below 300, which will allow us to suspend our filing obligations under the Securities Exchange Act of 1934, as amended.  The “new Class B members” of Northern Growers means all Class A members of record of Northern Growers with at least 40,000 Class A capital units but fewer than 70,000 Class A capital units immediately prior to the effective time of the reclassification.  The “new Class C members” of Northern Growers means all Class A members of record of Northern Growers with fewer than 40,000 Class A capital units immediately prior to the effective time of the reclassification.  The term “continuing Class A members” means all Class A members of record of Northern Growers with at least 70,000 Class A capital units immediately prior to the effective time of the reclassification.  References to “capital units” or “units” refers to Northern Growers’ Class A Capital Units or the proposed Class B Capital Units or Class C Capital Units, as applicable. As used in this meeting information statement, the term “affiliated member” means any member who is a manager or the executive officer of Northern Growers, and the term “unaffiliated member” means any member other than affiliated members.

Northern Growers, LLC

Northern Growers, LLC, a South Dakota limited liability company with a business address of 48416 144th Street, Big Stone City, South Dakota, 57216, and a business telephone number of (605) 862-7902, was organized in 2003, and is engaged in the production and sale of fuel grade ethanol and distillers grain.  Northern Growers consists of 958 members who principally reside in South Dakota and the upper Midwest. Northern Growers (formerly Northern Growers) was organized to pool investors, provide a portion of the corn supply for an ethanol plant owned by Northern Lights Ethanol, LLC (d/b/a POET® Biorefining - Big Stone), and own a 77.16% interest in POET® Biorefining - Big Stone.  We completed construction of our plant and started operations in July 2002.  Since that time, we have made significant capital improvements, including a rail expansion project, the incorporation of new technology into our production process and plant expansion.  Fuel grade ethanol is our primary product accounting for the majority of our revenue.  In addition, we sell distillers grains, a principal co-product of the ethanol production process, which may be sold as distillers dried grains and distillers modified wet grains, and carbon dioxide.

Introduction and Overview of the Reclassification

(see page 18)

We are proposing that our members approve a Sixth Amended and Restated Operating Agreement that will include amendments to our currently effective Fifth Amended and Restated

Operating Agreement dated July 31, 2009. If the proposed Sixth Amended and Restated Operating Agreement is approved, it will, among other things, result in a reclassification of our Class A capital units held by Class A members of record with fewer than 70,000 Class A capital units immediately prior to the effective time of the reclassification.  If the proposed amendments to our Fifth Amended and Restated Operating Agreement are approved and the reclassification is completed, Class A members of record with at least 40,000 Class A capital units but fewer than 70,000 Class A capital units immediately prior to the reclassification will receive one Class B capital unit for each Class A capital unit held prior to the reclassification, and Class A members of record with fewer than 40,000 Class A capital units immediately prior to the reclassification will receive one Class C capital unit for each Class A capital unit held prior to the reclassification.  Members receiving Class B or Class C capital units will receive no additional consideration for their Class A capital units.  Class A members of record with more than 70,000 Class A capital units will remain Class A members.

We expect to pay a total of approximately $142,000 in fees and expenses in connection with the reclassification.  We anticipate that the number of outstanding Class A capital units will decrease approximately 40%, from 50,628,000 Class A capital units to approximately 30,281,167 Class A capital units and we expect to issue a corresponding number of Class B capital units and Class C capital units, or 16,691,000 Class B capital units and 3,655,833 Class C capital units.  We anticipate that the reclassification will result in the reduction of our Class A members of record from 958 to approximately 197, and that approximately 388 record members of Class B capital units and 373 record members of Class C capital units will have been created.  The effect of the reclassification will be to reduce the number of Class A members of record to less than 300, which will allow us to suspend our reporting obligations under federal securities laws.  In addition, because the Class B capital units and the Class C capital units will each be held by less than 500 holders of record, the Class B capital units and the Class C capital units will not be required to be registered with the SEC and therefore will not be subject to the public reporting requirements imposed by the SEC pursuant to federal securities laws.

The Sixth Amended and Restated Operating Agreement

(see pages 56 and 57)

As discussed above, the amendments to our currently effective Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement provide for the reclassification of our Class A capital units held by Class A members of record who own fewer than 70,000 Class A capital units.  In connection with the reclassification, each Class A capital unit held by members of record with at least 40,000 Class A capital units and fewer than 70,000 Class A capital units will be reclassified on the basis of one Class B capital unit for each Class A capital unit held by such members immediately prior to the effective time of the reclassification, and each Class A capital unit held by members of record with fewer than 40,000 Class A capital units will be reclassified on the basis of one Class C capital unit for each Class A capital unit held by such members immediately prior to the effective time of the reclassification.  All other Class A capital units will remain outstanding and be unaffected by the reclassification, except as described in this meeting information statement.

In addition, the proposed Sixth Amended and Restated Operating Agreement provides for the following amendments to our Fifth Amended and Restated Operating Agreement:

•                  the amendment of Section 3.9 of the Fifth Amended and Restated Operating Agreement (which amendments are contained in Section 3.8 of our proposed Sixth Amended and Restated Operating Agreement) to provide for the respective voting rights of the Class A, Class B and Class C members, as described further in this meeting information statement;

•                  the amendment of Section 3.13 of the Fifth Amended and Restated Operating Agreement (which amendments are contained in Section 3.12 of our proposed Sixth Amended and Restated

Operating Agreement) to provide that a special meeting of the members may be called, among other circumstances, by the company’s Secretary upon the request of 20% of the members;

•                  the amendment of Section 4.1 of the Fifth Amended and Restated Operating Agreement to provide that transfers of Class A and Class B capital units (and not Class C capital units) must be approved by our board of managers, as described further in this meeting information statement;

•                  the amendment of Section 4.1 of the Fifth Amended and Restated Operating Agreement to provide for various transfer restrictions applicable to the Class A, Class B and Class C capital units, as described further in this meeting information statement;

•                  the amendment of Section 5.1 of the Fifth Amended and Restated Operating Agreement to provide for various minimum-ownership requirements applicable to the Class A, Class B and Class C capital units;

•                  the amendment of Section 8.4 of the Fifth Amended and Restated Operating Agreement to provide that the Class A members will elect nine members of the board of managers, the Class B members will elect five members of the board of managers and the Class C members will elect one member of the board of managers;

•                  the deletion of the existing Section 8.4(d) of the Fifth Amended and Restated Operating Agreement that currently provides that there will be two geographic districts for purposes of electing members of our board of managers;

•                  the amendment of Section 8.6 of the Fifth Amended and Restated Operating Agreement to provide that members of our board of managers may only be removed by the members of the class that was entitled to elect that manager; and

•                  the amendment of the Fifth Amended and Restated Operating Agreement to provide general updates throughout.

A description of the reclassification, along with a summary of the proposed amendments to our Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement can be found on pages 56 and 57.

The proposed amendments to our Fifth Amended and Restated Operating Agreement, although approved by our board of managers, will not be effective until all of the amendments are approved by a majority of our Class A capital units that vote on the amendments, and the Sixth Amended and Restated Operating Agreement is executed by our board of managers.  If the Sixth Amended and Restated Operating Agreement is approved by the members at the special meeting, the board of managers of Northern Growers may execute the Sixth Amended and Restated Operating Agreement in its discretion.  However, in order to give current holders of our capital units additional flexibility to consolidate ownership or divest themselves of capital units to control which class of capital units they will receive in the reclassification, we expect that we will not effect the reclassification until after July 1, 2010. However, at any time our board of managers, in their discretion, may determine not to implement:

•                  the reclassification; or

•                  any or all of the proposed amendments to the currently effective Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement that our members otherwise approved.

Background of the Reclassification

(see pages 18 through 26)

For a description of the events leading to the approval of the reclassification by our board of managers and the reasons for its approval, you should refer to “Special Factors—Background of the Reclassification,” “Special Factors—Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” and “Special Factors—Purpose and Structure of the Reclassification” on pages 18 through 40. As we explain more fully in these sections, our board considered and rejected various alternative methods of effecting a transaction that would enable us to become a non-SEC reporting company, while remaining an independent company.

Reasons for the Reclassification

(see pages 26 through 29)

Our reasons for the reclassification include the following:

•                  as a reporting company, we are required to disclose information to the public, including to actual or potential competitors, that may be helpful to these competitors in challenging our business operations and to take market share, employees and customers away from us.  Terminating our public-company reporting obligation will help to protect that sensitive information from required or inadvertent disclosure;

•                  the public disclosure requirements to which we are subject as a public company are at odds with our need to keep confidential the information relating to the proprietary technology and patents that are owned, developed, or obtained by POET® Research, Inc. and licensed to our plant for use in the ethanol and co-product production processes;

•                  we estimate that we will be able reallocate resources and eliminate costs and avoid anticipated future costs of approximately $205,000 on an annual basis starting after 2010, by eliminating the requirement to make periodic reports and reducing the expenses of unit-holder communications;

•                  there is little justification for remaining a reporting company given the low trading volume in our Class A capital units, our desire to avoid being taxed as a corporation under the publicly traded partnership rules under Section 7704 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which means our capital units cannot be traded on an established securities market or be readily tradable in a secondary market;

•                  operating as a non-SEC reporting company will reduce the burden on our management and employees that arises from the increasingly stringent SEC reporting requirements, thus allowing management and our employees to focus more of their attention on our core business;

•                  operating as a non-SEC reporting company may eliminate the pressure and expectation to produce short-term per unit earnings and may increase management’s flexibility to consider and initiate actions that may produce long-term benefits and growth;

•                  the reclassification proposal allows us to discontinue our reporting obligations with the SEC, and allows those members receiving Class B or Class C capital units to retain an equity interest in Northern Growers, and therefore, continue to receive a pro rata portion of the profits, losses and distributions of Northern Growers;

•                  completing the reclassification at this time will allow us to begin to realize the cost savings, and will allow our management and employees to redirect their focus to our business, at the earliest possible date; and

•                  a number of other ethanol-producing companies have recently completed or are in the process of completing going private transactions, which means that they are not required to disclose potentially sensitive information, are able to realize the cost benefits associated with going private, and are able to realize the additional benefits described throughout this meeting information statement, which could put these actual and potential competitors at a competitive advantage if we remain a reporting company.

We considered that some of our Class A members may prefer to continue as members of Northern Growers as an SEC reporting company, which is a factor weighing against the reclassification.  However, we believe that the disadvantages of continuing our reporting obligations with the SEC outweigh any advantages associated with doing so.  To review the reasons for the reclassification in greater detail, please see pages 26 through 29.

Fairness of the Reclassification; Board Recommendation

(see pages 29 through 39)

Based on a careful review of the facts and circumstances relating to the reclassification, our board of managers believes that the reclassification and the terms and provisions of the amendments to our Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement, including those regarding the reclassification of Class A capital units, are substantively and procedurally fair to our unaffiliated members.  Our board of managers unanimously approved the reclassification and the proposed amendments to our Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement.

In the course of determining that the reclassification is fair to and in the best interests of our unaffiliated members (defined as those members who are not a member of our board of managers or our executive officer), the board considered a number of positive and negative factors affecting both unaffiliated members who will continue to hold our Class A capital units as well as those members whose Class A capital units will be reclassified into Class B or Class C capital units, and those factors are set forth in greater detail on pages 29 through 38.

Northern Growers’ board of managers chose a reclassification to effect the going private transaction because Northern Growers does not have the financial resources to purchase sufficient Class A capital units to effect a going private transaction by other alternative means, and it will enable those holders of our Class A capital units who will receive Class B or Class C capital units to retain an equity interest in Northern Growers and therefore, continue to share in our profits and losses on the same basis.  The board considered other alternatives, including, among others, a cash-out merger and a tender offer, but decided against such alternatives because some of our members would receive only cash consideration, which Northern Growers would not be able to pay, but may also have resulted in some of our members who desired to continue holding capital units no longer holding an equity interest in Northern Growers because of their inability or failure to restructure their holdings.  By structuring the transaction in this manner, the board of managers believes that it has attempted to balance the interests of reducing Northern Growers’ expenses in transitioning to a non-SEC reporting company while at the same time affording all of our members the opportunity to retain an equity ownership interest in Northern Growers.

Our board of managers unanimously recommends that you vote “FOR” the proposed Sixth Amended and Restated Operating Agreement that will effect the reclassification.

Purpose and Structure of the Reclassification

(see pages 39 and 40)

The purpose of the reclassification is to reduce the number of our Class A members of record to less than 300.  If successful, we will be able to discontinue our SEC reporting requirements, which will allow us to better protect sensitive information and further allow our management and employees to refocus time spent on complying with SEC reporting obligations on operational and business goals.

The reclassification structure of the reclassification will allow us to effect the transaction without the expenditure of substantial funds and will result in all of our members retaining an equity interest in Northern Growers.  Therefore, all of our members will continue to participate in any future growth and earnings of the company and in any future value received as a result of the sale of the company.  Because we are not cashing out any of our members, we believe that this structure minimizes the costs of our becoming a non-SEC reporting company while achieving the goals outlined in this meeting information statement.  See “Special Factors—Background of the Reclassification” beginning on page 18.

Our board of managers will have the discretion to determine if and when to effect the reclassification and reserves the right to abandon the transaction.  For example, if the number of record holders of Class A capital units changes such that the reclassification would no longer accomplish our intended goal of discontinuing our SEC reporting obligations, the board of managers may determine not to effect the reclassification.

The reclassification is being effected at the record unit holder level. This means that we will look at the number of Class A capital units registered in the name of a single holder to determine if that holder’s Class A capital units will be reclassified. It is important that our unit holders understand how capital units that are held by them in “street name” will be treated for purposes of the reclassification described in this meeting information statement. Unit holders who have transferred their Class A capital units of Northern Growers into a brokerage or custodial account (such as an IRA) are no longer shown on our membership register as the record holder of those capital units. Instead, the brokerage firms or custodians typically hold all of the capital units of Northern Growers that its clients have deposited with it through a single nominee; this is what is meant by “street name.” If that single nominee is the unit holder of record of at least 70,000 Class A capital units, then the Class A capital units registered in that nominee’s name will be completely unaffected by the reclassification. Because the reclassification only affects unit holders of record, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own fewer than 70,000 Class A capital units. At the end of this transaction, these beneficial owners will continue to beneficially own the same number of Class A capital units as they did at the start of this transaction, even if the number of Class A capital units that they beneficially own is fewer than 70,000.

If you hold some or all of your capital units in “street name,” you should talk to your custodian, broker, nominee or agent to determine how they expect the reclassification to affect you. Because other “street name” holders who hold through your custodian, broker, agent or nominee may adjust their holdings prior to the reclassification, you may have no way of knowing whether your Class A capital units will be reclassified in the transaction until it is completed.

The board decided to structure the reclassification so that it would take effect at the record unit holder level in part to allow members some flexibility with respect to how their Class A capital units will be treated in the reclassification.  Members of record who would prefer to continue as Class A members of Northern Growers may elect to do so by acquiring sufficient Class A capital units so that they hold at least 70,000 Class A capital units in their own name immediately prior to the effective time of reclassification or by combining ownership of their Class A capital units with those owned by family members or other members into one record account (for example, a family company or trust).

In addition, our Class A members may be able to affect how they are treated in the transaction by transferring their Class A capital units into a custodial, brokerage or nominee account so that the Class A capital units are held in “street name.” When we refer to capital units being held in “street name,” we are referring to capital units that are held through a custodial or brokerage account.  For example, units held in an IRA are typically held by and in the name of the custodian for the IRA (which in general is a bank, savings and loan association or other financial institution).  Any Class A members who transfer their Class A capital units into a custodial or brokerage account will no longer appear on our membership register as the record holder of those capital units. Instead, the custodians or brokerage firms will typically hold all of the Class A capital units of Northern Growers that any clients deposit with it through a single nominee, and that nominee will be the record holder. If that nominee record holder holds at least 70,000 Class A capital units, the Class A capital units will not be reclassified into Class B or Class C capital units, even if the Class A capital units that the nominee holds are held on behalf of multiple beneficial holders each fewer than 70,000 Class A capital units. It is important to realize, however, that transferring Class A capital units into “street name” will only result in a Class A member continuing to hold Class A capital units if the broker or nominee who will appear on our membership register as the record holder holds in the aggregate at least 70,000 Class A capital units of record. Accordingly, the utility of transferring Class A capital units into “street name” will depend, for those members holding fewer than 70,000 Class A capital units, on both (a) other Class A members transferring their Class A capital units into “street name” with the same custodian, broker or nominee and (b) that custodian, broker or nominee aggregating all Class A capital units that it holds into one record account. If a custodial or brokerage account contains, in the aggregate, fewer than 70,000 Class A capital units, but at least 40,000 Class A capital units, those Class A capital units will be reclassified into Class B capital units.  If a custodial or brokerage account contains, in the aggregate, fewer than 40,000 Class A capital units, those Class A capital units will be reclassified into Class C capital units. If a custodial or brokerage account contains, in the aggregate, at least 70,000 Class A capital units, those Class A capital units will remain as Class A capital units following the reclassification, regardless of whether any of the underlying beneficial owners for whom the nominee acts owns fewer than 70,000 Class A capital units.

Record holders owning at least 70,000 Class A capital units who wish to receive Class B capital units for their Class A capital units may reduce their ownership of record to less than 70,000 (but at least 40,000) Class A capital units by selling or gifting some of their Class A capital units or transferring to a separate record account some of their Class A capital units.  Similarly, record holders owning at least 40,000 Class A capital units who wish to receive Class C capital units for their Class A capital units may reduce their ownership of record to less than 40,000 Class A capital units by selling or gifting some of their Class A capital units or transferring to a separate record account some of their Class A capital units.  In any case, these members will have to act within the constraints of the transfer restrictions in our Fifth Amended and Restated Operating Agreement and far enough in advance of the reclassification so that any consolidation, purchase or transfer is completed by the effective time of the reclassification.

In any case, members will have to act within the constraints of the transfer restrictions in our Fifth Amended and Restated Operating Agreement and our Capital Units Transfer System, and will need to request any trades and transfers far enough in advance of the reclassification so that any consolidation, purchase or transfer is approved and completed by the effective time of the reclassification. Our Capital Units Transfer System provides for quarterly trading, and any requested trades and transfers are considered by the board once per quarter.  Trading of our capital units is facilitated by Alerus Securities at www.alerusagcoopstock.com.  Any trades listed during January 2010 or prior to February 15, 2010 will be processed (if approved) on April 1, 2010.  Any trades listed after February 15, 2010, but before May 15, 2010 will be processed (if approved) on July 1, 2010.  Although the special meeting at which members will vote on the reclassification will be held in April 2010, if the reclassification is approved at the special meeting, it will not become effective before July 1, 2010.  If it is approved at the special meeting, we do not expect to effect the reclassification until after July 1, 2010.  This timing will provide our members with additional time in which to consolidate ownership or divest themselves of capital units during our second quarter trading window, which will allow them to control which class of capital units they will receive in the reclassification.

Effects of the Reclassification

(see pages 40 through 52)

The reclassification is a going private transaction for Northern Growers, meaning it will allow us to deregister with the SEC and our reporting obligations under federal securities laws will be suspended.  As a result of the reclassification, among other things:

•                  the number of our Class A members of record will be reduced from approximately 958 to approximately 197, and the number of outstanding Class A capital units will decrease approximately 40%, from 50,628,000 Class A capital units to approximately 30,281,167 Class A capital units.

•                  In connection with the decrease in the number of our Class A capital units and Class A members, the number of our Class B and Class C capital units will correspondingly increase, with our Class B capital units increasing from zero to approximately 16,691,000, to be held by approximately 388 Class B members of record, and our Class C capital units increasing from zero to approximately 3,655,833, to be held by approximately 373 Class C members of record;

•                  as a group, assuming that 10 of our 15 managers will remain Class A members after the reclassification, the voting power over Class A capital units by Northern Growers’ board of managers will increase from approximately 1.6% to approximately 5.1% after the reclassification, which is unlikely to have a practical effect on their collective ability to control the company;

•                  the affiliated and unaffiliated new Class B and Class C members will have received one Class B or Class C capital unit for each Class A capital unit held by them immediately prior to the effective time of the reclassification and will continue to have an equity interest in Northern Growers and therefore will continue to share in our profits and losses and may be entitled to realize the same value per unit as the continuing Class A members in the event of any future sale of the company;

•                  the new Class B and Class C members will receive no additional consideration for their Class A capital units other than the Class B or Class C units received in the reorganization;

•                  because of the reduction of our total number of Class A members of record to less than 300, we will be allowed to suspend our status as a reporting company with the SEC;

•                  once our SEC reporting obligations are suspended, our members will lose the benefits of holding Section 12 registered securities.  For example, our members will not have access to the information concerning the company required to be contained in the company’s periodic reports filed with the SEC and which the company chooses not to otherwise distribute to members, we will not be subject to the provisions of the Sarbanes-Oxley Act of 2002 or the liability provisions of the Securities Exchange Act, and our executive officer will not be required to certify the accuracy of our financial statements under SEC rules;

•                  the liquidity of our Class A capital units will likely be reduced following the reclassification because of the reduction in the number of our Class A members of record;

•                  the new Class B and Class C capital units will have limited voting rights as compared to our Class A capital units; and

•                  These limitations may cause potential purchasers of Class B or Class C capital units to value these units at a value less than Class A capital units.  Further, the fact that the Class A, Class B and Class C capital units will be unregistered securities and that the Class A capital units will be held by fewer holders of record than prior to the reclassification may cause a decrease in the marketability of the Class A, Class B and Class C capital units, which may cause a corresponding decrease in the value of the Class A, Class B and Class C capital units.

For a further description of how the reclassification will affect our unaffiliated members, including the different effects on the continuing Class A members and the new Class B and Class C members, please see “Special Factors— Effects of the Reclassification on Northern Growers; Plans or Proposals after the Reclassification” on pages 40 through 43.

Possible Conflicts of Interest of Management in the Reclassification

(see pages 52 and 53)

You should be aware that the managers and the executive officer of Northern Growers have interests in the reclassification that may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the reclassification.

Other than Leroy Bergan, Wendell Falk, Jeff Olson, J. Charles Walters and Robert Wittnebel, members of our board of managers, we expect that all of the members of Northern Growers’ board of managers will own at least 70,000 Class A capital units at the effective time of the reclassification, and will therefore continue to hold Class A capital units if the reclassification is approved.

Because there will be fewer Class A members following the reclassification, and because the Class B and Class C capital units will have limited voting rights, the members of Northern Growers’ board of managers who will be continuing as Class A member members will own a larger relative percentage of the voting interest provided to the Class A members.  Each of our members is entitled to one vote on each matter for which the individual is entitled to vote, regardless of the number of units held by the individual.  As of the record date, these members of our board of managers constituted 10 of our 958 members. Based upon our estimates, taking into account the effect of the reclassification on our outstanding Class A capital units as described above, after the reclassification, members of Northern Growers’ board of managers will constitute 10 of our 197 Class A members.  The Class A members are the only class of members that will be entitled to vote on a merger, consolidation or exchange transaction with another company, or a sale of all or substantially all of the company’s assets.  In addition, the Class A members will be entitled to elect nine of the 15 members of our board of managers.  Except for certain matters specifically provided in our operating agreement, all acts of the board of managers of the company are decided by a majority vote.  Therefore, after the completion of the reclassification, the continuing Class A members will acquire the ability to elect a majority of our board of managers and, accordingly, the ability to control most actions of the board.  This represents a potential conflict of interest because the managers of Northern Growers approved the proposed amendments to our Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement and the reclassification and are recommending that you approve them.  Despite this potential conflict of interest, the board believes the proposed reclassification is fair to our unaffiliated members for the reasons discussed in this meeting information statement.

Financing of the Reclassification

(see page 53)

We estimate that the reclassification will cost approximately $142,000, consisting of professional fees and other expenses payable by us or related to the reclassification.  See “Special Factors—Fees and Expenses” for a breakdown of the expenses associated with the reclassification.  We intend to pay the expenses of the reclassification with working capital.

Material Federal Income Tax Consequences of the Reclassification

(see pages 53 and 54)

We believe that the reclassification, if approved and completed, should have the following federal income tax consequences:

•                  the reclassification should result in no material federal income tax consequences to us;

•                  those members continuing to hold Class A capital units will not recognize any gain or loss in connection with the reclassification; and

•                  those members receiving Class B or Class C capital units for their Class A capital units will not recognize any gain or loss in the reclassification, their adjusted tax basis in their Class B or Class C capital units held immediately after the reclassification will equal their adjusted tax basis in their Class A capital units held immediately before the reclassification, and their holding period in their Class B or Class C capital units will include the holding period during which their Class A capital units were held.

Because determining the tax consequences of the reclassification can be complicated, you should consult your own tax advisor to understand fully how the reclassification will affect you.

Appraisal and Dissenters’ Rights

(see page 54)

Under South Dakota law, you do not have appraisal or dissenters’ rights in connection with the reclassification.  You may pursue all other available remedies under applicable law to the extent available in connection with the reclassification.

Date, Time and Place of Special Meeting; Proposals to be Considered at the Special Meeting

(see pages 68 through 70)

A special meeting of members will be held on [          ], 2010, at [      ], central time, at the [Milbank High School Theater, 1001 East Park Avenue, Milbank, South Dakota.]  At the special meeting, or at any adjournments or postponements of the meeting, members will be asked the following:

•                  To consider and vote upon the following proposed amendments to our Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement:

A.                                   The addition of a new Section 5.6 that would effect the reclassification, and under which Class A members of record with at least 40,000 Class A capital units but fewer than

70,000 Class A capital units immediately prior to the reclassification will receive one Class B capital unit for each Class A capital unit held prior to the reclassification, and Class A members of record with fewer than 40,000 Class A capital units immediately prior to the reclassification will receive one Class C capital unit for each Class A capital unit held prior to the reclassification.

B.                                     The amendment of Section 3.9 of the Fifth Amended and Restated Operating Agreement (which amendments are contained in Section 3.8 of our proposed Sixth Amended and Restated Operating Agreement) to provide for the respective voting rights of the Class A, Class B and Class C members, as described further in this meeting information statement.

C.                                     The amendment of Section 3.13 of the Fifth Amended and Restated Operating Agreement (which amendments are contained in Section 3.12 of our proposed Sixth Amended and Restated Operating Agreement) to provide that a special meeting of the members may be called, among other circumstances, by the company’s Secretary upon the request of 20% of the members.

D.                                    The amendment of Section 4.1 of the Fifth Amended and Restated Operating Agreement to provide that transfers of Class A and Class B capital units (and not Class C capital units) must be approved by our board of managers, as described further in this meeting information statement.

E.                                      The amendment of Section 4.1 of the Fifth Amended and Restated Operating Agreement to provide for various transfer restrictions applicable to the Class A, Class B and Class C capital units, as described further in this meeting information statement.

F.                                      The amendment of Section 5.1 of the Fifth Amended and Restated Operating Agreement to provide for various minimum-ownership requirements applicable to the Class A, Class B and Class C capital units.

G.                                     The amendment of Section 8.4 of the Fifth Amended and Restated Operating Agreement to provide that the Class A members will elect nine members of the board of managers, the Class B members will elect five members of the board of managers and the Class C members will elect one member of the board of managers.

H.                                    The deletion of the existing Section 8.4(d) of the Fifth Amended and Restated Operating Agreement that currently provides that there will be two geographic districts for purposes of electing members of our board of managers.

I.                                         The amendment of Section 8.6 of the Fifth Amended and Restated Operating Agreement to provide that members of our board of managers may only be removed by the members of the class that was entitled to elect that manager.

J.                                        The amendment of the Fifth Amended and Restated Operating Agreement to provide general updates throughout.

•                  To consider and vote upon any other matters that may properly be submitted to a vote at the meeting or any adjournment or postponement of the special meeting.

Record Date

(see page 70)

You may vote at the special meeting if you are a member owning at least one Class A capital unit of Northern Growers at the close of business on March 31, 2010, which has been set as the record date.  At the close of business on the record date, there were 958 Class A members of record.  Members entitled to vote have one vote on each matter considered and voted upon at the special meeting, regardless of the number of Class A capital units held by each member.

Vote Required for Approval

(see page 70)

Approval of the reclassification and the other amendments to our Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement requires the affirmative vote of a majority of Northern Growers’ members voting on the matter, or 480 of the 958 members if all of Northern Growers’ members were to vote on the amendments.  Only members that are present in person at the special meeting shall be entitled to vote on the proposed amendment to our Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement.  Neither Northern Growers nor any other person is soliciting proxies in connection with the special meeting.  Voting by proxy or mail-in ballot at the special meeting is not permitted.

Provisions for Unaffiliated Members

(see page 38)

Northern Growers has not made any provisions in connection with the reclassification to grant unaffiliated members access to our corporate files, or the files of the Class A members, or to obtain counsel or appraisal services for unaffiliated members at our expense or at the expense of the Class A members whose Class A capital units will not be reclassified in connection with the transaction.

Terms of the Class A Capital Units, Class B Capital Units and Class C Capital Units to be Received in the Reclassification

(see pages 57 through 68)

As of the date of this meeting information statement, the only authorized units of Northern Growers that were outstanding were our Class A capital units.  The proposed Sixth Amended and Restated Operating Agreement authorizes the issuance of Class B capital units and Class C capital units.  The terms of the Class A, Class B and Class C capital units provide as follows:

•                  Voting Rights.

•                  Class A members will be entitled to vote in elections of managers, upon proposals related to a merger, consolidation or exchange transaction with another company, a sale or disposition of all or substantially all of the company’s assets, the voluntary dissolution of the company and with respect to amendments to our Sixth Amended and Restated Operating Agreement.  Otherwise, the holders of the Class A capital units will have only such voting rights as are required by law.  For the matters on which the Class A members are entitled to vote, each Class A unit holder will have one vote regardless of the number of Class A capital units held by them.

•                  In elections of managers, holders of the Class A capital units will be entitled to nominate and elect nine of the 15 members of our board of managers.  Similarly, any of the nine managers elected by the Class A members may only be removed by a vote of the Class A members.

•                  Class B members will be entitled to vote only in elections of managers and upon proposals for the voluntary dissolution of the company, and only with respect to amendments to our Sixth Amended and Restated Operating Agreement if the terms of the amendment affect the rights of the Class B members.  Otherwise, the holders of the Class B capital units will have only such voting rights as are required by law.  For the matters on which the Class B members are entitled to vote, each Class B unit holder will have one vote regardless of the number of Class B capital units held by them.

•                  In elections of managers, holders of the Class B capital units will be entitled to nominate and elect five of the 15 members of our board of managers.  Similarly, any of the five managers elected by the Class B members may only be removed by a vote of the Class B members.

•                  Class C members will be entitled to vote only in elections of managers, and only with respect to amendments to our Sixth Amended and Restated Operating Agreement if the terms of the amendment affect the rights of the Class C members.  Otherwise, the holders of the Class C capital units will have only such voting rights as are required by law.  For the matters on which the Class C members are entitled to vote, each Class C unit holder will have one vote regardless of the number of Class C capital units held by them.

•                  In elections of managers, holders of the Class C capital units will be entitled to nominate and elect one of the 15 members of our board of managers.  Similarly, the manager elected by the Class C members may only be removed by a vote of the Class C members.

•                  Transferability.  There is a limited market for our Class A capital units now and we do not anticipate this market to increase for any of our capital units after the reclassification.  Rather, the market for our capital units may become more limited.  Like our current Class A capital units, all of our capital units will be subject to some restrictions on transfer.  As with transferees of our Class A capital units, transferees of our Class B and Class C capital units will be required to furnish certain tax information to the company and the company need not make distributions to the transferee until such information is provided.  In addition, because none of our capital units will be registered with the SEC and upon issuance will be “restricted securities,” they will require an appropriate exemption from registration to be eligible for trading.  The various classes of capital units will also be subject to the following restrictions:

•                  The transfer of Class A capital units will require the consent of a majority of our board of managers.  The board may not approve any transfer of Class A capital units if the transfer would result in the company having 300 or more Class A members.  Our Class A capital units will only be permitted to be sold in blocks of 2,500 units.  In order to become members of the company, transferees of Class A capital units must hold least 10,000 Class A capital units and must also become a party to the company’s operating agreement.

•                  The transfer of Class B capital units will require the consent of a majority of our board of managers.  Our Class B capital units will only be permitted to be sold in blocks of 1,000 units.  Also, any transfer of our Class B units by a Class B member is prohibited if, after giving effect to the proposed transfer, all transfers by that Class B member that became effective on the books of the company in the then-current fiscal year would have resulted in the creation of more than two new Class B members.  The board may not approve any transfer of Class B capital units if the transfer would result in the company having 500 or more Class B members.  In order to become members of the company, transferees of Class B capital units must hold least 5,000 Class B capital units and must also become a party to the company’s operating agreement.

•                  Unlike our Class A and Class B capital units, Class C capital units may be transferred without the approval of our board of managers.  Our Class C capital units will only be permitted to be sold in blocks of 500 units.  Also, any transfer of our Class C units by a Class C member is prohibited if, after giving effect to the proposed transfer, all transfers by that Class C member that became effective on the books of the company in the then-current fiscal year would have resulted in the creation of more than two new Class C members. No transfer of Class C capital units may occur if the transfer would result in the company having 500 or more Class C members. In order to become members of the company, transferees of Class C capital units must hold least 2,500 Class C capital units and must also become a party to the company’s operating agreement.

•                  Ownership Restrictions.

•                  Class A members will be required to hold at least 10,000 Class A capital units to be admitted as a member of the company and to continue as a member of the company.  Any person or entity that holds less than 10,000 Class A capital units shall not be entitled to any voting rights with respect to the Class A capital units, and shall only be entitled to receive distributions and allocations of gain and loss and other economic rights as provided under our operating agreement.  If a Class A unit holder that is a member of the company becomes the beneficial owner of less than 10,000 Class A capital units, the member will have 240 days in which to acquire sufficient Class A units so that the member holds at least 10,000 Class A capital units.  If the member fails to hold 10,000 Class A units after the expiration of the 240-day period, then the company shall have the right to redeem all capital units held by the member.

•                  Class B members will be required to hold at least 5,000 Class B capital units to be admitted as a member of the company and to continue as a member of the company.  Any person or entity that holds less than 5,000 Class B capital units shall not be entitled to any voting rights with respect to the Class B capital units, and shall only be entitled to receive distributions and allocations of gain and loss and other economic rights as provided under our operating agreement.  If a Class B unit holder that is a member of the company becomes the beneficial owner of less than 5,000 Class B units, the member will have 240 days in which to acquire sufficient Class B capital units so that the member holds at least 5,000 Class B capital units.  If the member fails to hold 5,000 Class B units after the expiration of the 240-day period, then the company shall have the right to redeem all capital units held by the member.

•                  Class C members will be required to hold at least 2,500 Class C capital units to be admitted as a member of the company and to continue as a member of the company.  Any person or entity that holds less than 2,500 Class C capital units shall not be entitled to any voting rights with respect to the Class C capital units, and shall only be entitled to receive distributions and allocations of gain and loss and other economic rights as provided under our operating agreement.  If a Class C unit holder that is a member of the company becomes the beneficial owner of less than 2,500 Class C capital units, the member will have 240 days in which to acquire sufficient Class C capital units so that the member holds at least 2,500 Class C capital units.  If the member fails to hold 2,500 Class C capital units after the expiration of the 240-day period, then the company shall have the right to redeem all capital units held by the member.

•                  Economic Rights.  The rights of Class A capital units, Class B capital units and Class C capital units will be the same with respect to sharing in our profits and losses, receiving distributions of our assets when declared by our managers, and participating in the distribution of our assets if we dissolve.

For additional details on the terms of the Class A capital units, the Class B capital units and the Class C capital units, see “Description of Capital Units.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:                           What is the date, time and place of the special meeting?

A:                           The Special meeting of our members will be held on [          ], 2010, at [      ], central time, at [Milbank High School Theater, 1001 East Park Avenue, Milbank, South Dakota,] to consider and vote upon the reclassification proposal.

Q:                           Who is entitled to vote at the special meeting?

A:                           Members of record of our Class A capital units as of the close of business on March 31, 2010 are entitled to vote at the special meeting.  Each of our members who is entitled to vote is entitled to one vote, regardless of the number of Class A capital units held by the member.

Q:                           What vote is required?

A:                           For the proposed amendments to our Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement to be approved, and for the reclassification to be approved, a majority of the members present at the meeting and voting must vote “FOR” the these amendments.

Q:                           Can I vote by proxy or mail-in ballot?

A:                           Neither Northern Growers nor any other person is soliciting proxies in connection with the special meeting.  Voting by proxy or mail-in ballot is not permitted for the special meeting.  Any member that wishes to vote on the proposed amendments to our Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement, which will effect the reclassification, must be present in person at the special meeting.

Q:                           What do I need to do now?

A:                           Nothing.  After carefully reading and considering the information contained in this meeting information statement, if you wish to vote on the proposed amendments to our Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating

Agreement, which will effect the reclassification, you must be present in person at the special meeting.

Q:                           Will I have appraisal or dissenters’ rights in connection with the reclassification?

A:                           No.  Appraisal or dissenters’ rights are not available under South Dakota law, which governs the reclassification.

Q:                           Should I send in the certificate representing my Class A capital units now?

A:                             No.  If you own in record name fewer than 70,000 Class A capital units, after the reclassification is completed, we will send you written instructions for exchanging your old certificates for new certificates representing Class B or Class C capital units.  If you own in record name at least 70,000 Class A capital units, you will continue to hold the same certificates after the reclassification as you did before.

Q.                            Where can I find more information about Northern Growers?

A.                           We file periodic reports and other information with the SEC.  You may read and copy this information at the SEC’s public reference facilities.  Please call the SEC at 1-800-SEC-0330 for information about these facilities.  This information is also available at the Internet site maintained by the SEC at http://www.sec.gov.  For a more detailed description of the information available, please see page 80.

Q.                            Who can help answer my questions?

A.                           If you have questions about the reclassification and the proposed amendments to our Fifth Amended and Restated Operating Agreement after reading this meeting information statement, you should contact call Kari Casper, our membership coordinator, at (605) 862-7902.

SPECIAL FACTORS

Overview of the Reclassification

This meeting information statement is furnished in connection with the special meeting of the members of Northern Growers, LLC, a South Dakota limited liability company, at which our members will be asked to consider and vote upon amendments to our Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement.  If approved, the amendments to our Fifth Amended and Restated Operating Agreement contained in the Sixth Amended and Restated Operating Agreement will, among other things, result in a reclassification of our Class A capital units held by members of record with fewer than 70,000 Class A capital units immediately prior to the effective time of the reclassification.

If the amendments to our Fifth Amended and Restated Operating Agreement contained in the Sixth Amended and Restated Operating Agreement are approved and the reclassification is effected as described below, Class A members of record with at least 40,000 Class A capital units but fewer than 70,000 Class A capital units immediately prior to the reclassification will receive one Class B capital unit for each Class A capital unit held prior to the reclassification, and Class A members of record with fewer than 40,000 Class A capital units immediately prior to the reclassification will receive one Class C capital unit for each Class A capital unit held prior to the reclassification.  Class A members of record with at least 70,000 Class A capital units will remain Class A members.  We intend, immediately following the reclassification, to terminate the registration of our Class A capital units with the SEC and suspend further reporting under the Securities Exchange Act.

If approved by our members at the special meeting, and following implementation by our board of managers, the reclassification will generally affect our Class A members as follows:

UNIT HOLDER POSITION PRIOR TO RULE 13E-3 TRANSACTION	EFFECT OF RULE 13E-3 TRANSACTION

Members of record holding at least 70,000 Class A capital units	Unit holder will continue to hold the same number of Class A capital units held prior to the reclassification.

Members of record holding at least 40,000 Class A capital units but fewer than 70,000 Class A capital units

Class A capital units will be reclassified into Class B capital units on the basis of one Class B capital unit for each Class A capital unit held by such members, immediately prior to the effective time of the reclassification.

Members of record holding fewer than 40,000 Class A capital units

Class A capital units will be reclassified into Class C capital units on the basis of one Class C capital unit for each Class A capital unit held by such members, immediately prior to the effective time of the reclassification.

Members who transfer Class A capital units into “street name” so that their Class A capital units are held through a nominee (such as a bank or broker)

The reclassification will be effected at the record unit holder level. Therefore, if Class A members transfer their Class A capital units into a custodial account or brokerage account, then if that nominee is the holder of at least 70,000 Class A capital units of record, regardless of the number of beneficial holders or the number of Class A capital units held by each beneficial holder, Class A capital units moved into “street name” will not be subject to the reclassification and the beneficial holders who transferred their Class A capital units into “street name” will continue to hold the same member Class A capital units as before the reclassification.

The effects of the reclassification on each group of unaffiliated members are described more fully below under “—Effects of the Reclassification on Members of Northern Growers,” and the effects on the company are described more fully below under “—Effects of the Reclassification on Northern Growers; Plans or Proposals after the Reclassification.”

Background of the Reclassification

As an SEC reporting company, we are required to prepare and file with the SEC, among other items, the following:

•                  Annual Reports on Form 10-K (which must be certified by our chief executive/financial officer);

•                  Quarterly Reports on Form 10-Q (which also must be certified by our chief executive/financial officer);

•                  Current Reports on Form 8-K; and

•                  Information Statements on Form 14C and/or Proxy Statements on Schedule 14A.

In addition, our insiders, meaning our board of managers and our executive officer, are required to file beneficial ownership reports disclosing ownership of, and transactions in, our capital units.  The rules governing all of this disclosure are detailed and complex, and our filings are subject to significant oversight by the SEC, which is required to review our filings made under the Securities Exchange Act at least once every three years and which may review our reports more frequently in order to monitor the integrity and quality of our public disclosure.

Accordingly, our management must expend considerable time and resources to monitor the information that we must disclose in our SEC reports, and to prepare and file these reports and respond periodically to comments generated by the SEC’s mandatory review process.  We believe that energy could be beneficially diverted to other areas of our operations, allowing management to focus more of their attention on our business.  In addition, the costs associated with these reports and other filing obligations comprise a significant corporate overhead expense.  These costs include securities counsel fees, auditor fees, special board meeting fees, costs of printing and mailing documents, and word processing and filing costs.  Our registration- and reporting-related costs have been increasing over the years, and increased significantly in 2004 when we become subject to the rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act.  These rules require us to include in our Annual Report on Form 10-K our management’s report on, and assessment of, the effectiveness of our internal controls over financial reporting.  In addition, our independent auditors must attest to and report on management’s assessment of the effectiveness of our internal controls over financial reporting and the effectiveness of those internal controls.  Our costs and expenses incurred in connection with SEC reporting for 2009 were approximately $205,000.

Our management believes that the recurring expense and burden of our SEC reporting requirements described above are not cost efficient for Northern Growers.  Becoming a non-SEC reporting company will allow us to avoid these costs and expenses.  In addition, once our SEC reporting obligations are suspended, we will not be subject to the provisions of the Sarbanes-Oxley Act or the liability provisions of the Securities Exchange Act, and our executive officer will not be required to certify the accuracy of our financial statements under SEC rules.

There can be many advantages to being a public company.  For example, public companies may be able to achieve a higher value for their registered securities, may enjoy a more active trading market, and may find it easier to raise capital in the public market or make acquisitions using their publicly traded securities as currency.  However, Northern Growers is not able to capitalize on these benefits as effectively as other public companies, for various reasons.  First, there is a limited market for our Class A capital units and, in order to avoid being taxed as a corporation under the publicly traded partnership rules under the Internal Revenue Code, our capital units cannot be traded on an established securities market or be readily tradable in a secondary market, thereby assuring that there will continue to be a limited market for our capital units regardless of our SEC-reporting status.  Based on the limited number of Class A capital units available and the trading restrictions we must observe under the Internal Revenue Code, we believe it is highly unlikely that our Class A capital units would ever achieve an active and liquid market comprised of many buyers and sellers.  In addition, as a result of our limited trading market and our status as a limited liability company, we are unlikely to be well positioned to use our public-company status to raise capital in the future through sales of additional securities in a public offering or to acquire other business entities using our Class A capital units as consideration.  Moreover, our limited trading market and ownership limitations for Class A capital units could make it difficult for our Class A members to sell a large number of Class A capital units without negatively affecting the per-unit sale price.

Therefore, our management has concluded that the benefits of being an SEC reporting company are substantially outweighed by the burden on our management of monitoring and preparing our public disclosure and the expense related to the SEC reporting obligations.  The board considered that many of the factors arguing in favor of de-registration, including eliminating costs associated with registration and allowing our management to focus on core business initiatives, had been in existence for some time.  However, our board felt that these costs and burdens will only increase over time, and as a result of the confluence of the factors weighing against our maintaining public-company status, the board has determined that it would be beneficial to consider the pursuit of such a transaction.  Please refer to “—Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” for a further discussion of the reasons supporting the reclassification. As a result of the board’s conclusions, our management began to explore the possibility of reducing our number of record Class A members to below 300 in order to suspend our periodic reporting obligations to the SEC.

In July of 2008, our management began to evaluate generally the advantages and disadvantages of a going private transaction.  Our board discussed these advantages and disadvantages with Woods, Fuller, Shultz & Smith PC, the company’s South Dakota and regular securities counsel, and the board authorized management to continue its investigation and evaluation of a proposed going private transaction.  As part of this general authorization, the board authorized the formation of a reclassification committee, which was to be comprised of Steve Street and Delton Strasser, both of whom are members of our board of managers, and Robert Narem, our chief executive and chief financial officer and a member of our board of managers.  The reclassification committee was given the authority to lead the investigation and evaluation of a potential going private transaction, including transaction structure and terms.  The reclassification committee was tasked with reviewing a possible going private transaction from the perspectives of all of our unit holders, and accordingly was not assigned the responsibility of solely evaluating the fairness of any going private transaction from the viewpoint of our unaffiliated members.

Our board of managers subsequently contacted Barack Ferrazzano Kirschbaum & Nagelberg LLP, whom the board was considering engaging as securities counsel to assist with the going private transaction, to discuss preliminary issues related to going private transactions, including background information concerning the company and our members and possible structures for a going private transaction.

In connection with its evaluation of a going private transaction, the reclassification committee discussed with Barack Ferrazzano and Woods Fuller the proposed terms for our capital units as they would exist after the consummation of a reclassification transaction.  Because Northern Growers had nearly 1,000 members of record, the reclassification committee calculated that we would need to create two new classes of capital units — Class B capital units and Class C capital units — to ensure that the company would be able to suspend its SEC reporting obligations after the completion of the reclassification.  In structuring the terms of the Class B and Class C capital units, the reclassification committee first recognized that to establish a second and third class of capital units that would allow the company to suspend its reporting obligations under the Securities Exchange Act, the Class B and Class C capital units could not be substantially similar in character to our Class A capital units or to each other.  The reclassification committee sought to structure the Class B and Class C capital units so that their respective terms were fair to all of our members, including those receiving Class B or Class C capital units and those retaining Class A capital units.

The reclassification committee believed that the new Class B and Class C capital units should be structured so that the holders of the Class B and Class C capital units continue to participate in the future growth and earnings of the company with the holders of the Class A capital units, without preference over the Class A capital units, including any value to be received upon a change in control of the company.  After discussing this consideration, the reclassification committee chose to differentiate the voting rights and the transfer restrictions of the Class A, Class B and Class C capital units because these rights are typically among the principal features that characterize a class of securities.

The reclassification committee then discussed the proposed terms of the Class A, Class B and Class C capital units, including the limited voting rights of the Class B and Class C capital units, and the respective abilities of each class of capital unit to elect members of our board of managers.  As the terms of our capital units were initially proposed at that time, the Class A members would have been entitled to elect ten of the 15 members of our board of managers, the Class B members would have been entitled to elect five of the 15 members of our board of managers, and the Class C members would have had no right to elect any members of our board of managers.  Furthermore, under the terms of the units as initially proposed, aside from the right to elect members of our board of managers (which right would not be granted to our Class C members), the holders of the Class B capital units and the Class C capital units would have had identical voting rights.

On November 20, 2008, at a meeting of the reclassification committee, representatives from Woods Fuller and Barack Ferrazzano, participating by telephone, led a discussion of various issues connected to a possible going private transaction.  The reclassification committee considered the following factors:

•      our board has been sensitive to the fact that, as a reporting company, we are required to disclose information to the public, including to actual and potential competitors, that may be helpful to these competitors in taking market share, employees and customers away from us, and the trend in SEC oversight of public companies was expected to continue in favor of increasing disclosure requirements;

•      given the company’s limited personnel resources, management anticipated that the time required to assist management in documenting and testing the internal control structure as required by the Sarbanes-Oxley Act would pose a significant strain on our existing staff and may require the hiring of additional employees;

•      management expected future costs of up to $205,000 in 2009 and annually thereafter relating to securities law compliance, including compliance with the Sarbanes-Oxley Act;

•      the voting history of our Class A shares has been extremely quiet, with many members not participating in the election of managers;

•      our trading activity is very limited, with annual volume exceeding over one percent (1%) in only two years since the beginning of 2005;

•      our board was aware of other ethanol companies that had completed or that were in the process of completing transactions that would allow them to deregister their securities or suspend their obligations to file reports with the SEC;

•      like many other ethanol producers, many of our members are members of the local community, which the board believes has contributed to our success; and

•      because our cash resources to effect a transaction are limited and because the board indicated that many of our members feel strongly about retaining their equity interest in our company, the prospect of effecting a going private transaction by reclassifying some of our Class A capital units represents an attractive option.

The reclassification committee and the representatives from Woods Fuller and Barack Ferrazzano also discussed some of the advantages, disadvantages, and issues raised in a going private transaction, such as:

•      the elimination of the administrative burden and expense of making periodic reports apart from compliance with the requirements of the Sarbanes-Oxley Act;

•      the possible reduction of potential legal liability based on compliance with the Sarbanes-Oxley Act and certain federal securities laws;

•      the potential increased flexibility for management to consider and initiate actions as a non-SEC company that may produce long-term benefits and growth; and

•      more time for management to focus on the company’s core business.

Some of the disadvantages of a going private transaction that were considered during the discussion included:

•      reduced access by members to the company’s financial information once it is no longer an SEC reporting company;

•      the possibility that our unit price could go down as a result of the company no longer being a public company or as a result of the differing terms among our reclassified units, if that alternative was chosen;

•      a potential decrease in the liquidity of our capital units;

•      the company’s potential costs, in terms of time and dollars, in connection with accomplishing the going private filings;

•      the possibility that future business partners, if any, might require more information from us before entering into a business relationship due to the lack of publicly available information; and

•      the possibility that we could have a lower public profile in our community, which may be a negative factor with some of our members.

The reclassification committee discussed the future costs and expenses that might be incurred by the company in connection with complying with the requirements of the Sarbanes-Oxley Act as estimated by management and the time that might be allotted for management and other employees in connection with compliance.  The costs discussed included estimated fees and expenses of our independent auditors and our counsel and the soft costs that we incur in connection with our SEC reporting obligations, including the increased risk of liability to our executive officer and the members of the board.

In light of the board’s belief, as discussed throughout the course of its consideration of our undertaking a going private transaction, that current members of the company would prefer to remain as members of Northern Growers, and because the available cash to undertake a going private transaction was limited, the reclassification committee focused its investigation on the pursuit of a reclassification transaction in which some of the company’s Class A capital units would be reclassified as units of a different class or classes.  The reclassification committee discussed the importance that holders of any newly created capital units share in the economic rights of our company on the same terms as the continuing holders of the Class A capital units, a factor that the board also highlighted in its discussions.  The reclassification committee also discussed whether we should engage an independent financial advisor to, or whether the reclassification committee should analyze the proposed terms of the reclassification from the perspective of our unaffiliated unit holders, and the process by which the reclassification must be voted on and approved by our members.  In addition, the reclassification committee discussed the regulatory process that must be complied with, and the filings with the Securities and Exchange Commission that would be required in connection with the reclassification and the de-registration of our Class A capital units.  The reclassification committee discussed the trading restrictions applicable to our Class A capital units under our Capital Units Transfer System and the issues that may arise as a result of these transfer restrictions in connection with the reclassification, and any tax considerations that needed to be evaluated in connection with the reclassification.  Following these discussions, the reclassification committee decided to recommend to the full board that the company pursue a going private transaction by undertaking a reclassification of a portion of the company’s Class A capital units into a new class or classes of capital units.

Following the meeting of the reclassification committee on November 20, 2008, members of the reclassification committee continued to informally discuss possible terms for our capital units in the event the board decided to recommend that the company undertake a reclassification transaction.  At a meeting held on December 2, 2008, the Committee reported to our full board on the results of the discussions with counsel concerning a going private transaction, including the matters discussed at the November 20, 2008, meeting of the reclassification committee.  However, in light of the worsening global economic climate, particularly its effect on the ethanol industry, the board decided at that meeting that it was in the best interests of the company and its members to suspend the contemplation of a going private transaction until the challenges facing the ethanol industry diminished.

By the summer of 2009, the board determined that the ethanol industry and the company’s business had stabilized such that it was appropriate to again consider a going private transaction. At a meeting of the board of managers on July 27, 2009 attended by representatives of Barack Ferrazzano and Woods Fuller, the full board considered issues concerning the going private reclassification, several of which had previously been considered by the reclassification committee.  At the board meeting, representatives of Barack Ferrazzano reminded the board of the methods for proceeding with a going private transaction.  Barack Ferrazzano reviewed alternative methods of effecting the transaction with the board and informed the board of the potential advantages of the use of a reclassification of Class A capital units as a method to achieve the board’s goals of avoiding the cost and possible negative unit holder reaction of cashing out members.  As part of this discussion, the reclassification committee provided its recommendation that the board pursue a going private transaction through a reclassification of a portion of Northern Growers’ Class A capital units.  Barack Ferrazzano discussed with the board some of the possible terms of the new classes of capital units, including differentiation among voting rights, removal of transfer restrictions and preferences on dividends and distributions.  For a discussion of the alternatives considered, see “—Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” below.  Representatives of Barack Ferrazzano also discussed with the board various other corporate and securities law matters applicable to the transaction, including the potential hiring of an independent financial advisor and the possible creation of an independent special committee of the board of managers, in addition to the reclassification committee, comprised of independent members of the board to review and evaluate the proposed transaction on behalf of our members.

Following the presentations by management and Barack Ferrazzano and the recommendation of the reclassification committee, and after considerable discussion of the issues, the board directed the reclassification committee to continue with its evaluation of a going private transaction by reclassification and explore additional options for the terms of the new proposed classes of units.  In particular, the board tasked the reclassification committee with evaluating the option of creating three new classes of capital units in addition to the existing Class A capital units, out of the concern that creating only two new classes may not provide sufficient assurance that the company would be able to suspend its SEC reporting obligations, or would not again become subject to SEC reporting obligations in the future.  In addition, the board directed the reclassification committee to explore the possibility of permitting the new Class C members to participate in elections of managers.

The board also determined not to form an independent special committee or engage an independent financial advisor to evaluate the proposed transaction solely from the perspective of our unaffiliated members.  The board made these decisions in light of the fact that, under our Fifth Amended and Restated Operating Agreement, any reclassification would require the vote of a majority of our members that voted on the matter.  Because are members are entitled to only one vote per member regardless of the number of units a member holds, and the members of our board of managers constitute only 15 of our nearly 1,000 members, the managers would accordingly have a relatively small impact on any member vote approving the going private transaction.  In addition, the board felt that the reclassification committee, although not tasked with evaluating the transaction solely from the perspective of our unaffiliated members, could effectively take the considerations of the unaffiliated members into account in their evaluation of the transaction as a whole.  Furthermore, the board felt that the consideration of the transaction by the full board, whose sole conflict of interest would likely be an increase in its aggregate relative ownership of Class A capital units following the reclassification, was a sufficient procedural safeguard that made it unnecessary to form a special committee or retain an independent financial advisor.

As directed by the board, at a meeting of the reclassification committee held on August 14, 2009, the reclassification committee reviewed with Barak Ferrazzano and Woods Fuller the proposed terms of the new classes of capital units to be issued in the reclassification.  The reclassification committee determined that it was impractical to create three new classes of capital units because the terms of each class had to be sufficiently distinct.  However, the reclassification committee decided to revise the terms of the proposed Class B and Class C capital units as compared to the proposed terms that had previously been discussed by the reclassification committee.  In particular, the reclassification committee decided to provide the Class C members with the ability to elect one of the 15 members of our board of managers.  However, to ensure that the Class C capital units were sufficiently differentiated from the Class B capital units, the reclassification committee decided that the Class C members would no longer be entitled to vote on any proposals to effect the voluntary dissolution of the company.

On September 14, 2009, at a meeting of the board of managers attended by a representative from Woods Fuller, the board voted 13 to 1 to proceed with a going private transaction, and specifically, that the reclassification committee should continue to refine the terms of the reclassification and the characteristics of the new Class B and Class C capital units in order to present to the board a transaction that the board, in turn, could recommend to our members.  In making this determination, the board focused on factors such as the current unit holder base, the low trading volume of the company’s Class A capital units, the administrative burden and expense of making periodic filings with the SEC, and the fact that operating as a non-reporting company would enable management to better focus on long-term benefits over short-term results with more time to focus on the company’s business.  The board also considered possible negative factors including the cost and expense to the company of the going private transaction, the elimination of a public market for the company’s capital units and possible decrease in price and liquidity of the capital units.  Although alternative transaction structures were discussed, the board determined that the reclassification committee should focus its consideration on effecting the going private transaction through a reclassification of a portion of our Class A capital units into a new class or classes of capital units.  In making this determination, the board took into consideration the proposed terms of our capital units following the reclassification that had been prepared by the reclassification committee.  The board vested the reclassification committee with the authority to proceed with the reclassification, including the discretion to determine the Class A capital unit ownership thresholds that would be employed in the reclassification and to determine the final terms of the our capital units, which terms would be included in the proposed Sixth Amended and Restated Operating Agreement that would be approved by the board and proposed to our members for their vote and approval.

At a meeting of the reclassification committee held on October 30, 2009, which was attended by representatives from Woods Fuller participating by telephone, the reclassification committee again discussed the proposed terms of our capital units after the reclassification utilizing the discretion granted to the reclassification committee by our board.  The reclassification committee made decisions regarding the proposed terms of our capital units with respect to minimum-ownership requirements and block-transfer requirements.  Accordingly, under the revised terms of the proposed Class B capital units, the voting rights of the holders of the Class B capital units were limited to voting only in elections of managers and upon proposals for dissolution of the company, and only with respect to amendments to our proposed Sixth Amended and Restated Operating Agreement if the terms of the amendment negatively affect the rights of the Class B members.  In elections of managers, holders of the Class B capital units will be entitled to nominate and elect five of the 15 members of our board of managers. The voting rights of our Class C capital units were limited to voting only in elections of managers, and only with respect to amendments to our Sixth Amended and Restated Operating Agreement if the terms of the amendment negatively affect the rights of the Class C members.  In elections of managers, holders of the Class C capital units will be entitled to nominate and elect one of the 15 members of our board of managers.

In order to help prevent the Class B or Class C capital units from being held by a number of holders such that Northern Growers would have to register the Class B or Class C capital units under the Securities Exchange Act, the reclassification committee determined that the Class B capital units should be subject to a transfer restriction that would prohibit the transfer of Class B capital units by a member if, after giving effect to the proposed transfer, all transfers by that Class B member that became effective on the books of the company in the then-current fiscal year would have resulted in the creation of more than two new Class B members, and the Class C capital units would be subject to a transfer restriction that would prohibit the transfer of Class C capital units by a member if, after giving effect to the proposed transfer, all transfers by that Class C member that became effective on the books of the company in the then-current fiscal year would have resulted in the creation of more than two new Class C members.

As between the Class B and the Class C capital units, the limited voting rights of the Class C capital units was perceived by the board as a negative feature.  To balance this feature, the board chose to relax the transferability restrictions on the Class C capital units as compared to those in place for the Class A and Class B capital units.  Under the terms of the Class C capital units, their transfer does not require the consent of the board.  The board must consent to transfers of Class A and Class B capital units.

On December 22, 2009, Woods Fuller provided our board of managers with a proposed Sixth Amended and Restated Operating Agreement, which included the new terms for our Class A, Class B and Class C capital units.

At a meeting of the board of managers held on December 22, 2009, the board discussed with Barack Ferrazzano and Woods Fuller the proposed Sixth Amended and Restated Operating Agreement, and the proposed terms of our Class A, Class B and Class C capital units.  After this discussion, the board unanimously approved the reclassification of our Class A capital units such that Class A members of record with at least 40,000 Class A capital units but fewer than 70,000 Class A capital units immediately prior to the reclassification will receive one Class B capital unit for each Class A capital unit held prior to the reclassification, Class A members of record with fewer than 40,000 Class A capital units immediately prior to the reclassification will receive one Class C capital unit for each Class A capital unit held prior to the reclassification, and Class A members of record with at least 70,000 Class A capital units will remain Class A members.  The mechanics of the reclassification, as well as the specific terms of the Class A, Class B and Class C capital units, were included in the proposed Sixth Amended and Restated Operating Agreement presented to the board.  See “The Sixth Amended and Restated Operating Agreement—Description of Proposed Other Changes in the Sixth Amended and Restated Operating Agreement” for a description of the changes to our operating agreement effected by the Sixth Amended and Restated Operating Agreement.

In approving the reclassification, the board discussed the fact that it would be beneficial to all of our members if the reclassification, if approved at the special meeting, would not become effective before July 1, 2010.  Under our Capital Units Transfer System, trades of our capital units are effected on a quarterly basis, with an approved trade becoming effective on the first day of the quarter after the quarter in which the trade is finalized.  Trading of our capital units is facilitated by Alerus Securities at www.alerusagcoopstock.com.  Any trades listed during January 2010 or prior to February 15, 2010 will be processed (if approved) on April 1, 2010.  Any trades listed after February 15, 2010, but before May 15, 2010 will be processed (if approved) on July 1, 2010.  The board decided that it would be beneficial to all members not to effectuate the reclassification, if it is approved at the special meeting, until after July 1, 2010.  This timing will provide our members with additional time in which to consolidate ownership or divest themselves of capital units during our second quarter trading window, which will allow them to control which class of capital units they will receive in the reclassification.

The board determined that the reclassification was fair to our unaffiliated members, and specifically with respect to the unaffiliated members receiving Class B and Class C capital units in the reclassification.  In making this determination, the board did not utilize the following procedural safeguards:

•      the reclassification was not structured to require separate approval by a majority of those members who are not on the board of managers; and

•      the board of managers did not retain any unaffiliated representative to act solely on behalf of members who are not on our board of managers for purposes of negotiating the terms of the reclassification or to prepare a report regarding the fairness of the transaction.

In approving the reclassification, the board took into consideration the fact that, because members would be aware of the 70,000 Class A capital unit cutoff for participating in the reclassification, members holding fewer than 70,000 Class A capital units who would still prefer to continue holding Class A capital units could elect to do so by acquiring sufficient Class A capital units or consolidating ownership so that they would hold at least 70,000 Class A capital units in their own name prior to the reclassification, or by transferring their Class A capital units into or out of a custodial or brokerage account or to another nominee so that it is held in street name.  This would allow a small unit holder to have some control over the decision as to whether to remain a Class A unit holder after the reclassification is effected, or to exchange its Class A capital units for Class B or Class C capital units.  In addition, beneficial owners who would receive Class B or Class C capital units in the reclassification if they were record owners instead of beneficial owners, and who wish to receive Class B or Class C capital units in exchange for their Class A capital units, would have the ability to inquire of their custodian, broker or nominee as to the procedure and cost, if any, to transfer their capital units into a record account in their own name.  The board felt that this flexibility helped to balance the interests of our members.

Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation

Northern Growers’ Reasons for the Reclassification

Northern Growers is undertaking the reclassification at this time to end our SEC reporting obligations, which will enable us to save the company and our members the substantial costs associated with being a reporting company.  The specific factors considered in electing at this time to undertake the reclassification and become a non-SEC reporting company are as follows:

•      As an SEC reporting company, we are required to disclose information to the public, including to actual and potential competitors, that may be helpful to these competitors in challenging our business operations.  Some of this information includes the development of new technology, product research and development, known market trends and contingencies that may impact our operating results.  These competitors and potential competitors can use that information against us in an effort to take market share, employees and customers away from us.  Terminating our reporting obligation will help to protect that sensitive information from required or inadvertent disclosure.

•      Along with our broad concerns regarding the protection of competitive information, our board of managers has noted that the public disclosure requirements to which we are subject as a public company are at odds with our need to keep confidential the information relating to the proprietary technology and patents that are owned, developed, or obtained by POET® Research, Inc. and licensed to our plant for use in the ethanol and co-product production processes (see “Certain Relationships and Related Transactions”).  POET® Research, Inc. is not a public company, and also licenses its technology and patents to other affiliated entities that we work in concert with, and our disclosure obligations may negatively impact POET® Research, Inc.’s and our ability to protect the confidentiality of this proprietary intellectual property.

•      We estimate that we will be able to reallocate resources and eliminate costs and avoid anticipated future costs of approximately $205,000 on an annual basis starting in 2011, by eliminating the requirement to make periodic reports and reducing the expenses of communications with our members.  These expenses for 2009 included legal expenses ($50,000), accounting expenses ($60,000) and expenses for testing control internal audits ($40,000).  We will also realize cost savings by avoiding the need to add additional staff and from reduced staff and management time ($55,000) spent on reporting and securities law compliance matters.

•      We believe that, as a result of the disclosure and procedural requirements resulting from  the Sarbanes-Oxley Act, and specifically in connection with the SEC rules adopted pursuant to Section 404 of the Sarbanes-Oxley Act, which we became subject to beginning with the 2004 fiscal year, the legal, accounting and administrative expense, and diversion of our board of managers, our executive officer and staff necessary to continue as an SEC reporting company will remain significant, without a commensurate benefit to our members.  We expect to continue to provide our members with company financial information on an annual basis, and will comply with any disclosure requirements imposed by South Dakota law, but these reports and disclosures will not be required to comply with many of the information requirements applicable to SEC periodic reports.  Therefore, we anticipate that the costs associated with these reports will be substantially less than the costs we currently incur and would otherwise incur in the future in connection with our periodic filings with the SEC.

•      In our board of managers’ judgment, little or no justification exists for the continuing direct and indirect costs of registration with the SEC given that our compliance costs have increased as a result of heightened government oversight; the low trading volume in our Class A capital units; that at the time our board approved the reclassification, nearly 80% of our Class A members held fewer than 70,000 Class A capital units; and that our earnings and other capital resources are sufficient to support growth and we therefore do not depend on raising capital in the public market, and do not expect to do so in the near future.  If it becomes necessary to raise additional capital, we believe that there are adequate sources of additional capital available, whether through borrowing or through private or institutional sales of equity or debt securities.  We recognize, however, that our borrowing to finance the current expansion of our facility may limit our ability to borrow in the future and that there can be no assurance that we will be able to raise additional capital when required or that the cost of additional capital will be attractive.

•      Because of our desire to avoid being taxed as a corporation under the publicly traded partnership rules under Section 7704 of the Internal Revenue Code, our Class A capital units are not listed on an exchange and historically have been very thinly traded.  Although trading of our Class A capital units is facilitated through our Capital Units Trading System, we do not enjoy sufficient market liquidity to enable our Class A members to trade their units very easily.  In addition, our Class A capital units are subject to transferability restrictions, requiring the consent of our managers.  We also do not have sufficient liquidity in our Class A capital units to use it as potential currency in an acquisition.  As a result, we do not believe that registration of our Class A capital units under the Securities Exchange Act has benefited our Class A members in proportion to the costs we have incurred and expect to incur in the future.  Unlike the Class A capital units and the proposed Class B capital units, the proposed Class C capital units will not require board consent for transfer.  This should make transferring the Class C capital units easier for the Class C members.  We considered easing the transfer restrictions in the past for our Class A capital units.  However, because of our desire to avoid being taxed as a corporation under the publicly traded partnership rules of the Internal Revenue Code, it is unlikely that our capital units will be actively traded.  Our board of managers is also aware that the reclassification will result in greater transfer restrictions on our capital units under applicable securities laws because our capital units will no longer be registered.

•      Operating as a non-SEC reporting company will reduce the burden on our management and employees that arises from the increasingly stringent SEC reporting requirements, thus allowing management and our employees to focus more of their attention on our business.

•      Operating as a non-SEC reporting company may eliminate the pressure and expectation to produce short-term per unit earnings and may increase our board of managers’ flexibility to consider and initiate actions that may produce long-term benefits and growth.

•      The reclassification proposal allows us to discontinue our reporting obligations with the SEC, but still allows those members receiving Class B or Class C capital units to retain an equity interest in Northern Growers.  Thus, our Class B and Class C members will continue to share in our profits and losses and distributions.

•      Completing the reclassification at this time will allow us to begin to realize the cost savings and will allow our management and employees to redirect their focus to our business at the earliest possible date.

We considered that some members may prefer to continue as members of an SEC reporting company, which is a factor weighing against the reclassification.  However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh any advantages.  We have no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using our capital units as the consideration for such acquisition.  Accordingly, we are not likely to make use of any advantage that our status as an SEC reporting company may offer.

The board realized that many of the benefits of a deregistration transaction, such as minimizing the disclosure of sensitive information, eliminating costs associated with SEC reporting obligations and allowing management and our employees to focus on core business initiatives, have been in existence for some time.  However, it was not until the board felt the impact over time of the increasingly stringent regulation brought on by the Sarbanes-Oxley Act, which includes heightened public disclosure as well as associated expenses, that it began seriously to consider a strategic transaction that would result in the deregistration of our Class A capital units.  Moreover, the board believes that the costs, both in terms of time and money spent in connection with SEC reporting obligations, will increase in 2011 and going forward, when the company will become subject to the SEC’s requirement that certain public companies must submit their financial statements to the SEC in eXtensible Business Reporting Language, or XBRL.  Finally, our board of managers, in evaluating the potential utility of a going private transaction, also wanted to review the relative success of the reclassification transactions recently undergone by similarly situated companies in the ethanol business before proceeding with a transaction, so that we could complete a transaction as efficiently as possible.  With a number of companies recently completing the process, the board felt at this time that it could comfortably move forward.  See “—Background of the Reclassification.”

Other than the decreased disclosure obligations and related cost savings and other benefits associated with becoming a non-SEC reporting company, as outlined above and as described in the discussion under “—Purpose and Structure of the Reclassification,” we do not have any other purpose for engaging in the reclassification at this particular time.

In view of the wide variety of factors considered in connection with its evaluation of the reclassification, our board of managers did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determinations.

The reclassification, if completed, will have different effects on the new Class B and Class C members and the continuing Class A members.  You should read the discussions under “—Northern Growers’ Position as to the Fairness of the Reclassification” and “—Effects of the Reclassification on Members of Northern Growers” for more information regarding these effects of the reclassification.

We considered various alternative transactions to accomplish the proposed transaction, but ultimately elected to proceed with the reclassification.  The following were the alternative transactions considered, but rejected:

•      Tender Offer to all Unaffiliated Members.  Our board of managers determined that we do not have the funds to effect a tender offer and would have to incur unacceptably high amounts of debt, if available, in order to effect this transaction.  In addition, there might not be a sufficient number of Class A members of record tendering their Class A capital units to reduce the number of Class A members of record below 300, resulting in the requirement of a second-step merger. Our board of managers did consider, however, that a tender offer might provide our members with liquidity for their units.

•      Open Market Class A Capital Unit Repurchase.  The board considered announcing a buy-back plan and purchasing additional Class A capital units on the open market.  Although the transactional expenses associated with this repurchase plan would be low, it might not result in the desired reduction of Class A members of record.  The board determined that an open market repurchase program would deplete our working capital and possibly not adequately reduce the number of Cass A members of record.

•      Cash-Out Merger.  The board considered the reorganization of the company through a merger with a new entity formed solely to effect the reorganization.  In a cash-out merger, members owning a to-be-determined number of Class A capital units would have received cash equal to the fair value of their Class A capital units in exchange for their capital units, and all other Class A capital units would have remained outstanding.  Similar to its analysis regarding a tender offer, our board determined that we do not have the funds to effect a cash-out merger.  In making this determination, the board did not make a determination of the fair value of our capital units.  Additionally, the receipt of cash in exchange for Class A capital units generally would be a taxable event for those Class A members receiving cash.  In addition to these factors, the board determined that a cash-out merger was not a preferable option because it did not offer any advantages over the reclassification, but would have required the formation of a new entity, more documentation than the reclassification, including a detailed plan of the merger and a substantial increase in the cost of the transaction associated with the purchase of outstanding Class A capital units.  Our board of managers did consider, however, that a cash-out merger might provide our members with liquidity for their capital units.

•      Maintaining the Status Quo.  The board considered maintaining the status quo.  In that case, we would continue to incur the significant expenses, as outlined above, of being an SEC reporting company without the expected commensurate benefits.  Thus, the board considered maintaining the status quo not to be in our best interests or the best interests of our unaffiliated members and rejected this alternative.

•      Expense Reductions in Other Areas.  While we might be able to offset the expenses relating to SEC registration by reducing expenses in other areas, we have not pursued such an alternative because there are no areas in which we could achieve comparable savings without adversely affecting a vital part of our business and impeding our opportunity to grow.  We believe that the expense savings a reclassification would enable us to accomplish will not adversely affect our ability to execute our business plan, but will instead position us to execute it more efficiently.  For those reasons, we did not analyze the cost reductions in other areas as an alternative to the reclassification.

See “—Purpose and Structure of the Reclassification” for further information as to why this reclassification structure was chosen.

Northern Growers’ Position as to the Fairness of the Reclassification

Based on a careful review of the facts and circumstances relating to the reclassification, our board of managers believes that the Sixth Amended and Restated Operating Agreement and the terms and provisions of the reclassification, are substantively and procedurally fair to our unaffiliated members.  Our board of managers unanimously approved the Sixth Amended and Rested Operating Agreement and the completion of the reclassification transaction.

In concluding that the terms and conditions of the reclassification are substantively fair to our unaffiliated members, our board of managers considered a number of factors.  In its consideration of both the procedural and substantive fairness of the transaction, the board considered the potential effect of the transaction as it relates to all members generally, to new Class B and Class C members and to continuing Class A members.  Because the transaction will affect members differently only to the extent that some will receive Class B or Class C capital units in the reclassification and some will retain their Class A capital units, these are the only groups of members with respect to which the board considered the relative fairness and the potential effects of the reclassification.  See “—Effects of the Reclassification on Northern Growers; Plans or Proposals after the Reclassification.”

Substantive Fairness

Our board considered numerous factors, discussed below, in reaching its conclusion that reclassification  is substantively fair to our members, including unaffiliated members who will receive Class B or Class C capital units in the reclassification and our unaffiliated members who will retain Class A capital units.  In determining the fairness of the transaction, our board also determined that the conversion thresholds of 70,000 and 40,000 Class A capital units and the rate of exchange of one Class B or Class C unit for one Class A unit is substantively fair.  In reaching these conclusions, the board considered the following effects on these constituencies.

The factors that our board of managers considered positive for all unaffiliated members, including both those that are continuing Class A members and new Class B and Class C members, included the following:

•      Our Class A members of record who prefer to remain as Class A members of Northern Growers may elect to do so by acquiring sufficient Class A capital units so that they hold at least 70,000 Class A capital units in their own names immediately prior to the reclassification or by combining ownership of their Class A capital units with those owned by family members or other members into one record account (for example, a family company or trust) or by transferring their Class A capital units into a custodial account (such as an IRA) or a brokerage or nominee account so that it is held in “street name.”  The limited market for our capital units may make acquiring sufficient Class A capital units difficult and there may be costs to members, beyond the purchase price of such Class A capital units, associated with the acquisition.  However, we believe that acquiring additional Class A capital units is an option available to our members and our members may weigh the costs and benefits of implementing an acquisition of additional Class  A capital units.

•      Beneficial owners who hold their Class A capital units in “street name” who would receive Class B or Class C capital units if they were record owners instead of beneficial owners, and who wish to receive Class B or Class C capital units as if they were record owners instead of beneficial owners, can work with their custodian, broker or nominee and the company to transfer their Class A capital units into a record account in their own name so that they will receive Class B or Class C capital units.

•      Record holders owning at least 70,000 Class A capital units who wish to receive Class B or Class C capital units for their Class A capital units may reduce their record ownership of Class A capital units by selling or gifting some of their Class A capital units or transferring to a separate record account some of their Class A capital units.  The limited market for our capital units may make the sale of sufficient Class A capital units difficult and there may be some costs associated with the sale.  However, we believe that selling Class A capital units is an option available to our members and our members may weigh the costs and benefits of implementing a sale of some of their Class A capital units.

•      Our members receive limited benefit from us being an SEC reporting company because of our small size, the lack of analyst coverage and limited trading of our Class A capital units, especially when compared to the strategic disadvantages and costs associated with the disclosure and procedural requirements of the Sarbanes-Oxley Act, as well as the legal, accounting and administrative costs of being a public company.

•      The reclassification should not result in a taxable event for our continuing Class A members or our new Class B or Class C members.  However, we note that sales or gifts of units made in anticipation of the transaction may be taxable transactions.  Class A members should consult their own tax advisors in this regard.

•      All of the new Class B and Class C members and the continuing Class A members will continue to hold an equity interest in Northern Growers and will continue to have the opportunity to participate in our future growth and earnings, including any premium obtained upon any future sale of Northern Growers.  Our board viewed this as a factor in supporting the determination of fairness because no members will be forced to liquidate their interest in the company.

•      As continuing equity owners of the company, all members will realize the potential benefits of the reduced expenses as a result of no longer needing to comply with SEC reporting requirements.  Costs savings are expected to increase on an annual basis, and can therefore be expected to increase the value of all classes of our units, including our Class A, Class B and Class C capital units, annually in the future.

•      The elimination of district voting in elections for managers could potentially positively affect the voting power in manager elections currently held by a particular member.  See “Effects of the Reclassification on all Members with Respect to Electing Managers by Districts.”

In addition to the positive factors applicable to all of our unaffiliated members set forth above, the factors that the board of managers considered positive for the unaffiliated members that become new Class B members included:

•      Class B members will be entitled to elect five of the 15 members of our board of managers.

•      Class B members will only be required to hold a minimum of 5,000 Class B capital units, which requirement is less than the 10,000 minimum unit holding requirement that will apply to continuing Class A members.

•      Class B capital units will be required to be traded in blocks of 1,000 units,  which requirement is more lenient that the 2,500 unit trading block requirement that will apply to the continuing Class A capital units.

•      The new Class B members will continue to own an equity interest in the company and will continue to share in our profits and losses and distributions in the same respects as the Class A and Class C members.

In addition to the positive factors applicable to all of our unaffiliated members set forth above, the factors that the board of managers considered positive for the unaffiliated members that become new Class C members included:

•      Class C members will be entitled to elect one of the 15 members of our board of managers.

•      Under the Sixth Amended and Restated Operating Agreement, Class C capital units will not require the consent of our board of managers for transfer, unlike the Class A and Class B capital units.

•      Class C members will only be required to hold a minimum of 2,500 Class C units, which requirement is less than the 10,000 minimum unit holding requirement that will apply to the continuing Class A members.

•      Class C capital units will be required to be traded in blocks of 500 units, which requirement is more lenient than the 2,500 unit trading block requirement that will apply to the continuing Class A capital units.

•      The new Class C members will continue to own an equity interest in the company and will continue to share in our profits and losses and distributions in the same respects as the Class A and Class B members.

In addition to the positive factors applicable to all of our members set forth above, the factors that the board of managers considered positive for the unaffiliated members that are continuing Class A members included:

•      The Class A members only, and not the Class B or Class C members, will be entitled to vote on any proposed mergers, consolidations or exchange transaction with any other company, or any proposed sales of all or substantially all the assets of the company.

•      The Class A members will acquire the ability to control our board of managers.  We anticipate that approximately 197 of our 958 members will continue to be Class A members after the effectiveness of the reclassification.  Because our operating agreement provides for one vote per member in elections of managers regardless of the number of units held by each member, these 197 members currently do not have the voting power among themselves to control manager elections.  The terms of our Sixth Amended and Restated Operating Agreement will entitle the continuing Class A members to elect nine of the 15 members of our board of managers.  Except for certain matters specifically provided in our operating agreement, all acts of the board of managers of the company are decided by a majority vote.  Therefore, after the completion of the reclassification, the continuing Class A members will acquire the ability to elect a majority of our board of managers and, accordingly, the ability to control most actions of the board.

•      Our class A members will continue to own an equity interest in the company and will continue to share in our profits and losses and distributions in the same respects as the Class B and Class C members.

The board is aware of, and has considered, the impact of certain potentially countervailing factors on the substantive fairness of the reclassification to the unaffiliated members.  In particular, the factors that our board of managers considered as potentially negative for the unaffiliated members that are new Class B members included:

•      Class B members will be required to surrender their Class A capital units involuntarily in exchange for Class B capital units.

•      Class B members will be subject to a minimum ownership requirement of 5,000 Class B capital units, which is an increase from the 2,500 unit minimum ownership requirement that currently applies to our Class A members.

•      Class B members will be required to trade their Class B capital units in sized blocks of 1,000 units, which is an increase from the 500 unit trading block requirement that currently applies to out Class A capital units.

•      Any proposed transfers of Class B capital units by a Class B member will be prohibited if, after giving effect to the proposed transfer, all transfers by that Class B member that became effective on the books of the company in the then-current fiscal year would have resulted in the creation of more than two new Class B members, or if that transfer would result in the total number of Class B members being equal or greater to 500.

•      They will lose any prospect that they may have had to control the board of managers through a combination of votes with other members, as the Class B members will only be entitled to elect five of the 15 members of our board of managers. and

•      Class B members’ voting rights will be limited under the Sixth Amended and Restated Operating Agreement.  See “Description of Capital Units—Proposed Class B Capital Units,” for additional details.

•      The Class B capital units issued in the transaction will be restricted securities under federal securities laws, and will not initially be able to be listed through Alerus Securities, a registered broker-dealer operating an SEC registered Alternative Trading System through which we facilitate trades of our Class A capital units.

The factors that our board of managers considered as potentially negative for the unaffiliated members that are new Class C members included:

•      Class C members will be required to surrender their Class A capital units involuntarily in exchange for Class C capital units.

•      Class C members will be subject to minimum ownership and unit trading block requirements.

•      Any proposed transfers of Class C capital units by a Class C member will be prohibited if, after giving effect to the proposed transfer, all transfers by that Class C member that became effective on the books of the company in the then-current fiscal year would have resulted in the creation of more than two new Class C members, or if that transfer would result in the total number of Class C members being equal or greater to 500.

•      Class C members will lose any prospect that they may have had to control the board of managers through a combination of votes with other members, as the Class C members will only be entitled to elect one of the 15 members of our board of managers.

•      Class C members’ voting rights will be extremely limited under the Sixth Amended and Restated Operating Agreement, such the Class C members will only be entitled to vote in elections of managers and on amendments to our Sixth Amended and Restated Operating Agreement of the proposed amendment would negatively affect the rights of the Class C members.  See “Description of Capital Units—Proposed Class C Capital Units,” for additional details.

•      The Class C capital units issued in the transaction will be restricted securities under federal securities laws, and will not initially be able to be listed through Alerus Securities, a registered broker-dealer operating an SEC registered Alternative Trading System through which we facilitate trades of our Class A capital units.

The factors that our board of managers considered are potentially negative for the unaffiliated members who are continuing Class A members included:

•      The liquidity of Class A capital units will likely be reduced following the reclassification because of the reduction in the number of our record Class A members.

•      Class A members will be subject to a minimum ownership requirement of 10,000 Class A capital units, which is an increase from the 2,500 unit minimum ownership requirement that currently applies to our Class A members.

•      Class A members will be required to trade their Class A capital units in sized blocks of 2,500 units, which is an increase from the 500 unit trading block requirement that currently applies to our Class A capital units.

•      Any proposed transfers of Class A capital units by a Class A member will be prohibited if that transfer would result in the total number of Class A members being equal or greater to 300.

The factors that our board of managers considered as potentially negative for all unaffiliated members including those that are continuing Class A members and new Class B and Class C members included:

•      Our members will have reduced access to our financial information once we are no longer an SEC reporting company, although we do intend to continue to provide members with annual financial information about Northern Growers.

•      Once our SEC reporting obligations are suspended, we will not be subject to the provisions of the Sarbanes-Oxley Act or the liability provisions of the Securities Exchange Act, and our executive officer will not be required to certify the accuracy of our financial statements under SEC rules.

•      Our members will lose certain protections currently provided under the Securities Exchange Act, such as the reporting requirements under which we must file annual, quarterly and other reports.

•      Future business partners might require more information from us before entering into a business relationship due to the lack of publicly available information about us.

•      We may have a lower public profile in our community, which may be a negative factor with some of our members.

•      Members may have limited opportunities to acquire or sell sufficient Class A capital units such that they can control whether or not they will receive Class B or Class C capital units in the reclassification because our capital units are not actively traded and have no established public market.  Members must act sufficiently in advance of the reclassification so that the sale or purchase is reflected in our membership register by the effective time of the reclassification, which we expect to take place after July 1, 2010, recognizing that in light of the current lack of liquidity and infrequent trading of our Class A capital units, it may be difficult for some of our members to acquire additional Class A capital units at an acceptable price.

•      Members who desire to acquire or sell Class A capital units to control whether or not they will receive Class B or Class C capital units will be subject to the sale and purchase restrictions in our Fifth Amended and Restated Operating Agreement and under our Capital Units Transfer System, and may be subject to transaction fees in connection with the purchase or sale of our Class A capital units.

•      After the completion of the reclassification, none of our capital units will be registered securities under federal securities laws, which may further inhibit the ability of our members to sell their capital units.

•      Members who do not believe that the reclassification is fair to them do not have the right to dissent from the reclassification under South Dakota law.

•      The elimination of district voting in elections for managers could potentially negatively affect the voting power in manager elections currently held by a particular member.  See “Effects of the Reclassification on all Members with Respect to Electing Managers by Districts.”

Our board of managers believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the reclassification to our unaffiliated members, whether they be continuing Class A members or new Class B or Class C members and that the foregoing factors are outweighed by the positive factors previously described.  In particular, our board recognized that the limited market for our Class A capital units, the restrictions on transferring our Class A capital units and the possible costs associated with a transfer may make it difficult to acquire or sell sufficient Class A capital units to control which class of securities they will hold following the reclassification.  However, our board believes that the availability of alternatives such as combining or dividing record accounts and transferring capital units into or out of street name may provide our members with sufficient flexibility in this regard.

Procedural Fairness

We believe that the reclassification is procedurally fair to our unaffiliated members, including those that are continuing Class A members and those that are new Class B and Class C members.  In concluding that the reclassification is procedurally fair to our unaffiliated members, the board of managers considered a number of factors.  The factors that our board of managers considered positive for all unaffiliated members, including both continuing Class A members and new Class B and Class C members, included the following:

•      The reclassification is being effected in accordance with all applicable requirements of South Dakota law, as well as all applicable requirements of the Fifth Amended and Restated Operating Agreement.

•      Our board determined that there was no need to form a special committee or retain any unaffiliated representative(s) to represent unaffiliated members because our board believed that it was able to consider the competing interests of the continuing Class A members and the new Class B and Class C members.  Ten of our 15 board members own at least 70,000 Class A capital units.  However, the threshold of 70,000 Class A capital units set in connection with the reclassification was determined without regard to the managers’ Class A capital unit ownership, and as this represented the sole potential conflict of interest and the board members will not be entitled to any special benefits in the reclassification, the board did not feel that any additional protections that may be afforded by a special committee would be significant.

•      In evaluating the terms of the reclassification, the board retained and received advice from legal counsel — including both the company’s regular South Dakota and securities counsel, who has a full understanding of the company’s operational needs as well as experience in South Dakota limited liability company law, and special counsel with particular experience in reclassification and other going private transactions.  These attorneys provided advice over multiple board meetings on all aspects of the proposed transaction, including the possible creation of a special committee of the board of managers to evaluate the reclassification, the terms of the reclassification as proposed in the Sixth Amended and Restated Operating Agreement, and the board’s role in balancing of the rights of the Class A members and the Class B and Class C members.

•      Our board of managers considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, each of which was determined to be impractical, more expensive than the reclassification and thus not possible for the company based on our available funds, or potentially ineffective in achieving the goal of eliminating the costs and burdens of public company status.

•      Class A members will have the opportunity to try to control whether or not they will remain Class A members after the reclassification by seeking to acquire sufficient Class A capital units so that they hold at least 70,000 Class A capital units immediately prior to the reclassification, by combining ownership of Class A capital units with family members or other members in one record account (for example, a family company or trust), by transferring their Class A capital units to “street name,” by which we mean into a custodial account (such as an IRA) or brokerage account that has at least 70,000 Class A capital units on behalf of various beneficial holders, or by selling sufficient Class A capital units so that they hold fewer than 70,000 Class A capital units immediately prior to the reclassification  Our board noted that Class A members must act sufficiently in advance of the reclassification so that the sale or purchase is reflected in our membership register by the effective time of the reclassification, and did recognize that in light of the current lack of liquidity and infrequent trading of our Class A capital units, it may be difficult for some of our members to acquire additional Class A capital units at an acceptable price.

•      The reclassification must be approved by the affirmative vote of a majority of the members voting on the matter at the special meeting, and members of our board of managers only constitute 15 of our 958 members, or 1.6%.

The board of managers considered each of the foregoing factors to weigh in favor of the procedural fairness of the reclassification to our unaffiliated members, whether they will be continuing Class A members or new Class B or Class C members.

The board is aware of, and has considered, the impact of the following potentially countervailing factors, which affect continuing Class A members and new Class B and Class C members to the same degree, on the procedural fairness of the reclassification:

•      Although the interests of the continuing Class A members are different from the interests of the Class B and Class C members, and the interests of the Class B members are different from the interests of the Class C members, which may create actual or potential conflicts of interest in connection with the reclassification, neither the board nor any of the managers retained an independent, unaffiliated representative to act solely on behalf of the new Class B or Class C members for the purpose of negotiating the terms of the reclassification or preparing a report concerning the fairness of the reclassification.

•      The transaction is not structured to require approval of at least a majority of unaffiliated members, although members of our board only constitute 15 of our 958 members, or 1.6%.

•      No appraisal or dissenters’ rights are available in connection with the transaction.

•      We did not solicit any outside expressions of interest in acquiring the company.

The board of managers believes that the foregoing potentially countervailing factors did not, individually or in the aggregate, outweigh the overall procedural fairness of the reclassification to our unaffiliated members, whether they are continuing Class A members or new Class B or Class C members, and the foregoing factors are outweighed by the procedural safeguards previously described.  In particular, with reference to the lack of a special committee, the board felt that the consideration of the transaction by the full board, whose sole conflict of interest is an increase in its aggregate relative ownership of Class A capital units following the reclassification, was a sufficient procedural safeguard that made it unnecessary to form a special committee or retain an independent fairness advisor.

The board also considered that the transaction would adequately protect the interests of our unaffiliated members, including the Class A members that will receive Class B or Class C capital units, in light of a number of reasons, including the following:

•      the numerous benefits to going private as compared to remaining a public company; and

•      the cost-effectiveness of a reclassification transaction, as compared to other types of transactions that would eliminate our SEC reporting obligations.

We therefore believe that the reclassification is substantively and procedurally fair to our unaffiliated members, including those that are continuing Class A members and those that are new Class B or Class C members, for the reasons and factors described above.  In reaching this determination, we have not assigned specific weights to particular factors, and we considered all factors as a whole.  None of the factors that we considered led us to believe that the reclassification is unfair to our unaffiliated members, whether they are continuing Class A members or new Class B or Class C members.

In reaching its conclusion that the reclassification is fair to our unaffiliated new Class B and Class C members and our continuing Class A members, the board did not consider the current or historical market price of our Class A capital units, our going concern value, our net book value or the liquidation value of our assets to be material. Our board did not believe these factors to be material because our members are not being “cashed out” in connection with the reclassification, and we will continue to have the same number of capital units outstanding with the same material economic rights and preferences.  As a result, new Class B or Class C members will continue to hold an equity interest in Northern Growers and will therefore participate equally, and on the same basis that they would participate absent a transaction, with the holders of our Class A capital units in our profits and losses, the receipt of distributions, and the benefits resulting from any sale of Northern Growers.  See “Market Price of Northern Growers, LLC Class A capital units and Distribution Information—Comparative Market Price Data” for the current and historical market price of our Class A capital units. Instead of the foregoing factors, the board subjectively considered the advantages of the Class B and Class C capital units, including the removal of board approval to transfer the Class C capital units and the lower minimum-ownership and block-transfer requirements applicable to the Class B and Class C capital units as compared to the requirements applicable to the Class A capital units.  The board also subjectively considered the relative disadvantages of the three classes of capital units, including the limitations on voting and decision-making in the case of the Class B and Class C capital units, the differing number of managers that each class of capital units may elect to our board, the board-approval requirement in the case of transfers of the Class A and Class B capital units and differing imposed minimum-ownership and block-transfer requirements among all three classes of capital units.  In addition, the board also evaluated the benefits shared by the Class A members and the Class B members, such as the ability to vote on any proposed voluntary dissolution of the company, and the benefits shared by all three classes of capital units, such as the ability to elect managers and to benefit from the cost savings associated with the reclassification and the opportunity to share in our future growth and earnings.  Finally, the board considered the lack of a trading market in our Class A capital units, which may make it difficult for our members to acquire or sell capital units in order to control whether they will receive Class B or Class C capital units in the reorganization and determined that our members will have other opportunities to control that result, including combining record accounts, dividing capital units into separate record accounts and transferring capital units into broker or nominee accounts.

As a result of the analysis described above, the board determined, subjectively, and in its business judgment, based on its discretionary view of the matter, that our members may find the overall rights, preferences and limitations of any of the Class A, Class B or Class C capital units attractive.  Depending on the preference as to the type of capital unit each of our members would like to hold, our members may, as described in this meeting information statement and subject to the limitations regarding the trading of our capital units, control whether they receive Class B or Class C capital units in the reclassification.  For the foregoing reasons, the board also did not request or receive any reports, opinions or appraisals from any outside party relating to the reclassification or the monetary value of the Class A, Class B or Class C capital units.

We have not made any provision in connection with the reclassification to grant unaffiliated members access to our company files beyond the access granted generally under our Fifth Amended and Restated Operating Agreement, which is described below, or to obtain counsel or appraisal services at our expense.  With respect to unaffiliated members’ access to our company files, our board determined that this meeting information statement, together with our other filings with the SEC and information they may obtain pursuant to our Fifth Amended and Restated Operating Agreement, provide adequate information for unaffiliated members.  With respect to obtaining counsel or appraisal services solely for unaffiliated Class A members at our expense, the board did not consider these actions necessary or customary.  Under South Dakota limited liability company law and our Fifth Amended and Restated Operating Agreement, subject to compliance with our safety, security and confidentiality procedures and guidelines, our members have the right to access our books and records to the extent reasonably required for the proper exercise of the members’ rights to review information concerning our business and affairs, except to the extent a demand to see such information is unfair or unreasonable.  In deciding not to adopt these additional procedures for access to our company files or to obtain counsel or appraisal services for our members at our expense, the board also took into account factors such as Northern Growers’ size and the cost of such procedures.

Board Recommendation

Our board of managers believes the terms of the reclassification are fair and in the best interests of our unaffiliated Class A members and unanimously recommends that you vote “FOR” the proposed amendments to the Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement that will allow us to effect the reclassification.

Reasons and Purpose for the Reclassification by Northern Growers’ Affiliates

Ronald Anderson, LeRoy Bergan, Wendell Falk, R. Lars Herseth, Mark Lounsbery, Robert Metz, Robert Narem, Jeff Olson, Ronald Olson, Heath Peterson, Delton Strasser, Steve Street, J. Charles Walters, Bill Whipple and Robert Wittnebel are joining in the filing of this meeting information statement solely because under the SEC rules they are affiliates of Northern Growers, as its managers and executive officer. In their capacities as managers and executive officer of Northern Growers, they have played a role in Northern Growers’ review and consideration of the reclassification and participated in the deliberations of Northern Growers’ board of managers. See “—Background of the Reclassification.” Our affiliates’ reasons and purposes for engaging in the reclassification are the same as those of the company. See “—Reasons for the Reclassification” and “—Purpose and Structure of the Reclassification.” Our affiliates do not have any independent, personal reasons or purposes for engaging in the reclassification apart from those of the company.

Position as to the Fairness of the Reclassification by Northern Growers’ Affiliates

The rules of the SEC require Messrs. Anderson, Bergan, Falk, Herseth, Lounsbery, Metz, Narem, Jeff Olson, Ronald Olson, Peterson, Strasser, Street, Walters, Whipple and Wittnebel to express their belief as to the substantive and procedural fairness of the reclassification to the company’s unaffiliated members. Each of our affiliates, each of whom serves as a manager and/or executive officer of the company, believes that the reclassification and the terms and provisions of the reclassification provided in our proposed Sixth Amended and Restated Operating Agreement, are substantively and procedurally fair to our unaffiliated Class A members, including both unaffiliated members that will be continuing Class A members and unaffiliated members who will be new Class B or Class C members if the reclassification is implemented. In reaching this conclusion, Messrs. Anderson, Bergan, Falk, Herseth, Lounsbery, Metz, Narem, Jeff Olson, Ronald Olson, Peterson, Strasser, Street, Walters, Whipple and Wittnebel relied upon the same factors considered by and the analyses and conclusions of the full board of managers, and each of them adopts such analyses and conclusions as their own. See “—Northern Growers’ Position as to the Fairness of the Reclassification.”

Purpose and Structure of the Reclassification

The purposes of the reclassification are to:

•      Consolidate ownership of our Class A capital units in under 300 members of record, which will suspend our SEC reporting requirements and thereby achieve significant cost savings.  We estimate that we will be able to reallocate resources and eliminate costs and avoid anticipated future costs of approximately $205,000 on an annual basis, starting in 2011, by eliminating the requirement to make periodic reports and reducing the expenses of unit holder communications.  These expenses for 2009 included legal expenses ($50,000), accounting expenses ($60,000), expenses for testing control internal audits ($40,000) and expenses associated with staff and executive time ($55,000).  Moreover, the board believes that the costs, both in terms of time and money spent in connection with SEC reporting obligations, will increase in 2011 and going forward, when the company will become subject to the SEC’s requirement that certain public companies must submit their financial statements to the SEC in eXtensible Business Reporting Language, or XBRL.

•      help protect sensitive business information from required or inadvertent disclosure that might benefit our competitors;

•      allow our management and employees to refocus time spent on SEC reporting obligations and unit holder administrative duties to our business; and

•      eliminate the pressure and expectation to produce short-term per unit earnings, thereby increasing our board of managers’ flexibility to consider and initiate actions that may produce long-term benefits and growth.

For further background on the reasons for undertaking the reclassification at this time, see “—Background of the reclassification” and “—Reasons for the reclassification; Fairness of the reclassification; Board Recommendation.”

The structure of the reclassification will give all our members the opportunity to retain an equity interest in Northern Growers and therefore to participate in any future growth and earnings of the company and in any future value received as a result of the sale of the company. Because we are not cashing out any of our members, this structure minimizes the costs of our becoming a non-SEC reporting company while achieving the goals outlined in this meeting information statement.

The board elected to structure the transaction to take effect at the record holder level, meaning that Northern Growers will look at the number of Class A capital units registered in the name of a single holder to determine if that holder’s units will be reclassified.  The board chose to structure the transaction this way in part because it determined that this method would provide Northern Growers with the best understanding at the effective time of how many Class A members would have their Class A capital units reclassified.  In addition, the board considered that effecting the transaction at the record unit holder level would allow Class A members some flexibility with respect to whether they will be treated as continuing Class A members or new Class B or Class C members.  See “—Effect of the reclassification on Class A Members of Northern Growers—Examples.”  The board felt that this flexibility would help to enhance the substantive fairness of the transaction to both continuing Class A members and new Class B or Class C members.  Although providing this flexibility generates an element of uncertainty, in that the reclassification may not eliminate as many Class A members as anticipated, the board felt that the threshold of 70,000 Class A capital units allowed a sufficient margin for members to transfer their Class A capital units into or out of “street name” in an effort to control whether their Class A capital units may be reclassified.  Overall, the board determined that structuring the transaction as a reclassification that would affect Class A members at the record holder level would be the most efficient and cost-effective way to achieve its goals of deregistration, notwithstanding any uncertainty that may be created by giving members the flexibility to transfer their holdings.  For further background on the alternative structures considered by the board of managers and the selection of the reclassification threshold, see “—Background of the Reclassification” and “—Reasons for the Reclassification; Fairness of the Reclassification.”

Effects of the Reclassification on Northern Growers; Plans or Proposals after the Reclassification

The reclassification will have various positive and negative effects on us, which are described below.

Effect of the Proposed Transaction on Outstanding Class A Capital Units.

The number of our outstanding capital units will remain unchanged after completion of the reclassification.  As of the record date, the number of outstanding Class A capital units was 50,628,000.  Based upon our best estimates, if the reclassification had been consummated as of the record date, the number of outstanding Class A capital units would have been reduced from 50,628,000 to approximately 30,281,167.  There would be approximately 16,691,000 Class B capital units issued and approximately 3,655,833 Class C capital units issued.  The number of Class A members of record would have been reduced from approximately 958 to approximately 197, or by approximately 761 members of record, and approximately 388 members of record of Class B capital units and approximately 373 members of record of Class C capital units will have been created.  We have no other current plans, arrangements or understandings to issue any capital units.

Effect of the Proposed Reclassification on New Class B and Class C Capital Units.

The Class B and Class C capital units will be created in connection with the reclassification as a result of the effectiveness of the Sixth Amended and Restated Operating Agreement.  As noted above, assuming that the reclassification is consummated as of the record date, the number of Class B members of record will be 388 and the number of Class C members of record will be 373.  The number of Class B capital units that will be issued in the transaction will be 16,691,000 units and the number of Class C capital units that will be issued in the transaction will be 3,655,833 units.

Termination of Securities Exchange Act Registration and Reporting Requirements

Upon the completion of the reclassification, we expect that our Class A capital units will be held by fewer than 300 Class A members of record.  Accordingly, our obligation to continue to file periodic reports with the SEC will be suspended pursuant to Rule 12h-3 of the Securities Exchange Act.

The suspension of the filing requirement will substantially reduce the information required to be furnished by us to our members and to the SEC.  Therefore, we estimate that we will eliminate costs and avoid anticipated future costs associated with these filing requirements, which were approximately $205,000 in 2009.  These annual costs are broken down as follows:

Description	Amount

Accounting Expenses	$60,000
SEC Counsel	50,000
Current and Additional Staff and Executive Time	55,000
Testing Control Internal Audits	40,000
Total	$205,000

Expenses in future years are generally expected to be comparable.  However, in 2011 we will become subject to the SEC’s requirement that public companies must submit their financial statements to the SEC in eXtensible Business Reporting Language, or XBRL.  Our compliance with this requirement will cause the costs associated with our SEC reporting obligations to further increase.  We will apply for termination of the registration of our Class A capital units and suspension of our SEC reporting obligations as soon as practicable following completion of the reclassification.  Following completion of the reclassification, we intend to continue to provide our members with annual financial information about Northern Growers.

The Class B and Class C capital units that will be issued in the reclassification will have the rights and preferences described on pages 57 through 68 of this meeting information statement as well as in the attached Appendix B, which is a copy of the proposed Sixth Amended and Restated Operating Agreement.  For additional information regarding our capital structure after the reclassification, see “Description of Capital Units.”

Potential Registration of the Class B or Class C Capital Units or Discontinuation of our Suspended Duty to Report

After the reclassification, we anticipate that there will be up to approximately 388 Class B members of record and 373 Class C members of record.  If the number of record holders of our Class B capital units exceeds 500 on the last day of any given fiscal year, or the number of record holders of our Class C capital units exceeds 500 on the last day of any given fiscal year, then Northern Growers will be required to register the Class B or Class C capital units under Section 12(g) of the Securities Exchange Act.  As a result, Northern Growers would be subject to all of the reporting and disclosure obligations under the Securities Exchange Act and the Sarbanes-Oxley Act to which it is currently subject.  For this reason, the proposed amendments to our Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement include provisions that prohibit any member from transferring any Class B capital units if, after giving effect to the proposed transfer, all transfers by that Class B member that became effective on the books of the company in the then-current fiscal year would have resulted in the creation of more than two new Class B members, and prohibit any member from transferring any Class C capital units if, after giving effect to the proposed transfer, all transfers by that Class C member that became effective on the books of the company in the then-current fiscal year would have resulted in the creation of more than two new Class C members.  We do not anticipate any significant change in the number of record holders of Class B or Class C capital units in the near term that will obligate us to register our Class B or Class C capital units.

Effect on Trading of Class A Capital Units

Our Class A capital units are not traded on an exchange and are not otherwise actively traded, although trading matching services for our Class A capital units is provided by Alerus Securities, a registered broker-dealer operating an SEC-registered Alternative Trading System, at www.alerusagcoopstock.com, an alternative trading system as defined by the SEC.  The trading system is intended to match a list of interested buyers with a list of interested sellers, along with their non-firm price quotations.  The trading system does not automatically effect matches between potential sellers and buyers, and it is the sole responsibility of sellers and buyers to contact each other to make a determination as to whether an agreement to transfer our membership units may be reached.  There are detailed timelines that must be followed under our trading system rules and procedures with respect to offers and sales of our membership units.  All transactions must comply with our Capital Units Transfer System and our operating agreement as in effect from time to time, and are subject to approval by our board of managers.

Our Capital Units Transfer System has been designed to comply with federal tax laws and IRS regulations establishing a “qualified matching service,” and, as a result, transfers of our membership units are strictly regulated.

Because we will no longer be required to maintain current public information by filing reports with the SEC, and because of the reduction of the number of our Class A members of record and the fact that our Class A capital units will only be tradable in privately negotiated transactions, the liquidity of our Class A capital units will likely be reduced following the reclassification.  We do expect, however, that trading in our Class A capital units will continue to be facilitated by www.alerusagcoopstock.com following consummation of the reclassification.  Following the reclassification, we also expect that trading in our Class B and Class C capital units will eventually be facilitated by www.alerusagcoopstock.com.  However, because the Class B and Class C capital units will all be restricted securities, they will not be eligible for trading without an appropriate exemption from registration and, therefore, trading through www.alerusagcoopstock.com may not commence until an appropriate holding period has expired.  The availability of an exemption from registration will depend on the individual facts and circumstances of the proposed transfer.  Our members are not required to use www.alerusagcoopstock.com in order to transfer their capital units, provided that they comply with the transfer provisions of our operating agreement and applicable law.

Financial Effects of the Reclassification

We expect that the professional fees and other expenses related to the reclassification of approximately $142,000 will not have any material adverse effect on our liquidity, results of operations or cash flow.  See “—Fees and Expenses” for a description of the fees and expenses we expect to incur in connection with the reclassification.  See “—Financing of the reclassification” below for a description of how the reclassification will be financed.

Effect on Conduct of Business after the Transaction

We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.

Effect on our Board of Managers

It is not anticipated that the reclassification will have any effect on our board of managers, other than with respect to their relative ownership of Class A capital units.  With the exception of Leroy Bergan, Wendell Falk, Jeff Olson, J. Charles Walters and Robert Wittnebel, we expect that all of the members of our board of managers will hold at least 70,000 Class A capital units immediately prior to the reclassification.  As a result, they will continue to hold the same number of Class A capital units after the reclassification as they did before the reclassification.  However, because the total number of Class A members will be reduced, this group will hold a larger relative percentage of the voting interests of the Class A members.  As of the record date, the members of our board of managers that will remain Class A members after the reclassification comprised 10 of our 958 members, or approximately 1.0%.  Based upon our estimates, taking into account the effect of the reclassification on our outstanding Class A capital units as described above, these 10 individuals will comprise 10 of the 197 Class A members after the reclassification, or approximately 5.1%.

The compensation paid by us to our management will not increase as a result of the reclassification.

Plans or Proposals

Other than as described in this meeting information statement and in connection with the reclassification, neither we nor our board of managers have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our board of managers or our executive officer, to change materially our indebtedness or capitalization or otherwise to effect any material change in our corporate structure or business.  As stated throughout this meeting information statement, we believe there are significant advantages in effecting the reclassification and becoming a non-SEC reporting company.  Although our board of managers does not presently have any intent to enter into any transaction described above, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our capital units or entering into any other arrangement or transaction we may deem appropriate.

If we are unable to complete the reclassification for any reason, we expect to remain as an SEC-reporting company and expect our business and operations to continue as they are currently being conducted.  If we are unable to complete the reclassification, we currently have no plans to subsequently seek to effect a going private transaction either through reclassification or other means.

Effects of the Reclassification on Members of Northern Growers

The general effects of the reclassification on the members of Northern Growers are described below.

Effects of the Reclassification on New Class B Members

The reclassification will have both positive and negative effects on the members who acquire new Class B capital units.  All of these changes will affect unaffiliated and affiliated new Class B members in the same way.  The board of managers of Northern Growers considered each of the following effects in determining to approve the reclassification.

Benefits:

As a result of the reclassification, the new Class B members will:

•                  realize the potential benefits of termination of registration of our Class A capital units, including the strategic advantages of reduced disclosure and reduced expenses as a result of no longer needing to comply with reporting requirements under the Securities Exchange Act;

•                  only be required to hold 5,000 Class B capital units, which requirement is less than the 10,000 Class A capital unit holding requirement that will apply to continuing Class A members;

•                  hold Class B capital units that are required to be traded in blocks of 1,000 units, which requirement is more lenient that the 2,500 unit trading block requirement that will apply to the continuing Class A capital units;

•                  continue to own the same relative equity interest in the company, based on percentage ownership, and will continue to share in our profits and losses and distributions in the same respects as the Class A and Class C members; and

•                  be entitled to elect five of the 15 members of our board of managers.

Detriments:

As a result of the reclassification, the new Class B members will:

•                  be required to have their Class A capital units reclassified involuntarily for Class B capital units, for which they will receive no additional consideration;

•                  be entitled to vote only in elections of managers and upon proposals for dissolution of the company, and only with respect to amendments to our Sixth Amended and Restated Operating Agreement if the terms of the amendment negatively affect the rights of the Class B members.  Otherwise, the holders of the Class B capital units will have only such voting rights as are required by law;

•                  relinquish any potential ability to control our board of managers through a combination of votes with other members or otherwise.  We anticipate that approximately 197 of our 958 members will continue to be Class A members after the effectiveness of the reclassification.  Because our operating agreement provides for one vote per member in elections of managers, regardless of the number of units held by each member, these 197 members currently do not have the voting power among themselves to control manager elections.  The terms of our Sixth Amended and Restated Operating Agreement will entitle the continuing Class A members to elect nine of the 15 members of our board of managers.  Except for certain matters specifically provided in our operating agreement, all acts of the board of managers of the company are decided by a majority vote.  Therefore, after the completion of the reclassification, the continuing Class A members will acquire the ability to elect a majority of our board of managers and, accordingly, the ability to control most actions of the board.  Conversely, the Class B members will have no ability to elect a number of managers that would be sufficient to control the board, even if all the Class B members voted together with all the Class C members;

•                  require the consent of our board of managers for any transfer of Class B capital units, which requirement will not apply to holders of our Class C capital units;

•                  be subject to a transfer restriction that will require that Class B capital units only be traded in blocks of 1,000 units, which requirement is greater than the 500 unit trading block requirement that currently applies to our Class A capital units;

•                  be subject to a transfer restriction that will prohibit any transfers of Class B capital units if, after giving effect to the proposed transfer, all transfers by that Class B member that became effective on the books of the company in the then-current fiscal year would have resulted in the creation of more than two new Class B members, or if that transfer would result in the total number of the company’s Class B members to be equal to or greater than 500;

•                  be subject to a minimum-ownership requirement of 5,000 Class B units, which requirement is greater than the 2,500 unit minimum ownership requirement that currently applies to our Class A members;

•                  hold unregistered securities and therefore lose the benefits of holding Section 12 registered securities, such as access to the information concerning the company required to be contained in the company’s periodic reports to the SEC and which the company chooses not to otherwise distribute to members, the requirement that our executive officer certify the accuracy of our financial statements and the benefits derived by the imposition on the company of the requirements of the Sarbanes-Oxley Act;

•                  hold Class B capital units which upon issuance will be “restricted securities” and which will require an appropriate exemption from registration to be eligible for trading; and

•                  bear the risk of a decrease in the market value of the Class B capital units, as compared to the current market value of the Class A capital units, due to the limited voting rights of the Class B capital units and the reduction in public information concerning the company as a result of us not having to file reports under the Securities Exchange Act, which may adversely affect the already limited liquidity of our capital units.

In addition, members receiving Class B capital units will not have dissenters’ or appraisal rights in connection with the reclassification.

Effects of the Reclassification on New Class C Members

The reclassification will have both positive and negative effects on the members.  All of these changes will affect unaffiliated and affiliated new Class C members in the same way.  The board of managers of Northern Growers considered each of the following effects in determining to approve the reclassification.

Benefits:

As a result of the reclassification, the new Class C members will:

•                  realize the potential benefits of termination of registration of our Class A capital units, including reduced expenses as a result of no longer needing to comply with reporting requirements under the Securities Exchange Act;

•                  only be required to hold 2,500 Class C capital units, which requirement is less than the 10,000 unit holding requirement that will apply to continuing Class A members and the 5,000 unit holding requirement that will apply to new Class B members;

•                  hold Class C capital units that are required to be sold in blocks of 500 units, which requirement is more lenient that the 2,500 unit trading block requirement that will apply to the continuing Class A members and the 1,000 unit trading block requirement that will apply to the new Class B members;

•                  will not require the consent of the board of managers in order to undertake transfers of the Class C capital units;

•                  continue to own the same relative equity interest in the company, based on percentage ownership, and will continue to share in our profits and losses and distributions in the same respects as the Class A and Class B members;

•                  be entitled to elect one of the 15 members of our board of managers.

Detriments:

As a result of the reclassification, the new Class C members will:

•                  be required to have their Class A capital units reclassified involuntarily for Class C capital units, for which they will receive no additional consideration;

•                  be entitled to vote only in elections of managers and only with respect to amendments to our Sixth Amended and Restated Operating Agreement if the terms of the amendment affect the rights of the Class C members.  Otherwise, the holders of the Class C capital units will have only such voting rights as are required by law;

•                  relinquish any potential ability to control our board of managers through a combination of votes with other members.  We anticipate that approximately 197 of our 958 members will continue to be Class A members after the effectiveness of the reclassification.  Because our operating agreement provides for one vote per member in elections of managers regardless of the number of units held by each member, these 197 members currently do not have the voting power among themselves to control manager elections.  The terms of our Sixth Amended and Restated Operating Agreement will entitle the continuing Class A members to elect nine of the 15 members of our board of managers.  Except for certain matters specifically provided in our operating agreement, all acts of the board of managers of the company are decided by a majority vote.  Therefore, after the completion of the reclassification, the continuing Class A members will acquire the ability to elect a majority of our board of managers and, accordingly, the ability to control most actions of the board.  Conversely, the Class C members will have no ability to elect a number of managers that would be sufficient to control the board, even if all the Class C members voted together with all the Class B members;

•                  be subject to a transfer restrictions that will prohibit any transfers of Class C capital if, after giving effect to the proposed transfer, all transfers by that Class C member that became effective on the books of the company in the then-current fiscal year would have resulted in the creation of more than two new Class C members, or if that transfer would result in the total number of Class C members to be equal to or greater than 500;

•                  hold unregistered securities and therefore lose the benefits of holding Section 12 registered securities, such as access to the information concerning the company required to be contained in the company’s periodic reports to the SEC and which the company chooses not to otherwise distribute to members, the requirement that our executive officer certify the accuracy of our financial statements and the benefits derived by the imposition on the company of the requirements of the Sarbanes-Oxley Act;

•                  hold Class C capital units which upon issuance will be “restricted securities” and which will require an appropriate exemption from registration to be eligible for trading; and

•                  bear the risk of a decrease in the market value of the Class C capital units, as compared to the current market value of the Class A capital units, due to the limited voting rights of the Class C capital units and the reduction in public information concerning the company as a result of us not having to file reports under the Securities Exchange Act, which may adversely affect the already limited liquidity of our capital units.

In addition, members receiving Class C capital units will not have dissenters’ or appraisal rights of appraisal in connection with the reclassification.

Effects on Continuing Class A Members

The reclassification will have both benefits and detriments on the continuing Class A members.  All of these changes will affect unaffiliated and affiliated continuing Class A members in the same way.  Our board of managers considered each of the following effects in determining to approve the reclassification.

Benefits:

As a result of the reclassification:

•                  Class A members will continue to be entitled to vote in elections of managers, upon proposals related to the merger, consolidation or dissolution of the company or a sale of all or substantially all of the company’s assets and with respect to amendments to our Sixth Amended and Restated Operating Agreement.  Otherwise, the holders of the Class A capital units will have only such voting rights as are required by law.

•                  In elections of managers, holders of the Class A capital units will be entitled to nominate and elect nine of the 15 members of our board of managers.  Accordingly, the Class A members will acquire the ability to control our board of managers.  We anticipate that approximately 197 of our 958 members will continue to be Class A members after the effectiveness of the reclassification.  Because our operating agreement provides for one vote per member in elections of managers regardless of the number of units held by each member, these 197 members currently do not have the voting power among themselves to control manager elections.  The terms of our Sixth Amended and Restated Operating Agreement will entitle the continuing Class A members to elect nine of the 15 members of our board of managers.  Except for certain matters specifically provided in our operating agreement, all acts of the board of managers of the company are decided by a majority vote.  Therefore, after the completion of the reclassification, the continuing Class A members will acquire the ability to elect a majority of our board of managers and, accordingly, the ability to control most actions of the board;

•                  because the number of outstanding Class A capital units will be reduced, continuing Class A members will each have relative increased voting control over the matters on which only the

Class A members are entitled to vote, such as a merger or consolidation of the company, or a sale of all or substantially all of the company’s assets;

•                  continue to own the same relative equity interest in the company, based on percentage ownership, and will continue to share in our profits and losses and distributions in the same respects as the Class B and Class C members; and

•                  continuing Class A members will realize the potential benefits of termination of registration of our Class A capital units, including reduced expenses as a result of no longer needing to comply with reporting requirements under the Securities Exchange Act.

Detriments:

As a result of the reclassification:

•                  the liquidity of our Class A capital units will likely be reduced following the reclassification because of the reduction in the number of our Class A members of record and the fact that our Class A capital units will only be tradable in privately negotiated transactions;

•                  Class A members will be subject to a transfer restrictions that will require that Class A capital units only be traded in blocks of 2,500 units, which restriction is stricter than the 500 unit trading block requirement that currently applies to our Class A capital units, and will prohibit any transfer if that transfer would result in the total number of Class A members to be equal to or greater than 300;

•                  the Class A members will be subject to a minimum-ownership requirement of 10,000 Class A units, which requirement is stricter than the 2,500-unit minimum ownership requirement that currently applies to our Class A members;

•                  the Class A members will hold unregistered securities and therefore will lose the benefits of holding Section 12 registered securities, such as access to the information concerning the company required to be contained in the company’s periodic reports to the SEC and which the company chooses not to otherwise distribute to members, the requirement that our executive officer certify the accuracy of our financial statements and the benefits derived by the imposition on the company of the requirements of the Sarbanes-Oxley Act;

•                  the Class A members will bear the risk of a decrease in the market value of the Class A capital units due to the reduction in public information concerning the company as a result of us not having to file reports under the Securities Exchange Act, which may adversely affect the already limited liquidity of our capital units.

Effects of the Reclassification on all Members with Respect to Electing Managers by Districts

Currently, under our Fifth Amended and Restated Operating Agreement, there are two districts for the purpose of voting to elect individuals to the board of managers.  District One consists of the State of South Dakota and all states lying to the north, south and west, and members in District One are entitled to elect 12 individuals to the board of managers.  District Two consists of the State of Minnesota and all states lying to the south and east, and members in District Two are entitled to elect three individuals to the board of managers.

The amendments to our Fifth Amended and Restated Operating Agreement contained in our Sixth Amended and Restated Operating Agreement will eliminate voting by district in elections for managers, and managers will instead be elected by class voting of the Class A, Class B and Class C members as described in this meeting information statement.  Depending on the district in which a particular member is located and the number of Class A capital units currently held by that member, the elimination of district voting could be a benefit or detriment to the member.

For example, a member residing in District One currently is entitled to participate in elections for 12 of the 15 members of our board of managers.  However, if that member owns fewer than 40,000 Class A capital units, that member will receive Class C capital units in the reclassification and will subsequently only be entitled to participate in the election of one member of our board of managers, which could potentially be a detriment to that member.  On the other hand, a member residing in District Two currently is entitled to participate in elections for three of the 15 members of our board of managers.  However, if that member owns 70,000 or more Class A capital units, that member will continue to own Class A capital units after the reclassification and will subsequently be entitled to participate in the election of nine members of our board of managers, which could potentially be a benefit to that member.

Effects of the Reclassification on Affiliated Members

In addition to the effects of the reclassification on members generally, which are described in the previous section, the reclassification will have some additional effects on our board of managers.

No Further Reporting Obligations Under the Securities Exchange Act.  After the reclassification, our Class A capital units will not be registered under the Securities Exchange Act.  As a result, our management will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, and information about their compensation and unit ownership will not be publicly available.

•                  Rule 144 Not Available.  Because none of our capital units will be registered under the Securities Exchange Act after the reclassification and we will no longer be required to furnish publicly available periodic reports, the members of our board of managers will lose the ability to dispose of their capital units under Rule 144 of the Securities Act of 1933, which provides a “safe harbor” for resales of securities by affiliates of an issuer.

Examples

The following table illustrates some examples of how the reclassification, if approved, will affect our members:

HYPOTHETICAL SCENARIO	RESULT

Mr. Bauer is a Class A unit holder of record who holds 50,000 Class A capital units in his own name prior to the reclassification.	Mr. Bauer will receive 50,000 Class B capital units following the reclassification.

Note:  If Mr. Bauer wants to avoid having his Class A capital units reclassified in the transaction, prior to the effective time, he can buy at least 20,000 more Class A capital units or could combine ownership with a family member or other unit holder with at least 20,000 more Class A capital units in one record account.  Mr. Bauer would have to act far enough in advance of the reclassification so that the purchase or combination is completed and account activity is reflected in the company’s records by the effective time of the reclassification.

Ms. Buck has two separate record accounts.  As of the effective time, she holds 20,000 Class A capital units in one account and 60,000 Class A capital units in a second account.  All of her Class A capital units are held of record in her name only.

Ms. Buck will receive 20,000 Class A capital units in one account and 60,000 Class A capital units in her second account.

Note: If Ms. Buck wants to avoid having her Class A capital units reclassified, she can consolidate or transfer her two record accounts prior to the effective time into an account with at least 70,000 Class A capital units. Alternatively, she can buy at least 50,000 more Class A capital units for the first account and 10,000 more Class A capital unit for the second account, and hold them in her respective accounts. She would have to act far enough in advance of the reclassification so that the consolidation or the purchase is completed by the effective time of the reclassification.

Mr. Heinemann holds 100,000 Class A capital units as of the effective time.	After the reclassification, Mr. Heinemann will continue to hold 100,000 Class A capital units.

Ms. Lumberg holds 30,000 Class A capital units that she has put into a brokerage account through ABC Bank as of the effective time. She is the sole beneficial owner holding Class A capital units in this account.

Northern Growers intends for the reclassification to be effected at the record-holder level. Because ABC Bank is the record holder of fewer than 40,000 Class A capital units, Ms. Lumberg will receive, through her broker, 30,000 Class C capital units.

Mr. Rix holds 30,000 Class A capital units in an account in his own name and 50,000 Class A capital units in an IRA through ABC Bank as of the effective time.

Note:  If Mr. Rix wants all of his Class A capital units to be reclassified, he can transfer his Class A capital units in the IRA out of “street name” into his own name.  He would have to act far enough in advance of the reclassification so that the transfer is completed by the effective time of the reclassification.

Because the reclassification will be effected at the record-holder level, the units held directly by Mr. Rix will be treated separately from the units held in the IRA, which are held in the name of ABC Bank.  Therefore, in the reclassification, Mr. Rix will receive 30,000 Class C capital units in his own name.  If ABC Bank holds no other Class A capital units, then Mr. Rix will receive 50,000 Class B capital units in his IRA in the name of ABC Bank.  If ABC Bank holds at least 20,000 additional Class A capital units in the same name as the 50,000 Class A capital units that ABC Bank holds for Mr. Rix, then none of the Class A capital units held in Mr. Rix’s IRA will be reclassified.

Mr. Paprocki holds 10,000 Class A capital units in an IRA with XYZ Bank as of the effective time.  XYZ Bank also holds a total of 80,000 Class A capital units for 10 other beneficial owners.

Note:  If Mr. Paprocki wants his Class A capital units to be reclassified, he can transfer his Class A capital units out of “street name” into his own name.  He would have to act far enough in advance of the reclassification so that the transfer is completed by the effective time of the reclassification.

Because the reclassification will be effected at the record-holder level, Mr. Paprocki will continue to hold 10,000 Class A capital units in “street name” name through XYZ Bank in his IRA, which is considered the record-holder.  The other beneficial owners will likewise continue to own their Class A capital units in “street name.”

When we refer to capital units being held in “street name,” we are referring to capital units that are held through a custodial or brokerage account.  However, because our Class A members may be able to control how they are treated in the transaction by transferring their Class A capital units into or out of a custodial, brokerage or nominee account so that the Class A capital units are held in “street name,” we feel that it is important that our members understand how Class A capital units that are held in “street name” may be treated for purposes of the reclassification described in this meeting information statement.  Class A members who hold or transfer their Class A capital units of Northern Growers into a brokerage or custodial account (such as an IRA) will no be longer be shown on our membership register as the record holder of these Class A capital units.  Instead, the brokerage firms or custodians will typically hold all Class A capital units of Northern Growers that their clients have deposited with them through a single nominee.  If that single nominee is the unit holder of record for at least 70,000 Class A capital units, then the Class A capital units registered in that nominee’s name will not be reclassified into Class B or Class C capital units in the reclassification.  Because the reclassification only affects Class A members of record, it will not matter whether any of the underlying beneficial owners for whom that nominee acts own fewer than 70,000 Class A capital units.  At the end of this transaction, these beneficial owners will continue to beneficially own the same number of Class A capital units as they did at the start of this transaction, even if the number of Class A capital units they own is fewer than 70,000.  If you hold your Class A capital units in “street name,” you should talk to your custodian, broker, nominee or agent to determine how they expect the reclassification to affect you. Because other “street name” holders who hold through your custodian, broker, agent or nominee may adjust their holdings prior to the reclassification, you may have no way of knowing whether your Class A capital units will be reclassified in the transaction until it is consummated.

Transferring Class A capital units into “street name” will only result in a Class A member continuing to hold Class A capital units if the broker or nominee, who will show on our membership register as the record holder, holds in the aggregate at least 70,000 Class A capital units of record.  Accordingly, the utility of transferring Class A capital units into “street name” will depend, for those members holding fewer than 70,000 Class A capital units, on both (a) other Class A members transferring their Class A capital units into “street name” with the same broker or nominee and (b) that broker or nominee aggregating Class A capital units that it holds into one record account, such that the record account consists of at least 70,000 Class A capital units.

Because the treatment of Class A capital units held in “street name” will depend on how many Class A capital units are held in the same record account, if you transfer Class A capital units to a custodial or brokerage account you may have no way of knowing whether your Class A capital units will be reclassified in the transaction until it is consummated.

The board elected to structure the reclassification so that it would take effect at the record unit holder level, in part, to allow our Class A members some flexibility in determining whether they would like their Class A capital units to be reclassified.  See “—Purpose and Structure of the Reclassification.”

Unit holders who would still prefer to remain as Class A members of Northern Growers may elect to do so by acquiring sufficient Class A capital units so that they hold at least 70,000 Class A capital units in their own name or consolidate ownership of at least 70,000 Class A capital units with a family member or other unit holder in the record account immediately prior to the reclassification.  In any case, these members will have to act far enough in advance of the reclassification so that any consolidation, purchase or transfer is able to be processed, approved and completed in accordance with our Capital Units Transfer System by the effective time.  Under our Capital Units Transfer System, trades of our capital units are effected on a quarterly basis, with an approved trade becoming effective on the first day of the quarter after the quarter in which the trade is finalized.  We do not expect to effectuate the reclassification, if it is approved at the special meeting, until after July 1, 2010.  This timing will provide our members with additional time in which to consolidate ownership or divest themselves of capital units during our second quarter trading window, which will allow them to control which class of capital units they will receive in the reclassification.

Interests of Certain Persons in the Reclassification

The members of our board of managers, who are also Class A members, will participate in the reclassification in the same manner and to the same extent as all of the other members.  With the exception of Leroy Bergan, Wendell Falk, Jeff Olson, J. Charles Walters and Robert Wittnebel, the members of our board of managers who also own fewer than 70,000 Class A capital units, we anticipate that all of the members of our board of managers will own at least 70,000 Class A capital units, and therefore continue as Class A members if the reclassification is approved.  See “Security Ownership of Certain Beneficial Owners and Management.”

Because there will be fewer Class A capital units following the reclassification, and because the Class B and Class C capital units will have limited voting rights, the members of our board of managers who will be continuing as Class A members will own a larger percentage of voting interest provided to the Class A members.  Each of our members is entitled to one vote on each matter for which the individual is entitled to vote, regardless of the number of units held by the individual.  As of the record date, these members of our board of managers constitute 10 of our 958 members. Based upon our estimates, taking into account the effect of the reclassification on our outstanding Class A capital units as described above, after the reclassification, these members of our board of managers will constitute 10 of our 197 Class A members.  These 10 individuals currently control approximately 1% of the voting interest of our Class A capital units, but will control approximately 5% of the voting interest of the Class A capital units after the reclassification.  The Class A members are the only class of members that will be entitled to vote on a merger or consolidation of the company, or a sale of all or substantially all of the company’s assets.  In addition, the Class A members will be entitled to elect nine of the 15 members of our board of managers.  Except for certain matters specifically provided in our operating agreement, all acts of the board of managers of the company are decided by a majority vote.  Therefore, after the completion of the reclassification, the continuing Class A members will acquire the ability to elect a majority of our board of managers and, accordingly, the ability to control most actions of the board.  This represents a potential conflict of interest because the managers of Northern Growers approved the reclassification and are recommending that you approve it.  Despite this potential conflict of interest, the board believes the proposed reclassification is fair to our unaffiliated members, for the reasons discussed in this meeting information statement.

The fact that some of the members of our board of managers’ percentage ownership of our Class A capital units will increase as a result of the reclassification, or that the percentage of the voting power of the Class A members held by some of the members of our board of managers will increase as a result of the reclassification, was not a consideration in the board’s decision to approve the reclassification or in deciding its terms, including setting the 70,000 Class A capital unit threshold.  In this regard, the managers as a group will be treated exactly the same as other members.  In addition, the board determined that any potential conflict of interest created by the managers’ ownership of our Class A capital units is relatively insignificant.  The board did not set the 70,000 Class A capital unit threshold to avoid exchanging the Class A capital units of any managers.  In addition, the increase in some of our managers’ percentage ownership of our Class A capital units, and the increase in the percentage of the voting power of the Class A members held by our board of managers, resulting from the reclassification is expected to be insignificant.  With respect to the 10 members of our board of managers that will continue as Class A members after the reclassification, the percentage of the voting power of the Class A capital units held by such individuals will increase as a result of the reclassification approximately 4.1% from approximately 1.0% to approximately 5.1%, which is very unlikely to have a practical effect on their collective ability to control the company.

Our board of managers was aware of the actual or potential conflicts of interest discussed above and considered it along with the other matters that have been described in this meeting information statement under the captions “—Background of the Reclassification,” “—Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation,” and “—Effects of the Reclassification on Northern Growers; Plans or Proposals after the Reclassification.”

None of the members of management, who beneficially own an aggregate of 2,246,667 Class A capital units, has indicated to us that he intends to sell some or all of his Class A capital units during the period between the public announcement of the transaction and the effective date.  In addition, none of these individuals has indicated his intention to divide Class A capital units among different record holders so that fewer than 70,000 Class A capital units are held in each account so that the holders would receive Class B or Class C capital units.

Financing of the Reclassification

We estimate that the reclassification will cost approximately $142,000, consisting of professional fees and other expenses payable by or related to the reclassification.  See “Special Factors—Fees and Expenses” for a breakdown of the expenses associated with the reclassification.  We intend to pay the expenses of the reclassification with working capital.

Material Federal Income Tax Consequences of the Reclassification

The following discussion is a general summary of the anticipated material United States federal income tax consequences of the reclassification.  This discussion does not consider the particular facts or circumstances of any holder of our existing Class A capital units or our new Class B or Class C capital units that will be issued in the reclassification.  This discussion assumes that you hold, and will continue to hold, your Class A capital units or your Class B or Class C capital units as a capital asset within the meaning of Section 1221 of the Internal Revenue Code.  The federal income tax laws are complex and the tax consequences of the reclassification may vary depending upon each unit holder’s individual circumstances or tax status.  Accordingly, this description is not a complete description of all of the potential tax consequences of the reclassification and, in particular, may not address United States federal income tax considerations that may affect the treatment of holders of Class A capital units subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who acquired their units pursuant to the exercise of an employee unit option or right or otherwise as compensation and holders who hold units as part of a “hedge,” “straddle” or “conversion transaction”).

This discussion is based upon the Internal Revenue Code, regulations promulgated by the United States Treasury Department, court cases and administrative rulings, all as in effect as of the date hereof, and all of which are subject to change at any time, possibly with retroactive effect.  No assurance can be given that, after any such change, this discussion would not be different.  Furthermore, no opinion of counsel or ruling from the Internal Revenue Service has been or will be sought or obtained with respect to the tax consequences of the reclassification transaction, and the conclusions contained in this summary are not binding on the Internal Revenue Service.  Accordingly, the Internal Revenue Service or ultimately the courts could disagree with the following discussion.

Federal Income Tax Consequences to Northern Growers.

We believe that the reclassification will not have any material federal income tax consequences to us.

Federal Income Tax Consequences to Members Who Continue to Own Class A Capital Units.

If you continue to hold Class A capital units immediately after the reclassification, you will not recognize any gain or loss as a result of the reclassification.  You will have the same adjusted tax basis and holding period in your Class A capital units as you had in such Class A capital units immediately prior to the reclassification.

Federal Income Tax Consequences to Members Who Receive Class B or Class C Capital Units.

Members receiving Class B or Class C capital units in exchange for their Class A capital units will not recognize any gain or loss in the reclassification.  You will have the same adjusted tax basis and holding period in your Class B or Class C capital units as you had in your Class A capital units immediately prior to the reclassification.

The discussion of anticipated material United States federal income tax consequences of the reclassification set forth above is based upon present law, which is subject to change possibly with retroactive effect.  You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the reclassification, in light of your specific circumstances.

Appraisal Rights and Dissenters’ Rights

Under South Dakota law, you do not have appraisal rights or dissenters’ rights in connection with the reclassification.  There may exist other rights or actions under South Dakota law or federal or state securities laws for members who can demonstrate that they have been damaged by the reclassification.  Although the nature and extent of these rights or actions are uncertain and may vary depending upon facts or circumstances, unit holder challenges to actions of the company in general are related to the fiduciary responsibilities of limited liability company officers and managers and to the fairness of limited liability company transactions.

Regulatory Requirements

In connection with the reclassification, we will be required to make a number of filings with, and obtain a number of approvals from, various federal and state governmental agencies, including, complying with federal and state securities laws, which includes filing this meeting information statement on Schedule 14C and a transaction statement on Schedule 13E-3 with the SEC.

Fees and Expenses

We will be responsible for paying the fees and expenses related to the reclassification and for soliciting the votes of our members at the special meeting, consisting primarily of fees and expenses of our attorneys, and other related charges.  We estimate that our expenses will total approximately $142,000, assuming the reclassification is completed.  This amount consists of the following estimated fees:

Description	Amount

Legal fees and expenses	$110,000
Printing and mailing costs	$22,000
Miscellaneous expenses	$10,000
Total	$142,000

THE SIXTH AMENDED AND RESTATED OPERATING AGREEMENT

We are currently governed by our Fifth Amended and Restated Operating Agreement, which is attached to this meeting information statement as Appendix A.  In connection with the reclassification we are proposing that our members approve amendments to our Fifth Amended and Restated Operating Agreement contained in a proposed Sixth Amended and Restated Operating Agreement, which is attached to this meeting information statement as Appendix B.

The Reclassification

Amendments to Article 5 of our Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement provide for the reclassification of our Class A capital units held by members who are the record holders of fewer than 70,000 Class A capital units.  If the proposed amendments to our Fifth Amended and Restated Operating Agreement are approved and the reclassification is completed, Class A members of record with at least 40,000 Class A capital units but fewer than 70,000 Class A capital units immediately prior to the reclassification will receive one Class B capital unit for each Class A capital unit held prior to the reclassification, and Class A members of record with fewer than 40,000 Class A capital units immediately prior to the reclassification will receive one Class C capital unit for each Class A capital unit held prior to the reclassification.  Unless otherwise elected by the board as described in this meeting information statement, we anticipate that the reclassification will be effective upon the approval of the proposed amendments to our Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement by our members and the execution of the Sixth Amended and Restated Operating Agreement by our board of managers.  However, we do not expect the Sixth Amended and Restated Operating Agreement to be executed, if it is approved at the special meeting, until after July 1, 2010.  This timing will provide our members with additional time in which to consolidate ownership or divest themselves of capital units during our second quarter trading window, which will allow them to control which class of capital units they will receive in the reclassification.  For a description of the terms of the Class B and Class C capital units, see “Description of Capital Units.”

Description of Proposed Other Changes in the Sixth Amended and Restated Operating Agreement

In addition to the provisions related to the reclassification and the new Class B and Class C capital units which have been described above, and described below in “Description of Capital Units,” our board of managers has proposed the following additional amendments to our Fifth Amended and Restated Operating Agreement:

•                  the amendment of Section 3.9 of the Fifth Amended and Restated Operating Agreement (which amendments are contained in Section 3.8 of our proposed Sixth Amended and Restated Operating Agreement) to provide for the respective voting rights of the Class A, Class B and Class C members, as described further in this meeting information statement;

•                  the amendment of Section 3.13 of the Fifth Amended and Restated Operating Agreement (which amendments are contained in Section 3.12 of our proposed Sixth Amended and Restated Operating Agreement) to provide that a special meeting of the members may be called, among other circumstances, by the company’s Secretary upon the request of 20% of the members;

•                  the amendment of Section 4.1 of the Fifth Amended and Restated Operating Agreement to provide that transfers of Class A and Class B capital units (and not Class C capital units) must be approved by our board of managers, as described further in this meeting information statement;

•                  the amendment of Section 4.1 of the Fifth Amended and Restated Operating Agreement to provide for various transfer restrictions applicable to the Class A, Class B and Class C capital units, as described further in this meeting information statement;

•                  the amendment of Section 5.1 of the Fifth Amended and Restated Operating Agreement to provide for various minimum-ownership requirements applicable to the Class A, Class B and Class C capital units;

•                  the amendment of Section 8.4 of the Fifth Amended and Restated Operating Agreement to provide that the Class A members will elect nine members of the board of managers, the Class B members will elect five members of the board of managers and the Class C members will elect one member of the board of managers;

•                  the deletion of the existing Section 8.4(d) of the Fifth Amended and Restated Operating Agreement that currently provides that there will be two geographic districts for purposes of electing members of our board of managers;

•                  the amendment of Section 8.6 of the Fifth Amended and Restated Operating Agreement to provide that members of our board of managers may only be removed by the members of the class that was entitled to elect that manager; and

•                  the amendment of the Fifth Amended and Restated Operating Agreement to provide general updates throughout.

DESCRIPTION OF CAPITAL UNITS

General

As of the record date, 50,628,000 Class A capital units were issued and outstanding and were held of record by approximately 958 members.  We estimate the number of Class A capital units outstanding after the reclassification will be approximately 30,281,167 units.  If the reclassification is approved, we estimate there will be approximately 16,691,000 Class B capital units and 3,655,833 Class C capital units after the reclassification.  The exact numbers of Class A, Class B and Class C capital units following the reclassification will depend on the number of Class A capital units that are reclassified into Class B or Class C capital units.   All units when fully paid are nonassessable and are not subject to conversion.  All three classes of our capital units will be subject to redemption by the company in certain circumstances if the holder fails to comply with the unit minimum-ownership requirements applicable to the class of units owned by the holder.  Generally, the rights and obligations of our members are governed by the South Dakota Uniform Limited Liability Company Act and our Fifth Amended and Restated Operating Agreement, a copy of which is attached as Appendix A to this meeting information statement.  The following summary describes the material terms of our Class A capital units and the proposed terms of the Class B and Class C capital units as provided in the proposed amendments to our Fifth Amended and Restated Operating Agreement contained in our Sixth Amended and Restated Operating Agreement.

Class A Capital Units

General

Our Class A capital units represent an ownership interest in the company.  Upon purchasing Class A capital units, our members enter into our operating agreement and become members of our limited liability company.  Each Class A member has the right to:

•                  a share of our profits and losses;

•                  receive distributions of our assets when declared by our managers;

•                  participate in the distribution of our assets if we dissolve;

•                  access and copy certain information concerning our business; and

•                  vote on matters which require the consent of our members.

Transfer of Units

The transfer of our Class A capital units is restricted. Class A capital units cannot be transferred unless a majority of our managers approve the transfer. The managers may not approve the transfer unless:

•                                          the transfer is registered under the Securities Act of 1933 and any applicable state securities laws, or the managers determine that the transfer is exempt from registration under those laws;

•                                          the managers have determined that the transfer, when added to the total of all other dispositions of units within the preceding twelve months, will not jeopardize the company’s partnership status or cause the company to terminate under the Internal Revenue Code; and

•                                          the transfer will not result in the total number of Class A members being equal to or greater than 300.

Furthermore, Class A capital units may only be transferred in blocks of 1,000 units.  Following a transfer of Class A capital units approved by our managers, the transferee receiving the units may be admitted as a new member of our limited liability company at the discretion of the managers if he or she:

•                                          agrees to be bound by our operating agreement by submitting an executed operating agreement, as in effect from time to time; and

•                                          submits any other document required by the company under our Capital Units Transfer System.

We may prohibit a transferee from becoming a member if he or she does not comply with these requirements. Any transferee that is not admitted as a member will be treated as an unadmitted assignee. An unadmitted assignee may not vote and may only receive distributions that we declare or that are available upon our dissolution or liquidation.  Unadmitted assignees are not entitled to any information or accountings regarding our business and may not inspect or copy our books and records.

Redemption Rights

The managers may redeem any units of a member or unadmitted assignee upon any of the following occurrences:

•                  an attempt to dispose of the units in a manner not in conformity with our operating agreement;

•                  a transferee of units fails to become a member within 12 months after first obtaining our units;

•                  a member reduces the number of capital units that the member owns, through sales of units or otherwise, to a number of units below the minimum-ownership requirement applicable to the class of capital units held by the member, and the member fails to remedy the shortfall within 240 days; or

•                  a member fails to sell its units 240 days after making an assignment for the benefit of creditors or the occurrence of certain other events related to bankruptcy or dissolution proceedings.

Restrictive Legend

We may place, on any document evidencing ownership of our Class A capital units, restrictive legends similar to the following:

The transferability of the Company Units represented by this document is restricted.  Such Units may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee, or endorsee thereof be recognized as having acquired any such Units for any purposes, unless and to the extent such sale, transfer, hypothecation, or assignment is permitted by, and is completed in strict accordance with applicable state and federal law and the terms and conditions set forth in the Operating Agreement and agreed to by each Member.

The securities represented by this certificate may not be sold, offered for sale, or transferred in the absence of either an effective registration under the Securities Act of 1933, as amended, and under applicable state securities laws, or an opinion of counsel satisfactory to the company that such transaction is exempt from registration under the Securities Act of 1933, as amended and under applicable state securities laws.

 Distribution of Operating Income

Class A members are entitled to receive distributions of cash and property if a distribution is declared by our managers.  Distributions are made to our Class A members in a proportion based on the number of units of all classes that are then issued and outstanding.

Voting Rights

Purchasers of our Class A capital units must sign our operating agreement and become a member of our limited liability company before the purchaser will have any voting rights.  Class A members are entitled to one vote on each matter brought to a vote of Class A members, regardless of the number of Class A capital units owned by each Class A unit holder.  Under our Sixth Amended and Restated Operating Agreement, our Class A members are entitled to vote only on the following matters:

•                  the merger or consolidation of the company with another business entity or the exchange of interests in the company for interests in another company;

•                  the sale, lease, exchange or other disposition of substantially all of the company’s assets;

•                  the voluntary dissolution of the company;

•                  the amendment of our articles of organization and our operating agreement; and

•                  the appointment of the Class A representatives to the board of managers.

On all matters voted on by the Class A members, the affirmative vote of the majority of the Class A members voting on the matter will be considered the act of the Class A members as a group.  The Class A members do not have cumulative voting or preemptive rights.

Nomination, Election and Removal of Board Members

The Class A members are entitled to nominate and elect nine of our 15 board members.  The managers elected by the Class A members may be removed for any reason at any annual or special meeting of our members by the affirmative vote of a majority of the Class A members.

Modifications to Class A Capital Units in the Sixth Amended and Restated Operating Agreement

In connection with the reclassification, the amendments to the Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement will

•                  increase the minimum-ownership requirement applicable to our Class A capital units from 2,500 units to 10,000 units;

•                  provide Class A members will only be able to transfer their Class A capital units in blocks of 2,500 units, which is an increase from the 500-unit block requirement currently applicable to the Class A capital units; and

•                  entitle the Class A members to elect nine of the 15 members of our board of managers, which is a decrease from the full board that the Class A members are currently entitled to elect.

Proposed Class B Capital Units

General

The proposed Class B capital units will represent an ownership interest in the company.  Each Class B unit holder will have the right to:

•                  a share of our profits and losses;

•                  receive distributions of our assets when declared by our managers;

•                  participate in the distribution of our assets if we dissolve;

•                  access and copy certain information concerning our business; and

•                  vote on a limited number of matters which require the consent of our members.

Transfer of Units

The transfer of our Class B capital units will be restricted. Class B capital units will not be able to be transferred unless a majority of our managers approve the transfer. The managers may not approve the transfer unless:

•                                          the transfer is registered under the Securities Act of 1933 and any applicable state securities laws, or the managers determine that the transfer is exempt from registration under those laws; and

•                                          the managers have determined that the transfer, when added to the total of all other dispositions of units within the preceding twelve months, will not jeopardize the company’s partnership status or cause the company to terminate under the Internal Revenue Code.

Furthermore, Class B capital units:

•                                          may not be transferred by any member if, after giving effect to the proposed transfer, all transfers by that Class B member that became effective on the books of the company in the then-current fiscal year would have resulted in the creation of more than two new Class B members;

•                                          may not be transferred if that transfer would result in the total number of Class B members being equal to or greater than 500; and

•                                          may only be transferred in blocks of 1,000 units.

Following a transfer of Class B capital units approved by our managers, the transferee receiving the units may be admitted as a new member of our limited liability company at the discretion of the managers if he or she:

•                                          agrees to be bound by our operating agreement by submitting an executed operating agreement, as in effect from time to time; and

•                                          submits any other document required by the company under our Capital Units Transfer System.

We may prohibit a transferee from becoming a member if he or she does not comply with these requirements. Any transferee that is not admitted as a member will be treated as an unadmitted assignee. An unadmitted assignee may not vote and may only receive distributions that we declare or that are available upon our dissolution or liquidation.  Unadmitted assignees are not entitled to any information or accountings regarding our business and may not inspect or copy our books and records.

Redemption Rights

The managers may redeem any units of a member or unadmitted assignee upon any of the following occurrences:

•                  an attempt to dispose of the units in a manner not in conformity with our operating agreement;

•                  a transferee of units fails to become a member within 12 months after first obtaining our units;

•                  a member reduces the number of capital units that the member owns, through sales of units or otherwise, to a number of units below the minimum-ownership requirement applicable to the class of capital units held by the member, and the member fails to remedy the shortfall within 240 days; or

•                  a member fails to sell its units 240 days after making an assignment for the benefit of creditors or the occurrence of certain other events related to bankruptcy or dissolution proceedings.

Restrictive Legend

We may place, on any document evidencing ownership of our Class B capital units, restrictive legends similar to the following:

The transferability of the Company Units represented by this document is restricted.  Such Units may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee, or endorsee thereof be recognized as having acquired any such Units for any purposes, unless and to the extent such sale, transfer, hypothecation, or assignment is permitted by, and is completed in strict accordance with applicable state and federal law and the terms and conditions set forth in the Operating Agreement and agreed to by each Member.

The securities represented by this certificate may not be sold, offered for sale, or transferred in the absence of either an effective registration under the Securities Act of 1933, as amended, and under applicable state securities laws, or an opinion of counsel satisfactory to the company that such transaction is exempt from registration under the Securities Act of 1933, as amended and under applicable state securities laws.

Distribution of Operating Income

Class B members are entitled to receive distributions of cash and property if a distribution is declared by our managers.  Distributions are made to our Class B members in a proportion based on the number of units of all classes that are then issued and outstanding.

Voting Rights

Purchasers of our Class B capital units must sign our operating agreement and become a member of our limited liability company before the purchaser will have any voting rights.  However, our members that receive Class B capital units in exchanges for their Class A capital units as a result of the reclassification will not be required to sign the Sixth Amended and Restated Operating Agreement in order to exercise the voting rights of the Class B capital units.  Class B members are entitled to one vote on each matter brought to a vote of Class B members, regardless of the number of Class B capital units owned.  Under our Sixth Amended and Restated Operating Agreement, our Class B members are entitled to vote only on the following matters:

•                  the voluntary dissolution of the company;

•                  the amendment of our operating agreement if the amendment would negatively impact the rights of the Class B members; and

•                  the appointment of the Class B representatives to the board of managers (as described below).

On all matters voted on by the Class B members, the affirmative vote of the majority of the Class B members voting on the matter will be considered the act of the Class B members as a group.  The Class B members will not have cumulative voting or preemptive rights.

Nomination, Election and Removal of Board Members

The Class B members will be entitled to nominate and elect five of our 15 board members.  The managers elected by the Class B members may be removed for any reason at any annual or special meeting of our members by the affirmative vote of a majority of the Class B members.

Other Restrictions Applicable to our Class B Capital Units

The Class B members will be required to hold no less than 5,000 Class B capital units.

Proposed Class C Capital Units

General

The proposed Class C capital units will represent an ownership interest in the company.  Each Class C unit holder will have the right to:

•                  a share of our profits and losses;

•                  receive distributions of our assets when declared by our managers;

•                  participate in the distribution of our assets if we dissolve;

•                  access and copy certain information concerning our business; and

•                  vote on a limited number of matters which require the consent of our members.

Transfer of Units

The transfer of our Class C capital units will not require the consent of our board of managers.  However, Class C capital units:

•                                          may not be transferred by any member if, after giving effect to the proposed transfer, all transfers by that Class C member that became effective on the books of the company in the then-current fiscal year would have resulted in the creation of more than two new Class C members;

•                                          may not be transferred if that transfer would result in the total number of Class C members being equal to or greater than 500; and

•                                          may only be transferred in blocks of 500 units.

Following a transfer of our Class C capital units, the transferee receiving the units may be admitted as a new member of our limited liability company at the discretion of the managers if he or she:

•                  agrees to be bound by our operating agreement by submitting an executed operating agreement, as in effect from time to time; and

•                  submits any other document required by the company under our Capital Units Transfer System.

We may prohibit a transferee from becoming a member if he or she does not comply with these requirements. Any transferee that is not admitted as a member will be treated as an unadmitted assignee. An unadmitted assignee may not vote and may only receive distributions that we declare or that are available upon our dissolution or liquidation.  Unadmitted assignees are not entitled to any information or accountings regarding our business and may not inspect or copy our books and records.

Redemption Rights

The managers may redeem any units of a member or unadmitted assignee upon any of the following occurrences:

•                  an attempt to dispose of the units in a manner not in conformity with our operating agreement;

•                  a transferee of units fails to become a member within 12 months after first obtaining our units;

•                  a member reduces the number of capital units that the member owns, through sales of units or otherwise, to a number of units below the minimum-ownership requirement applicable to the class of capital units held by the member, and the member fails to remedy the shortfall within 240 days; or

•                  a member fails to sell its units 240 days after making an assignment for the benefit of creditors or the occurrence of certain other events related to bankruptcy or dissolution proceedings.

Restrictive Legend

We may place, on any document evidencing ownership of our Class C capital units, restrictive legends similar to the following:

The transferability of the Company Units represented by this document is restricted.  Such Units may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee, or endorsee thereof be recognized as having acquired any such Units for any purposes, unless and to the extent such sale, transfer, hypothecation, or assignment is permitted by, and is completed in strict accordance with applicable state and federal law and the terms and conditions set forth in the Operating Agreement and agreed to by each Member.

The securities represented by this certificate may not be sold, offered for sale, or transferred in the absence of either an effective registration under the Securities Act of 1933, as amended, and under applicable state securities laws, or an opinion of counsel satisfactory to the company that such transaction is exempt from registration under the Securities Act of 1933, as amended and under applicable state securities laws.

Distribution of Operating Income

Class C members are entitled to receive distributions of cash and property if a distribution is declared by our managers.  Distributions are made to our Class C members in a proportion based on the number of units of all classes that are then issued and outstanding.

Voting Rights

Purchasers of our Class C capital units must sign our operating agreement and become a member of our limited liability company before the purchaser will have any voting rights.  However, our members that receive Class C capital units in exchanges for their Class A capital units as a result of the reclassification will not be required to sign the Sixth Amended and restated Operating Agreement in order to exercise the voting rights of the Class C capital units.  Class C members are entitled to one vote on each matter brought to a vote of Class C members, regardless of the number of Class C capital units owned.  Under our Sixth Amended and Restated Operating Agreement, our Class C members are entitled to vote only on the following matters:

•                  the amendment of our operating agreement if the amendment would negatively impact the rights of the Class C members; and

•                  the appointment of the Class C representative to the board of managers (as described below).

On all matters voted on by the Class C members, the affirmative vote of the majority of the Class C members voting on the matter will be considered the act of the Class C members as a group.  The Class C members will not have cumulative voting or preemptive rights.

Nomination, Election and Removal of Board Members

The Class C members will be entitled to nominate and elect one of our 15 board members.  The manager elected by the Class C members may be removed for any reason at any annual or special meeting of our members by the affirmative vote of a majority of the Class C members.

Other Restrictions Applicable to our Class C Capital Units

The Class C members will be required to hold no less than 2,500 Class C capital units.

Comparison of Features of Class A, Class B and Class C Capital Units

The following table sets forth a comparison of the proposed features of the Class A capital units, the Class B capital units and the Class C capital units.  Section references are to sections in the proposed Sixth Amended and Restated Operating Agreement.

	Class A Capital Units	Class B Capital Units	Class C Capital Units

Voting Rights

Holders of Class A capital units are entitled to vote on all matters that require the consent of the company’s members. (Section 3.8(d))

The matters specifically requiring Class A member approval under our Sixth Amended and Restated Operating Agreement are:

•      a merger, consolidation or exchange transaction with another company;

•      a sale or disposition of substantially all of the company’s assets;

•      voluntary dissolution of the company; and

•      amendments to our operating agreement.

Class A members will elect nine of the 15 members of the board of managers. (Section 8.4)

On any matter requiring approval of the Class A capital units, Class A members are entitled to one vote, regardless of the number of Class A capital units held.

Holders of Class B capital units are entitled to vote on a more limited number of matters as compared to the Class A members, as follows. (Section 3.8(e))

The matters specifically requiring Class B member approval under our Sixth Amended and Restated Operating Agreement are:

•      voluntary dissolution of the company; and

•      amendments to our operating agreement if the amendment would negatively affect the rights of the Class B members.

Class B members will elect five of the 15 members of the board of managers. (Section 8.4)

On any matter requiring approval of the Class B capital units, Class B members are entitled to one vote, regardless of the number of Class B capital units held.

Holders of Class C capital units are entitled to vote on a more limited number of matters as compared to the Class A or Class B members, as follows. (Section 3.8(f))

Class C members are only entitled to vote on amendments to our operating agreement, and only if the amendment would negatively affect the rights of the Class C members.

Class C members will elect one of the 15 members of the board of managers. (Section 8.4)

On any matter requiring approval of the Class C capital units, Class C members are entitled to one vote, regardless of the number of Class C capital units held.

	Class A Capital Units	Class B Capital Units	Class C Capital Units

Transferability

The transfer of the Class A capital units is restricted. Class A capital units may not be transferred except for transfers approved by a majority of the company’s board of managers. (Section 4.1(a))

The board may only permit a transfer if (i) the transfer is registered under applicable securities laws or exempt from such laws, and (ii) the transfer, when aggregated with all other transfers for the preceding 12 months, will not jeopardize the company’s tax status. (Section 4.1(a))

Class A capital units may not be transferred if that transfer would result in 300 or more total Class A members. (Section 4.1(d))

Class A capital units may only be transferred in blocks of 2,500 units. (Section 4.1(d))

The transfer of the Class B capital units is restricted. Class B capital units may not be transferred except for transfers approved by a majority of the company’s board of managers. (Section 4.1(a))

The board may only permit a transfer if (i) the transfer is registered under applicable securities laws or exempt from such laws, and (ii) the transfer, when aggregated with all other transfers for the preceding 12 months, will not jeopardize the company’s tax status. (Section 4.1(a))

Any transfer of Class B capital units is prohibited if all transfers by that member in the then-current fiscal year would result in the creation of more than two new Class B members, or result in 500 or more total Class B members. (Section 4.1(e))

Class B capital units may only be transferred in blocks of 1,000 units. (Section 4.1(e))

Transfers of Class C capital units do not require the consent of the board of managers.

Any transfer of Class C capital units is prohibited if all transfers by that member in the then-current fiscal year would result in the creation of more than two new Class C members, or result in 500 or more total Class C members (Section 4.1(f))

Class C capital units may only be transferred in blocks of 500 units. (Section 4.1(f))

Manager Nominations	Holders of Class A capital units may nominate and elect nine of the company’s 15 managers on the board of managers. (Section 8.4(b))	Holders of Class B capital units may nominate and elect five of the company’s 15 managers on the board of managers. (Section 8.4(b))	Holders of Class C capital units may nominate and elect one of the company’s 15 managers on the board of managers. (Section 8.4(b))

Removal of Managers	Holders of Class A capital units may remove any of the members of our board of managers appointed by the Class A members, by a majority vote of the Class A members. (Section 8.6)	Holders of Class B capital units may remove any of the members of our board of managers appointed by the Class B members, by a majority vote of the Class B members. (Section 8.6)	Holders of Class C capital units may remove any of the members of our board of managers appointed by the Class C members, by a majority vote of the Class C members. (Section 8.6)

Amendments to the Operating Agreement	In general, our operating agreement may only be amended by a majority vote of the Class A members (Section 3.8(d))	Class B members will only be entitled to vote on amendments to our operating agreement if the amendments would negatively affect the rights of the Class B members. (Section 3.8(e))	Class C members will only be entitled to vote on amendments to our operating agreement if the amendments would negatively affect the rights of the Class C members. (Section 3.8(f))

	Class A Capital Units	Class B Capital Units	Class C Capital Units

Minimum Ownership Requirements	Class A members are required to hold not less than 10,000 Class A capital units. (Section 5.1(b))	Class B members are required to hold not less than 5,000 Class B capital units. (Section 5.1(b))	Class C members are required to hold not less than 2,500 Class C capital units. (Section 5.1(b))

Sharing of Profits and Losses	Holders of Class A capital units are entitled to share in the profits and losses of the company on a pro rata basis with all members of the company. (Section 5.1(b))	Holders of Class B capital units are entitled to share in the profits and losses of the company on a pro rata basis with all members of the company. (Section 5.1(b))	Holders of Class C capital units are entitled to share in the profits and losses of the company on a pro rata basis with all members of the company. (Section 5.1(b))

Distributions	Class A members are entitled to receive distributions on a pro rata basis of company cash and property as and when declared by the company’s board of managers. (Article 6)	Class B members are entitled to receive distributions on a pro rata basis of company cash and property as and when declared by the company’s board of managers. (Article 6)	Class C members are entitled to receive distributions on a pro rata basis of company cash and property as and when declared by the company’s board of managers. (Article 6)

Dissolution	Class A members are entitled to participate pro rata in the distribution of assets upon the company’s dissolution. (Section 13.2)	Class B members are entitled to participate pro rata in the distribution of assets upon the company’s dissolution. (Section 13.2)	Class C members are entitled to participate pro rata in the distribution of assets upon the company’s dissolution. (Section 13.2)

Information Rights	Class A members are entitled to receive financial reports and to access and copy certain information concerning the company’s business. (Section 3.4)	Class B members are entitled to receive financial reports and to access and copy certain information concerning the company’s business. (Section 3.4)	Class C members are entitled to receive financial reports and to access and copy certain information concerning the company’s business. (Section 3.4)

ABOUT THE SPECIAL MEETING

Date, Time and Place of Special Meeting; Proposals to be Considered at the Special Meeting

Our board of managers is asking for your vote at a special meeting of members to be held to be held at [      ] central time, on [          ], 2010, at the [Milbank High School Theater, 1001 East Park Avenue, Milbank, South Dakota,] and at any adjournments or postponements of that meeting.

Our board of managers has authorized, and unanimously recommends for your approval at the special meeting, the approval of the following proposed amendments to our Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement, which will effect the reclassification of some of our Class A capital units as described in this meeting information statement:

A.                                   The addition of a new Section 5.6 that would effect the reclassification, and under which Class A members of record with at least 40,000 Class A capital units but fewer than 70,000 Class A capital units immediately prior to the reclassification will receive one Class B capital unit for each Class A capital unit held prior to the reclassification, and

Class A members of record with fewer than 40,000 Class A capital units immediately prior to the reclassification will receive one Class C capital unit for each Class A capital unit held prior to the reclassification.

B.                                     The amendment of Section 3.9 of the Fifth Amended and Restated Operating Agreement (which amendments are contained in Section 3.8 of our proposed Sixth Amended and Restated Operating Agreement) to provide for the respective voting rights of the Class A, Class B and Class C members, as described further in this meeting information statement.

C.                                     The amendment of Section 3.13 of the Fifth Amended and Restated Operating Agreement (which amendments are contained in Section 3.12 of our proposed Sixth Amended and Restated Operating Agreement) to provide that a special meeting of the members may be called, among other circumstances, by the company’s Secretary upon the request of 20% of the members.

D.                                    The amendment of Section 4.1 of the Fifth Amended and Restated Operating Agreement to provide that transfers of Class A and Class B capital units (and not Class C capital units) must be approved by our board of managers, as described further in this meeting information statement.

E.                                      The amendment of Section 4.1 of the Fifth Amended and Restated Operating Agreement to provide for various transfer restrictions applicable to the Class A, Class B and Class C capital units, as described further in this meeting information statement.

F.                                      The amendment of Section 5.1 of the Fifth Amended and Restated Operating Agreement to provide for various minimum-ownership requirements applicable to the Class A, Class B and Class C capital units.

G.                                     The amendment of Section 8.4 of the Fifth Amended and Restated Operating Agreement to provide that the Class A members will elect nine members of the board of managers, the Class B members will elect five members of the board of managers and the Class C members will elect one member of the board of managers.

H.                                    The deletion of the existing Section 8.4(d) of the Fifth Amended and Restated Operating Agreement that currently provides that there will be two geographic districts for purposes of electing members of our board of managers.

I.                                         The amendment of Section 8.6 of the Fifth Amended and Restated Operating Agreement to provide that members of our board of managers may only be removed by the members of the class that was entitled to elect that manager.

J.                                        The amendment of the Fifth Amended and Restated Operating Agreement to provide general updates throughout.

These amendments will be voted upon as a single matter by our members. If the proposed amendments are not approved, our board of managers, in their discretion may determine not to implement:

•                  the reclassification; or

•                  any or all of the proposed amendments that our members otherwise approved.

Our board of managers will have the discretion to determine if and when to effect the amendments to our Fifth Amended and Restated Operating Agreement, including the reclassification, and reserves the right to abandon the amendments, including the reclassification, even if they are approved by the members.  For example, if the number of record holders of Class A capital units changes such that the reclassification would no longer accomplish our intended goal of discontinuing our SEC reporting obligations, the board of managers may determine not to effect the reclassification.

If the members approve the amendments to our Fifth Amended and Restated Operating Agreement at the special meeting, we do not expect to effectuate the reclassification until after July 1, 2010. This timing will provide our members with additional time in which to consolidate ownership or divest themselves of capital units during our second quarter trading window, which will allow them to control which class of capital units they will receive in the reclassification.

Members are also being asked to consider and vote upon any other matters that may properly be submitted to a vote at the meeting or any adjournment or postponement of the special meeting.  The board is not aware of any other business to be conducted at the special meeting.

Record Date

You may vote at the special meeting if you were the record owner of at least one Class A capital unit at the close of business on March 31, 2010, which has been set as the record date.  At the close of business on the record date, there were 50,628,000 Class A capital units outstanding held by approximately 958 record members.  If you are a member of the company holding at least one Class A capital unit, you are entitled to one vote on each matter considered and voted upon at the special meeting, regardless of the number of capital units that you own.

Quorum; Vote Required for Approval

The presence in person of 5% of our Class A capital units entitled to vote is necessary to constitute a quorum at the special meeting.  Approval of the amendments to our Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement, including the amendments to effect the reclassification, requires the affirmative vote of a majority of the total outstanding Class A capital units that vote on the matter at the special meeting.  As of the record date, we had 958 holders of record that would be entitled to vote at the special meeting. If all the members of Northern Growers were present and voted on the amendments at the special meeting, the affirmative vote of 480 of the 958 members of the company would be required to approve the amendments.  Because the members of Northern Growers’ board of managers constitute 15 of our 958 members, and because we believe that our executive officer and all of our managers will vote in favor of the transaction, this means a total of 465 votes by members who are not part of our board of managers would be required to vote in favor of the amendments for them to be approved if all of our members voted at the special meeting.  Because the members of our board of managers have only 15 votes, there is no assurance that the amendments to our Fifth Amended and Restated Operating Agreement contained in the proposed Sixth Amended and Restated Operating Agreement, including the amendments to effect the reclassification, will be approved.

Any proposal to adjourn or postpone the special meeting, if necessary, must be approved by a majority of members present at the meeting.

Proxies and Mail-In Ballots Not Permitted

Northern Growers is soliciting your vote at the special meeting on the matters described above in “—Date, Time and Place of Special Meeting; Proposals to be Considered at the Special Meeting.”  You may only vote your Class A capital units in person by attending the special meeting.  Neither Northern Growers nor any other person is soliciting proxies in connection with the special meeting.  Voting by proxy will not be permitted.  Ballots received through the mail will not be accepted.

Mailing of Meeting Information Statement

This meeting information statement will be distributed primarily by mail.  We will bear the expenses in connection with the distribution of this meeting information statement.  Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the meeting information statement to the beneficial owners of the capital units that those persons hold of record.

We are mailing this meeting information statement to our members on or about April [    ], 2010.

FINANCIAL INFORMATION

Selected Historical Financial Data

Set forth below is our selected historical consolidated financial information.  The historical financial information was derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, from the unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, and from other information and data contained in the Annual Report and Quarterly Report.  The financial information that follows should be read in conjunction with the Annual Report and the Quarterly Report.  Copies of the Annual Report and the Quarterly Report and all of the financial statements and related notes contained in the Annual Report and the Quarterly Report have been included as Appendix C to this meeting information statement and may also be obtained as set forth under the caption “Other Matters—Where You Can Find More Information.”

NORTHERN GROWERS, LLC

SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following table sets forth our selected financial data for the periods indicated. The audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December, 31, 2008, which has been included with this meeting information statement, have been audited by our independent auditors, Eide Bailly LLP.

Nine months ended September 30, 2009	Twelve months ended December 31, 2008	Twelve months ended December 31, 2007
Statement of Operations Data:
Revenues	$99,216,211	171,424,927	138,243,780
Cost of Revenues	$90,908,365	169,595,752	112,694,987
General and Administrative Expenses	$2,984,642	3,679,176	4,790,117
Income (Loss) from Operations	$5,323,204	(1,850,001)	20,758,676
Interest Expense	$(2,104,102)	3,535,485	2,876,464
Minority Interest in Subsidiary (Income) Loss	$(795,825)	1,154,649	(4,269,470)
Net Income (Loss)	$2,454,362	(4,152,550)	14,144,720

Capital Units Outstanding (1)	50,628,000	50,628,000	50,628,000

Cash Distributions declared per Capital Unit	—	—	0.238
Net Income (Loss) per Capital Unit	0.048	(0.082)	0.279

Balance Sheet Data:
Working Capital	$16,250,933	13,590,348	19,723,995
Net Property, Plant & Equipment	$69,445,093	73,231,189	78,141,027
Total Assets	$101,297,853	103,429,671	113,580,105
Long-Term Obligations	$37,596,027	42,618,873	46,794,965
Minority Interest in Subsidiary	$11,050,972	10,111,948	11,631,149
Members’ Equity	$48,409,393	34,420,293	39,804,399
Book Value per Capital Unit	$0.7379	0.680	0.786
Ratio of Earnings to Fixed Charges (2)	2.77	x	—	5.86	x

(1) Adjusted for a four-for-one capital unit split made effective September 1, 2005 and a two-for-one split effective July 1, 2006.

(2)  The ratio of earnings to fixed charges was negative for the year ended December 31, 2008. Additional earnings of approximately $5.21 million in 2008 would have been needed to result in a one-to-one ratio of earnings to fixed charges.

MARKET PRICE OF NORTHERN GROWERS, LLC
CLASS A CAPITAL UNITS AND DISTRIBUTION INFORMATION

Comparative Market Price Data

Our capital units are not traded on an established trading market such as a stock exchange or The NASDAQ Stock Market.  Rather, our Class A units are traded on a “qualified matching service” as defined by federal tax code. Under the qualified matching service, interested buyers and sellers of our capital units are matched on the basis of rules and conditions set forth under the federal tax code, and all trades are subject to final approval by our board of managers. Our qualified matching service is operated through Alerus Securities Corporation, a registered broker-dealer operating an SEC registered Alternative Trading System.  The following table contains historical information by quarter for the past two years regarding the trading of capital units under the qualified matching service.  There may be other transactions of which we are not aware.

	Closing Price Per Unit
	High	Low	Distribution Paid
Quarter ending:
December 31, 2009	$0.85	$0.85	$—
September 30, 2009	—	—	—
June 30, 2009	0.90	0.85	—
March 31, 2009	0.90	0.90	—

December 31, 2008	1.10	1.10	—
September 30, 2008	1.30	0.95	—
June 30, 2008	1.80	1.80	—
March 31, 2008	2.50	2.05	1,518.840

There were approximately 958 record holders of our Class A capital units on December 31, 2009.

Distributions

On January 29, 2008, we paid a distribution of $1,518,840 to our members of record as of December 31, 2007.  No distributions were declared or paid in 2009.

Under the terms of our Fifth Amended and Restated Operating Agreement, the board of managers is required to make annual (or more frequent) distributions to our members and may not retain more than $200,000 of net cash from operations, unless a super-majority of the board of managers (75%) decides otherwise, unless it would violate or cause a default under the terms of any debt financing or other credit facilities, or it is otherwise prohibited by law.  In addition, under our financing arrangements with U.S. Bank National Association, we are only permitted to make distributions in an amount up to 80% of our net income.  Distributions are required to be issued to members of record as of the last day of the quarter immediately prior to the quarter in which the distribution was approved by the board of managers.

We do not anticipate that the reclassification will have any affect on our ability to declare and pay distributions to our members, nor will the terms of the Class A, Class B or Class C capital units differ with respect to the rights of members to receive distributions from the company.  See “Description of

Capital Units—Proposed Class B Capital Units” and “Description of Capital Units—Proposed Class C Capital Units” for more details.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of our Class A capital units as of [        ], by each 5% unit holder, our executive officer and by each of our managers and by all of our managers and the executive officer as a group.  Other than South Dakota Corn Processors Fund, no person or entity is currently known to the company to be the beneficial owner of more than 5% of our outstanding Class A capital units.  Except as otherwise noted in the footnotes to the table, each individual has sole investment and voting power with respect to the Class A capital units set forth opposite his name.

The table also sets forth the number and approximate percentage of Class A capital units that the persons named in the table would beneficially own after the reclassification effective time on a pro forma basis, assuming 16,691,000 Class A capital units are reclassified as Class B capital units and 3,655,833 Class A capital units are reclassified as Class C capital units and there are no changes in the named person’s ownership between [            ], and the reclassification effective time.

	Class A capital units directly, indirectly or	Percent of Outstanding
Name and Other Position with Northern Growers, LLC.	beneficially owned as of [ ]	Before reclassification	After reclassification

Ronald Anderson, Manager(1)	160,000	*	*
Leroy Bergan, Manager	40,000	*	*
Wendell Falk, Manager(2)	40,000	*	*
Lars Herseth, Manager(3)	170,000	*	*
Mark Lounsbery, Manager(4)	246,666	*	*
Robert Metz, Manager(5)	200,000	*	*
Robert Narem, Manager, CEO/CFO(6)	120,000	*	*
Jeff Olson, Manager	40,000	*	*
Ronald Olson, Manager	140,000	*	*
Heath Peterson, Manager	120,000	*	*
Delton Strasser, Manager(7)	160,000	*	*
Steve Street, Manager(8)	320,000	*	1.1%
J. Charles Walters, Manager	10,000	*	*
Bill Whipple, Manager(9)	440,000	*	1.5%
Robert Wittnebel, Manager	40,000	*	*

All members of our board of managers as a group (15 persons)	2,246,667	4.4%	7.4%

5% Class A Members
South Dakota Corn Processors Fund P.O. Box 85102 Sioux Falls, South Dakota 57104	3,150,000	6.2%	10.4%

*Percentage of capital units beneficially owned does not exceed 1% of the class.

(1)           Includes 120,000 capital units held in a custodial account for the benefit of the Ronald Anderson Trust, of which Mr. Anderson is the trustee.

(2)           Consists of 40,000 capital units owned jointly with Mr. Falk’s wife.

(3)           Includes 2,500 capital units held by Mr. Herseth as custodian for the benefit of Zachary Sandlin and 2,500 capital units held by Mr. Herseth’s wife as custodian for the benefit of Ayson and Addison Anderson under the South Dakota Uniform Transfers to Minors Act.

(4)           Consists of 246,666 capital units owned jointly with Mr. Lounsbery’s wife.

(5)           Includes 80,000 capital units owned of record by Mr. Metz’s wife.

(6)           Consists of 117,500 capital units owned of record by Soil Consultants, Inc., of which Mr. Narem is the owner, and 2,500 capital units owned jointly by Robert Narem and his wife Marian Narem.

(7)           Consists of 160,000 capital units owned jointly with Mr. Strasser’s wife.

(8)           Includes 80,000 capital units owned of record by Mr. Street’s wife.

(9)           Consists of 40,000 capital units held in a custodial account for the benefit of Whipple Trust, of which Mr. Whipple is trustee, and 400,000 capital units owned of record by Whipple Ranch, Inc. of which Mr. Whipple is co-owner.

The information presented in the table is based on information furnished by the specified persons and was determined in accordance with Rule 13d-3 under the Securities Exchange Act, as required for purposes of this meeting information statement.  Briefly stated, under that rule, units are deemed to be beneficially owned by any person or group having the power to vote or direct the vote of, or the power to dispose or direct the disposition of, such units, or who has the right to acquire beneficial ownership thereof within 60 days.  Beneficial ownership for the purposes of this meeting information statement is not necessarily to be construed as an admission of beneficial ownership for other purposes.

MANAGEMENT

Set forth in the table below are the (i) name, (ii) business address, (iii) current principal occupation or employment, and the name, principal business and address of any corporation or other organization in which the employment or occupation is conducted, and (iv) material occupations, positions, offices or employment during the past five years, and the name, principal business and address of any corporation or other organization in which the occupation, position, office or employment was carried on, of each of the managers and executive officer of the Company (as specified below).  Each person identified below is a United States citizen.  The business telephone number for each person identified below is (605) 965-2200.  Unless otherwise noted, all persons identified below have been employed in the principal occupations noted below for the past five years or more.

Name and Address	Background

Ronald Anderson 47895 S.D. Hwy. 158 LaBolt, South Dakota 57246

Ron has been a farmer for nearly 42 years. He served as a director of the Nassau Farmers Elevator for 12 years and as its chairman for six years. He assisted with the organization of the Grant County Soybean Association, serving as its president for six years. He is an active member of American Lutheran Church in Milbank, South Dakota. He attended Augustana College, Sioux Falls, South Dakota for one year before returning to farming in 1964.

LeRoy Bergan 15445 442nd Avenue, Florence, SD 57235

Leroy is a retired farmer who farmed for over 30 years. He is currently an independent wellness consultant for Nikken, Inc., of Irvine, California, and has served since 1991 on the board of directors for Codington-Clark Electric Coop, Inc., representing District 3. He graduated from South Dakota State University, Brookings, South Dakota, in 1959 with a Bachelor of Science Degree in Agriculture Education, and in 1969 with a Masters Degree in Education.

Wendell Falk 45384 154th St. South Shore, South Dakota 57265

Wendell has been a farmer for the past 10 years. He and his wife own and operate Wendell Falk Farms. He graduated from South Dakota State University, Brookings, South Dakota, in 1992 with an Associate Degree in General Agriculture.

R. Lars Herseth 39949 114th Street Houghton, South Dakota 57449

Lars has been a farmer for 40 years. He is a former State Representative and State Senator with the South Dakota Legislature, serving for 12 years and 8 years, respectively. He currently serves as a director of the American Coalition of Ethanol and as a member of the South Dakota Corn Utilization Council. He graduated from the University of South Dakota, Vermillion, South Dakota, in 1969 with a Bachelor of Arts Degree in Government and History.

Mark Lounsbery 16453 482nd Ave. Revillo, South Dakota 57259	Mark has been a farmer for the past 35 years. He is a former director of the South Dakota Corn Utilization Council and is a current director of the American Corn Growers Association.

Robert Metz 46602 127th Street Browns Valley, Minnesota 56219

Robert has been a farmer for the past 33 years. He represents South Dakota on the United Soybean board and serves as past chairman of the National Bio-Diesel board. He serves as a member of the South Dakota Corn Growers Association and is trustee of St. Anthony’s Catholic Church. He is also a former board member of the Browns Valley School District and the Browns Valley Community Elevator. He is a past president of the American Soybean Association.

Robert Narem 14313 469th Ave. Twin Brooks, South Dakota 57269 Chief Executive Officer

Robert has been employed with Soil Consultant, Inc. as an agronomist since 1982 and serves as its president. He is a member of the South Dakota Independent Crop Consultant Association, vice president of the South Dakota Certified Crop Advisor Committee, and supervisor of Kilborn Township. He is a board member of Mountain View Harvest Coop and Gerald, LLC, a commercial baking company. He graduated from South Dakota State University, Brookings, South Dakota, in 1977, with a Bachelor of Science Degree in Park Management and in 1982 with a Masters of Science Degree in Agronomy.

Jeff Olson 2494 300th Street Madison, Minnesota 56256

Jeff has been a farmer for the past 21 years. He currently serves as a director of the Lac Qui Parle County Planning and Zoning Committee. He graduated from South Dakota State University, Brookings, South Dakota, in 1985 with a Bachelor of Science Degree in Agriculture Education.

Ronald Olson 44228 150th Street Waubay, South Dakota 57273

Ron has been a farmer for the past 24 years. He currently serves as a director of the South Dakota Corn Utilization Council and serves on an Action Team for the U.S. Grains Council. He graduated from South Dakota State University, Brookings, South Dakota, in 1986 with an Associate Degree in General Agriculture.

Heath Peterson 16948 482nd Ave. Revillo, South Dakota 57259

Heath has been a farmer for 16 years. He currently serves as a member of the South Dakota Corn Growers Association, and is a former director of the Revillo Farmers Elevator board. He graduated from Lake Area Vocational School in 1992.

Delton Strasser 13975 SD Hwy. 123 Wilmot, South Dakota 57279

Del has been a farmer for over 38 years. He is president of the board of POET™ Biorefining - Big Stone and of Zion Community Church. He is a former director and chairman of the South Dakota Corn Utilization Council and former director of National Corn Growers Association. He attended Trinity College, Chicago, Illinois, for one year.

Steve Street 16153 486th Avenue Revillo, South Dakota 57259

Steve has been a farmer for over 31 years. He currently serves as a State Representative for District 4 in the South Dakota Legislature. He is also treasurer of Adams Township and was formerly president of the Revillo Grain Elevator. He graduated from South Dakota State University in Brookings, South Dakota, in 1972 with a Bachelor of Science Degree in Agronomy.

J. Charles Walters 68937 240th St. Graceville, Minnesota 56240	Charles has been a farmer for 28 years. He graduated from the University of Minnesota, St. Paul, Minnesota, in 1975 with a Bachelor of Science Degree in Agronomy.

Bill Whipple 13453 460th Avenue Wilmot, South Dakota 57279

Bill has been a farmer for over 35 years with Whipple Ranch, Inc., where he is president and manager. He has served as a director of the South Dakota Corn Growers Association. He serves as Director of the South Dakota Corn Utilization Council. He graduated from South Dakota State University, Brookings, South Dakota, in 1969 with a Bachelor of Science Degree in Animal Science.

Robert Wittnebel 2971 121st Ave. Nassau, Minnesota 56257

Robert has been a farmer for over 37 years. He is a member of the American Legion, VFW, and Trinity Lutheran Church. He also serves as a director of Hilltop Residence and Madison Lutheran Home. He graduated from South Dakota State University, Brookings, South Dakota, in 1961 with a Bachelor of Science Degree in Agricultural Education.

During the last five years none of Northern Growers, Ronald Anderson, LeRoy Bergan, Wendell Falk, R. Lars Herseth, Mark Lounsbery, Robert Metz, Robert Narem, Jeff Olson, Ronald Olson, Heath Peterson, Delton Strasser, Steve Street, J. Charles Walters, Bill Whipple and Robert Wittnebel have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or have been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction resulting in a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

CLASS A CAPITAL UNIT PURCHASE INFORMATION

Prior Purchases of Class A capital units

During the past two years, we have not repurchased any of our Class A capital units.

Recent Transactions

In the past 60 days, none of Northern Growers, its affiliates, managers, or the executive officer has made any purchases of our Class A capital units.

TRANSACTIONS WITH RELATED PERSONS

Our individual board members, nominees to the board, and our executive officer have not entered into, and do not anticipate entering into, any contractual or other transactions between themselves and the company, directly or indirectly, except for transactions identical to those provided by all other members such as corn delivery transactions to the company’s subsidiary, POET® Biorefinary — Big Stone. Our board members receive a per diem fee and other reimbursement and compensation for their board services, as described above.

Except as set forth under the company’s operating agreement, the company does not have any formal policies and procedures for the review, approval or ratification of transactions between individual board members or officers and the Company. Under our operating agreement, all acts of the board are required to be conducted by majority vote of disinterested persons serving on the board. A disinterested person is defined as a person who does not have a financial interest in any contract or agreement, or whose family member does not have a financial interest in the same. A person who is not disinterested is precluded from voting on the matter at hand unless such agreement or contract is made available to all members of the company. In 2009, the terms and conditions regarding a vote by disinterested board members were fully complied with under our operating agreement.

Agreements Involving Northern Growers’ Securities

There are no agreements relating to our Class A capital units other than our Fifth Amended and Restated Operating Agreement, which sets forth the rights and preferences of the Class A capital units.  A copy of our Fifth Amended and Restated Operating Agreement is attached as Appendix A to this meeting information statement.

OTHER MATTERS

Reports, Opinions, Appraisals and Negotiations

We have not received any report, opinion or appraisal from an outside party that is materially related to the reclassification.

Other Matters of Special Meeting

As of the date of this meeting information statement, the only business that our board of managers expects to be presented at the meeting is that set forth above.

Proposal Deadline for the 2010 Annual Meeting

Proposals submitted by our members to be presented at the 2010 annual members’ meeting must have been received by us at our principal office, 48416 144th Street, Big Stone City, South Dakota 57216, on or before March 3, 2010, in order to be included in our annual meeting materials for our 2010 annual members’ meeting.  Pursuant to Rule 14a-8, the deadline for submitting member proposals at our next annual meeting is calculated as the date that is 120 calendar days before the date of our proxy statement released to members in connection with the previous annual meeting.  Because we sent an information statement in lieu of a proxy statement to members in connection with last year’s annual meeting, we have utilized the date of our information statement released to members in connection with the previous annual meeting, which date was July 1.  If we change the date of this year’s annual meeting by more than 30 days from the date of last year’s annual meeting, which was held on July 31, 2009, the deadline will be reset to a reasonable time before we begin to print and send our meeting materials.

Forward Looking Statements

Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future.  We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this meeting information statement or in any of our filings with the SEC or otherwise.  Additional information with respect to factors that may cause our results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC.  See “—Where You Can Find More Information.”

Where You Can Find More Information

We are subject to the information requirements of the Securities Exchange Act, and in accordance therewith we file reports, information statements and other information with the SEC.  Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to the Securities Exchange Act, are filed with the SEC.  Such reports and other information filed by us with the SEC are available on the SEC website (www.sec.gov). The public may read and copy any materials filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov. The contents of these websites are not incorporated into this filing.

Our website is found at www.poet.com, then clicking on “Meet POET,” “Plants,” “Big Stone, SD,” and finally “Becoming an Investor.” Except for our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are not directly available on our website as we instruct readers to obtain the reports through a link to www.sec.gov. However, we provide paper copies of the reports to any person who requests it, free of charge.

Information Incorporated by Reference

In our filings with the SEC, information is sometimes incorporated by reference.  This means that we are referring you to information that we have filed separately with the SEC.  The information incorporated by reference should be considered part of this meeting information statement, except for any information superseded by information contained directly in this meeting information statement.  The following documents are incorporated by reference herein:

•                  our Annual Report on Form 10-K for fiscal year ended December 31, 2008, including audited financial information;

•                  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, including unaudited financial information;

•                  our Current Reports on Form 8-K filed with the SEC on August 6, 2009, August 7, 2009, November 6, 2009 and December 23, 2009; and

•                  Our Definitive Information Statements on Form 14C, filed with SEC on April 24, 2009 and July 2, 2009.

We have supplied all information contained in or incorporated by reference in this document relating to us, provided that any reference to any claim of reliance on the Private Securities Litigation Reform Act’s forward looking statement safe harbor contained in any such document is excluded, and is not incorporated herein by reference.  You may have already received the information incorporated by reference in this document by us, and we have attached our Annual Report and Quarterly Report for the quarter ended September 30, 2009 with this meeting information statement as Appendix C.  You can also obtain any of them through the SEC at the locations described above, or through us at the address below.  We will provide to you, without charge, by first class mail or other equally prompt means within one business day of any written or oral request by you, a copy of any report or other information incorporated by reference in this document by us.  You should direct your request to the following address:  Northern Growers, LLC, 48416 144th Street, Big Stone City, South Dakota 57216, Attention Kari Casper.

By order of the board of managers

April [ ], 2010

APPENDIX A

FIFTH AMENDED AND RESTATED NORTHERN GROWERS, LLC
OPERATING AGREEMENT

FIFTH AMENDED AND

RESTATED OPERATING

AGREEMENT

NORTHERN GROWERS, LLC

JULY 31, 2009

SECTION PAGE

FIFTH AMENDED AND RESTATED
OPERATING AGREEMENT
OF
NORTHERN GROWERS, LLC

This Fifth Amended and Restated Operating Agreement of Northern Growers, LLC (the “Company”) dated as of the 31st day of July 2009, is executed and agreed to, for good and valuable consideration, by the Members (as defined below) and the Company.

ARTICLE 1
DEFINITIONS

As used in this Operating Agreement, the following terms have the following meanings:

1.1           “Act” means the South Dakota Limited Liability Company Act and any successor statute, as amended from time to time.

1.2           “Affiliate” of any Person shall mean any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person; or if such Person is a partnership, any general partner of such Person or a Person controlling any such general partner.  For purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

1.3           “Articles” means the Articles of Organization filed with the Secretary of State of South Dakota on April 1, 2002, by which the Company was organized as a South Dakota limited liability company under and pursuant to the Act.

1.4           “Board of Managers” means the Managers acting as a group with the powers set forth in the Articles and this Operating Agreement.

1.5           “Bankrupt Member” means (except to the extent that the Board of Managers determines otherwise) any Member (a) that makes a general assignment for the benefit of creditors; (b) files a voluntary bankruptcy petition under Chapter 7 of the United States Bankruptcy Code; (c) files a petition or answer seeking for the Member a liquidation, dissolution, or similar relief under any law; (d) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in subclauses (a) through (c); (e) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member’s or of all or any substantial part of the Member’s properties; or (f) against which an involuntary petition has been filed and a proceeding seeking relief under Chapter 7 of the United States Bankruptcy Code, liquidation, dissolution, or similar relief under any law has been commenced and 90 days have expired without dismissal thereof or with respect to which, without the Member’s consent or acquiescence, a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member’s properties has been appointed and 90 days have expired without the appointment having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

1.6           “Capital Contribution” means any actual contribution by a Member to the capital of the Company in the Reorganization or through the purchase of Capital Units (but does not include subscribed for, but unpaid Capital Units).

1.7           “Capital Unit” or “Unit” means Capital Units of the Company with the rights and privileges set forth in this Operating Agreement, including Class A Capital Units, and any other class of Capital Units as may be approved and adopted by the Board of Managers.

1.8           “Capital Unit Transfer System” means the procedures set forth in Article 4 of this Operating Agreement governing all Dispositions of Capital Units.

1.9           “Class A Members” means holders of Class A Capital Units who have executed and agreed to be bound by this Operating Agreement.

1.10         “Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

1.11         “Committed Capital” means $2.00 per Class A Capital Unit with respect to Members receiving Class A Capital Units in the Reorganization, and, with respect to any additional Members, the purchase price of the Capital Units subscribed for in any subsequent offering pursuant to a subscription agreement that has been accepted by the Company, regardless of whether such purchase price has been fully paid.

1.12         “Company” means Northern Growers, LLC (formerly, Whetstone Ethanol, LLC), a manager-managed South Dakota limited liability company.

1.13         “Cooperative” means Northern Growers Cooperative, a South Dakota cooperative corporation.

1.14         “Dispose,” “Disposing,” or “Disposition” means the sale, assignment, transfer, gift, exchange, or other disposition of one or more Capital Units, whether voluntary or involuntary, but not the mortgage, pledge, or grant of a security interest therein.

1.15         “Manager” means any natural Person who is a member of the Board of Managers of the Company, whether initially named in the Articles or later elected as provided in this Operating Agreement.

1.16         “Member” means any Person who holds one or more Capital Units and has executed this Operating Agreement, whether initially admitted as of the date of this Operating Agreement or later admitted to the Company as a Member as provided in this Operating Agreement.  Unless the context otherwise requires, the term “Member” shall include any Member’s representative in event of the death, incapacity, or liquidation of the Member.  Except as specifically stated otherwise, “Members” refers to all Class A Members.

1.17         “Net Cash from Operations” means the gross cash proceeds from the Company’s investments, operations, sales, and other dispositions of assets, including but not limited to investment assets (but not including sales and other dispositions of all or substantially all of the assets of the Company), less the portion thereof used to pay, or set aside for, the established reserves for all the Company’s expenses, debt payments, capital improvements, replacements and contingencies, all as determined by the Board of Managers.  Net Cash from Operations shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reduction of reserves previously established, but not expended, as authorized by the Board of Managers.

1.18         “Northern Lights Ethanol” means Northern Lights Ethanol, LLC, a South Dakota limited liability company, formed for the purpose of constructing, owning and operating an ethanol production facility near Milbank, South Dakota.

1.19         “Ownership Percentage” with respect to any Member means the percentage of ownership of a Member determined by taking the total Capital Units held by such Member divided by the aggregate total number of issued and outstanding Capital Units.

1.20         “Person” includes an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, foreign corporation, cooperative, custodian, trustee, executor, administrator, nominee or entity in a representative capacity.

1.21         “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.

1.22                           “Quarter” means any of the three-month periods ending on March 31, June 30, September 30 and December 31.

1.23         “Reorganization” means the exchange of all of the assets and liabilities of the Cooperative for the Class A Capital Units of the Company, the subsequent dissolution of the Cooperative and distribution of the Company’s Class A Capital Units to the Cooperative’s shareholders in liquidation of the Cooperative, and the adoption of this Operating Agreement concurrently therewith, all pursuant to the Plan of Reorganization dated April 10, 2002.

1.24         “Super Majority Vote” means the affirmative vote of 75% of the total number of Managers elected to the Board of Managers.

Other terms defined herein have the meanings so given them.

ARTICLE 2

ORGANIZATION

2.1           Formation. The Company has been organized as a South Dakota limited liability company by the filing of Articles under and pursuant to the Act and the issuance of a certificate of organization for the Company by the Secretary of State of South Dakota.

2.2           Name. The name of the Company is Northern Growers, LLC and all Company business must be conducted in that name or such other names that comply with applicable law as the Board of Managers may select from time to time.

2.3           Registered Office; Registered Agent, Principal Office in the United States; Other Offices.  The registered office of the Company required by the Act to be maintained in the State of South Dakota shall be the office of the initial registered agent named in the Articles or such other office (which need not be a place of business of the Company) as the Board of Managers may designate from time to time in the manner provided by law.  The registered agent of the Company in the State of South Dakota shall be the initial registered agent named in the Articles or such other Person or Persons as the Board of Managers may designate from time to time in the manner provided by law.  The principal office of the Company in the United States shall be at such place as the Board of Managers may designate from time to time, which need not be in the State of South Dakota, and the Company shall maintain records there as required by the Act and shall keep the street address of such principal office at the registered office of the Company in the State of South Dakota.  The Company may have such other offices as the Board of Managers may designate from time to time.

2.4           Purpose.  The purpose of the Company is to own a membership interest in Northern Lights Ethanol, which will produce and market ethanol and ethanol co-products from its ethanol production facility located near Milbank, South Dakota, and any other purpose allowed under South Dakota law.

2.5           Foreign Qualification.  Prior to the Company’s conducting business in any jurisdiction other than South Dakota, the Board of Managers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Managers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.  At the request of the Board of Managers, the Company’s officers (as specified in Article 7) shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Operating Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

2.6           Term. The Company commenced its existence on the date the Secretary of State of South Dakota issued a certificate of organization for the Company and shall continue in existence until dissolved.

2.7           Mergers and Exchanges.  The Company may be a party to (a) a merger, (b) a consolidation, or (c) an exchange or acquisition, subject to the requirements of this Operating Agreement.  Consent to any such merger, consolidation, exchange or acquisition shall be by vote of the Members as set forth in Article 3.

2.8           No State-Law Partnership.  The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture for any purposes other than federal income and state income tax purposes, and this Operating Agreement shall not be construed to suggest otherwise.

2.9           Fiscal Year.  After such time as the Reorganization is completed, the Company’s fiscal year shall end on December 31 of each year or such other date as the Board of Managers shall determine.

ARTICLE 3

MEMBERS

3.1           Members.

(a)           The initial Member of the Company is the Cooperative, whose Capital Units are being distributed to the Cooperative’s shareholders in the Reorganization.

(b)           Members of the Cooperative receiving Capital Units in the Reorganization shall be admitted as Members without discretion of the Board Managers at such time as such Person has submitted to the Company a counterpart signature agreeing to be bound by this Operating Agreement.  Until such time as a Person who acquires Capital Units in the Reorganization becomes a Member in accordance with the foregoing, such Person shall receive the allocations of income, gain, losses, deductions, credits and distributions in accordance with Article 6 of this Operating Agreement, but shall have no voting rights and such Person’s Capital Units shall become subject to optional redemption by the Company in accordance with Section 4.3 of this Operating Agreement on the anniversary of the Reorganization.

(c)           Additional Persons may be admitted as Members by acquiring a minimum of 2,500 Capital Units (i) directly from the Company in the Offering or otherwise, or (ii) from a

Member in a Disposition in compliance with the provisions of this Operating Agreement, subject to Section 3.3.

(d)           Any Person who satisfies the requirements of this Operating Agreement may be a Member unless the Person lacks capacity apart from the Act.

3.2           Representations and Warranties.  Each Member represents and warrants to the Company and each other Member that:

(a)           if that Member is a corporation, it is duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein);

(b)           if that Member is a limited liability company, it is duly organized, validly existing, and (if applicable) in good standing under the laws of the state of its organization and is duly qualified and (if applicable) in good standing as a foreign limited liability company in the jurisdiction of its principal place of business (if not organized therein);

(c)           if that Member is a partnership, trust, or other entity, it is duly formed, validly existing, and (if applicable) in good standing under the laws of the state of its formation, and if required by law is duly qualified to do business and (if applicable) in good standing in the jurisdiction of its principal place of business (if not formed therein), and the representations and warranties in clause (a), (b) or (c), as applicable, are true and correct with respect to each partner (other than limited partners), trustee or other member thereof;

(d)           that the Member has full corporate, limited liability company, partnership, trust, or other applicable power and authority to execute and agree to this Operating Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other Persons necessary for the due authorization, execution, delivery and performance of this Operating Agreement by that Member have been duly taken;

(e)           that the Member has duly executed and delivered this Operating Agreement; and

(f)            that the Member’s authorization, execution, delivery and performance of this Operating Agreement does not conflict with any other agreement or arrangement to which that Member is a party or by which it is bound.

3.3           Admission of Additional Members.  No Person shall become a Member without the approval of the Board of Managers.  The Board of Managers may refuse to admit any Person as a Member in its sole discretion.  Additional Persons may be admitted to the Company in the discretion of the Board of Managers.  Any such admission also must comply with the requirements described elsewhere in this Operating Agreement and will be effective only after such Person has executed and delivered to the Company a written document including such Person’s: (a) address for notices, (b) agreement to be bound by this Operating Agreement, and (c) representation and warranty that the representations and warranties required of all Members in this Operating Agreement are true and correct with respect to such Person.  The provisions of this section shall apply to any Person who acquires Capital Units directly from the Company or through a Disposition by a Member.

3.4           Interests in a Member.  A Member that is not a natural person may not cause or permit an interest, direct or indirect, in itself to be Disposed of in violation of the Securities Act of 1933, as amended, or such that, after the Disposition, (a) the Company would be considered to have terminated within the meaning of Section 708 of the Code or (b) without the consent of the Board of Managers, that Member shall cease to be controlled by substantially the same Persons who control it as of the date of its admission to the Company.  On any breach of this Section 3.4, the Company shall have the option to redeem, and on exercise of that option the breaching Member shall surrender, the breaching Member’s Capital Units in accordance with Section 4.3 of this Operating Agreement.

3.5           Information.

(a)           In addition to the other rights specifically set forth in this Operating Agreement, each Member is entitled to all information to which that Member is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated.  The Members agree, however, that, except as otherwise provided by law, the Board of Managers from time to time may determine, due to contractual obligations, business concerns, or other considerations, that certain information regarding the business, affairs, properties and financial condition of the Company should be kept confidential and not provided to some or all other Members, and that it is not just or reasonable for those Members or their assignees or representatives to examine or copy any such confidential information.

(b)           The Members acknowledge that from time to time, they may receive information from or regarding the Company in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company or Persons with whom it does business.  Each Member shall hold in strict confidence any information it receives regarding the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member, except for disclosures (i) compelled by law (but the Member must notify the Board of Managers promptly of any request for that information before disclosing it, if practicable), (ii) to advisers or representatives of the Member or Persons who have acquired that Member’s Capital Units through a Disposition as permitted by this Operating Agreement, but only if the recipients have agreed to be bound by the provisions of this section, or (iii) of information that the Member also has received from a source independent of the Company that the Member reasonably believes obtained that information without breach of any obligation of confidentiality.  The Members acknowledge that a breach of the provisions of this section may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both.  Accordingly, the Members agree that the provisions of this section may be enforced by specific performance.

3.6           Liabilities to Third Parties.  Except as otherwise expressly agreed in writing, no Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

3.7           Withdrawal. A Member does not have the right or power to withdraw from the Company as a Member, except as set forth in this Operating Agreement.

3.8           Lack of Authority.  No Member, other than a Member acting in his or her capacity as an officer of the Company, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company, except with the prior consent of the Board of Managers.

3.9           Classes and Voting.  Unless the Articles state to the contrary or as provided by this Operating Agreement, or any amendment hereto, there shall be one class of Members.  The Board of

Managers may establish additional classes or groups of one or more Members.

(a)           Class A Members.  Class A Members shall be entitled to vote on all matters coming to a vote of the Class A Members.  Each Class A Member may cast only one vote on each matter brought to a vote of the Class A Members, regardless of the number of Class A Capital Units owned.  On all matters to be voted upon by the Class A Members, except as otherwise provided in this Operating Agreement, the affirmative vote of the majority of the Class A Members voting on the matter at hand shall be the act of the Class A Members.

(b)           Voting.  Members shall only be entitled to vote on the following matters: (i) the merger or consolidation of the Company with another business entity or the exchange of interests in the Company for interests in another company; (ii) the sale, lease, exchange or other disposition of substantially all of the Company’s assets; (iii) voluntary dissolution of the Company; (iv) the election and removal of individuals serving on the Board of Managers; and (v) the amendment of the Articles and this Operating Agreement; (vi) the increase or decrease in the number of Managers; (vii) any change in geographical boundaries relative to voting districts; and (viii) any matters referred to a vote of the Members by the Board of Managers.

3.10         Place and Manner of Meeting.  All meetings of the Members shall be held at such time and place, within or without the State of South Dakota, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.  Presence in person, or written ballot, shall constitute participation in a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.11         Conduct of Meetings.  All meetings of the Members shall be presided over by the Chief Executive Officer.  All meetings of the Members shall be conducted in general accordance with the most recent edition of Roberts’ Rules of Order, or such other rules and procedures as may be determined by the Board of Managers in its discretion.

3.12         Annual Meeting.  The annual meeting of the Members for the transaction of all business which may come before the meeting shall be held on a date determined by the Board of Managers.  Failure to hold the annual meeting at the designated time shall not be grounds for dissolution of the Company.

3.13         Special Meetings.  A special meeting of the Members may be called at any time by the Chief Executive Officer, the Board of Managers or by the Secretary upon the request of 10% of the Class A Members.  Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on at the special meeting.

3.14         Notice.  Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting either personally or by mail, by or at the direction of the Chief Executive Officer, the Secretary or the Board of Managers calling the meeting, to each Member entitled to vote at the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at the Member’s address as it appears on the records of the Company, with postage thereon prepaid.

(a)           If a purpose of any Member meeting is to consider any of the following matters, the notice must state such purpose

(i)            a plan of merger, consolidation or exchange

(ii)           the sale, lease, exchange or other disposition of all, or substantially all, of the Company’s assets;

(iii)                               the voluntary dissolution of the Company;

(iv)          the removal of any member or members of the Board of Managers) the increase or decrease in the number of Managers;

(vi)          any change in geographical boundaries relative to voting, or districts.

(b)           The notice for any Member meeting relating to any of the purposes listed in (a) above must be accompanied by a copy or summary of the respective:

(i)            plan of merger, consolidation or exchange;

(ii)           the transaction description for the proposed sale, lease, exchange or other disposition of all, or substantially all, of the Company’s assets;

(iii)                               the plan of liquidation; or

(iv)          identification of the Manager or Managers whose removal is sought.

3.15         Quorum of Members.  Five percent of the Class A Members represented in person or by written ballot, shall constitute a quorum at a meeting of the Members.  The Members present at a duly organized meeting at which a quorum is present may transact business until adjournment, notwithstanding the departure or withdrawal of enough Members to leave less than a quorum.

3.16         Voting of Capital Units by Company.  A Capital Unit owned by another limited liability company, corporation or other legal entity, the majority of which is owned or controlled by this Company, and a Capital Unit held by this Company in a fiduciary capacity, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total Capital Units of a class at any given time.

3.17         Closing Record Books and Fixing Record Data.  For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof or in order to make a determination of Members for any other proper purpose, the Board of Managers may provide that the record books shall be closed for a stated period not exceeding 10 days.  If the record books shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such books shall be closed for a period not exceeding 10 days immediately preceding such meeting.  In lieu of closing the record books, the Board of Managers may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than 60 days and in the case of a meeting of Members, not less than 10 days prior to the date of which the particular action requiring such determination of Members is to be taken.  If the record books are not closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date on which notice of the meeting is mailed, as the case may be, shall be the record date for such determination of Members.  When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of record books and the stated period of closing has expired.

3.18         Fixing Record Dates for Ballots by Mail.  Unless a record date shall have previously been fixed or determined herein, whenever action by Members is proposed to be taken by written ballot without attendance being required at a meeting of Members, the Board of Managers may fix a record date for purposes of determining Members entitled to vote by ballot on the action, which record date shall be set by the Board of Managers not more than 60 days prior to the deadline for returning ballots to the Company.  If no record date has been fixed by the Board of Managers, the record date for determining Members entitled to vote by written ballot without requiring attendance at a meeting of Members shall be at the close of business on the tenth day preceding the mailing of the written ballots to the Members.

3.19         Proxies.  Voting by proxy shall not be allowed.

ARTICLE 4

DISPOSITION OF CAPITAL UNITS

4.1           General Restrictions on the Disposition of Capital Units.

(a)           No Disposition of Capital Units shall be valid except as specifically provided in this Article 4.  To be valid, a Disposition must be approved by the Board of Managers and comply with the Company’s Capital Units Transfer System as adopted or approved by the Board of Managers, as it may be amended from time to time.  The Capital Units Transfer System shall conform with Section 1.7704-1 et seq. of the Treasury Regulations as adopted or amended by the Internal Revenue Service from time to time, and it is the intent of this Operating Agreement that: (i) the tax status of this Company be the same as for a partnership, (ii) this Company preserve its partnership tax status by complying with Section 1.7704-1, et seq., and any amendments thereto, and (iii) to the extent possible, this Operating Agreement shall be read and interpreted to prohibit the free transferability of Capital Units.  Any attempted Disposition by a Person of Capital Units or any other interest or right, or any part thereof, in or in respect of the Company, other than in accordance with this Article 4 and the Capital Units Transfer System shall be, and is hereby declared, null and void ab initio.

(b)           The Board of Managers shall not approve, and the Company shall not recognize for any purpose, any purported Disposition of a Capital Unit unless and until the other applicable provisions of this Article 4 have been satisfied, all conditions have been satisfied under the Capital Units Transfer System, and the Company has received a completed transfer request in the form adopted by the Board of Managers.  If the Person acquiring the Capital Units in the Disposition is not a Member, then such Person must also comply with Section 3.3 of this Operating Agreement.  Dispositions of Capital Units, and the resulting admissions of new Members, if applicable, are effective as of the first day of the Quarter in which such matters are approved by the Board of Managers, provided such Disposition complies with the Code.  Upon the effectiveness of a Disposition of all or a portion of a Member’s Capital Units, the Company shall transfer all, or the respective proportion of the capital account of the Member effecting the Disposition to the Member or Members who have acquired the Capital Units.  No partial Capital Units may be subject to a Disposition.  If a Person becomes the beneficial holder of Capital Units but has not become a Member (whether due to such Person’s failure to sign this Operating Agreement or the Board of Managers’ refusal to accept such Person as a Member upon a Disposition of Capital Units), such Person shall receive the allocations of income, gain, losses, deductions, credits and distributions in accordance with Article 6 of this Operating Agreement until such time as the Person becomes a Member or until such Person’s Capital Units are redeemed in accordance with Section 4.3 of this Operating Agreement.  Such Person shall have no voting rights until such time as the Person becomes a Member and complies with this Section 4.1.

(c)           The Board of Managers will not approve any Disposition unless (i) either (a) the

Disposition is registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (b) the Company has determined that the Disposition is exempt from registration under those laws; and (ii) the Company has determined that the Disposition, when added to the total of all other Dispositions within the preceding 12 months, would not result in the Company being considered to have terminated within the meaning of the Code or losing its partnership status and being taxed as a C corporation within the meaning of the Code.

(d)           Any Person admitted to the Company upon a Disposition of Capital Units shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Disposition or admission on or before the thirtieth day after the receipt by that Person of the Company’s invoice for the amount due.  If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at the legal rate of interest allowed under South Dakota law.

4.2           Tax Elections.  In the event of a Disposition of all or part of the Capital Units of any Member, the Company, in the sole discretion of the Board of Managers, may elect pursuant to Section 754 of the Code (or any successor provisions) to adjust the basis of the assets of the Company.

4.3           Redemption.  The Company shall have the right to redeem the Capital Units of a Member or a Person who beneficially holds Capital Units upon any of the following occurrences:

(a)           An attempt to Dispose of the Capital Units in a manner not in conformity with this Operating Agreement.

(b)           The failure of a Person who becomes the beneficial holder of Capital Units to comply with Section 4.1 of this Operating Agreement and become a Member within a 12-month period following the date that the Person became a beneficial holder of the Capital Units.

(c)           The failure of a Person who becomes the beneficial holder of less than 2,500 Capital Units to acquire the minimum investment requirement of 2,500 Capital Units in accordance with Section 5.1(c) of this Operating Agreement within 240 days of becoming the holder of less than 2,500 Capital Units) The Member becomes a Bankrupt Member and the Company is not able to sell its Capital Units within 240 days through the Capital Units Transfer System.

If the Company exercises its right to redeem a Member’s or Person’s Capital Units pursuant to any of the above, upon receipt of such Member’s or Person’s Capital Unit certificate, the Company shall pay to such Member or Person $0.20 per Capital Unit.  Nothing in this section shall be interpreted to limit or prevent the Company from seeking any legal or equitable relief that would otherwise be available to the Company.

ARTICLE 5

CAPITAL CONTRIBUTIONS

5.1           Class A Capital Units.

(a)           Issuance of Class A Units as Part of the Reorganization.  As part of the Reorganization, 6,328,450 Class A Capital Units are being issued to the Cooperative in exchange for all of the Cooperative’s assets and liabilities.  The Cooperative is being dissolved and the Class A Capital Units are being distributed to the shareholders of the Cooperative in proportion to the equity shares held by each shareholder of the Cooperative.  In the event any shareholder of the Cooperative fails to execute a counterpart signature page of the Operating Agreement, the

Company shall have the right to redeem such Person’s Class A Capital Units as provided in Section 4.3, in addition to any remedies otherwise provided by law.

(b)           Disposition of Class A Units following the Reorganization.  After completion of the Reorganization, Class A Members may Dispose of outstanding Class A Capital Units to any Person, subject to the other requirements of this Operating Agreement.  Class A Capital Units may only be Disposed of in increments of 500 Capital Units.

(c)           Minimum Investment.  A Class A Member must always own at least 2,500 Class A Capital Units, and no Person will be admitted as a Class A Member unless said Person holds at least 2,500 Class A Capital Units.  If a Person becomes the holder of fewer than 2,500 Class A Capital Units in a Disposition, the Person must within 240 days of becoming a holder either acquire additional Class A Capital Units so that the total held by said Person is at least 2,500 Class A Capital Units or the Person must dispose of the Class A Capital Units in accordance with the provisions of this Operating Agreement.  If the Person fails to meet either of the requirements of the previous sentence within the time provided, the Company may redeem the Class A Capital Units held by said Person as provided in Section 4.3.

5.2           Additional Capital Units.  Additional Capital Units may be created and issued to new Members or to existing Members on such terms and conditions as the Board of Managers may determine at the time of admission, and may include for the creation of different classes or groups of Members, represented by different classes of Capital Units, which Capital Units may have different rights, powers, and duties.  If the Board of Managers creates additional Capital Units, the Board of Managers must specify the terms of admission or issuance, including the amount of Committed Capital proposed to be raised from the issuance of such Capital Units.  Members of the Company shall not have a preemptive right to acquire additional, newly created Capital Units of the Company.

5.3           Return of Contributions.  A Member is not entitled to the return of any part of its Capital Contribution or to be paid interest in respect of either its capital account or its Capital Contribution.  A Capital Contribution is not a liability of the Company or of any Member.  Members will not be required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contribution.

5.4           Advances by Members.  If the Company does not have sufficient cash to pay its obligations, and the Company does not raise additional capital pursuant to Section 5.2 hereof, any Member(s) that may agree to do so with the consent of the Board of Managers, as appropriate, may advance all or part of the needed funds to or on behalf of the Company.  An advance described in this Section constitutes a loan from the Member to the Company, bears interest at the rate negotiated with the Board of Managers from the date of the advance until the date of payment and is not a Capital Contribution.

5.5           Capital Accounts.  A capital account shall be established and maintained for each Member pursuant to the requirements of applicable federal income tax regulations.  Each Member’s capital account shall be increased and decreased as follows:

(a)           Each Member’s capital account shall be increased by:  (i) the amount of the initial Capital Contribution made by the Member, (ii) the amount of any additional Capital Contributions made by the Member, and (iii) any income and gains allocated to the Member pursuant to Article 6.

(b)           Each Member’s capital account shall be decreased by: (i) any deductions and losses allocated to the Member pursuant to Article 6, and (ii) the amount of any distributions by the Company to the Member as of the time of the distribution.

A Member who has more than one Capital Unit shall have a single capital account that reflects all its Capital Units, regardless of the Class of Capital Units owned by that Member and regardless of the time or manner in which those Capital Units were acquired.  Upon the Disposition of a Capital Unit, that portion of the capital account of the Member effecting the Disposition that is attributable to the Capital Unit subject to the Disposition shall carry over to the Person acquiring such Capital Unit.

ARTICLE 6

ALLOCATIONS AND DISTRIBUTIONS

6.1           Allocations and Distributions.  Except as may be required by section 704 (b) and (c) of the Code and the applicable Treasury Regulations, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members, and distributions shall be made, in accordance with this Article 6.

6.2           Distributions of Net Cash from Operations.  Net Cash from Operations, if any, for any fiscal year, will be distributed to the Members on not less than an annual basis in an amount sufficient to reduce the Company’s cumulative Net Cash from Operations to $200,000.00, unless otherwise determined by a Super Majority Vote of the Board of Managers and provided that any such distribution does not violate or cause the Company to default under the terms of any of the Company’s credit facilities or debt instruments or violate Section 6.10 of this Operating Agreement.  Additional distributions, if any, may be made as the Board of Managers shall determine in its sole discretion.  Distributions shall be made to all Members ratably in proportion to their Ownership Percentages.

6.3           Allocations of Income, Gain, Loss, Deductions, and Credits.  Except as otherwise provided in this Article 6, all items of income, gain, loss, deductions, and credits for a fiscal year shall be allocated to the Members ratably in proportion to their Ownership Percentages.

6.4           Allocation of Gain or Loss Upon the Sale of All or Substantially All of the Company’s Assets.  Notwithstanding the provisions of Section 6.3:

(a)           Allocation of Gain.  Any income or gain from the sale or exchange of all or substantially all of the Company’s assets shall be allocated, first, to those Members with capital account balances less than the amounts of their respective Capital Contributions that have not previously been distributed, that amount of income or gain, if any, necessary to increase their capital account balances to the amount of their Capital Contributions not previously distributed; and thereafter, the remaining income or gain, if any, shall be allocated to the Members, ratably in proportion to their Ownership Percentages.

(b)           Allocation of Loss.  Any loss from the sale or exchange of all or substantially all of the Company’s assets shall be allocated first, so as to equalize the capital account balances of all Members holding the same number of Capital Units, and thereafter, the remaining losses shall be allocated to the Members, ratably in proportion to their Ownership Percentages.

6.5           Regulatory Allocations and Allocation Limitations.  Notwithstanding the preceding provisions for allocating income, gains, losses, deductions and credits, the following limitations, regulatory allocations and contingent reallocations are intended to comply with applicable income tax Treasury Regulations under Section 704(b) of the Code and shall be so construed when applied.

(a)           Minimum Gain Chargeback.  Notwithstanding any other provision of this Section 6.5, if there is a net decrease in Partnership Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Section 1.704-2(f)(1) of the Treasury Regulations in an amount equal to such Member’s share of the net decrease in Partnership Minimum Gain (determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations).  This Section 6.5(a) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.

(b)           Partner Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 6.5, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations.  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 6.5(b) is intended to comply with the minimum gain chargeback requirements in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

(c)           Qualified Income Offset.  In the event a deficit balance in a Member’s capital account in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company pursuant to any provision of this Operating Agreement, and (ii) the amount such Member is deemed to be obligated to contribute pursuant to the penultimate sentences of Section 1.704-2(g)(1)(ii) and 1.704-2(i)(5) of the Treasury Regulations, is caused or increased because a Member receives an adjustment, allocation, or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, such Member will be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit balance or such increase in the deficit balance, as quickly as possible, to the extent required in the Treasury Regulations.  This Section 6.5(c) is intended, and shall be so construed, to provide a “qualified income offset” within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

(d)           Gross Income Allocations.  In the event that a deficit balance in a Member’s capital account at the end of any fiscal year is in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company under this Operating Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations §§ 1.704-2(g)(1)(ii) and 1.704-2(i)(5), the Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.5(d) shall be made only if and to the extent that the Member would have a deficit balance in its capital account in excess of such sum after all other allocations provided for in this Section have been made as if Section 6.5(c) and this Section 6.5(d) were not in this Operating Agreement.

(e)           Nonrecourse Deductions.  Nonrecourse Deductions shall be specially allocated to the Members in proportion to the allocation of Losses under Section 6.3.

(f)            Partner Nonrecourse Deductions.  Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

(g)                                 Members’ Shares of Excess Nonrecourse Debt.  The Members’ shares of excess Partnership Nonrecourse Debt within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations shall be determined in accordance with the manner in which it is reasonably expected that the deductions attributable to such Partnership Nonrecourse Debt will be allocated.

(h)                                 Curative Allocations.  The allocations set forth in subsections (a), (b), (c), (d), (f) and (g) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Section 704(b).  Notwithstanding any other provision of this Article 6 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain or loss among the Members so that, to the extent possible, the net amount of allocations of such items of income, gain or loss and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.  For this purpose, future Regulatory Allocations under Section 6.5(a) and (b) shall be taken into account that, although not yet made, are likely to offset other Regulatory Allocations made under Section 6.5(f) and (g).

6.6                                 Proration of Allocations.  All income, gains, losses, deductions and credits for a fiscal year allocable with respect to any Members whose Capital Units may have been transferred, forfeited, reduced or changed during such year should be allocated based upon the varying interests of the Members throughout the year.  The precise manner in which such allocations are made shall be determined by the Board of Managers in its sole discretion and shall be a manner of allocation, including an interim closing of the books, permitted to be used for federal income tax purposes.

6.7                                 Consent to Allocation.  Each Member expressly consents to the methods provided herein for allocation of the Company’s income, gains, losses, deductions and credits.

6.8                                 Distributions in Kind.  Except as provided by this Operating Agreement, a Member, regardless of the form of the Member’s Capital Contribution, may not demand or receive a distribution from this Company in any form other than cash.

6.9                                 Right to Distributions.  A Member who is entitled to receive a distribution that has not been paid by the Company when due has the status of, and is entitled to all remedies available to, a creditor of the Company with respect to such distribution.

6.10                           Limitation on Distributions.

(a)                                  Notwithstanding anything to the contrary in this Operating Agreement, the Company may not make a distribution to its Members to the extent that, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members with respect to their interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the Company’s assets, except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in the Company’s assets only to the extent that the fair value of that property exceeds that liability, or otherwise in violation of the Act). A Member who receives a distribution that is not permitted under this Operating Agreement has no liability to return the distribution unless the Member knew that the distribution was prohibited under the terms of this Operating Agreement or the Act.

ARTICLE 7

OFFICERS

7.1                                 Number of Officers.  The officers of the Company shall be a Chief Executive Officer, a Chief Financial Officer, one or more vice-presidents, and a Secretary, each of whom shall be appointed by the Board of Managers.  Such other officers and assistant officers as may be deemed necessary, including any vice-presidents, may be appointed by the Board of Managers.  If specifically authorized by the Board of Managers, an officer may appoint one or more officers or assistant officers for the Company.  The same individual may simultaneously hold more than one office in the Company.  A Person does not need to be a member of the Board of Managers nor a Member of the Company to serve as an officer of the Company.

7.2                                 Appointment and Term of Office.  The officers of the Company shall be appointed by a Super-Majority Vote by the Board of Managers for a term as determined by the Board of Managers.  If no term is specified, they shall hold office until the first meeting of the Board of Managers held after the next annual meeting of Members.  If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient.  Each officer shall hold office until the officer’s successor shall have been duly appointed, until the officer’s death, or until the officer shall resign or shall have been removed in the manner provided in Section 7.3.  The designation of a specified term does not grant to the officer any contract rights.  The Board of Managers can remove the officer at any time prior to the termination of such term, and the officer shall be employed “at will,” unless otherwise provided by a signed contract with the Company.

7.3                                 Removal of Officers.  Any officer or agent of the Company may be removed by a Super Majority Vote of the Board of Managers at any time, with or without cause.  Appointment of an officer or agent shall not of itself create contract rights.

7.4                                 The Chief Executive Officer.  The Chief Executive Officer shall be the principal executive officer of the Company.  The Chief Executive Officer shall, when present, preside at all meetings of the Members and of the Board of Managers.  The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Company authorized by the Board of Managers, certificates for Capital Units of the Company and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Managers from time to time.

7.5                                 The Chief Financial Officer.  The Chief Financial Officer shall be the principal financial and accounting officer of the Company.  The Chief Financial Officer shall:

Have charge and custody of and be responsible for all funds and securities of the Company;

(b)                                 Receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies, or other depositories as shall be selected by the Board of Managers; and

(c)                                  In general, perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to the Chief Financial Officer by the Chief Executive Officer or Board of Managers.  If required by the Board of Managers, the Chief Financial Officer shall give a bond for the faithful discharge of the Chief Financial Officer’s duties in such sum and with such surety or sureties as the Board of Managers shall determine.

7.6                                 The Vice-Presidents.  If appointed, in the absence of the Chief Executive Officer or in the event of the Chief Executive Officer’s death, inability or refusal to act, the Vice-President, or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.  If there is no Vice-President, then any member of the Board of Managers shall perform such duties of the Chief Executive Officer.  Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Company the issuance of which have been authorized by resolution of the Board of Managers; and shall perform such other duties as from time to time may be assigned to the Vice-President by the Chief Executive Officer or by the Board of Managers.

7.7                                 The Secretary.  The Secretary shall:

(a)                                  Keep the minutes of the proceedings of the Members and of the Board of Managers in one or more books provided for that purpose;

(b)                                 See that all notices are duly given in accordance with the provisions of this Operating Agreement or as required by (c);

(c)                                  Be the custodian of the Company records and of any seal of the Company and if there is a seal of the Company, see that it is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized;

(d)                                 When requested or required, authenticate any records of the Company;

(e)                                  Keep a register of the mailing address of each Member which shall be furnished to the Secretary by such Member;

(f)                                    Sign with the Chief Executive Officer, or a Vice-President, certificates for Capital Units of the Company, the issuance of which shall have been authorized by resolution of the Board of Managers;

(g)                                 Have general charge of the Capital Units transfer books of the Company; and

(h)                                 In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer or by the Board of Managers.

7.8                                 Assistant Secretaries.  The Assistant Secretaries, when authorized by the Board of Managers, may sign with the Chief Executive Officer or a Vice-President, certificates for Capital Units of the Company the issuance of which shall have been authorized by a resolution of the Board of Managers.  The Assistant Secretaries, in general, shall perform such duties as shall be assigned to the Secretary, or by the Chief Executive Officer or the Board of Managers.

7.9                                 Designation of Tax Matters Partner.  The Chief Financial Officer is designated as the Tax Matters Partner of the Company, as provided in the Treasury Regulations pursuant to Section 6231 of the Code.  Each Member, by the execution of this Agreement consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.  If at any time there is no Chief Financial Officer, or if the Chief Financial Officer no longer owns Capital Units, the Board of Managers shall designate a Manager who owns Capital Units as the Tax Matters Partner of the Company.

7.10                           Duties of Tax Matters Partner.

(a)                                  The Tax Matters Partner shall register the Company as a “tax shelter” with the Internal Revenue Service if such registration is required and shall provide the tax shelter registration number to each Member.

(b)                                 To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall furnish to the Secretary of the Treasury or his delegate (for the purposes of Sections 7.10 and 7.11 only, the “Secretary”) the name, address, profit’s interest and taxpayer identification number of each Member.

(c)                                  To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall keep each Member informed of the administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such administrative proceeding referred to hereinafter as a “tax audit” and such judicial proceeding referred to hereinafter as “judicial review”).

(d)                                 If the Tax Matters Partner, on behalf of the Company, receives a notice with respect to a tax audit from the Secretary, the Tax Matters Partner shall forward a copy of such notice to the Members who hold or held an interest in the profits or losses of the Company in the taxable year to which the notice relates as required by law.

7.11                           Authority of Tax Matters Partner.  The Tax Matters Partner is hereby authorized, but not required:

(a)                                  To enter into any settlement with the Internal Revenue Service or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to the Code and Treasury Regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Member;

(b)                                 In the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a “final” adjustment”) is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company’s principal place of business is located, or the United States Court of Claims;

(c)                                  To intervene in any action brought by any other Member for judicial review of a final adjustment;

(d)                                 To file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

(e)                                  To enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item;

(f)                                    To take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations; and

(g)                                 To retain attorneys and accountants on an as-needed basis under such terms and conditions as determined solely by the Tax Matters Partner.

7.12                           Expenses of Tax Matters Partner.  The Company shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members.  The payment of all such expenses shall be made before any distributions are made of Net Cash from Operations, or any discretionary reserves are set aside by the Board of Managers.  The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of a Manager and indemnification set forth in Article 9 of this Agreement shall be fully applicable to the Tax Matters Partner in his capacity as such.

7.13                           Compensation.  The salaries and terms of employment of the officers of the Company shall be fixed from time to time by the Board of Managers.  Officers who are Members of the Company shall receive the same membership benefits that all other Members receive.  Officers may be reimbursed for reasonable expenses incurred in carrying out their duties as officers.

ARTICLE 8

MANAGEMENT

8.1                                 Management by Board of Managers.

(a)                                  Except for situations in which the approval of the Members is required by this Operating Agreement or by non waivable provisions of the Act, and subject to the provisions of Section 8.2, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Board of Managers, and the Board of Managers may make all decisions and take all actions for the Company not otherwise provided for in this Operating Agreement, including, without limitation, following:

(i)                                     To manage, supervise and conduct the day-to-day affairs of Company;

(ii)                                  To direct the expenditure of the capital and profits of the Company in furtherance of the Company’s purposes;

(iii)                               To direct the investment of Company funds in any manner deemed appropriate or convenient by the Board of Managers to be in the best interests of the Company;

(iv)                              To enter into operating agreements, joint participations, joint ventures, and partnerships with others containing such terms, provisions and conditions as the Board of Managers s approve;

(v)                                 To cause the Company to borrow money from banks and other lending institutions for any Company purpose and in connection therewith to mortgage, grant a security interest in or hypothecate all of the assets of Company;

(vi)                              To sell, dispose, abandon, trade or exchange (but not a sale, disposition, abandonment, trade, or exchange of all or any substantial portion of the Company’s assets) of the Company, upon such terms and conditions and for such consideration as the Board of Managers deems private;

(vii)                           To enter into agreements and contracts with any Member or an Affiliate of any Member and to give receipts, releases and discharges with respect to all of the foregoing and any matters incident thereto as the Board of Managers may deem advisable or appropriate; provided, however, that any such agreement or contract shall be on terms as favorable to the Company as could be obtained from any third party;

(viii)                        To make distributions in accordance with and subject to the limitations set forth in Article 6 of this Operating Agreement; and

(ix)                                To amend this Operating Agreement until the next Annual Meeting at which time the Members must approve the Amendment, or the Amendment shall become void.

(b)                                 Except as otherwise provided in this Operating Agreement, all acts of the Board of Managers will be by majority vote of the disinterested Managers. The following acts shall require a Super Majority Vote of the disinterested Managers:

(i)                                     A decision to distribute Net Cash from Operations other than in accordance with the requirements of 6.2;

(ii)                                  The appointment and removal of any officer or agent of the Company pursuant to Sections 7.2 and 7.3;

(iii)                               The removal of a Manager pursuant to Section 8.6; and

(iv)                              The receipt of any per diem or other compensation by the Board of Managers for attending meetings and serving as a Manager pursuant to Section 8.20.

(c)                                  Notwithstanding the provisions of Section 8.1(a), the Board of Managers may not cause the Company to take any action set forth in Section 3.9(b), without first obtaining the required approval of the Members.

(d)                                 For the purposes of this Operating Agreement, a disinterested Manager shall be a Manager who does not have a material financial interest in any contract or agreement to be approved by the Board of Managers.  A Manager who has a material financial interest in any contract or agreement shall not vote on such contract or agreement unless such contract or agreement applies to all Members.  If a Manager is an Affiliate or immediate family member (spouse, parent, child, or sibling) of a party with respect to which the Board of Managers intends to act, such Manager shall be deemed to be interested.

8.2                                 Actions by Managers; Committees; Delegation of Authority and Duties.

(a)                                  In managing the business and affairs of the Company and in exercising its powers, the Board of Managers shall act (i) collectively through meetings and written consents consistent with or as may be provided or limited in other provisions of this Operating Agreement;

(ii) through committees pursuant to Section 8.2(b); and (iii) through Managers and officers to whom authority and duties have been delegated pursuant to Section 8.2(c).

(b)                                 The Board of Managers may, from time to time, designate one or more committees, each of which shall be comprised of one or more members of the Board of Managers, one or more members of the Company, and/or one or more non-members of the Board of Managers or of the Company.  Any such committee, to the extent provided in such resolution shall have and may exercise such authority as is designated by the Board of Managers, subject to limitations set forth in the Act.  At every meeting of such committee, unless otherwise provided by the Board of Managers, the presence of a majority of all the committee members shall constitute a quorum, and the affirmative vote of the majority of the committee members present shall be necessary for the adoption of any resolution or recommendation of any action. The Board of Managers may dissolve any committees at any time.

(c)                                  Any Person dealing with the Company, other than a Member, may rely on the authority of the Manager or any officer of the Company in taking any action in the name of the Company without inquiry into the provisions of this Operating Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Operating Agreement.

8.3                                 Registration and Transfer of Securities.  Securities and other property owned by the Company shall be registered in the Company’s name, in a nominee name, in any such case for the benefit of the Company.  Any transfer agent called upon to transfer any securities to or from the name of the Company or such other names shall be entitled to rely on instructions or assignments signed by an officer of the Company, or by any agent or custodian so authorized by the Board of Managers, on its behalf, without inquiry as to the authority of the person signing such instructions or assignments or as to the validity of any transfer to or from the name of the Company.  At the time of transfer, any transfer agent is entitled to assume, unless it has actual knowledge to the contrary:

(a)                                  that the Company is still in existence;

(b)                                 that this Operating Agreement is in full force and effect and has not been amended, unless the transfer agent has received written notice to the contrary; and

(c)                                  that the person so signing is authorized to sign on behalf of the Company.

8.4                                 Number; Term of Office; Election.

(a)                                  The number of initial Managers of the Company shall be set at 15 unless and until such time as the Members vote to change the number of Managers serving on the Board of Managers.  If the number of Managers is increased, the newly created Manager positions shall be filled at the next annual or special meeting by election by the Members.  If the number of Managers is decreased, then the decrease shall coincide with an annual or special meeting and all Managers shall be subject to reelection by the Members.  Each initial Manager shall hold office according to the provisions of Section 8.4(b) unless such Manager resigns, dies, or becomes disabled.

(b)                                 A person must be a Member, or officer, director, manager of an entity that is a Member, to be elected to the Board of Managers.  Each initial Manager shall serve on the Company’s Board of Managers until his term would have expired on the Cooperative’s Board of Directors, resulting in staggered elections of four Managers annually.  Thereafter each Manager shall be elected to office by the Members for a term of three years or until his earlier resignation or removal.  No Manager may serve more than five consecutive three year terms on the Board of Managers; provided that the original terms of the initial Managers’ prior to election by the Members shall not be included in calculating length of service.  If a Manager’s term expires, the Manager shall continue to serve until the Manager’s successor shall have been elected and qualified.  If a Manager is appointed to complete an unexpired term, that portion of the unexpired term served shall not be counted when calculating the Manager’s length of service.

(c)                                  Managers shall be elected by a plurality of the votes cast by the Members of the appropriate district voting in the election, with each Member having one vote per position and no cumulative voting.  Other aspects of the election process shall be determined by the Board of Managers in advance of the annual or special election.

(d)                                 There shall be two districts for the purpose of voting to elect individuals to the Board of Managers.  District One shall consist of the State of South Dakota and all states lying to the north, south and west.  District One shall elect 12 individuals to the Board of Managers, until the boundaries of the districts are otherwise changed as provided herein.  District Two shall consist of the State of Minnesota and all states lying to the south and east.  Members in District Two shall elect 3 individuals to the Board of Managers, until the boundaries of the districts are otherwise changed as provided herein.  Boundaries of districts may be changed by a majority vote of the Members at an annual or special meeting of the Members.  However, if the boundaries are changed by a vote taken at an annual meeting, the change of district boundaries shall not be effective until adjournment of the annual meeting so that the election of managers to be held during said annual meeting shall be completed under the former district boundaries.

(e)                                  If a representative of a Member that is an entity and not an individual is seeking election to the Board of Managers, the representative shall seek election within the district in which the Member is located.  For the purpose of electing Managers, a Member shall be deemed to be located in a given district if the Member’s principal residence is located within the district for a Member that is an individual and if the Member’s chief executive office is located within the district for a Member that is an entity and not an individual.  If a Manager’s principal residence or the Member’s chief executive office, whichever is applicable, shall change from one district to another during a Manager’s term, because of a change in location of the principal residence or chief executive office, whichever is applicable, or because the Members vote to change the boundaries of a Manager’s district, said Manager may complete his or her term, but may not seek re-election within the former district upon completion of the current term.

8.5                                 Death or Disability of Managers.  Upon the death or disability of a Manager, the resulting vacancy on the Board of Managers may be filled in accordance with Section 8.8.

8.6                                 Removal.  Managers may be removed for any reason at any annual or special meeting of Members by the affirmative vote of the majority of the Members.  The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal by the Members may be filled at such meeting by vote of the Members represented at such meeting.  Managers may also be removed for any reason by a Super Majority Vote of the Board of Managers.  The vacancy caused by such removal by the Board of Managers may be filled by the remaining members of the Board of Managers as provided in Section 8.8 of this Operating Agreement.

8.7                                 Resignations. Any Manager may resign at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified then at the time of its receipt by the Chief Executive Officer or the Secretary.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

8.8                                 Vacancies.  Any vacancy occurring in the Board of Managers (other than by reason of an increase in the number of Managers) may be filled by appointment through the affirmative vote of a majority of the remaining Managers, though less than a quorum of the Managers.  A Manager appointed by the Board of Managers to fill a vacancy shall serve until the next annual meeting or special meeting of Members held for the purpose of electing Managers, at which time, the Members shall elect a new Manager to serve for the remainder of the original unexpired term of the vacated position.  Any Manager position to be filled by reason of an increase in the number of members on the Board of Managers shall be filled by election at an annual meeting or at a special meeting of Members called for that purpose.

8.9                                 Place and Manner of Meetings.  Meetings of the Board of Managers, regular or special, may be held either within or without the State of South Dakota.  Managers may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

8.10                           First Meeting.  The first meeting of the newly elected Managers shall be held without further notice within 60 days following the annual meeting of the Members, and at the same place, unless by unanimous consent of the Board of Managers then elected and serving, such time or place shall be changed.

8.11                           Regular Meeting of Board of Managers.  A regular meeting of the Board of Managers may be held at such time as shall be determined from time to time by resolution of the Board of Managers.

8.12                           Special Meeting of Board of Managers.  The Secretary shall call a special meeting of the Board of Managers whenever requested to do so by the Chief Executive Officer, or by 30% of the Managers.  Such special meeting shall be held at the time specified in the notice of the meeting.  Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

8.13                           Notice of Board of Managers’ Meetings.  All special meetings of the Board of Managers shall be held upon two 2 days’ written or oral notice stating the date, place and hour of meeting delivered to each Manager either personally or by facsimile transmission, or upon seven days’ written notice by mail, at the direction of the Chief Executive Officer, the Secretary, or Managers calling the meeting.

8.14                           Action Without Meeting.  Any action required by the Act to be taken at a meeting of the Board of Managers, or any action which may be taken at a meeting of the Board of Managers, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the same number of Managers which would have been necessary to approve such action if a meeting had been held.  Such consent shall have the same force and effect as if adopted at a duly called meeting of the Board of Managers.

8.15                           Quorum; Majority Vote.  At all meetings of the Board of Managers, a majority of the members of the Board of Managers shall constitute a quorum for the transaction of business.  Except as otherwise provided in this Operating Agreement, the act of a majority of the Managers present at any meeting at which a quorum is present shall be the act of the Board of Managers.  If a quorum shall not be present at any meeting of the Board of Managers, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

8.16                           Approval or Ratification of Acts or Contracts. The Board of Managers in its discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the Members shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

8.17                           Interested Managers, Officers and Members.  No contract or transaction between the Company and one or more of its Managers, officers, or Members, or any of their Affiliates, or between the Company and any other limited liability company, corporation, partnership, association or other organization in which one or more of its Managers or Members are managers or officers or have a financial interest, shall be void or voidable solely for this reason or solely because the Person is present at or participates in the meeting of the Board of Managers or of a committee formed by the Board of Managers which authorizes the contract or transaction.  Subject to Section 8.1(d), only disinterested Managers may vote on any particular matter or issue.

8.18                           Expenses of the Company.

(a)                                  General and Administrative Expenses.  All expenses of the Company shall be billed to and paid by the Company.  The Managers may be reimbursed for the actual cost of goods and services used for or by the Company.  The Managers may be reimbursed for the administrative services necessary to the prudent operation of the Company; provided, the reimbursement shall be the lower of the Manager’s actual cost or the amount the Company would be required to pay persons other than Affiliates for comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles.  No reimbursement shall be permitted for services for which the Manager is entitled to compensation by way of a separate fee.

(b)                                 Organizational and Reorganization Expenses.  Organization expenses incurred in connection with the formation of the Company and all expenses in connection with the Reorganization will be charged to and borne by the Company.  To the extent any such organization and offering expenses have been paid by the Board of Managers, the Board of Managers will be reimbursed in a like amount by the Company.  Notwithstanding any other provision hereof, the Company will pay and bear directly all legal, accounting and auditing expenses of the Company, taxes, if any, payable by the Company, interest costs of the Company, custodial fees, and extraordinary expenses, including litigation.

8.19                           Procedure.  The Board of Managers shall keep regular minutes of its proceedings.  The minutes shall be placed in the minute book of the Company.

8.20                           Compensation.  The members of the Board of Managers shall receive per diem or other compensation for attending meetings and serving as a Manager as determined by a Super Majority Vote of the Board of Managers.  Managers who are Members of the Company shall receive the same membership benefits that all other Members receive.  Managers may be reimbursed for reasonable expenses incurred in carrying out their duties as Managers.

ARTICLE 9

INDEMNIFICATION

9.1                                 Indemnification.  The Company shall indemnify an officer, Member, Manager, former Member, a former officer or a former Manager of the Company against expenses actually and reasonably incurred by said person in connection with the defense of an action, suit or proceeding, civil or criminal, in which said person is made a party by reason of being or having been such officer, Member or Manager, except in relation to matters as to which such Person may be adjudged in the action, suit or proceeding to be liable to the Company under Section 9.2 of this Operating Agreement.

9.2                                 Liability of Company.  To the full extent permitted by South Dakota law, no officer, Member or Manager shall be liable to the Company or its Members for monetary damages for an act or omission in such Person’s capacity as an officer, Member or Manager of the Company, except that this Article does not eliminate or limit the liability of an officer, Member or Manager to the extent the officer, Member or Manager is found liable for:

(a)                                  a breach of the duty of loyalty to the Company or its Members;

(b)                                 an act or omission not in good faith that constitutes a breach of duty to the Company or its Members or an act or omission that involves gross negligence, intentional misconduct or a known violation of the law;

(c)                                  a transaction from which the officer, Member or Manager received an improper benefit whether or not the benefit resulted from an action taken within the scope of the officer’s, Member’s or Manager’s office; or

(d)                                 an act or omission for which the liability of an officer, Member or Manager is expressly provided for by applicable statute.

9.3                                 Prospective Amendment of Liability and Indemnity.  Any repeal or amendment of this Article by the Board of Managers of the Company shall be prospective only and shall not adversely affect any right of an officer, Member or Manager to indemnification, or any limitation on the liability of an officer, Member or Manager of the Company existing at the time of such repeal or amendment.

9.4                                 Non-Exclusive Liability and Indemnity.  The provisions of this Article 9 shall not be deemed exclusive of any other rights or limitations of liability or indemnity to which an officer, Member or Manager may be entitled under any other provision of this Operating Agreement, or pursuant to any contract or agreement, the Act or otherwise.

ARTICLE 10

CAPITAL UNIT CERTIFICATES

10.1                           Certificates For Membership.  Certificates representing Capital Units of the Company shall be in such form as shall be determined by the Board of Managers. Such certificates shall be signed by the Chief Executive Officer or the Vice President and by the Secretary or assistant Secretary.  All certificates for Membership shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the certificate has been issued shall be entered on the Capital Units transfer books of the Company.  All certificates surrendered to the Company for transfer shall be canceled and no new certificates shall be issued until the former certificate shall have been surrendered or cancelled.

10.2                           Transfer of Certificates.  Transfer of certificates of the Company shall be made pursuant to this Operating Agreement only on the transfer books of the Company by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the Member’s attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Company, and on surrender for cancellation of the certificate.  The Person in whose name the Certificate stands on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes.

10.3                           Loss or Destruction of Certificates. In case of loss or destruction of any certificate, another certificate may be issued in its place upon proof of such loss or destruction, and upon giving a satisfactory bond of indemnity to the Company and to the transfer agent and registrar, if any, of such certificate, in such sum as the Board of Managers may provide.

10.4                           Certificate Regulations.  The Board of Managers shall have the power and authority to make such further rules and regulations not inconsistent with the statutes of the State of South Dakota as they may deem expedient concerning the issue, transfer, conversion and registration of certificates of the Company, including the appointment or designation of one or more transfer agents and one or more registrars.  The Company may act as its own transfer agent and registrar.

10.5                           Transfer of Membership.  Membership shall not be transferred except with the approval and consent of the Board of Managers and in accordance with the Capital Transfer System.

10.6                           Legends.  The Board of Mangers may provide for the placement of legends on Capital Unit certificates to indicate restrictions on transfer or other restrictions or obligations contained herein.

ARTICLE 11

BANKRUPTCY OF A MEMBER

Subject to this Article 11, if any Member becomes a Bankrupt Member, the Bankrupt Member’s Capital Units shall be offered for sale through the Capital Units Transfer System, and if such a sale is not completed within 240 days after the Member becomes a Bankrupt Member, the Company shall have the option, exercisable by notice from the Company to the Bankrupt Member (or its representative) at any time after expiration of the 240 day period, to redeem and cancel the Bankrupt Member’s Capital Units at a purchase price equal to $0.20 per Capital Unit or the lowest amount which may be approved by the Bankruptcy Court.  The payment to be made to the Bankrupt Member or its representative pursuant to this Article 11 is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through, or under the Bankrupt Member and its representative) and in respect of the Company, including, without limitation, any Capital Units, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed.

ARTICLE 12

DISSOLUTION

12.1                           Dissolution and Winding-Up.  The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

(a)                                  the consent of a majority of the Members;

(b)                                 an event that makes it unlawful for all or substantially all of the business of the Company to be continued, but any cure of illegality within 90 days after notice to the Company of the event is effective retroactively to the date of the event for purposes of this section;

(c)                                  on application by a Member or a dissociated Member, upon entry of a judicial decree that:

(i)                                     the economic purpose of the Company is likely to be unreasonably frustrated;

(ii)                                  it is not otherwise reasonably practicable to carry on the Company’s business in conformity with the Articles and this Operating Agreement; or

(iii)                               the Managers or Members in control of the Company have acted, are acting, or will act in a manner that is illegal, oppressive, fraudulent or unfairly prejudice the petitioning Member.

12.2                           Continuation.  Except upon application and receipt of a judicial decree as provided in Section 12.1(c), no Member has the right to dissociate from the Company.  The death, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company.

ARTICLE 13

LIQUIDATION AND TERMINATION

13.1                           Liquidation and Termination.  On dissolution of the Company, the Board of Managers shall proceed diligently to wind up the affairs of the Company and make any final distribution as provided in this Operating Agreement and the Act.  The costs of liquidation shall be borne as a Company expense.  Liquidation proceeds, if any, shall first be used to pay the Company’s obligations and liabilities.

13.2                           Application and Distribution of Proceeds on Liquidation.  Upon an event of liquidation, the business of the Company shall be wound up, the Board of Managers shall take full account of the Company’s assets and liabilities, and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof.  If any assets are not sold, gain or loss shall be allocated to the Members in accordance with Article 6 as if such assets had been sold at their fair market value at the time of the liquidation.  If any assets are distributed to a Member, rather than sold, the distribution shall be treated as a distribution equal to the fair market value of the asset at the time of the liquidation.  The assets of the Company shall be applied and distributed in the following order of priority:

(a)                                  to the payment of all debts and liabilities of the Company, including all fees due the Members and Affiliates, and including any loans or advances that may have been made by the Members to the Company, in the order of priority as provided by law;

(b)                                 to the establishment of any reserves deemed necessary by the Board of Managers or the Person winding up the affairs of the Company for any contingent liability or obligations of the Company;

(c)                                  to the Members ratably in proportion to the credit balances in their respective capital accounts in an amount equal to the aggregate credit balances in the capital accounts after and including all allocations to the Members under Article 6, including the allocation of any income, gain or loss from the sale, exchange or other disposition (including a deemed sale pursuant to this Section 13.2) of the Company’s assets.

13.3                           Deficit Capital Account Balances.  Notwithstanding anything to the contrary contained in this Operating Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Operating Agreement to all Members in proportion to their respective Ownership Percentages, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of subject Member’s capital account to zero.

13.4                           Articles of Dissolution.  On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Board of Managers shall file Articles of Dissolution with the Secretary of State of South Dakota and take such other actions as may be necessary to terminate the Company.

ARTICLE 14

GENERAL PROVISIONS

14.1                           Books and Records.  The Company shall maintain those books and records as provided by the Act and as it may deem necessary or desirable.  All books and records provided for by the Act shall be open to inspection of the Members from time to time and to the extent expressly provided by the Act, and not otherwise.

14.2                           Headings.  The headings used in this Operating Agreement have been inserted for convenience only and do not constitute matter to be construed in interpretation of this Operating Agreement.

14.3                           Construction and Severability.  Whenever the context so requires, the gender of all words used in this Operating Agreement includes the masculine, feminine, and neuter, and the singular shall include the plural, and conversely.  All references to Articles and Sections refer to articles and sections of this Operating Agreement, and all references to Exhibits, if any, are to Exhibits attached hereto, if any, each of which is made a part hereof for all purposes.  If any portion of this Operating Agreement shall be invalid or inoperative, then, so far as is reasonable and possible:

(a)                                  The remainder of this Operating Agreement shall be considered valid and operative; and

(b)                                 Effect shall be given to the intent manifested by the portion held invalid or inoperative.

14.4                           Effect of Waiver or Consent.  A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company.  Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

14.5                           Binding Effect.  Subject to the restrictions on Dispositions set forth in this Operating Agreement, this Operating Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors and assigns.

14.6                           Governing Law/Jurisdiction.  THIS AGREEMENT HAS BEEN EXECUTED IN SOUTH DAKOTA AND SHALL BE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF SOUTH DAKOTA.  THE MEMBERS CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF SOUTH DAKOTA AND AGREE THAT ANY ACTION ARISING OUT OF OR TO ENFORCE THIS AGREEMENT MUST BE BROUGHT AND MAINTAINED IN SOUTH DAKOTA.

14.7                           Further Assurances.  In connection with this Operating Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Operating Agreement and those transactions.

14.8                           Notice to Members of Provisions of This Agreement.  By becoming a Member, each Member acknowledges that it has actual notice of (a) all of the provisions of this Operating Agreement, including, without limitation, the restrictions on the Disposition of Capital Units set forth in Article 4, and (b) all of the provisions of the Articles.  Each Member agrees that this Operating Agreement constitutes adequate notice of all such provisions, and each Member waives any requirement that any further notice thereunder be given.

14.9                           Counterparts.  This Operating Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document.  All counterparts shall be construed together and constitute the same instrument.

14.10                     Conflicting Provisions.  To the extent that one or more provisions of this Operating Agreement appear to be in conflict with one another, then the Board of Managers shall have the right to choose which of the conflicting provisions are to be enforced.  Wide latitude is given to the Board of Managers in interpreting the provisions of this Operating Agreement to accomplish the purposes and objectives of the Company, and the Board of Managers may apply this Operating Agreement in such a manner as to be in the best interest of the Company, in its sole discretion, even if such interpretation or choice of conflicting provisions to enforce is detrimental to one or more Members.

14.11                     Amendments.  The adoption, amendment or repeal of any provision in this Operating Agreement must be approved by the Members at the next annual meeting of Members, but said provision as adopted, amended or repealed by the Board of Managers, shall remain effective in any event until such annual meeting is held.  If the Members fail to approve the adoption, amendment or repeal at the next annual meeting of the Members, the provision as adopted, amended or repealed by the Board of Managers shall become null and void as of the close of the annual meeting.

NORTHERN GROWERS, LLC

By:	/s/ Robert Metz

Its:	President

APPENDIX B

PROPOSED SIXTH AMENDED AND RESTATED NORTHERN GROWERS, LLC

OPERATING AGREEMENT

SIXTH AMENDED AND

RESTATED OPERATING

AGREEMENT

NORTHERN GROWERS, LLC

                            , 20

SECTION PAGE

ARTICLE 3 - MEMBERS

ARTICLE 4 - DISPOSITION OF CAPITAL UNITS

4.1	General Restrictions on the Disposition of Capital Units	B-11
4.2	Tax Elections	B-13
4.3	Redemption	B-13

ARTICLE 5 - CAPITAL CONTRIBUTIONS

5.1	Capital Units	B-14
5.2	Additional Capital Units	B-14
5.3	Return of Contributions	B-14
5.4	Advances by Members	B-14
5.5	Capital Accounts	B-15
5.6	Class A Reclassification	B-15

ARTICLE 7 — OFFICERS

7.1	Number of Officers	B-18
7.2	Appointment and Term of Office	B-19
7.3	Removal of Officers	B-19

ARTICLE 9 - INDEMNIFICATION

9.1	Indemnification	B-27
9.2	Liability of Company	B-27
9.3	Prospective Amendment of Liability and Indemnity	B-28
9.4	Non-Exclusive Liability and Indemnity	B-28

ARTICLE 10 - CAPITAL UNIT CERTIFICATES

10.1	Certificates for Membership	B-28
10.2	Transfer of Certificates	B-28
10.3	Loss or Destruction of Certificates	B-28
10.4	Certificate Regulations	B-29
10.5	Transfer of Membership	B-29
10.6	Legends	B-29

ARTICLE 11 - BANKRUPTCY OF A MEMBER	B-29

ARTICLE 12 - DISSOLUTION

12.1	Dissolution and Winding-Up	B-29
12.2	Continuation	B-30

ARTICLE 13 - LIQUIDATION AND TERMINATION

13.1	Liquidation and Termination	B-30
13.2	Application and Distribution of Proceeds on Liquidation	B-30
13.3	Deficit Capital Account Balances	B-30
13.4	Articles of Dissolution	B-31

SIXTH AMENDED AND RESTATED
OPERATING AGREEMENT
OF
NORTHERN GROWERS, LLC

This Sixth Amended and Restated Operating Agreement of Northern Growers, LLC (the “Company”) dated as of the           day of                  20      , is executed and agreed to, for good and valuable consideration, by the Members (as defined below) and the Company. This Sixth Amended and Restated Operating Agreement amends and restates in its entirety that certain Fifth Amended and Restated Operating Agreement dated July 31, 2009.

WHEREAS, this Agreement was entered into and effective as of April 1, 2003, by and among the Company and Class A Members, and was amended on June 16, 2003, and amended and restated in a Third Amended and Restated Operating Agreement dated January 1, 2006, a Fourth Amended and Restated Operating Agreement dated July 1, 2006, and a Fifth Amended and Restated operating Agreement dated July 31, 2009 (there was not a Second Amended and Restated Operating Agreement due to clerical error).

WHEREAS, the Class A Units are registered with the Securities and Exchange Commission and the Managers have determined that it is in the best interests of the Company to divide some of the Class A Units into different classes such that the Company has fewer than three hundred (300) Class A record holders, resulting in a suspension of the Company’s reporting obligations as a public company upon making the proper filings with the SEC (the “Reclassification”);

WHEREAS, certain provision of this Agreement must be amended in connection with the Reclassification, including Section 5.6 which, as amended, provides that each Class A Unit held by a Class A Member owning fewer than 40,000 Class A Units immediately prior to the Reclassification Effective Time will become one (1) Class C Unit; each Class A Unit held by a Class A Member owning at least 40,000 and fewer than 70,000 Class A Units immediately prior to the Reclassification Effective Time will become one (1) Class B Unit; and each Class A Unit held by a Class A Member owning at least 70,000 Class A Units immediately prior to the Reclassification Effective Time will remain a Class A Unit; and

WHEREAS, the Managers have approved the Reclassification and a majority of the Members have voted in favor of the Reclassification and this Sixth Amended and Restated Operating Agreement at a special meeting of the Company’s Members held on                     , 2010

NOW THEREFORE, the parties agree to the following terms and conditions:

ARTICLE 1
DEFINITIONS

As used in this Operating Agreement, the following terms have the following meanings:

1.1                                 “Act” means the South Dakota Limited Liability Company Act and any successor statute, as amended from time to time.

1.2                                 “Agreement” means this Operating Agreement of Northern Growers, LLC, as amended from time to time.

1.3                                 “Affiliate” of any Person shall mean any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person; or if such Person is a partnership, any general partner of such Person or a Person controlling any such general partner.  For purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

1.4                                 “Articles” means the Articles of Organization filed with the Secretary of State of South Dakota on April 1, 2002, by which the Company was organized as a South Dakota limited liability company under and pursuant to the Act.

1.5                                 “Board of Managers” means the Managers acting as a group with the powers set forth in the Articles and this Operating Agreement.

1.6                                 “Bankrupt Member” means (except to the extent that the Board of Managers determines otherwise) any Member (a) that makes a general assignment for the benefit of creditors; (b) files a voluntary bankruptcy petition under Chapter 7 of the United States Bankruptcy Code; (c) files a petition or answer seeking for the Member a liquidation, dissolution, or similar relief under any law; (d) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in subclauses (a) through (c); (e) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member’s or of all or any substantial part of the Member’s properties; or (f) against which an involuntary petition has been filed and a proceeding seeking relief under Chapter 7 of the United States Bankruptcy Code, liquidation, dissolution, or similar relief under any law has been commenced and ninety (90) days have expired without dismissal thereof or with respect to which, without the Member’s consent or acquiescence, a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member’s properties has been appointed and ninety (90) days have expired without the appointment having been vacated or stayed, or ninety (90) days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

1.7                                 “Capital Contribution” means any actual contribution by a Member to the capital of the Company through the purchase of Capital Units (but does not include subscribed for, but unpaid Capital Units).

1.8                                 “Capital Unit” or “Unit” means Capital Units of the Company with the rights and privileges set forth in this Operating Agreement, including Class A, Class B and Class C Capital Units, and any other class of Capital Units as may be approved and adopted by the Board of Managers.

1.9                                 “Capital Unit Transfer System” means the procedures set forth in Article 4 of this Operating Agreement governing all Dispositions of Capital Units.

1.10                           “Class A Members” means all Persons (i) whose names are set forth as such in the Member Register or who have become a Class A Member pursuant to the terms of this Agreement, and (ii) who own one (1) or more Class A Units.

1.11                           “Class A Units” means an ownership interest in the Company that represents a Capital Contribution made as provided in Section 5 in consideration of the Class A Units, including any and all rights and privileges to which the holder is entitled, together with all obligations of such holder to comply with the terms and provisions of this Agreement.

1.12                           “Class B Members” means all Persons (i) whose names are set forth as such in the Member Register or who have become a Class B Member pursuant to the terms of this Agreement, and (ii) who own one (1) or more Class B Units.

1.13                           “Class B Units” means an ownership interest in the Company that represents a Capital Contribution made as provided in Section 5 in consideration of the Class B Units, including any and all rights and privileges to which the holder is entitled, together with all obligations of such holder to comply with the terms and provisions of this Agreement.

1.14                           “Class C Members” means all Persons (i) whose names are set forth as such in the Member Register or who have become a Class C Member pursuant to the terms of this Agreement, and (ii) who own one (1) or more Class C Units.

1.15                           “Class C Units” means an ownership interest in the Company that represents a Capital Contribution made as provided in Section 5 in consideration of the Class C Units, including any and all rights and privileges to which the holder is entitled, together with all obligations of such holder to comply with the terms and provisions of this Agreement.

1.16                           “Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

1.17                           “Committed Capital” means any cash or non-cash property that a person contributes to the Company in exchange for the issuance of Capital Units.

1.18                           “Company” means Northern Growers, LLC, a manager-managed South Dakota limited liability company.

1.19                           “Dispose,” “Disposing,” or “Disposition” means the sale, assignment, transfer, gift, exchange, or other disposition of one or more Capital Units, whether voluntary or involuntary, but not the mortgage, pledge, or grant of a security interest therein.

1.20                           “Manager” means any natural Person who is a member of the Board of Managers of the Company, whether initially named in the Articles or later elected as provided in this Operating Agreement.

1.21                           “Member” means any Class A Member, Class B Member, or Class C Member and, unless the context otherwise requires, the term “Member” shall include any Member’s representative in the event of the death, incapacity, or liquidation of the Member.  Except as specifically stated otherwise, “Members” refers to all Class A, Class B, and Class C Members.

1.22                           “Member Register” means the register of Members of the Company maintained by the Company at its principal place of business.

1.23                           “Net Cash from Operations” means the gross cash proceeds from the Company’s investments, operations, sales, and other dispositions of assets, including but not limited to investment assets (but not including sales and other dispositions of all or substantially all of the assets of the Company), less the portion thereof used to pay, or set aside for, the established reserves for all the Company’s expenses, debt payments, capital improvements, replacements and contingencies, all as determined by the Board of Managers.  Net Cash from Operations shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reduction of reserves previously established, but not expended, as authorized by the Board of Managers.

1.24                           “Northern Lights Ethanol” means Northern Lights Ethanol, LLC (d/b/a POET® Biorefining — Big Stone City), a South Dakota limited liability company, formed for the purpose of constructing, owning and operating an ethanol production facility in Big Stone City, South Dakota.

1.25                           “Ownership Percentage” with respect to any Member means the percentage of ownership of a Member determined by taking the total Capital Units held by such Member divided by the aggregate total number of issued and outstanding Capital Units.

1.26                           “Person” includes an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, foreign corporation, cooperative, custodian, trustee, executor, administrator, nominee or entity in a representative capacity.

1.27                           “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.

1.28                           “Quarter” means any of the three-month periods ending on March 31, June 30, September 30 and December 31.

1.29                           “Reclassification” has the meaning set forth in the recitals of this Agreement.

1.30                           “Reclassification Effective Time” has the meaning set forth in Section 5.6 of this Agreement.

1.31                           “Super Majority Vote” means the affirmative vote of 75% of the total number of Managers elected to the Board of Managers.

1.32                           “Treasury Regulations” means the Income Tax Regulations, promulgated under the Code, as such regulations are amended from time to time.

Other terms defined herein have the meanings so given them.

ARTICLE 2

ORGANIZATION

2.1                                 Formation. The Company has been organized as a South Dakota limited liability company by the filing of Articles under and pursuant to the Act and the issuance of a certificate of organization for the Company by the Secretary of State of South Dakota.

2.2                                 Name. The name of the Company is Northern Growers, LLC and all Company business must be conducted in that name or such other names that comply with applicable law as the Board of Managers may select from time to time.

2.3                                 Registered Office; Registered Agent, Principal Office in the United States; Other Offices.  The registered office of the Company required by the Act to be maintained in the State of South Dakota shall be the office of the initial registered agent named in the Articles or such other office (which need not be a place of business of the Company) as the Board of Managers may designate from time to time in the manner provided by law.  The registered agent of the Company in the State of South Dakota shall be the initial registered agent named in the Articles or such other Person or Persons as the Board of Managers may designate from time to time in the manner provided by law.  The principal office of the Company in the United

States shall be at such place as the Board of Managers may designate from time to time, which need not be in the State of South Dakota, and the Company shall maintain records there as required by the Act and shall keep the street address of such principal office at the registered office of the Company in the State of South Dakota.  The Company may have such other offices as the Board of Managers may designate from time to time.

2.4                                 Purpose.  The purpose of the Company is to own a membership interest in Northern Lights Ethanol, which will produce and market ethanol and ethanol co-products from its ethanol production facility located in Big Stone City, South Dakota, and any other purpose allowed under South Dakota law.

2.5                                 Foreign Qualification.  Prior to the Company’s conducting business in any jurisdiction other than South Dakota, the Board of Managers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Managers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.  At the request of the Board of Managers, the Company’s officers (as specified in Article 7) shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Operating Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

2.6                                 Term. The Company commenced its existence on the date the Secretary of State of South Dakota issued a certificate of organization for the Company and shall continue in existence until dissolved.

2.7                                 Mergers and Exchanges.  The Company may be a party to (a) a merger, (b) a consolidation, or (c) an exchange or acquisition, subject to the requirements of this Operating Agreement.  Consent to any such merger, consolidation, exchange or acquisition shall be by vote of the Class A Members as set forth in Article 3.

2.8                                 No State-Law Partnership.  The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture for any purposes other than federal income and state income tax purposes, and this Operating Agreement shall not be construed to suggest otherwise.

2.9                                 Fiscal Year.  The Company’s fiscal year shall end on December 31 of each year or such other date as the Board of Managers shall determine.

ARTICLE 3

MEMBERS

3.1                                 Members.

(a)                                  No Person shall be admitted as a new Class A Member unless or until such person:  (i) agrees to be bound by this Agreement by submitting an executed signature page to this Agreement; (ii) submits any other documents required by the Company as required by its Capital Units Transfer System; and (iii) is approved by the Board of Managers.  The Board of Managers may refuse to admit any additional Person as a Class A Member in its sole discretion.  The provisions of this section shall apply to any person who acquires Capital Units directly from the Company or through a Disposition by a Member.

(b)                                 No Person shall be admitted as a new Class B Member unless or until such person: (i) agrees to be bound by this Agreement by submitting an executed signature page to this Agreement; (ii) submits any other documents required by the Company as required by its Capital Units Transfer System; and (iii) is approved by the Board of Managers.  The Board of Managers may refuse to admit any additional Person as a Class B Member in its sole discretion.  The provisions of this section shall apply to any person who acquires Capital Units directly from the Company or through a Disposition by a Member.

(c)                                  No Person shall be admitted as a new Class C Member unless or until such person: (i) agrees to be bound by this Agreement by submitting an executed signature page to this Agreement and (ii) submits any other documents required by the Company as required by its Capital Units Transfer System.  The provisions of this section shall apply to any person who acquires Capital Units directly from the Company or through a Disposition by a Member.

3.2                                 Representations and Warranties.  Each Member represents and warrants to the Company and each other Member that:

(a)                                  if that Member is a corporation, it is duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein);

(b)                                 if that Member is a limited liability company, it is duly organized, validly existing, and (if applicable) in good standing under the laws of the state of its organization and is duly qualified and (if applicable) in good standing as a foreign limited liability company in the jurisdiction of its principal place of business (if not organized therein);

(c)                                  if that Member is a partnership, trust, or other entity, it is duly formed, validly existing, and (if applicable) in good standing under the laws of the state of its formation, and if required by law is duly qualified to do business and (if applicable) in good standing in the jurisdiction of its principal place of business (if not formed therein), and the representations and warranties in clause (a), (b) or (c), as applicable, are true and correct with respect to each partner (other than limited partners), trustee or other member thereof;

(d)                                 that the Member has full corporate, limited liability company, partnership, trust, or other applicable power and authority to execute and agree to this Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other Persons necessary for the due authorization, execution, delivery and performance of this Operating Agreement by that Member have been duly taken;

(e)                                  that the Member has duly executed and delivered this Agreement; and

(f)                                    that the Member’s authorization, execution, delivery and performance of this Operating Agreement does not conflict with any other agreement or arrangement to which that Member is a party or by which it is bound.

3.3                                 Interests in a Member.  A Member that is not a natural person may not cause or permit an interest, direct or indirect, in itself to be Disposed of in violation of the Securities Act of 1933, as amended, or such that, after the Disposition, (a) the Company would be considered to have terminated within the meaning of Section 708 of the Code or (b) without the consent of the Board of Managers, that Member, except any Class C Member, shall cease to be controlled by substantially the same Persons who control it as of the date of its admission to the Company.  On any breach of this Section 3.4, the Company shall have the option to redeem, and on exercise of that option the breaching Member shall surrender, the breaching Member’s Capital Units in accordance with Section 4.3 of this Operating Agreement.

3.4                                 Information.

(a)                                  In addition to the other rights specifically set forth in this Operating Agreement, each Member is entitled to all information to which that Member is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated.  The Members agree, however, that, except as otherwise provided by law, the Board of Managers from time to time may determine, due to contractual obligations, business concerns, or other considerations, that certain information regarding the business, affairs, properties and financial condition of the Company should be kept confidential and not provided to some or all other Members, and that it is not just or reasonable for those Members or their assignees or representatives to examine or copy any such confidential information.

(b)                                 The Members acknowledge that from time to time, they may receive information from or regarding the Company in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company or Persons with whom it does business.  Each Member shall hold in strict confidence any information it receives regarding the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member, except for disclosures (i) compelled by law (but the Member must notify the Board of Managers promptly of any request for that information before disclosing it, if practicable), (ii) to advisers or representatives of the Member or Persons who have acquired that Member’s Capital Units through a Disposition as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this section, or (iii) of information that the Member also has received from a source independent of the Company that the Member reasonably believes obtained that information without breach of any obligation of confidentiality.  The Members acknowledge that a breach of the provisions of this section may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both.  Accordingly, the Members agree that the provisions of this section may be enforced by specific performance.

3.5                                 Liabilities to Third Parties.  Except as otherwise expressly agreed in writing, no Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

3.6                                 Withdrawal. A Member does not have the right or power to withdraw from the Company as a Member, except as set forth in this Agreement.

3.7                                 Lack of Authority.  No Member, other than a Member acting in his or her capacity as an officer of the Company, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company, except with the prior consent of the Board of Managers.

3.8                                 Classes and Voting.  Unless the Articles state to the contrary or as provided by this Agreement, or any amendment hereto, there shall be three (3) classes of Members:  Class A Members, Class B Members and Class C Members. The Board of Managers may establish additional classes or groups of one or more Members.

(a)                                  Class A Members.  Class A Members shall be entitled to vote on all matters coming to a vote of the Class A Members as provided in Section 3.8(d), Each Class A Member may cast only one (1) vote on each matter brought to a vote of the Class A Members, regardless of the number of Class A Units owned.  On all matters voted upon by the Class A Members, the affirmative vote of the majority of Class A Members voting on the matter at hand shall be the act of the Class A Members, except as otherwise provided herein.

(b)                                 Class B Members.  Class B Members shall be entitled to vote on all matters coming to a vote of Class B Members as provided in Section 3.8(e).  Each Class B Member may cast only one (1) vote on each matter brought to a vote of the Class B Members, regardless of the number of Class B Units owned.  On all matters voted upon by the Class B Members, the affirmative vote of the holders of the majority of the Class B Members voting on the matter at hand shall be the act of the Class B Members, except as otherwise provided herein.

(c)                                  Class C Members.  Class C Members shall be entitled to vote on all matters coming to a vote of Class C Members as provided in Section 3.8(f).  Each Class C Member may cast only one (1) vote on each matter brought to a vote of the Class C Capital Members, regardless of the number of Class C Units owned.  On all matters voted upon by the Class C Members, the affirmative vote of the majority of the Class C Members voting on the matter at hand shall be the act of the Class C Members, except as otherwise provided herein.

(d)                                 Voting by Class A Members.  Class A Members shall only be entitled to vote on the following matters.

(i)                                   the merger or consolidation of the Company with another business entity where the exchange of interest in the Company for interest in another company;

(ii)                                the sale, lease, exchange or other disposition of all or substantially all of the Company’s assets;

(iii)                             the voluntary dissolution of the Company;

(iv)                              any amendment to the Agreement;

(v)                                 any matter required by the Act or South Dakota law; and

the election of Managers as set forth in Section 8.4 and removal of Managers as set forth in Section 8.6.

Any matter identified in terms (i) through (v) of the preceding sentence must receive the affirmative vote of the majority of the Class A Members voting on the matter at hand.  With respect to term (vi) of the preceding sentence, except as it relates to the removal of a Manager as set forth in Section 8.6, the vote shall be determined by a vote of the plurality of the Class A Members voting on the matter at hand; the vote for the removal of persons serving on the Board of Managers for purposes of Section 8.6 shall be determined by the votes stated therein.

(e)                                  Voting by Class B Members. Class B Members shall only be entitled to vote on the following matters:

the voluntary dissolution of the Company;

any amendment of this Agreement to the extent that such amendment would affect any of the voting or economic rights of the Class B Units provided for in this Agreement;

any matter required by the Act or South Dakota law; and

the election of Managers as set forth in Section 8.4 and removal of Managers in Section 8.6.

Any matter identified in terms (i) through (iii) of the preceding sentence must receive the affirmative vote of the majority of the Class B Members voting on the matter at hand.  With respect to term (iv) of the preceding sentence, except as it relates to the removal of a Manager under Section 8.6, the vote shall require be determined by a vote of the plurality of the Class B Members voting on the matter at hand; the vote for the removal of persons serving on the Board of Managers for purposes of Section 8.6 shall be determined by the votes stated therein.

(f)                                    Voting by Class C Members. Class C Members shall be only entitled to vote on the following matters:

any amendment to this Agreement to the extent that such amendment would affect any of the voting or economic rights of the Class C Units provided for in this Agreement;

any matter required by the Act or South Dakota law; and

the election of a Manager as set forth in Section 8.4 and removal of Managers as set forth in Section 8.6.

Any matter identified in terms (i) through (ii) of the preceding sentence must receive the affirmative vote of the majority of the Class C Members voting on the matter at hand.  With respect to term (iii) of the preceding sentence, except as it relates to the removal of a Manager under Section 8.6, the vote shall be determined by a vote of the plurality of the Class C Members voting on the matter at hand; the vote for removal of the person serving on the Board of Managers for purposes of Section 8.6 shall be determined by the votes stated therein.

3.9                                 Place and Manner of Meeting.  All meetings of the Members shall be held at such time and place, within or without the State of South Dakota, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.  Presence in person, or written ballot, shall constitute participation in a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.10                           Conduct of Meetings.  All meetings of the Members shall be presided over by the Chief Executive Officer.  All meetings of the Members shall be conducted in general accordance with the most recent edition of Robert’s Rules of Order, or such other rules and procedures as may be determined by the Board of Managers in its discretion.

3.11                           Annual Meeting.  The annual meeting of the Members for the transaction of all business which may come before the meeting shall be held on a date determined by the Board of Managers.  Failure to hold the annual meeting at the designated time shall not be grounds for dissolution of the Company.

3.12                           Special Meetings.  A special meeting of the Members may be called at any time by the Chief Executive Officer, the Board of Managers or by the Secretary upon the request of 20% of the Members, whether Class A Members, Class B Members or Class C Members, or a combination thereof.  Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on at the special meeting.

3.13                           Notice.  Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting either personally or by mail, by or at the direction of the Chief Executive Officer, the Secretary or the Board of Managers calling the meeting, to each Member entitled to vote at the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at the Member’s address as it appears on the records of the Company, with postage thereon prepaid.

(a)                                  If a purpose of any Member meeting is to consider any of the following matters, the notice must state such purpose

(i)                                    a plan of merger, consolidation or exchange

(ii)                                 the sale, lease, exchange or other disposition of all, or substantially all, of the Company’s assets;

(iii)                              the voluntary dissolution of the Company; or

(iv)                              the removal of any member or members of the Board of Managers;

(b)                             The notice for any Member meeting relating to any of the purposes listed in (a) above must be accompanied by a copy or summary of the respective:

(i)                                    plan of merger, consolidation or exchange;

(ii)                                 the transaction description for the proposed sale, lease, exchange or other disposition of all, or substantially all, of the Company’s assets;

(iii)                             the plan of liquidation; or

(iv)                             identification of the Manager or Managers whose removal is sought.

3.14                           Quorum of Members.  Five percent (5%) of the Members entitled to vote on each matter being presented at the meeting, whether Class A Members, Class B Members or

Class C Members, or a combination thereof, whatever the case may be, represented in person or by written ballot, shall constitute a quorum at a meeting of the Members.  The Members present at a duly organized meeting at which a quorum is present may transact business until adjournment, notwithstanding the departure or withdrawal of enough Members to leave less than a quorum.

3.15                           Voting of Capital Units by Company.  A Capital Unit owned by another limited liability company, corporation or other legal entity, the majority of which is owned or controlled by this Company, and a Capital Unit held by this Company in a fiduciary capacity, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total Capital Units of a class at any given time.

3.16                           Closing Record Books and Fixing Record Data.  For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof or in order to make a determination of Members for any other proper purpose, the Board of Managers may provide that the record books shall be closed for a stated period not exceeding ten (10) days.  If the record books shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such books shall be closed for a period not exceeding ten (10) days immediately preceding such meeting.  In lieu of closing the record books, the Board of Managers may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than sixty (60) days and in the case of a meeting of Members, not less than ten (10) days prior to the date of which the particular action requiring such determination of Members is to be taken.  If the record books are not closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date on which notice of the meeting is mailed, as the case may be, shall be the record date for such determination of Members.  When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of record books and the stated period of closing has expired.

3.17                           Fixing Record Dates for Ballots by Mail.  Unless a record date shall have previously been fixed or determined herein, whenever action by Members is proposed to be taken by written ballot without attendance being required at a meeting of Members, the Board of Managers may fix a record date for purposes of determining Members entitled to vote by ballot on the action, which record date shall be set by the Board of Managers not more than sixty (60) days prior to the deadline for returning ballots to the Company.  If no record date has been fixed by the Board of Managers, the record date for determining Members entitled to vote by written ballot without requiring attendance at a meeting of Members shall be at the close of business on the tenth day preceding the mailing of the written ballots to the Members.

3.18                           Proxies.  Voting by proxy shall not be allowed.

ARTICLE 4

DISPOSITION OF CAPITAL UNITS

4.1                                 General Restrictions on the Disposition of Capital Units.

(a)                                  No Disposition of Capital Units shall be valid except as specifically provided in this Article 4.  To be valid, a Disposition must comply with the Company’s Capital Units Transfer System as adopted or approved by the Board of Managers, as it may be amended from time to time, and, in the case of Class A Units and Class B Units, be approved by the Board of Managers.  The Capital Units Transfer System shall conform with Section 1.7704-1 et seq. of the Treasury Regulations as adopted or amended by the Internal Revenue Service from time to time, and it is the intent of this Agreement that: (i) the tax status of this Company be the same as for a partnership, (ii) this Company preserve its partnership tax status by complying with Section 1.7704-1, et seq., and any amendments thereto, and (iii) to the extent possible, this Agreement shall be read and interpreted to prohibit the free transferability of Capital Units.  Any attempted Disposition by a Person of Capital Units or any other interest or right, or any part thereof, in or in respect of the Company, other than in accordance with this Article 4 and the Capital Units Transfer System shall be, and is hereby declared, null and void ab initio.

(b)                                 The Board of Managers shall not approve, and the Company shall not recognize for any purpose, any purported Disposition of a Capital Unit unless and until the other applicable provisions of this Article 4 have been satisfied, all conditions have been satisfied under the Capital Units Transfer System, and the Company has received a completed transfer request in the form adopted by the Board of Managers.  If the Person acquiring the Capital Units in the Disposition is not a Member, then such Person must also comply with Section 3.1 of this Agreement.  Dispositions of Capital Units, and the resulting admissions of new Members, if applicable, are effective as of the first day of the Quarter following the Quarter in which such matters are approved by the Board of Managers, provided such Disposition complies with the Code.  Upon the effectiveness of a Disposition of all or a portion of a Member’s Capital Units, the Company shall transfer all, or the respective proportion of the capital account of the Member effecting the Disposition to the Member or Members who have acquired the Capital Units.  No partial Capital Units may be subject to a Disposition.  If a Person becomes the beneficial holder of Capital Units but has not become a Member (whether due to such Person’s failure to sign this Agreement or the Board of Managers’ refusal to accept such Person as a Member upon a Disposition of Capital Units), such Person shall receive the allocations of income, gain, losses, deductions, credits and distributions in accordance with Article 6 of this Agreement until such time as the Person becomes a Member or until such Person’s Capital Units are redeemed in accordance with Section 4.3 of this Agreement.  Such Person shall have no voting rights until such time as the Person becomes a Member and complies with this Section 4.1.

(c)                                  The Board of Managers will not approve or otherwise allow any Disposition unless (i) either (a) the Disposition is registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (b) the Company has determined that the Disposition is exempt from registration under those laws; and (ii) the Company has determined that the Disposition, when added to the total of all other Dispositions within the preceding twelve (12) months, would not result in the Company being considered to have terminated within the meaning of the Code or losing its partnership status and being taxed as a C corporation within the meaning of the Code.

The Board of Managers will not approve or otherwise allow any Disposition of Class A

Units unless both (i) the Disposition is in an increment of two thousand five hundred (2,500) Class A Units and (ii) the Disposition will not result in the number of Class A Members of record equaling three hundred (300) or more or such other number as required to maintain the suspension of the Company’s duty to file report pursuant to Rule 12h-3 of the Securities Exchange Act.

The Board of Managers will not approve or otherwise allow a Disposition of Class B

Units unless the Disposition is in an increment of one thousand (1,000) Class B Units.  Further, the Board of Mangers will not approve or otherwise allow a Disposition of Class B Units if, either (i) in its sole discretion, they believe that as a result of the Disposition, the Class B Units would be held by five hundred (500) or more Class B Members of record or such other number that would otherwise require the Company to register the Class B Units under the Securities Exchange Act; or (ii) such Disposition is to more than two (2) Persons who are not Class B Members of the Company in any fiscal year.

(f)                                    The Board of Managers will not approve or otherwise allow a Disposition of Class C Units unless the Disposition is in an increment of five hundred (500) Class C Units.  Further, the Board of Managers will not approve or otherwise allow a Disposition of Class C Units if, either (i) in its sole discretion, they believe as a result of the Disposition, the Class C Units would be held by five hundred (500) or more Class C Members of record or such other number that would otherwise require the Company to register the Class C Units under the Securities Exchange Act; or (ii) such Disposition is to more than two (2) Persons who are not Class C Members of the Company in any fiscal year.

(g)                                 Any Person admitted to the Company upon a Disposition of Capital Units shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Disposition or admission on or before the thirtieth (30th)day after the receipt by that Person of the Company’s invoice for the amount due.  If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at the legal rate of interest allowed under South Dakota law.

4.2                                 Tax Elections.  In the event of a Disposition of all or part of the Capital Units of any Member, the Company, in the sole discretion of the Board of Managers, may elect pursuant to Section 754 of the Code (or any successor provisions) to adjust the basis of the assets of the Company.

4.3                                 Redemption.  The Company shall have the right to redeem the Capital Units of a Member or a Person who beneficially holds Capital Units upon any of the following occurrences:

(a)                                  An attempt to Dispose of the Capital Units in a manner not in conformity with this Agreement or the Company’s Capital Units Transfer System.

(b)                                 The failure of a Person who becomes the beneficial holder of Capital Units to comply with Section 4.1 of this Agreement and become a Member within a 12-month period following the date that the Person became a beneficial holder of the Capital Units.

(c)                                  The failure of a Person who becomes the beneficial holder of less than the number of Capital Units required to be held of any class of Capital Units pursuant to Section 5.1(b) of this Agreement within two hundred forty (240) days of becoming the holder of less than the minimum requirement.

(d)                                 The Member becomes a Bankrupt Member and the Company is not able to sell its Capital Units within two hundred forty (240) days through the Capital Units Transfer System.

If the Company exercises its right to redeem a Member’s or Person’s Capital Units pursuant to any of the above, upon receipt of such Member’s or Person’s Capital Unit certificate, the Company shall pay to such Member or Person $0.20 per Capital Unit.  Nothing in this section shall be interpreted to limit or prevent the Company from redeeming the Capital Units of a Member or Person who beneficially holds Capital Units under any other circumstance or for a different price per Capital Unit or from seeking any legal or equitable relief that would otherwise be available to the Company.

ARTICLE 5

CAPITAL CONTRIBUTIONS

5.1                                 Capital Units.

Capital Contribution.  The name, address, capital contribution, and Capital

Units quantifying the Ownership Percentage of each member are set forth in the Member Register.

(b)                                 Minimum Investment.  A Class A Member must always own at least ten thousand (10,000) Class A Capital Units, and no Person will be admitted as a Class A Member unless said Person holds at least ten thousand (10,000) Class A Capital Units.  A Class B Member must always own at least five thousand (5,000) Class B Capital Units, and no such Person will be admitted as a Class B Member unless the Person holds at least five thousand (5,000) Class B Capital Units.  A Class C Member must always own at least two thousand five hundred (2,500) Class C Capital Units, and no Person will be admitted as a Class C member unless said Person holds at least two thousand five hundred (2,500) Class C Capital Units.  If a Person becomes the holder of fewer than the number of Units required by this Section 5.1(b)  in a Disposition, the Person must within two hundred forty (240) days of becoming a holder either acquire additional Capital Units so that the total held by said Person is at least the minimum as required by this Section 5.1(b) or the Person must dispose of the Capital Units in accordance with the provisions of this Agreement.  If the Person fails to meet either of the requirements of the previous sentence within the time provided, the Company may redeem the Capital Units held by said Person as provided in Section 4.3.

5.2                                 Additional Capital Units.  Additional Capital Units may be created and issued to new Members or to existing Members on such terms and conditions as the Board of Managers may determine at the time of admission, and may include for the creation of different classes or groups of Members, represented by different classes of Capital Units, which Capital Units may have different rights, powers, and duties.  If the Board of Managers creates additional Capital Units, the Board of Managers must specify the terms of admission or issuance, including the amount of Committed Capital proposed to be raised from the issuance of such Capital Units.  Members of the Company shall not have a preemptive right to acquire additional, newly created Capital Units of the Company.

5.3                                 Return of Contributions.  A Member is not entitled to the return of any part of its Capital Contribution or to be paid interest in respect of either its capital account or its Capital Contribution.  A Capital Contribution is not a liability of the Company or of any Member.  Members will not be required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contribution.

5.4                                 Advances by Members.  If the Company does not have sufficient cash to pay its obligations, and the Company does not raise additional capital pursuant to Section 5.2 hereof, any Member(s) that may agree to do so with the consent of the Board of Managers, as appropriate, may advance all or part of the needed funds to or on behalf of the Company.  An advance described in this Section constitutes a loan from the Member to the Company, bears interest at the rate negotiated with the Board of Managers from the date of the advance until the date of payment and is not a Capital Contribution.

5.5                                 Capital Accounts.  A capital account shall be established and maintained for each Member pursuant to the requirements of applicable federal income tax regulations.  Each Member’s capital account shall be increased and decreased as follows:

(a)                                  Each Member’s capital account shall be increased by:  (i) the amount of the initial Capital Contribution made by the Member, (ii) the amount of any additional Capital Contributions made by the Member, and (iii) any income and gains allocated to the Member pursuant to Article 6.

(b)                                 Each Member’s capital account shall be decreased by: (i) any deductions and losses allocated to the Member pursuant to Article 6, and (ii) the amount of any distributions by the Company to the Member as of the time of the distribution.

A Member who has more than one Capital Unit shall have a single capital account that reflects all its Capital Units, regardless of the Class of Capital Units owned by that Member and regardless of the time or manner in which those Capital Units were acquired.  Upon the Disposition of a Capital Unit, that portion of the capital account of the Member effecting the Disposition that is attributable to the Capital Unit subject to the Disposition shall carry over to the Person acquiring such Capital Unit.

5.6                                 Class A Reclassification.  Effective as of          p.m., prevailing Central Standard Time on                     , 2010 (the “Reclassification Effective Time”) each Class A Unit outstanding immediately prior to the reclassification effective time owned by a Member who is a record holder (as such terms used in the Securities Exchange Act of 1934, as amended) of fewer than 40,0000 Class A Units shall, by virtue of this Section 5.6 and without any action on part of the holder thereof, hereafter be classified as a Class C Unit on the basis of one (1) Class C Unit for each Class A Unit held by such Member, and that each Class A Unit outstanding immediately prior to the Reclassification Effective Time owned by a Member who is a record holder of at lease 40,000 and fewer than 70,000 Class A Units immediately prior to the Reclassification Effective Time shall, by virtue of this Section 5.6 and without any action on part of the holder thereof, hereafter be classified as a Class B Unit on the basis of one (1) Class B Unit for each Class A Unit held by such Member. Each Class A Unit outstanding immediately prior to the Reclassification Effective Time owned by a Member who is a record holder of 70,000 or more Class A Units immediately prior to the Reclassification Effective Time shall not be reclassified and shall continue in existence as a Class A Unit.

ARTICLE 6

ALLOCATIONS AND DISTRIBUTIONS

6.1                                 Allocations and Distributions.  Except as may be required by section 704 (b) and (c) of the Code and the applicable Treasury Regulations, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members, and distributions shall be made, in accordance with this Article 6.

6.2                                 Distributions of Net Cash from Operations.  Net Cash from Operations, if any,

for any fiscal year, will be distributed to the Members on not less than an annual basis in an amount sufficient to reduce the Company’s cumulative Net Cash from Operations to $200,000.00, unless otherwise determined by a Super Majority Vote of the Board of Managers and provided that any such distribution does not violate or cause the Company to default under the terms of any of the Company’s credit facilities or debt instruments or violate Section 6.10 of this Agreement.  Additional distributions, if any, may be made as the Board of Managers shall determine in its sole discretion.  Distributions shall be made to all Members ratably in proportion to their Ownership Percentages.

6.3                                 Allocations of Income, Gain, Loss, Deductions, and Credits.  Except as otherwise provided in this Article 6, all items of income, gain, loss, deductions, and credits for a fiscal year shall be allocated to the Members ratably in proportion to their Ownership Percentages.

6.4                                 Allocation of Gain or Loss Upon the Sale of All or Substantially All of the Company’s Assets.  Notwithstanding the provisions of Section 6.3:

(a)                                  Allocation of Gain.  Any income or gain from the sale or exchange of all or substantially all of the Company’s assets shall be allocated, first, to those Members with capital account balances less than the amounts of their respective Capital Contributions that have not previously been distributed, that amount of income or gain, if any, necessary to increase their capital account balances to the amount of their Capital Contributions not previously distributed; and thereafter, the remaining income or gain, if any, shall be allocated to the Members, ratably in proportion to their Ownership Percentages.

(b)                                 Allocation of Loss.  Any loss from the sale or exchange of all or substantially all of the Company’s assets shall be allocated first, so as to equalize the capital account balances of all Members holding the same number of Capital Units, and thereafter, the remaining losses shall be allocated to the Members, ratably in proportion to their Ownership Percentages.

6.5                                 Regulatory Allocations and Allocation Limitations.  Notwithstanding the preceding provisions for allocating income, gains, losses, deductions and credits, the following limitations, regulatory allocations and contingent reallocations are intended to comply with applicable income tax Treasury Regulations under Section 704(b) of the Code and shall be so construed when applied.

(a)                                  Minimum Gain Chargeback.  Notwithstanding any other provision of this Section 6.5, if there is a net decrease in Partnership Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Section 1.704-2(f)(1) of the Treasury Regulations in an amount equal to such Member’s share of the net decrease in Partnership Minimum Gain (determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations).  This Section 6.5(a) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.

(b)                                 Partner Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 6.5, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-

2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations.  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 6.5(b) is intended to comply with the minimum gain chargeback requirements in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

(c)                                  Qualified Income Offset.  In the event a deficit balance in a Member’s capital account in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to contribute pursuant to the penultimate sentences of Section 1.704-2(g)(1)(ii) and 1.704-2(i)(5) of the Treasury Regulations, is caused or increased because a Member receives an adjustment, allocation, or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, such Member will be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit balance or such increase in the deficit balance, as quickly as possible, to the extent required in the Treasury Regulations.  This Section 6.5(c) is intended, and shall be so construed, to provide a “qualified income offset” within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

(d)                                 Gross Income Allocations.  In the event that a deficit balance in a Member’s capital account at the end of any fiscal year is in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company under this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations §§ 1.704-2(g)(1)(ii) and 1.704-2(i)(5), the Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.5(d) shall be made only if and to the extent that the Member would have a deficit balance in its capital account in excess of such sum after all other allocations provided for in this Section have been made as if Section 6.5(c) and this Section 6.5(d) were not in this Agreement.

(e)                                  Nonrecourse Deductions.  Nonrecourse Deductions shall be specially allocated to the Members in proportion to the allocation of Losses under Section 6.3.

(f)                                    Partner Nonrecourse Deductions.  Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

(g)                                 Members’ Shares of Excess Nonrecourse Debt.  The Members’ shares of excess Partnership Nonrecourse Debt within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations shall be determined in accordance with the manner in which it is reasonably expected that the deductions attributable to such Partnership Nonrecourse Debt will be allocated.

(h)                                 Curative Allocations.  The allocations set forth in subsections (a), (b),

(c), (d), (f) and (g) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Section 704(b).  Notwithstanding any other provision of this Article 6 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain or loss among the Members so that, to the extent possible, the net amount of allocations of such items of income, gain or loss and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.  For this purpose, future Regulatory Allocations under Section 6.5(a) and (b) shall be taken into account that, although not yet made, are likely to offset other Regulatory Allocations made under Section 6.5(f) and (g).

6.6                                 Proration of Allocations.  All income, gains, losses, deductions and credits for a fiscal year allocable with respect to any Members whose Capital Units may have been transferred, forfeited, reduced or changed during such year should be allocated based upon the varying interests of the Members throughout the year.  The precise manner in which such allocations are made shall be determined by the Board of Managers in its sole discretion and shall be a manner of allocation, including an interim closing of the books, permitted to be used for federal income tax purposes.

6.7                                 Consent to Allocation.  Each Member expressly consents to the methods provided herein for allocation of the Company’s income, gains, losses, deductions and credits.

6.8                                 Distributions in Kind.  Except as provided by this Agreement, a Member, regardless of the form of the Member’s Capital Contribution, may not demand or receive a distribution from this Company in any form other than cash.

6.9                                 Right to Distributions.  A Member who is entitled to receive a distribution that has not been paid by the Company when due has the status of, and is entitled to all remedies available to, a creditor of the Company with respect to such distribution.

6.10                           Limitation on Distributions.

(a)                                  Notwithstanding anything to the contrary in this Agreement, the Company may not make a distribution to its Members to the extent that, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members with respect to their interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the Company’s assets, except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in the Company’s assets only to the extent that the fair value of that property exceeds that liability, or otherwise in violation of the Act. A Member who receives a distribution that is not permitted under this Agreement has no liability to return the distribution unless the Member knew that the distribution was prohibited under the terms of this Agreement or the Act.

ARTICLE 7

OFFICERS

7.1                                 Number of Officers.  The officers of the Company shall be a Chief Executive Officer, a Chief Financial Officer, one or more vice-presidents, and a Secretary, each of whom shall be appointed by the Board of Managers.  Such other officers and assistant officers as may be deemed necessary, including any vice-presidents, may be appointed by the Board of

Managers.  If specifically authorized by the Board of Managers, an officer may appoint one or more officers or assistant officers for the Company.  The same individual may simultaneously hold more than one office in the Company.  A Person does not need to be a member of the Board of Managers nor a Member of the Company to serve as an officer of the Company.

7.2                                 Appointment and Term of Office.  The officers of the Company shall be appointed by a Super-Majority Vote by the Board of Managers for a term as determined by the Board of Managers.  If no term is specified, they shall hold office until the first meeting of the Board of Managers held after the next annual meeting of Members.  If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient.  Each officer shall hold office until the officer’s successor shall have been duly appointed, until the officer’s death, or until the officer shall resign or shall have been removed in the manner provided in Section 7.3.  The designation of a specified term does not grant to the officer any contract rights.  The Board of Managers can remove the officer at any time prior to the termination of such term, and the officer shall be employed “at will,” unless otherwise provided by a signed contract with the Company.

7.3                                 Removal of Officers.  Any officer or agent of the Company may be removed by a Super Majority Vote of the Board of Managers at any time, with or without cause.  Appointment of an officer or agent shall not of itself create contract rights.

7.4                                 The Chief Executive Officer.  The Chief Executive Officer shall be the principal executive officer of the Company.  The Chief Executive Officer shall, when present, preside at all meetings of the Members and of the Board of Managers.  The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Company authorized by the Board of Managers, certificates for Capital Units of the Company and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Managers from time to time.

7.5                                 The Chief Financial Officer.  The Chief Financial Officer shall be the principal financial and accounting officer of the Company.  The Chief Financial Officer shall:

(a)                                  Have charge and custody of and be responsible for all funds and securities of the Company;

(b)                                 Receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies, or other depositories as shall be selected by the Board of Managers; and

(c)                                  In general, perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to the Chief Financial Officer by the Chief Executive Officer or Board of Managers.  If required by the Board of Managers, the Chief Financial Officer shall give a bond for the faithful discharge of the Chief Financial Officer’s duties in such sum and with such surety or sureties as the Board of Managers shall determine.

7.6                                 The Vice-Presidents.  If appointed, in the absence of the Chief Executive Officer or in the event of the Chief Executive Officer’s death, inability or refusal to act, the Vice-President, or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.  If there is no Vice-President, then any member of the Board of Managers shall perform such duties of the Chief Executive Officer.  Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Company the issuance of which have been authorized by resolution of the Board of Managers; and shall perform such other duties as from time to time may be assigned to the Vice-President by the Chief Executive Officer or by the Board of Managers.

7.7           The Secretary.  The Secretary shall:

(a)           Keep the minutes of the proceedings of the Members and of the Board of Managers in one or more books provided for that purpose;

(b)           See that all notices are duly given in accordance with the provisions of this Agreement or as required by (c);

(c)           Be the custodian of the Company records and of any seal of the Company and if there is a seal of the Company, see that it is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized;

(d)           When requested or required, authenticate any records of the Company;

(e)           Keep a register of the mailing address of each Member which shall be furnished to the Secretary by such Member;

(f)            Sign with the Chief Executive Officer, or a Vice-President, certificates for Capital Units of the Company, the issuance of which shall have been authorized by resolution of the Board of Managers;

(g)           Have general charge of the Capital Units transfer books of the Company; and

(h)           In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer or by the Board of Managers.

7.8           Assistant Secretaries.  The Assistant Secretaries, when authorized by the Board of Managers, may sign with the Chief Executive Officer or a Vice-President, certificates for Capital Units of the Company the issuance of which shall have been authorized by a resolution of the Board of Managers.  The Assistant Secretaries, in general, shall perform such duties as shall be assigned to the Secretary, or by the Chief Executive Officer or the Board of Managers.

7.9           Designation of Tax Matters Partner.  The Chief Financial Officer is designated as the Tax Matters Partner of the Company, as provided in the Treasury Regulations pursuant to Section 6231 of the Code.  Each Member, by the execution of this Agreement consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.  If at any time there is no Chief Financial Officer, or if the Chief Financial Officer no longer owns Capital Units, the Board of Managers shall designate a Manager who owns Capital Units as the Tax Matters Partner of the Company.

7.10         Duties of Tax Matters Partner.

(a)           The Tax Matters Partner shall register the Company as a “tax shelter” with the Internal Revenue Service if such registration is required and shall provide the tax shelter registration number to each Member.

(b)           To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall furnish to the Secretary of the Treasury or his delegate (for the purposes of Sections 7.10 and 7.11 only, the “Secretary”) the name, address, profit’s interest and taxpayer identification number of each Member.

(c)           To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall keep each Member informed of the administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such administrative proceeding referred to hereinafter as a “tax audit” and such judicial proceeding referred to hereinafter as “judicial review”).

(d)           If the Tax Matters Partner, on behalf of the Company, receives a notice with respect to a tax audit from the Secretary, the Tax Matters Partner shall forward a copy of such notice to the Members who hold or held an interest in the profits or losses of the Company in the taxable year to which the notice relates as required by law.

7.11         Authority of Tax Matters Partner.  The Tax Matters Partner is hereby authorized, but not required:

(a)           To enter into any settlement with the Internal Revenue Service or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to the Code and Treasury Regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Member;

(b)           In the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a “final” adjustment”) is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company’s principal place of business is located, or the United States Court of Claims;

(c)           To intervene in any action brought by any other Member for judicial review of a final adjustment;

(d)           To file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

(e)           To enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item;

(f)            To take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations; and

(g)           To retain attorneys and accountants on an as-needed basis under such terms and conditions as determined solely by the Tax Matters Partner.

7.12         Expenses of Tax Matters Partner.  The Company shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members.  The payment of all such expenses shall be made before any distributions are made of Net Cash from Operations, or any discretionary reserves are set aside by the Board of Managers.  The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of a Manager and indemnification set forth in Article 9 of this Agreement shall be fully applicable to the Tax Matters Partner in his capacity as such.

7.13         Compensation.  The salaries and terms of employment of the officers of the Company shall be fixed from time to time by the Board of Managers.  Officers who are Members of the Company shall receive the same membership benefits that all other Members receive.  Officers may be reimbursed for reasonable expenses incurred in carrying out their duties as officers.

ARTICLE 8

MANAGEMENT

8.1           Management by Board of Managers.

(a)           Except for situations in which the approval of the Members is required by this Agreement or by non waivable provisions of the Act, and subject to the provisions of Section 8.2, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Board of Managers, and the Board of Managers may make all decisions and take all actions for the Company not otherwise provided for in this Agreement, including, without limitation, following:

(i)            To manage, supervise and conduct the day-to-day affairs of Company;

(ii)           To direct the expenditure of the capital and profits of the Company in furtherance of the Company’s purposes;

(iii)          To direct the investment of Company funds in any manner deemed appropriate or convenient by the Board of Managers to be in the best interests of the Company;

(iv)          To enter into operating agreements, joint participations, joint ventures, and partnerships with others containing such terms, provisions and conditions as the Board of Managers s approve;

(v)           To cause the Company to borrow money from banks and other lending institutions for any Company purpose and in connection therewith to mortgage, grant a security interest in or hypothecate all of the assets of Company;

(vi)          To sell, dispose, abandon, trade or exchange (but not a sale, disposition, abandonment, trade, or exchange of all or any substantial portion of the Company’s assets) of the Company, upon such terms and conditions and for such consideration as the Board of Managers deems private;

(vii)         To enter into agreements and contracts with any Member or an Affiliate of any Member and to give receipts, releases and discharges with respect to all of the foregoing and any matters incident thereto as the Board of Managers may deem advisable or appropriate; provided, however, that any such agreement or contract shall be on terms as favorable to the Company as could be obtained from any third party;

(viii)        To make distributions in accordance with and subject to the limitations set forth in Article 6 of this Agreement; and

(ix)           To amend this Agreement until the next Annual Meeting at which time the Members must approve the Amendment, or the Amendment shall become void.

(b)           Except as otherwise provided in this Agreement, all acts of the Board of Managers will be by majority vote of the disinterested Managers. The following acts shall require a Super Majority Vote of the disinterested Managers:

(i)            A decision to distribute Net Cash from Operations other than in accordance with the requirements of 6.2;

(ii)           The appointment and removal of any officer or agent of the Company pursuant to Sections 7.2 and 7.3;

(iii)          The removal of a Manager pursuant to Section 8.6; and

(iv)          The receipt of any per diem or other compensation by the Board of Managers for attending meetings and serving as a Manager pursuant to Section 8.20.

(c)           Notwithstanding the provisions of Section 8.1(a), the Board of Managers may not cause the Company to take any action set forth in Section 3.8(b), without first obtaining the required approval of the Members.

(d)           For the purposes of this Agreement, a disinterested Manager shall be a Manager who does not have a material financial interest in any contract or agreement to be approved by the Board of Managers.  A Manager who has a material financial interest in any contract or agreement shall not vote on such contract or agreement unless such contract or agreement applies to all Members.  If a Manager is an Affiliate or immediate family member (spouse, parent, child, or sibling) of a party with respect to which the Board of Managers intends to act, such Manager shall be deemed to be interested.

8.2           Actions by Managers; Committees; Delegation of Authority and Duties.

(a)           In managing the business and affairs of the Company and in exercising its powers, the Board of Managers shall act (i) collectively through meetings and written consents consistent with or as may be provided or limited in other provisions of this Agreement; (ii) through committees pursuant to Section 8.2(b); and (iii) through Managers and officers to whom authority and duties have been delegated pursuant to Section 8.2(c).

(b)           The Board of Managers may, from time to time, designate one or more committees, each of which shall be comprised of one or more members of the Board of Managers, one or more members of the Company, and/or one or more non-members of the Board of Managers or of the Company.  Any such committee, to the extent provided in such resolution shall have and may exercise such authority as is designated by the Board of Managers, subject to limitations set forth in the Act.  At every meeting of such committee, unless otherwise provided by the Board of Managers, the presence of a majority of all the committee members shall constitute a quorum, and the affirmative vote of the majority of the committee members present shall be necessary for the adoption of any resolution or recommendation of any action. The Board of Managers may dissolve any committees at any time.

(c)           Any Person dealing with the Company, other than a Member, may rely on the authority of the Manager or any officer of the Company in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

8.3           Registration and Transfer of Securities.  Securities and other property owned by the Company shall be registered in the Company’s name, in a nominee name, in any such case for the benefit of the Company.  Any transfer agent called upon to transfer any securities to or from the name of the Company or such other names shall be entitled to rely on instructions or assignments signed by an officer of the Company, or by any agent or custodian so authorized by the Board of Managers, on its behalf, without inquiry as to the authority of the person signing such instructions or assignments or as to the validity of any transfer to or from the name of the Company.  At the time of transfer, any transfer agent is entitled to assume, unless it has actual knowledge to the contrary:

(a)           that the Company is still in existence;

(b)           that this Agreement is in full force and effect and has not been amended, unless the transfer agent has received written notice to the contrary; and

(c)           that the person so signing is authorized to sign on behalf of the Company.

8.4           Number; Term of Office; Election.

(a)           The number of Managers of the Company shall be set at 15 unless and until such time as the Managers vote to change the number of Managers serving on the Board of Managers. If the number of Managers is increased, the newly created Manager positions shall be filled at the next annual or special meeting by election by the Members.  If the number of Managers is decreased, then the decrease shall coincide with an annual or special meeting and all Managers shall be subject to reelection by the Members.  Each Manager shall hold office according to the provisions of Section 8.4(c) unless such Manager resigns, dies, or becomes disabled.

(b)           The Class A Members, voting as a separate class, shall elect nine (9)

Managers, the Class B Members, voting as a separate class, shall elect five (5) Managers and the Class C Members, voting as a separate class, shall elect one (1) Manager.   A Manager must be a Member, or officer, director, manager or representative of an entity that is a Member, of the class of Members by which he or she is elected; provided, however, such requirement will commence only on a staggered basis beginning with the 2010 annual meeting of Members following the Reclassification and continuing annually thereafter as follows:.

2010: Class A — 3 Managers; Class B — 2 Managers; Class C — 0 Manager.

2011: Class A — 3 Managers; Class B  - 2 Managers; Class C - 0 Manager.

2012: Class A — 3 Managers; Class B — 1 Manager; Class C — 1 Manager.

Beginning in 2013 and every year thereafter, the election cycle among classes of Managers shall be repeated as commenced in 2010.  All Managers serving on the Board of Managers immediately prior to the Reclassification shall continue to serve on the Board after Reclassification until their existing terms expire, as provided in Exhibit A, and shall be eligible for reelection to the extent the Agreement permits such Manager to seek re-election under this  Section 8.4.

(c)           Each Manager shall be elected to office by the Members for a term of three years or until his or her earlier resignation or removal.  No Manager may serve more than five consecutive three year terms on the Board of Managers including any term prior to the Reclassification except any term when the Company was organized as a cooperative., If a Manager’s term expires, the Manager shall continue to serve until the Manager’s successor shall have been elected and qualified.  If a Manager is appointed to complete an unexpired term, that portion of the unexpired term served shall not be counted when calculating the Manager’s length of service.

(d)           Managers shall be elected by a plurality of the votes cast by the Members of the appropriate class voting in the election, with each Member having one vote per position and no cumulative voting.  Other aspects of the election process shall be determined by the Board of Managers in advance of the annual or special election.

8.5           Death or Disability of Managers.  Upon the death or disability of a Manager, the resulting vacancy on the Board of Managers may be filled in accordance with Section 8.8.  “Disability” shall mean the inability to perform the functions and duties of one’s position for a period of six (6) months.

8.6           Removal.  Managers may be removed for any reason at any annual or special meeting of Members by the affirmative vote of the majority of the Members of the class which elected such Manager.  The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal by the Members may be filled at such meeting by vote of the class of Members responsible for electing the Manager and represented at such meeting.

8.7           Resignations. Any Manager may resign at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified then at the time of its receipt by the Chief Executive Officer or the Secretary.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

8.8           Vacancies.  Any vacancy occurring in the Board of Managers (other than by reason of an increase in the number of Managers) may be filled by appointment through the affirmative vote of a majority of the remaining Managers, though less than a quorum of the Managers, provided that the person appointed to fill such a vacancy is a Member of the class in which the vacancy occurred.  A Manager appointed by the Board of Managers to fill a vacancy shall serve until the next annual meeting or special meeting of Members held for the purpose of electing Managers, at which time, the Members of the applicable Class of Members shall elect a new Manager to serve for the remainder of the original unexpired term of the vacated position.  Any Manager position to be filled by reason of an increase in the number of members on the Board of Managers shall be filled by election at an annual meeting or at a special meeting of Members called for that purpose.

8.9           Place and Manner of Meetings.  Meetings of the Board of Managers, regular or special, may be held either within or without the State of South Dakota.  Managers may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

8.10         First Meeting.  The first meeting of the newly elected Managers shall be held without further notice within sixty (60) days following the annual meeting of the Members, and at the same place, unless by unanimous consent of the Board of Managers then elected and serving, such time or place shall be changed.

8.11         Regular Meeting of Board of Managers.  A regular meeting of the Board of Managers may be held at such time as shall be determined from time to time by resolution of the Board of Managers.

8.12         Special Meeting of Board of Managers.  The Secretary shall call a special meeting of the Board of Managers whenever requested to do so by the Chief Executive Officer, or by 30% of the Managers.  Such special meeting shall be held at the time specified in the notice of the meeting.  Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

8.13         Notice of Board of Managers’ Meetings.  All special meetings of the Board of Managers shall be held upon two (2) days’ written or oral notice stating the date, place and hour of meeting delivered to each Manager either personally or by facsimile transmission, or upon seven days’ written notice by mail, at the direction of the Chief Executive Officer, the Secretary, or Managers calling the meeting.

8.14         Action Without Meeting.  Any action required by the Act to be taken at a meeting of the Board of Managers, or any action which may be taken at a meeting of the Board of Managers, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the same number of Managers which would have been necessary to approve such action if a meeting had been held.  Such consent shall have the same force and effect as if adopted at a duly called meeting of the Board of Managers.

8.15         Quorum; Majority Vote.  At all meetings of the Board of Managers, a majority of the members of the Board of Managers shall constitute a quorum for the transaction of business.  Except as otherwise provided in this Agreement, the act of a majority of the Managers present at any meeting at which a quorum is present shall be the act of the Board of

Managers.  If a quorum shall not be present at any meeting of the Board of Managers, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

8.16         Approval or Ratification of Acts or Contracts. The Board of Managers in its discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the Members shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

8.17         Interested Managers, Officers and Members.  No contract or transaction between the Company and one or more of its Managers, officers, or Members, or any of their Affiliates, or between the Company and any other limited liability company, corporation, partnership, association or other organization in which one or more of its Managers or Members are managers or officers or have a financial interest, shall be void or voidable solely for this reason or solely because the Person is present at or participates in the meeting of the Board of Managers or of a committee formed by the Board of Managers which authorizes the contract or transaction.  Subject to Section 8.1(d), only disinterested Managers may vote on any particular matter or issue.

8.18         Expenses of the Company.  All expenses of the Company shall be billed to and paid by the Company.  The Managers may be reimbursed for the actual cost of goods and services used for or by the Company.  The Managers may be reimbursed for the administrative services necessary to the prudent operation of the Company; provided, the reimbursement shall be the lower of the Manager’s actual cost or the amount the Company would be required to pay persons other than Affiliates for comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles.  No reimbursement shall be permitted for services for which the Manager is entitled to compensation by way of a separate fee.

8.19         Procedure.  The Board of Managers shall keep regular minutes of its proceedings.  The minutes shall be placed in the minute book of the Company.

8.20         Compensation.  The members of the Board of Managers shall receive per diem or other compensation for attending meetings and serving as a Manager as determined by a Super Majority Vote of the Board of Managers.  Managers who are Members of the Company shall receive the same membership benefits that all other Members receive.  Managers may be reimbursed for reasonable expenses incurred in carrying out their duties as Managers.

ARTICLE 9

INDEMNIFICATION

9.1           Indemnification.  The Company shall indemnify an officer, Member, Manager, former Member, a former officer or a former Manager of the Company against expenses actually and reasonably incurred by said person in connection with the defense of an action, suit or proceeding, civil or criminal, in which said person is made a party by reason of being or having been such officer, Member or Manager, except in relation to matters as to which such Person may be adjudged in the action, suit or proceeding to be liable to the Company under Section 9.2 of this Agreement.

9.2           Liability of Company.  To the full extent permitted by South Dakota law, no officer, Member or Manager shall be liable to the Company or its Members for monetary damages for an act or omission in such Person’s capacity as an officer, Member or Manager of the Company, except that this Article does not eliminate or limit the liability of an officer, Member or Manager to the extent the officer, Member or Manager is found liable for:

(a)           a breach of the duty of loyalty to the Company or its Members;

(b)           an act or omission not in good faith that constitutes a breach of duty to the Company or its Members or an act or omission that involves gross negligence, intentional misconduct or a known violation of the law;

(c)           a transaction from which the officer, Member or Manager received an improper benefit whether or not the benefit resulted from an action taken within the scope of the officer’s, Member’s or Manager’s office; or

(d)           an act or omission for which the liability of an officer, Member or Manager is expressly provided for by applicable statute.

9.3           Prospective Amendment of Liability and Indemnity.  Any repeal or amendment of this Article by the Board of Managers of the Company shall be prospective only and shall not adversely affect any right of an officer, Member or Manager to indemnification, or any limitation on the liability of an officer, Member or Manager of the Company existing at the time of such repeal or amendment.

9.4           Non-Exclusive Liability and Indemnity.  The provisions of this Article 9 shall not be deemed exclusive of any other rights or limitations of liability or indemnity to which an officer, Member or Manager may be entitled under any other provision of this Agreement, or pursuant to any contract or agreement, the Act or otherwise.

ARTICLE 10

CAPITAL UNIT CERTIFICATES

10.1         Certificates For Membership.  Certificates representing Capital Units of the Company shall be in such form as shall be determined by the Board of Managers. Such certificates shall be signed by the Chief Executive Officer or the Vice President and by the Secretary or assistant Secretary.  All certificates for Membership shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the certificate has been issued shall be entered on the Capital Units transfer books of the Company.  All certificates surrendered to the Company for transfer shall be canceled and no new certificates shall be issued until the former certificate shall have been surrendered or cancelled.

10.2         Transfer of Certificates.  Transfer of certificates of the Company shall be made pursuant to this Agreement only on the transfer books of the Company by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the Member’s attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Company, and on surrender for cancellation of the certificate.  The Person in whose name the Certificate stands on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes.

10.3         Loss or Destruction of Certificates. In case of loss or destruction of any certificate, another certificate may be issued in its place upon proof of such loss or destruction, and upon giving a satisfactory bond of indemnity to the Company and to the transfer agent and registrar, if any, of such certificate, in such sum as the Board of Managers may provide.

10.4         Certificate Regulations.  The Board of Managers shall have the power and authority to make such further rules and regulations not inconsistent with the statutes of the State of South Dakota as they may deem expedient concerning the issue, transfer, conversion and registration of certificates of the Company, including the appointment or designation of one or more transfer agents and one or more registrars.  The Company may act as its own transfer agent and registrar.

10.5         Transfer of Membership.  Membership shall not be transferred except with the approval and consent of the Board of Managers and in accordance with the Capital Transfer System.

10.6         Legends.  The Board of Mangers may provide for the placement of legends on Capital Unit certificates to indicate restrictions on transfer or other restrictions or obligations contained herein.

ARTICLE 11

BANKRUPTCY OF A MEMBER

Subject to this Article 11, if any Member becomes a Bankrupt Member, the Bankrupt Member’s Capital Units shall be offered for sale through the Capital Units Transfer System, and if such a sale is not completed within two hundred forty (240) days after the Member becomes a Bankrupt Member, the Company shall have the option, exercisable by notice from the Company to the Bankrupt Member (or its representative) at any time after expiration of the two hundred forty (240) day period, to redeem and cancel the Bankrupt Member’s Capital Units at a purchase price equal to $0.20 per Capital Unit or the lowest amount which may be approved by the Bankruptcy Court.  The payment to be made to the Bankrupt Member or its representative pursuant to this Article 11 is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through, or under the Bankrupt Member and its representative) and in respect of the Company, including, without limitation, any Capital Units, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed.

ARTICLE 12

DISSOLUTION

12.1         Dissolution and Winding-Up.  The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

(a)           the consent of a majority of the Class A Members and Class B Members, each voting as separate classes;

(b)           an event that makes it unlawful for all or substantially all of the business of the Company to be continued, but any cure of illegality within ninety (90) days after notice to the Company of the event is effective retroactively to the date of the event for purposes of this section;

(c)           on application by a Member or a dissociated Member, upon entry of a judicial decree that:

(i)            the economic purpose of the Company is likely to be unreasonably frustrated;

(ii)           it is not otherwise reasonably practicable to carry on the Company’s business in conformity with the Articles and this Agreement; or

(iii)          the Managers or Members in control of the Company have acted, are acting, or will act in a manner that is illegal, oppressive, fraudulent or unfairly prejudice the petitioning Member.

12.2         Continuation.  Except upon application and receipt of a judicial decree as provided in Section 12.1(c), no Member has the right to dissociate from the Company.  The death, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company.

ARTICLE 13

LIQUIDATION AND TERMINATION

13.1         Liquidation and Termination.  On dissolution of the Company, the Board of Managers shall proceed diligently to wind up the affairs of the Company and make any final distribution as provided in this Agreement and the Act.  The costs of liquidation shall be borne as a Company expense.  Liquidation proceeds, if any, shall first be used to pay the Company’s obligations and liabilities.

13.2         Application and Distribution of Proceeds on Liquidation.  Upon an event of liquidation, the business of the Company shall be wound up, the Board of Managers shall take full account of the Company’s assets and liabilities, and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof.  If any assets are not sold, gain or loss shall be allocated to the Members in accordance with Article 6 as if such assets had been sold at their fair market value at the time of the liquidation.  If any assets are distributed to a Member, rather than sold, the distribution shall be treated as a distribution equal to the fair market value of the asset at the time of the liquidation.  The assets of the Company shall be applied and distributed in the following order of priority:

(a)           to the payment of all debts and liabilities of the Company, including all fees due the Members and Affiliates, and including any loans or advances that may have been made by the Members to the Company, in the order of priority as provided by law;

(b)           to the establishment of any reserves deemed necessary by the Board of Managers or the Person winding up the affairs of the Company for any contingent liability or obligations of the Company;

(c)           to the Members ratably in proportion to the credit balances in their respective capital accounts in an amount equal to the aggregate credit balances in the capital accounts after and including all allocations to the Members under Article 6, including the allocation of any income, gain or loss from the sale, exchange or other disposition (including a deemed sale pursuant to this Section 13.2) of the Company’s assets.

13.3         Deficit Capital Account Balances.  Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Agreement to all Members in proportion to their respective Ownership Percentages, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of subject Member’s capital account to zero.

13.4         Articles of Dissolution.  On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Board of Managers shall file Articles of Dissolution with the Secretary of State of South Dakota and take such other actions as may be necessary to terminate the Company.

ARTICLE 14

GENERAL PROVISIONS

14.1         Books and Records.  The Company shall maintain those books and records as provided by the Act and as it may deem necessary or desirable.  All books and records provided for by the Act shall be open to inspection of the Members from time to time and to the extent expressly provided by the Act, and not otherwise.

14.2         Headings.  The headings used in this Agreement have been inserted for convenience only and do not constitute matter to be construed in interpretation of this Agreement.

14.3         Construction and Severability.  Whenever the context so requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter, and the singular shall include the plural, and conversely.  All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Exhibits, if any, are to Exhibits attached hereto, if any, each of which is made a part hereof for all purposes.  If any portion of this Agreement shall be invalid or inoperative, then, so far as is reasonable and possible:

(a)           The remainder of this Agreement shall be considered valid and operative; and

(b)           Effect shall be given to the intent manifested by the portion held invalid or inoperative.

14.4         Effect of Waiver or Consent.  A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company.  Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

14.5         Binding Effect.  Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors and assigns.

14.6         Governing Law/Jurisdiction.  THIS AGREEMENT HAS BEEN EXECUTED IN SOUTH DAKOTA AND SHALL BE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF SOUTH DAKOTA.  THE

MEMBERS CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF SOUTH DAKOTA AND AGREE THAT ANY ACTION ARISING OUT OF OR TO ENFORCE THIS AGREEMENT MUST BE BROUGHT AND MAINTAINED IN SOUTH DAKOTA.

14.7         Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

14.8         Notice to Members of Provisions of This Agreement.  By becoming a Member, each Member acknowledges that it has actual notice of (a) all of the provisions of this Agreement, including, without limitation, the restrictions on the Disposition of Capital Units set forth in Article 4, and (b) all of the provisions of the Articles.  Each Member agrees that this Agreement constitutes adequate notice of all such provisions, and each Member waives any requirement that any further notice thereunder be given.

14.9         Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document.  All counterparts shall be construed together and constitute the same instrument.

14.10       Conflicting Provisions.  To the extent that one or more provisions of this Agreement appear to be in conflict with one another, then the Board of Managers shall have the right to choose which of the conflicting provisions are to be enforced.  Wide latitude is given to the Board of Managers in interpreting the provisions of this Agreement to accomplish the purposes and objectives of the Company, and the Board of Managers may apply this Agreement in such a manner as to be in the best interest of the Company, in its sole discretion, even if such interpretation or choice of conflicting provisions to enforce is detrimental to one or more Members.

14.11       Amendments.  The adoption, amendment or repeal of any provision in this Agreement must be approved by the applicable class of Members, as set forth in Section 3.8..

NORTHERN GROWERS, LLC

By:

Its:	President

Exhibit A

Name	Term Expiration

Ron Olson	2010
Steve Street	2010
Robert Metz	2010
Mark Lounsbery	2011
Robert Narem	2011
Bill Whipple	2011
Ron Anderson	2012
Lars Herseth	2012
Heath Peterson	2012
Delton Strasser	2012
Jeff Olson	2010
Leroy Bergan	2010
Robert Wittnebel	2011
Wendall Falk	2011
J. Charles Walker	2012

APPENDIX C

ANNUAL REPORT ON FORM 10-K

FOR FISCAL YEAR ENDED DECEMBER 31, 2008
AND QUARTERLY REPORT ON FORM 10-Q
FOR QUARTER ENDED SEPTEMBER 30, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

(Mark One)
☒	Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the fiscal year ended December 31, 2008

☐	Transition Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Commission file number 0-50711

Northern Growers, LLC

(Exact name of registrant as specified in its charter)

South Dakota	77-0589881
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

48416 144th Street
P.O. Box 356
Big Stone City SD 57216
605-862-7902

(Address of Principal Executive Offices) (Zip Code)

(605) 862-7902

(Issuer’s Telephone Number, Including Area Code)

Securities registered under Section 12(b) of the Exchange Act:

None

Securities registered under Section 12(g) of the Exchange Act:

Class A Capital Units

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  ☐ Yes  ☒ No

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  ☐ Yes  ☒ No

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  ☒ Yes  ☐ No

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405 of this chapter) is not contained in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K     ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of accelerated filer, large accelerated filer and smaller reporting company in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒

Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).  ☐ Yes  ☒ No

The aggregate market value of the registrant’s common stock held by non-affiliates at June 30, 2008 was approximately $60,979,380. The aggregate market value was computed by reference to the last sales price during the registrant’s most recently completed second fiscal quarter.

Indicate the number of shares outstanding of each of the registrant’s classes of common stock, as of the latest practicable date. As of the date of this filing, there were 50,628,000 Class A capital units of the registrant outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

Part III of Form 10-K - Portions of the Information Statement for the 2009 Annual Meeting of Members.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING INFORMATION

This Annual Report on Form 10-K and other reports issued by Northern Growers, LLC (including reports filed with the Securities and Exchange Commission (the “SEC” or “Commission”), contain “forward-looking statements” that deal with future results, expectations, plans and performance.  Forward-looking statements may include statements which use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “predict,” “hope,” “will,” “should,” “could,” “may,” “future,” “potential,” or the negatives of these words, and all similar expressions. These forward-looking statements are made based on our expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this report.  Important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this report.  As stated elsewhere in this report such factors include, among others:

•	Excess growth, production capacity and supply in the ethanol industry;

•	The price volatility and uncertainty of raw materials used in the production process, particularly corn, natural gas and steam;

•	Fluctuations in oil and gasoline prices;

•	Changes in the weather or general economic conditions impacting the availability and price of commodities, particularly corn and natural gas;

•	The results of our risk management or hedging strategies;

•	Competition from alternative fuels and alternative fuel additives;

•	Fluctuations in U.S. oil consumption and petroleum prices;

•	Changes in plant production capacity due to variations in steam supply provided by the adjacent power plant;

•	Changes in the availability of credit and interest rates;

•	The availability of additional capital to support capital improvements and development;

•	The availability and adequacy of our cash flow to meet our requirements;

•	Changes or developments in laws, regulations or taxes in the ethanol, agricultural or energy industries;

•	Damage to or loss of our plant due to casualty, weather, mechanical failure or any extended or extraordinary maintenance or inspection that may be required;

•	An increase in environmental regulation and scrutiny from federal and state governments; and

•	Other factors discussed below under the item entitled “Risk Factors.”

We are not under any duty to update the forward-looking statements contained in this report, nor do we guarantee future results or performance of what future business conditions will be like. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this report.

PART I

Item 1.  Business.

Overview

Northern Growers, LLC (“Northern Growers”) is a South Dakota limited liability company, consisting of 968 members who principally reside in South Dakota and the upper Midwest. Northern Growers owns and manages a 77.16% interest in its subsidiary, POET™ Biorefining - Big Stone (“Big Stone”), an ethanol and distillers grains plant (the “plant” or “our plant”) located near the city of Big Stone City, South Dakota. (Northern Growers and Big Stone are referred to collectively in this report as “we,” “our,” or “us”).

Our revenues are derived from the sale and distribution of ethanol and distillers grains to customers primarily located in the U.S.  Corn for our plant’s production process is supplied primarily from local agricultural producers and from purchases on the open market. After processing the corn, ethanol is sold to POET™ Ethanol Products, LLC, which subsequently markets and sells the ethanol to gasoline blenders and refineries located throughout the continental U.S.  All of our distillers grains are sold through our marketing agent, POET™ Nutrition, Inc., which markets and sells the product to livestock feeders primarily located in the continental U.S. The day-to-day operations of our plant are managed by POET™ Plant Management, LLC, of Sioux Falls, South Dakota.

Our operating results are largely driven by the prices at which we sell ethanol and distillers grains and the costs related to their production.  Historically, the price of ethanol tends to fluctuate in the same direction as the price of unleaded gasoline and other petroleum products.  The greatest effect on the price of ethanol is the supply and demand for ethanol in the U.S. markets. Our two largest costs of production are corn and natural gas, although our use of natural gas is offset by the use of steam supplied directly from the adjacent energy power plant called Big Stone Plant. The price of distillers grains is generally influenced by supply and demand, the price of substitute livestock feed, such as corn and soybean meal, and other animal feed proteins.

General Developments of Business

Northern Growers was originally organized in 2000 as a South Dakota cooperative for the purpose of owning and managing its interest in Big Stone and providing a major source of corn supply to the plant. Northern Growers was subsequently reorganized in 2003 as a South Dakota limited liability company at which time it became subject to the reporting requirements under the Securities Act of 1933 and Securities Exchange Act of 1934.  Northern Growers is taxed as a partnership for federal income tax purposes, meaning that all of its income is subject to single-level, pass through tax treatment at the member level rather than at the company level.

Construction of our plant was completed and operations commenced in July 2002.  Our plant was originally built with an annual name-plate production capacity of 40 million gallons of ethanol. Since that time, we have made significant capital improvements.  In March 2006, we completed a rail expansion project, which provided our plant with additional capacity to store rail cars for the shipment of products.  In October 2006, we completed construction for the incorporation of BPX™ technology into the production process. In addition to reducing energy costs, BPX™ releases additional starch content, increases the protein content and quality of by-products and decreases plant emissions.  In May 2007, we completed the construction on our plant expansion, increasing its annual name-plate capacity from 40 million to 75 million gallons of ethanol.  In October 2007, we increased our grain storage capacity by adding two grain bins.  The design and construction of the BPX™, grain storage and expansion projects, was completed by POET™ Design and Construction, Inc., of Sioux Falls, South Dakota.

In 2008, our industry experienced significant change, which adversely affected our operations. The continued increase in production capacity in the ethanol industry caused by new or expanding plants was one factor that helped drive corn prices higher and ethanol prices lower.  During the first half of 2008, corn prices were significantly higher than in prior years which increased our costs of production. Similarly, in the second half of 2008, ethanol prices were significantly lower than in prior years which adversely impacted our revenues.  In addition, U.S. financial markets experienced a severe downturn in the latter part of 2008. Businesses across many sectors experienced a lack of access to credit causing a series of liquidity crises.  This situation, coupled with increased production capacity in our industry, may adversely affect our industry in 2009.  Further, in connection with the market downturn, commodities prices, including corn, ethanol and unleaded gasoline, have decreased, some dramatically, which will likely affect our industry and operations in 2009.

Principal Products

The principal products produced at our plant are fuel grade ethanol and distillers grains.

Ethanol

Ethanol is ethyl alcohol.  Ethanol is produced from starch or sugar-based feed products such as corn, potatoes, wheat, and sorghum, as well as from agricultural waste products including sugar, rice straw, cheese whey, beverage wastes and forestry and paper wastes. Historically, corn has been the primary source of producing ethanol because of its relatively low cost, wide availability and ability to produce large quantities of carbohydrates that convert into glucose more easily than other products.  Today, approximately 90% of the ethanol produced in the U.S. is produced from corn.

Ethanol is used for three primary purposes: 1) as an oxygenated fuel additive; 2) as an octane enhancer in fuels; and 3) as a non-petroleum based gas substitute. Approximately 95% of all ethanol is used for blending with unleaded gasoline and other fuel products. Ethanol has been utilized as a fuel additive since the late 1970s when its value as a product extender for gasoline was discovered during the OPEC oil embargo crisis.  In the 1980s, ethanol began to see widespread use as an octane enhancer, replacing other environmentally harmful components in gasoline such as lead and benzene.  Ethanol’s use as an oxygenate continued to increase with the passage of the Clean Air Act Amendments of 1990, which required the addition of oxygenates to gasoline in the nation’s most polluted areas.  Because ethanol contains approximately 35% oxygen, its combination with gasoline increases the percentage of oxygen in gasoline.  As a result, the gasoline burns cleaner and releases less carbon monoxide and other exhaust emissions into the atmosphere.

For fiscal years ended December 31, 2008, 2007 and 2006, our revenue from sales of ethanol as a percentage of total revenue was approximately 80.0%, 84.0%, and 86.1%, respectively.

Distillers Grains

A principal by-product of the ethanol production process is distillers grains.  Distillers grains are a high protein, high energy feed supplement marketed primarily to the dairy, beef, sheep, swine, and poultry industries. It is a popular animal feed supplement, with millions of tons produced in North America annually.  Most of the distillers grains produced in the U.S. are sold for use in animal feeds within the continental U.S., although a growing percentage is exported to countries such as Canada and Mexico and countries in Asia and Europe.

Dry mill ethanol processing produces, generally, three forms of distillers grains, all of which differ in moisture content and shelf life: 1) dried distillers grains with solubles, otherwise known as DDGS; 2) distillers wet grains or “wet cake”; and 3) modified distillers grains.  Distillers wet grains are processed corn mash that does not go through a drying process and contains approximately 70% moisture content.  Distillers wet grains have a short shelf life of approximately three days and can be sold only to livestock producers within the immediate vicinity of a plant.  Modified distillers grains are distillers wet grains that are dried to a 50% moisture content.  Modified distillers grains have a slightly longer shelf life and are often sold to nearby livestock producers. DDGS is distillers wet grains that are dried to an 8-10% moisture content. DDGS have an almost indefinite shelf life and may be sold and shipped to any market regardless of its vicinity to a plant.

For fiscal years ended December 31, 2008, 2007 and 2006, our revenue from the sale of distillers grains as a percentage of total revenue, was approximately 19.6%, 15.5%, and 13.3%, respectively.

Marketing and Distribution

Ethanol

The ethanol produced at our plant is sold to POET™ Ethanol Products, LLC, the terms of which are governed by an ethanol marketing agreement. After purchasing the ethanol from us, POET™ Ethanol Products markets and sells the ethanol to major, multi-national oil companies with blending and refinery facilities located throughout the continental U.S. The price that we receive from the sale to POET™ Ethanol Products is based upon various contracts between POET™ Ethanol Products and its customers, and is fixed upon the transfer of title to POET™ Ethanol Products.

The ethanol produced at our plant is shipped by POET™ Ethanol Products using rail cars operated by POET™ Ethanol Products or trucks supplied by companies with which POET™ Ethanol Products contracts.  Transfer of title and risk of loss shifts to POET™ Ethanol Products upon the loading of ethanol onto railcars and trucks at the plant.  Our plant is served by rail facilities and connections to the Burlington Northern Santa Fe railroad system, which facilitates the transportation of ethanol to customers’ terminals, and by multiple South Dakota state highways and Interstate Highway 29, which provide transportation links in all directions.

The marketing agreement with POET™ Ethanol Products is in effect until July 2012, renewing automatically for five-year terms unless either party provides at least ninety days written notice of termination prior to the end of the term.  POET™ Ethanol Products charges us a marketing and service fee based upon each gallon of ethanol sold. POET™ Ethanol Products also charges us a fee for each gallon of ethanol to which renewable identification numbers, or RINS, are assigned, which is necessary for complying with the federal renewable fuels standard and the U.S. Environmental Protection Agency’s enforcement of such standard.   Shipping costs relating to the transportation of ethanol are borne by us and are included in our gross revenues and cost of revenues.  In the event that the contractual relationship with POET™ Ethanol Products is interrupted for any reason, we believe that another entity or entities to purchase or market the ethanol could be located.  Any interruption, however, could temporarily disrupt the sale of ethanol and adversely affect our business and operations.

Distillers Grains

The distillers grains produced at our plant are sold through POET™ Nutrition, Inc., the terms of which are governed by a distillers grains marketing agreement. As our exclusive marketing agent, POET™ Nutrition markets and sells the distillers grains to customers. By marketing through POET™ Nutrition, we are not dependent upon one or a limited number of customers. The price received from the sale of distillers grain is the price received from the customers with which POET™ Nutrition has negotiated and entered into a contract for sale.

We produce three variations of distillers grains which are marketed through POET™ Nutrition: 1) DDGS; 2) Dakota Gold™; and 3) distillers wet grains. Dakota Gold™ is DDGS which POET™ Nutrition certifies to as meeting certain quality standards and specifications.

POET™ Nutrition markets distillers grains to local, regional, national and international markets.  We sell and ship a substantial majority of our distillers grains to customers in the southwestern and western parts of the U.S., the remainder of which is shipped to other areas of the U.S. and to Mexico. Shipments to national and international markets are primarily completed by the use of rail due to a longer shelf life, whereas shipments to local or regional markets are primarily completed by truck.  We also contract with POET™ Nutrition for the use of railcars in the shipping of DDGS and Dakota Gold™, paying POET™ Nutrition a flat fee per railcar in connection with each shipment.

The marketing agreement with POET™ Nutrition is in effect until March 2012, renewing automatically for additional five-year terms unless discontinued by either party upon at least three months prior written notice.  POET™ Nutrition charges us a marketing fee based upon a percentage of gross monthly sales of distillers grains less shipping costs. All shipping costs associated with the transportation of distillers grains are borne by us and are included in our gross revenues and cost of revenues, and POET™ Nutrition is responsible for invoicing all loads and receiving payments from the customers, the payment of which is remitted to us.

Risk Management

Due to fluctuations in the price of corn and natural gas, we use a risk management program, including hedging strategies, to minimize our commodity risk.  Hedging is a means of protecting the price at which corn and natural gas is bought in the future.  All of the commodity risk management services relating to corn and natural gas are provided by POET™ Risk Management in accordance with a corn and natural gas price risk management agreement.  Under the agreement, we pay POET™ Risk Management an annual flat fee. The agreement is in effect until January 2012, renewing automatically for additional five-year terms unless discontinued by either party upon written notice prior to the expiration of the term.

Dependence Upon a Single or Few Customers

We, as discussed above, are substantially dependent upon POET™ Ethanol Products for the purchase, marketing and distribution of ethanol. POET™ Ethanol Products purchases 100% of the ethanol produced at our plant, all of which is marketed and distributed to its customers.

Financial Information about Geographic Areas

All of our operations are domiciled in the U.S.  All of the products sold to our customers for fiscal years 2008, 2007 and 2006 were produced in the U.S., and all of our long-lived assets are domiciled in the U.S. In addition, 95% of our total revenues was derived from sales to customers in the U.S., whereas 5% was derived from sales to customers in Mexico.

Sources and Availability of Raw Materials

Corn. Our major raw material for the production process is corn.  To operate our plant at full name-plate capacity, we require the supply of approximately 27 million bushels of corn annually.  We purchase a majority of our corn from producers in northeastern South Dakota, where our plant is located, and western Minnesota. We believe that corn producers in proximity to our plant will continue to provide us with sufficient corn for the foreseeable future.

Steam. Our production process requires a constant supply of steam.  Steam is used for the cooking, evaporation, and distillation processes.  While the production of steam in the ethanol production process is generally received from an ethanol plant’s on-site boilers, our plant receives a substantial portion of its steam from Big Stone Plant, a coal fired, electrical generating facility located immediately adjacent to our plant. Big Stone Plant is co-owned by three utilities, namely, Otter Tail Corporation, Montana-Dakota Utilities and NorthWestern Corporation. The benefit of a steam supply from Big Stone Plant is that it reduces our dependence on natural gas for operations.  In 2008, for example, 41% of our natural gas requirements for operations were replaced directly with steam from Big Stone Plant, compared to 39% of our requirements in 2007.

Big Stone Plant generally provides us with a consistent supply of steam to meet our requirements except during its semi-annual maintenance shutdowns. When Big Stone Plant shuts down for any prolonged period of time, or if the transfer of steam is unexpectedly diminished or interrupted, we use two on-site boilers powered by natural gas to generate steam. However, as discussed below under “Natural Gas,” when we are required to rely on our on-site boilers to generate steam, our natural gas supply can prevent us from generating a sufficient volume of steam to operate at full name-plate production capacity.

The purchase of steam is governed by a steam sale agreement between us and Big Stone Plant.  The rate is set at a fixed rate based on specified volume used, above which it is set at a market rate as determined by Big Stone Plant. The agreement’s ten year term ends on June 1, 2012, but automatically renews for two additional five-year terms unless terminated by either party by providing 12 months advance notice.

Natural Gas. Our production process requires a constant supply of natural gas.  Natural gas is the primary energy source for the drying of distillers grains. It is primarily responsible for powering the two on-site boilers for the generation of steam in the event that additional steam is necessary or the supply of steam from Big Stone Plant is unexpectedly diminished or interrupted. We contract with CenterPoint Energy Services, Inc., of Houston, Texas, for the supply and distribution of natural gas to the plant.  The agreement with CenterPoint terminates in 2012.

Prior to the completion of our expansion in May 2007, we did not experience any interruption or shortage of natural gas supply.  Since completion, however, we have experienced shortages of supply.  When our plant’s supply of steam from Big Stone Plant is interrupted for any prolonged period of time, such as during Big Stone Plant’s general maintenance shut downs, our plant’s natural gas capacity can be insufficient to allow our plant to operate at its full 75 million gallon name-plate production capacity. In such instances, our plant is required to scale back production, typically based on the capacity of our natural gas supply. We are currently exploring options to increase our natural gas supply to operate at full name-plate production when Big Stone Plant cannot supply us with adequate steam.

Electricity. Our production process requires a constant supply of electricity.  Electricity is necessary to generate lighting and to power the machinery and equipment at the plant.  We contract with Otter Tail Power Company of Otter Tail, Minnesota, to provide us with all of our electric power requirements.  The agreement automatically renews for one year terms unless terminated by either party by providing 12 months advance written notice. Since operations were commenced, we have not had interruptions or shortages in the supply of electricity.

Water. The production process requires a constant supply of water.  Water is necessary for the slurry and cooking processes, cooling towers and boiler operations.  We contract with the city of Big Stone City and Big Stone Plant to supply our plant with water for the production process.  The agreement with the city of Big Stone City is in effect until 2012, and automatically renews for two, five-year terms unless terminated by either party with 12 months advance written notice.  Since operations were commenced, the city of Big Stone City and Big Stone Plant have provided us with an ample and consistent supply of water to meet operational requirements.

Research and Development

We do not conduct any research and development of our own relating to the production of ethanol and distillers grains. Instead, we rely on POET™ Research, Inc., of Sioux Falls, South Dakota, to research and develop new technologies in order to improve the production process and end products. POET™ Research provides us this technology through a license agreement, where we pay POET™ Research a licensing fee quarterly.  The license agreement terminates on June 30, 2015.

Competition

Domestic

We are in direct competition with numerous other ethanol and distillers grains producers.  As of February 2009, the ethanol industry has grown to 172 production facilities in the U.S., compared to 141 production facilities as of February 2008 and 113 production facilities as of February 2007.  Additional  gallons are set to come into production in the next 12-18 months, but on a far lesser scale than originally projected given unfavorable market conditions.  In South Dakota, excluding our plant, there are currently 12 plants in full production, all of which have a combined production capacity of approximately 759 million gallons.  We believe that, in spite of this concentration and growth, we will continue to compete favorably with other ethanol and distillers grains’ producers because of our plant’s existing efficiencies, the use of new technology from POET™ Research, and the marketing and service arrangements with the companies owned by POET™, LLC.

International

Ethanol production is expanding internationally.  Brazil has long been the world’s largest producer and exporter of ethanol; however, since 2005 ethanol production in the U.S. has exceeded Brazilian production. Ethanol is produced more cheaply in Brazil than in the U.S. because of the use of sugarcane, a less expensive raw material alternative to corn. However, because of various tariffs on the importation of ethanol into the U.S., the price of ethanol produced in the U.S. is currently more competitive than ethanol imported from Brazil.  In the event that these tariffs are reduced or eliminated, which are scheduled to expire in January 2011, the price of ethanol produced in the U.S. may become less competitive, which could adversely impact our ability to sell ethanol.

In addition, the Caribbean Basin Initiative, or CBI, allows for ethanol produced in 24 participating Caribbean Basin countries to be imported into the U.S. duty free. While the CBI caps the amount of duty free ethanol imported into the U.S. at 7% of total U.S. production from the previous year, as total production in the U.S. grows, the amount of ethanol produced from the Caribbean area and sold in the U.S. will grow accordingly, which could impact our and the industry’s ability to sell ethanol.

Alternative Production Methods and Fuels

Alternative ethanol production methods, fuels and gasoline oxygenates are continually under development. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass, such as agricultural waste, forest residue, municipal solid waste, and energy crops. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn, and producing ethanol from cellulose-based biomass may create opportunities to produce ethanol in areas which are unable to grow corn. In addition, beginning in 2010, the Energy Independence and Security Act of 2007 (HR 6) requires that a specific volume of the renewable fuels standard, or RFS, be met by ethanol derived from cellulosic feedstocks. If an efficient method of producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively with companies that incorporate this production method.

Further, a number of automotive, industrial and power generation manufacturers are developing alternative clean power systems using fuel cells, clean burning gaseous fuels, or electricity.  Like ethanol, the emerging fuel cell industry offers a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns.  Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions. Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions.  If the fuel cell and hydrogen industries continue to expand and gain broad acceptance and hydrogen becomes readily available to consumers for motor vehicle use, we may not be able to compete effectively.  This additional competition could reduce the demand for ethanol, which would negatively impact our profitability.

Distillers Grains

We also face direct competition with numerous ethanol producers that produce distillers grains as a by-product of the production process. Sales of distillers grains are highly dependent on product quality, availability, and price of competing feed ingredients such as corn and soybean meal. As domestic ethanol production increases, the amount of distillers grains entering the market is expected to increase.  If supply exceeds demand, we may be required to search for new markets, including international ones.

Federal and State Government Supports

Various federal and state laws, regulations, and programs have led to an increasing use of ethanol in fuel, including subsidies, tax credits, policies and other forms of financial incentives.  Some of these laws provide economic incentives to produce and blend ethanol and others mandate the use of ethanol.

The Renewable Fuels Standard

The most recent ethanol supports are contained in the Energy Independence and Security Act of 2007 (HR 6) which was signed into law on December 19, 2007. The bill increases the renewable fuels standard, or RFS, which sets the annual requirements for the amount of renewable fuels produced and used in motor vehicles. The first RFS was established under the Energy Policy Act of 2005, which required that 4 billion gallons of ethanol and biodiesel be used in 2006 and 7.5 billion gallons be used by 2012. Under HR 6, the RFS is increased further, requiring 11 billion gallons of renewable fuels in 2009 and progressively increasing to 36 billion gallons by 2022.  Beginning in 2010, a specific volume of the annual mandate is required to be met by ethanol derived from cellulosic feedstocks, as opposed to corn. The specified volume of cellulosic ethanol use required increases incrementally, culminating in the use of 16 billion gallons of cellulosic ethanol annually in 2022. While the RFS may cause ethanol prices to increase in the short term due to additional demand, future supply could outweigh the future demand for ethanol. This would have a negative impact on our earnings.

The Volumetric Ethanol Excise Tax Credit

The use of ethanol as an alternative fuel source has been aided by federal tax policy, which directly benefits gasoline refiners and blenders, and increases demand for ethanol. On October 22, 2004, H.R. 4520 was signed into law, which contained the Volumetric Ethanol Excise Tax Credit (“VEETC”) and amended the federal excise tax structure effective as of January 1, 2005. Prior to VEETC, ethanol-blended fuel was taxed at a lower rate than regular gasoline (13.2 cents on a 10% blend). Under VEETC, the ethanol excise tax exemption was eliminated. In place of the exemption, the bill created a volumetric ethanol excise tax credit of 5.1 cents per gallon (4.5 cents per gallon beginning on January 1, 2009) of ethanol blended at 10%. Refiners and gasoline blenders apply for this credit on the same tax form as before, only it is a credit from general revenue. The VEETC is expected to allow much greater refinery flexibility in blending ethanol since it makes the tax credit available on all ethanol blended with all gasoline, diesel and ethyl tertiary butyl ether (“ETBE”). The VEETC is scheduled to expire on December 31, 2010.

Small Ethanol Producer Tax Credit

The Energy Policy Act of 2005 expanded who qualifies for the small ethanol producer tax credit. Historically, small ethanol producers were allowed a 10-cents-per-gallon production income tax credit on up to 15 million gallons of production annually. The size of the plant eligible for the tax credit was limited to 30 million gallons. Under the Energy Policy Act, the size limitation on the production capacity for small ethanol producers increased from 30 million to 60 million gallons. The tax credit is capped at $1.5 million per year per producer. We are no longer eligible for this credit because of our plant’s expansion in May 2007.

Clean-Fuel Vehicle Refueling Equipment Tax Credit

The Energy Policy Act of 2005 created a new tax credit that permits taxpayers to claim a 30% credit (up to $30,000) for the cost of installing clean-fuel vehicle refueling equipment, such as an E85 fuel pump, to be used in a trade or business of the taxpayer or installed at the principal residence of the taxpayer. Under the provision, clean fuels are any fuel at least 85% of the volume of which consists of ethanol, natural gas, compressed natural gas, liquefied natural gas, liquefied petroleum gas and hydrogen and any mixture of diesel fuel and biodiesel containing at least 20% biodiesel. The provision is effective for equipment placed in service until January 1, 2010. The credit has helped raise consumer awareness of alternative sources of fuel including ethanol.

Imported Ethanol Tariffs and Quotas

Currently, there is a $0.54 per gallon tariff on imported ethanol, which is scheduled to expire in 2011.  In addition, ethanol imports from 24 countries in Central America and the Caribbean region are exempted from this tariff under the Caribbean Basin Initiative or CBI, which provides that specified nations may export annually to the U.S. an aggregate of 7.0% of U.S. ethanol production, with additional exemptions from ethanol produced from feedstock in the Caribbean region over the 7.0% limit.

State Legislation Banning or Limiting MTBE Use

As of February 2009, 25 states, including California and New York, have banned or significantly limited the use of MTBE due to environmental and public health concerns. Ethanol has served as a replacement for much of the discontinued volumes of MTBE and is expected to continue to replace future volumes of MTBE that are removed from the fuel supply.

South Dakota

In South Dakota, the state provides an incentive production payment to ethanol producers operating in South Dakota. The production incentive consists of a direct payment to South Dakota ethanol producers of up to $0.20 per gallon, which is divided among producers of fuel ethanol within South Dakota up to a maximum of $1 million per year per plant (a maximum of $83,333 per month in 2008) and a maximum of $10 million over the life of a plant.  The program caps the payments that can be distributed to all plants based in South Dakota in a program year to no more than $7 million in payments each year (program year ends on June 30). The payments are distributed to each plant in proportion to the total number of gallons of ethanol produced and marketed annually by all the plants in South Dakota.  If additional plants commence production, or existing plants increase production, each plant receives a lower proportionate share of the maximum payment under the program. Conversely, if existing plants terminate operations, or decrease production, each plant receives a higher proportionate share of the maximum payment under the program. Because at least one plant in South Dakota terminated production recently, we anticipate receiving a slightly larger payment in 2009 compared to 2008.

Environmental Regulation and Costs

We are subject to extensive environmental regulation at the federal and state levels.  The federal environmental regulations with which we must comply were promulgated by the U.S. Environmental Protection Agency (EPA) pursuant to the Clean Air Act.  The state environmental regulations with which we must comply, in contrast, are promulgated by the South Dakota Department of Environment and Natural Resources (DENR). The EPA and the DENR regulate air quality, particularly our plant’s emissions into the air.  The DENR also regulates water collection and discharge. In addition to its own enforcement authority under this law, the EPA has delegated permitting and enforcement authority to the DENR.  To conduct operations, we are required to have the following permits from these and other agencies:

• Title Five Operating Permit from the DENR.  In South Dakota, the Title Five Operating Permit serves as the air quality and operation permit for our plant. We must conduct ongoing emissions testing to verify compliance with the Title Five Operating permit. This permit, which we recently filed for an amendment and received approval from the DENR, is due for renewal in September 8, 2011.

• Bureau of Alcohol, Tobacco, Firearms and Explosives and Fuel Permit from the U.S. Department of Treasury. We are required to have this permit because of the alcohol content of ethanol. The permit is due for renewal annually.

• General Permit for Storm Water Discharge.  This permit is required for the runoff of storm water from our plant and is due for renewal every five years.

We maintain an on-going compliance program to ensure compliance with all applicable laws, regulations and permits.  Maintaining compliance can require us to incur expenditures for such things as new or upgraded equipment or processes, some of which can be material and costly at times. For example, as a result of U.S. Environmental Protection Agency’s issuance of a Notice of Violation (NOV) (see Part I, Item 3, “Legal Proceedings” below), we will be make improvements in 2009 to our dryer and thermal oxidizer. The cost of these improvements is expected to be $1 million.

In addition, federal and state government’s regulation of the environment changes constantly. It is possible that more stringent federal or state environmental rules or regulations could be adopted, which could increase our plant’s future operating costs and expenses. It also is possible that federal or state environmental rules or regulations could be adopted that could have an adverse effect on the use of ethanol. For example, changes in the environmental regulations regarding ethanol’s use due to currently unknown effects on the environment could have an adverse effect on the ethanol industry. Furthermore, our plant’s operations are governed by the Occupational Safety and Health Administration (“OSHA”). OSHA regulations may change such that the future costs of the operation of our plant may increase. Any of these regulatory factors may result in higher costs or other materially adverse conditions effecting our operations, cash flows and financial performance.

Management and Employees

POET™ Plant Management, LLC manages the day-to-day operations of our plant under a management agreement. Under the agreement, which is in effect until June 2015, POET™ Plant Management receives a fixed annual fee, adjusted annually for inflation, and an incentive bonus based on our profitability.  We also pay certain expenses incurred with respect to the operation of the plant while other expenses, including, but not limited to, the provision of a full-time technical manager and general manager, are included as part of POET™ Plant Management’s fees.  Mr. Blaine Gomer, our plant’s general manager, is an employee of POET™ Plant Management, and is responsible for operations and production at the plant on a day-to-day basis.

As of the date of this filing, our plant employs 48 employees, including a commodities manager, a commodities supervisor, an operations manager, a maintenance manager, a microbiologist, a chief mechanical operator, a controller, plant operators, maintenance technicians, grains assistants, accountants, and a membership coordinator.  This does not include Mr. Gomer and the technical manager, both of whom are employees of POET™ Plant Management.

Available Information

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to the Securities Exchange Act of 1934, as amended, are filed with the SEC.  Such reports and other information filed by us with the SEC are available on the SEC website (www.sec.gov). The public may read and copy any materials filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov. The contents of these websites are not incorporated into this filing.

Our website is found at www.poet.com, then clicking on “Meet POET,” “Plants,” “Big Stone, SD,” and finally “Becoming an Investor.” Except for our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are not directly available on our website as we instruct readers to obtain the reports through a link to www.sec.gov. However, we provide paper copies of the reports to any person who requests it, free of charge.

Item 1A. Risk Factors.

Risks Related to Our Business

Our financial performance is dependent on market prices for ethanol, distillers grains and corn, and our financial condition and results of operation are directly affected by changes in these market prices. Our results of operations and financial condition are significantly affected by the cost and supply of corn and by the selling price for ethanol and distillers grains. Changes in the price and supply of these commodities are subject to and determined by market forces over which we have no or little control, including overall supply and demand, government programs and policies, weather, availability and price of competing products, and other factors.

Our business is highly sensitive to corn prices, and we generally cannot pass on increases in corn prices to our customers. Corn is the principal raw material that we use to produce ethanol and distillers grains. Because ethanol competes with fuels that are not corn-based, we generally are unable to pass along increased corn costs to our customers, and, accordingly, rising corn prices tend to produce lower profit margins. At certain levels, corn prices would make ethanol uneconomical to use in fuel markets. The price of corn is influenced by weather conditions (especially droughts) and other factors affecting crop yields, farmer planting decisions and general economic, market and regulatory factors, including government policies and subsidies with respect to agriculture and international trade, and global and local supply and demand. The price of corn has fluctuated significantly in the past and may fluctuate significantly in the future. In addition, increasing domestic ethanol capacity could boost demand for corn and result in increased corn prices. We may also have difficulty from time to time in purchasing corn on economical terms due to supply shortages. Any supply shortage could require us to suspend operations until corn became available at economical terms. Suspension of operations could have a material adverse effect on our business, results of operations and financial condition.

Decreasing gasoline prices may negatively impact the selling price of ethanol.  The price of ethanol generally tends to change in relation to the price of gasoline. Recently, as a result of a number of factors including a slowing of the national economy, the price of gasoline has decreased.  In correlation to the decrease in the price of gasoline, the price of ethanol has also decreased. Decreases in the price of ethanol reduce our revenue.  If ethanol prices fall during times when corn and/or natural gas prices are high, and ethanol prices remain low, we may not be able to operate profitably.

The spread between ethanol and corn prices can vary significantly. Corn costs significantly impact our cost of goods sold. Our gross margins are principally dependent upon the spread between ethanol and corn prices. However, this spread has decreased as corn prices have generally increased since the beginning of 2007 and ethanol prices have decreased since the middle of 2008. Any further reduction in the spread between ethanol and corn prices, whether as a result of higher corn prices or lower ethanol prices, would adversely affect our results of operations and financial condition.

The price of distillers grains is affected by the price of other commodity products, and decreases in the price of these commodities could decrease the price of distillers grains.  Distillers grains compete with other protein-based animal feed products such as soybean meal. The price of distillers grains may decrease when the price of competing feed products decrease. The prices of competing animal feed products are based in part on the prices of the commodities from which they are derived. Downward pressure on commodity prices, such as soybeans, will generally cause the price of competing animal feed products to decline, resulting in downward pressure on the price of distillers grains. As a result, we may experience lower revenue and income.

Hedging transactions involve risks that could harm our profitability.  In an attempt to minimize the effects of the volatility of corn and natural gas on operating profits, we engage in hedging activities in the corn and natural gas futures markets.  The effectiveness of such hedging activities is dependent, among other things, upon the cost of corn and natural gas and our ability to sell sufficient products to utilize all of the corn and natural gas subject to the futures contracts.  There is no assurance that our hedging activities will reduce the risk caused by price fluctuation which may leave us vulnerable to high corn and natural gas prices.  In addition, we may choose not to take hedging positions in the future, which may adversely affect our financial condition if corn and natural gas prices increase. Our hedging activities also can result in increased costs because price movements in corn and natural gas are highly volatile and are influenced by many factors that are beyond our control.

Our business is subject to seasonal fluctuations. Our operating results are influenced by seasonal fluctuations in the price of our primary production inputs, namely corn, and the price of our primary product, ethanol. In recent years, the spot price of corn tends to rise during the spring planting season in May and June and tends to decrease during the fall harvest in October and November. The price for natural gas, however, tends to move opposite of corn and tends to be lower in the spring and summer and higher in the fall and winter. In addition, our ethanol prices are substantially correlated with the price of unleaded gasoline. As a result, because the price of unleaded gasoline tends to rise during the summer, the price of ethanol generally rises in the summer.

Our business is not diversified because it is limited to the fuel grade ethanol industry, which may limit our ability to adapt to changing business and market conditions.   Our sole business is the production and sale of fuel grade ethanol produced from corn and its by-product, distillers grains. Our plant does not have the capability of producing industrial or food and beverage grade ethanol, which is used in such products as cosmetics, perfume, paint thinner and vinegar. Our plant is also not equipped to capture carbon dioxide, another co-product of the ethanol production process. The lack of diversification of our business may limit our ability to adapt to changing business and market conditions.

We are heavily dependent upon POET™, LLC.  We have several agreements in place with companies owned and controlled by POET™, LLC, of Sioux Falls, South Dakota, including those related to the purchase or marketing of ethanol and distillers grains, management of the plant, design and construction, research and technology, and information technology.  If any of the agreements were to terminate, we might not be able to secure suitable and timely replacements for those services at a reasonable cost or at all, which would materially harm our business.

We are dependent upon POET™ Ethanol Products, LLC to purchase and market all of the ethanol produced at our plant.   POET™ Ethanol Products is the exclusive purchaser of all of the ethanol produced at our plant which, in turn, markets and transports the ethanol to refineries located throughout the U.S.  If POET™ Ethanol Products breaches the ethanol marketing agreement or is not in the financial position to purchase all of the ethanol produced, we may not have any readily available means to sell the ethanol and our financial condition will be adversely and materially affected.  If the ethanol marketing agreement with POET™ Ethanol Products were to terminate, we would be forced to seek other arrangements to sell the ethanol produced, but there are no assurances that these arrangements would achieve results comparable to those achieved by POET™ Ethanol Products.

Interruptions in energy supplies could delay or halt production at our plant, which will reduce our profitability.  Ethanol production requires a constant and consistent supply of energy, including electricity, steam and natural gas.  If there is any interruption in our plant’s supply of energy for whatever reason, such as supply, delivery or mechanical problems, we may be required to halt production.  If production is halted for any extended period of time, it will reduce our profitability.  Our plant has agreements with various companies to provide it with necessary energy, but we cannot assure that these companies will continue to be able to supply reliably such energy.  If our plant were to suffer interruptions in energy supply, our business would be harmed.

We have limited natural gas available for operations and rely heavily on the adjacent Big Stone Plant. We rely on Big Stone Plant to supply approximately 50% of our energy needs for production.  When steam from Big Stone Plant is not operating or the transfer of steam to our plant is interrupted, we rely on our natural gas supply to power on-site boilers in order to generate steam for the production process.  The natural gas supply, however, is limited as it alone cannot power our plant to operate at its full 75 million annual name-plate production capacity. Therefore, if Big Stone Plant shuts down for any prolonged period of time, our plant must reduce production based generally on the amount of natural gas that is supplied to the plant. Reducing production could have a material adverse effect on our revenues and profitability.

Risks Related to the Industry

Overcapacity in the industry may result in further decreases in the price of ethanol and distillers grains. Excess capacity in the ethanol industry has had, and will continue to have, an adverse impact on our results of operations, cash flows and general financial condition. Excess capacity has resulted from increases in production capacity coupled with insufficient demand. As a result, the price of ethanol and our profit margins has declined. If excess capacity in the ethanol industry continues, the market price of ethanol may decline to a level that is inadequate to generate sufficient cash flow to cover our costs. In addition, because ethanol production produces distillers grains as a by-product, increased ethanol production could lead to excess supply of distillers grains. An increase in the supply of distillers grains, without corresponding increases in demand, could lead to lower prices or an inability to sell our distillers grains. Any decline in the price of distillers grain or the distillers grain market generally could have a material adverse effect on our business.

Ethanol prices may be impacted by wholesale gasoline prices through the economics of discretionary blending. Lower wholesale gasoline prices tend to discourage discretionary blending which could lead to an imbalance in the capacity utilization of ethanol leading to lower ethanol prices. Through the first six months of 2008, wholesale ethanol prices were lower than wholesale gasoline prices which provided an economic incentive for companies to blend ethanol into gasoline and increased overall demand for ethanol. Since July 2008, the price of ethanol has steadily increased in relation to wholesale gasoline as oil prices have decreased as a result of the global economic crisis which, in turn, has decreased world demand for oil and gasoline. As of early November 2008, the price of ethanol was higher than the price of wholesale gasoline, in some areas, by an amount per gallon greater than the $0.45 tax credit available to blenders for blending ethanol. This reduces the economic incentive for the discretionary blending of ethanol, which may decrease overall demand. If the price of gasoline and petroleum continues to decline, we believe that the price of ethanol may be adversely affected, which could have an adverse effect on our profitability.

The global financial crisis may have impact on our business and financial condition that we currently cannot predict. The continued credit crisis and related instability in the global and national financial system may impact our business and our financial condition. Our ability to access the capital markets may be severely restricted at a time when we would like, or need, to access such markets, which could have an impact on our flexibility to react to changing economic and business conditions. The credit crisis could have an impact on our senior lender under our debt facilities or on our customers, causing them to fail to meet their obligations to us or causing them to take adverse action in the event we are unable to comply with the terms under our loan agreement.

We operate in an intensely competitive industry and there is no assurance that we will be able to compete effectively.  The ethanol business is highly competitive, and other companies presently in the market, or that are about to enter the market, could adversely affect prices for the products we sell. Commodity groups in the Midwest have encouraged the construction of ethanol plants, and there are other entities considering the construction of ethanol plants. Nationally, the ethanol industry is becoming much more competitive given the substantial construction and expansion occurring in the industry. We also compete with other ethanol producers that are capable of producing greater quantities of ethanol than the amount we produce.  In light of such competition, there is no assurance that we will be able to compete effectively in the industry.

Competition from the advancement of technology may lessen the demand for ethanol and negatively impact our profitability.  Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development. A number of automotive, industrial and power generation manufacturers are developing more efficient engines, hybrid engines and alternative clean power systems using fuel cells, or clean burning gaseous fuels or electricity. Vehicle manufacturers are working to develop vehicles that are more fuel efficient and have reduced emissions using conventional gasoline. Vehicle manufacturers have developed and continue to work to improve hybrid technology, which powers vehicles by engines that utilize both electric and conventional gasoline fuel sources. In the future, the emerging fuel cell industry offers a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions. Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions. If the fuel cell and hydrogen industries continue to expand and gain broad acceptance, and hydrogen becomes readily available to consumers for motor vehicle use, we may not be able to compete effectively. This additional competition could reduce the demand for ethanol, which would negatively impact our financial condition.

Corn-based ethanol may compete with cellulose-based ethanol in the future, which could make it more difficult for us to produce ethanol on a cost-effective basis. Most ethanol is currently produced from corn and other raw grains, such as milo or sorghum-especially in the Midwest. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass, such as agricultural waste, forest residue, municipal solid waste, and energy crops. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn, and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas which are unable to grow corn. Although current technology is not sufficiently efficient to be competitive, new conversion technologies may be developed in the future.  By 2010, the renewable fuels standard mandates that a specific volume of ethanol be derived from cellulosic feedstocks.   If an efficient method of producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively. If we are unable to produce ethanol as cost-effectively as cellulose-based producers, our ability to generate revenue will be negatively impacted.

Negative media attention associated with the use of corn in the ethanol production process may lead to decreases in demand for the ethanol we produce, which could negatively affect our profitability.  Recent media attention associated with the use of corn as the feedstock in ethanol production has been unfavorable to the ethanol industry.  This negative media attention has focused on the effect ethanol production has on domestic and foreign food prices.  Ethanol production has previously received favorable coverage by the news media, which may have increased demand for ethanol.  The negative perception of ethanol production may have a negative effect on demand for ethanol, which could decrease the price we receive for our ethanol. Decreases in the selling price of ethanol may have a negative effect on our financial condition.

Risks Related to Governmental and Regulatory Action

A change in government policies favorable to ethanol may cause demand for ethanol to decline. Growth and demand for ethanol may be driven primarily by federal and state government policies, such as state laws banning MTBE and the national renewable fuels standard. The continuation of these policies is uncertain, which means that demand for ethanol may decline if these policies change or are discontinued. A decline in the demand for ethanol is likely to cause lower ethanol prices which in turn will negatively affect our business and financial condition.

Tariffs effectively limit imported ethanol into the U.S., and their reduction or elimination could undermine the ethanol industry in the U.S. Imported ethanol is generally subject to a $0.54 per gallon tariff that was designed to offset the $0.45 per gallon ethanol incentive available under the federal excise tax incentive program for refineries that blend ethanol in their fuel. There is, however, a special exemption from this tariff for ethanol imported from 24 countries in Central America and the Caribbean Islands, which is limited to a total of 7% of U.S. ethanol production per year. Imports from the exempted countries may increase as a result of new plants in development. Since production costs for ethanol in these countries are significantly less than what they are in the U.S., the duty-free import of ethanol through the countries exempted from the tariff may negatively affect the demand for domestic ethanol and the price at which we sell our ethanol.  We do not know the extent to which the volume of imports would increase or the effect on U.S. prices for ethanol if the tariff is not renewed beyond its current expiration date of January 2011. Any changes in the tariff or exemption from the tariff could have a material adverse effect on our business and financial condition.

Government incentives for ethanol production may be eliminated in the future. The ethanol industry and our business are assisted by various federal ethanol tax incentives, including those contained in The Energy Independence and Security Act of 2007. Under this law, the renewable fuels standard is increased to a mandate of 36 billion gallons by 2022. However, after the recent election, a new Congressional delegation and presidential administration will likely affect the nation’s energy policy.  While we have no present indication that there are plans to revise the renewable fuels standard in the future, we have no assurance the renewable fuels standard will remain as presently drafted.  The renewable fuels standard helps support a market for ethanol that might disappear without this incentive.  If the federal incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result, which could negatively affect our profitability and financial condition.

Changes in environmental regulations or violations of the regulations could reduce our profitability. We are subject to extensive air, water and other environmental laws and regulations. In addition some of these laws require our plant to operate under a number of environmental permits. These laws, regulations and permits can often require expensive pollution control equipment or operation changes to limit actual or potential impacts to the environment. A violation of these laws and regulations or permit conditions can result in substantial fines, damages, criminal sanctions, permit revocations and/or plant shutdowns. We do not assure you that we have been, are or will be at all times in complete compliance with these laws, regulations or permits or that we have had or have all permits required to operate our business. We do not assure you that we will not be subject to legal actions brought by environmental advocacy groups and other parties for actual or alleged violations of environmental laws or our permits. Additionally, any changes in environmental laws and regulations, both at the federal and state level, could require us to invest or spend considerable resources in order to comply with future environmental regulations. The expense of compliance could be significant enough to reduce our profitability and negatively affect our financial condition.

Item 1B.  Unresolved Staff Comments.

None.

Item 2.  Properties.

Our plant is located immediately adjacent to Big Stone Plant in the city of Big Stone City, Grant County, South Dakota.  The land on which our plant is located is leased from Big Stone-Grant Industrial Development and Transportation, LLC, which is owned by Otter Tail Power Company, Montana-Dakota Utilities, and NorthWestern Corporation.  The term of the lease is for 99 years.  The rent is $2,520 per year until December 31, 2010, after which the rent is increased by 5.0%.  In addition, our plant has transportation facilities including a rail track, rail spur and paved access roads.

Our plant consists of the following main buildings or properties:

•                  An administrative building, which contains office equipment, computer systems, and furniture and fixtures.

•                  A mechanical building, which contains boilers and water treatment equipment.

•                  A process building, which contains slurry and fermentation equipment, drums and a lab.

•                  An evaporation building, which contains evaporators and related equipment.

•                  A distillation building, which contains distillation columns and mole sieves.

•                  A ring dryer building, which contains a dryer and a fluid bed.

All of our tangible and intangible property, including our leasehold interest, easement rights, improvements, equipment, personal property, and contracts, serve as the collateral for the debt financing with U.S. Bank National Association, of Sioux Falls, South Dakota, which is described below under “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Indebtedness.”

Item 3.  Legal Proceedings.

From time to time in the ordinary course of business, we may be named as a defendant in legal proceedings related to various issues, including without limitation, workers’ compensation claims, tort claims, or contractual disputes. We are not currently involved in any material legal proceedings, directly or indirectly, except for the following.

In 2003, the U.S. Environmental Protection Agency (EPA) issued formal information requests to, among others, plants designed, constructed, and/or managed by POET™ Design and Construction and POET™ Plant Management. Our plant was subject to these requests. These requests required that the subject plants provide the EPA with certain data regarding emissions. On January 14, 2009, our plant received from the EPA a written Notice of Violation (NOV).  The NOV alleges that our plant violated the Clean Air Act by failing to adequately maintain a required level of air pollutants as established under the plant’s Title V air permit, and by conducting invalid testing for compliance with such permit. Following the receipt of the NOV, the plant had a meeting with the U.S. EPA to discuss the NOV. A penalty assessment is currently under consideration by the EPA.  While it is likely that we will be assessed a penalty and/or fine related to these occurrences, none has been assessed as of the date of this report.  Any penalty and/or fine, moreover, is not expected to be material, though there can be no assurance of this result. Meanwhile, we are currently taking corrective actions to address the cause of the NOV, specifically the approval of $1 million capital improvement project on our plant’s dryer and thermal oxidizer.

Item 4.  Submission of Matters to a Vote of Security Holders.

We did not submit any matter to a vote of our security holders through the solicitation of proxies or otherwise during the fourth quarter of 2008.

PART II

Item 5.  Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchaser of Equity Securities.

As of February 1, 2009, Northern Growers had 968 members.

Trading Activity and Restrictions

Northern Growers’ capital units are not traded on an established trading market such as a stock exchange or The NASDAQ Stock Market.  Rather, the capital units are traded on a “qualified matching service” as defined by the publicly traded partnership rules of the federal tax code. Under the qualified matching service, interested buyers and sellers of capital units are matched on the basis of a set of rules and conditions set forth under the federal tax code, all trades being subject to board of managers’ approval. Northern Growers’ qualified matching service is operated through Alerus Securities Corporation, a registered broker-dealer based in Grand Forks, North Dakota, which operates an SEC registered Alternative Trading System.  The following table contains historical information by quarter for the past two years regarding the trading of capital units under the qualified matching service:

Quarter (1)	Low Price(1)	High Price(1)	Average Price(1)	# of Capital Units Traded (1)
January - March 2007	$2.30	$2.69	$2.36	398,000
April - June 2007	$2.35	$3.25	$2.76	604,500
July - September 2007	$3.01	$3.25	$3.20	77,000
October - December 2007	$2.40	$2.95	$2.48	52,500
January - March 2008	$2.05	$2.50	$2.26	34,000
April - June 2008	$1.80	$1.80	$1.80	2,000
July - September 2008	$.95	$1.30	$1.13	135,500
October - December 2008	$1.10	$1.10	$1.10	10,000

(1)  All unit prices and number of units traded are adjusted to reflect a four-for-one capital unit split made effective on September 1, 2005 and a two-for-one split made effective on July 1, 2006. In addition, our qualified matching service does not permit firm bids per the rules established by the federal tax code; therefore, the prices reflect actual sales.

There were no issuer purchases of equity securities during the fourth quarter ended December 31, 2008.

As a limited liability company being taxed as a partnership, Northern Growers is required to restrict the transfer of its capital units in order to preserve its preferential single-level tax status. Such restrictions are set forth in Northern Growers’ Operating Agreement and Capital Units Transfer System. Under the Capital Units Transfer System, transfers are limited to those through our qualified matching service, transfers made to qualified family members, or transfers by gift, block, upon death, and like transfers, all of which are subject to final board of managers’ approval.

Pursuant to the Operating Agreement, a minimum of 2,500 capital units is required to become and remain a member. In addition to the transfer restrictions described above, the board of managers retains the right to redeem the capital units at $0.20 per capital unit in the event a member breaches the Operating Agreement or upon a member’s failure to fulfill the membership requirements with respect to other matters. Under the qualified matching service, the number of capital units traded annually cannot exceed 10% of Northern Growers’ total issued and outstanding capital units.

Distributions

Under the terms of Northern Growers’ Amended and Restated Operating Agreement dated January 1, 2006, the board of managers is required to make annual (or more frequent) distributions to its members and may not retain more than $200,000 of net cash from operations, unless (i) a super-majority of the board of managers (75%) decides otherwise, (ii) it would violate or cause a default under the terms of any debt financing or other credit facilities, or (iii) it is otherwise prohibited by law.  For further details of the restrictions under our debt facilities, please see “Item 7, Management’s Discussion and Analysis of Financial Conditions and Results of Operations—Indebtedness.” Distributions are required to be issued to members of record as of the last day of the quarter immediately prior to the quarter in which the distribution was approved by the board of managers.

In 2007, Big Stone paid cash distributions to Northern Growers of approximately $19.52 million and $5.78 million to its minority member.  Northern Growers, in turn, paid to its members approximately $17.32 million, or $0.342 per capital unit.

In 2008, Big Stone made no cash distributions to Northern Growers.  However, Northern Growers paid cash distributions to its members of approximately $1.52 million, or $0.030 per capital unit, from a previously made distribution by Big Stone in 2007.

The ability to issue distributions is substantially dependent upon our profitability, the discretion of our board of managers subject to the provisions of the Operating Agreement, and the approval from our lender, U.S. Bank. Unless current economic conditions improve, which we do not expect through at least the first half of 2009, we do not anticipate making distributions to members in 2009.

Item 6.  Selected Financial Data.

The following table sets forth our selected financial data for the periods indicated. The audited financial statements included in Item 8 of this report have been audited by our independent auditors, Eide Bailly LLP.

	2008	2007	2006	2005	2004
Statement of Operations Data:
Revenues	$171,424,927	138,243,780	122,837,119	89,692,708	86,587,585
Cost of Revenues	$169,595,752	112,694,987	62,731,376	63,552,756	71,279,883
General and Administrative Expenses	$3,679,176	4,790,117	6,364,983	3,913,177	2,984,237
Income (Loss) from Operations	$(1,850,001)	20,758,676	53,740,760	22,226,775	12,323,465
Interest Expense	$3,535,485	2,876,464	1,261,542	1,317,957	1,397,591
Minority Interest in Subsidiary (Income) Loss	$1,154,649	(4,269,470)	(12,132,284)	(4,848,463)	(2,528,026)
Net Income (Loss)	$(4,152,550)	14,144,720	40,703,348	16,157,712	8,371,332

Capital Units Outstanding (1)	50,628,000	50,628,000	50,628,000	50,628,000	50,628,000

Cash Distributions declared per Capital Unit	—	0.238	0.518	0.230	0.119
Net Income (Loss) per Capital Unit	(0.082)	0.279	0.804	0.319	0.165

Balance Sheet Data:
Working Capital	$13,590,348	19,723,995	15,982,171	9,011,848	560,046
Net Property, Plant & Equipment	$73,231,189	78,141,027	66,413,382	39,097,204	40,885,964
Total Assets	$103,429,671	113,580,105	101,479,908	59,315,715	54,678,507
Long-Term Obligations	$42,618,873	46,794,965	33,578,810	17,104,400	16,387,498
Minority Interest in Subsidiary	$10,111,948	11,631,149	10,790,823	7,054,934	5,715,325
Members’ Equity	$34,420,293	39,804,399	38,262,916	23,949,718	19,446,001
Book Value per Capital Unit	$0.680	0.786	0.756	0.473	0.384

(1) Adjusted for a four-for-one capital unit split made effective September 1, 2005 and a two-for-one split effective July 1, 2006.

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operation.

You should read the following discussion along with our financial statements and the notes to our financial statements included elsewhere in this report. The following discussion contains forward-looking statements that are subject to risks, uncertainties and assumptions. Our actual results, performance and achievements may differ materially from those expressed in, or implied by, such forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Information” at the beginning of this report.

Overview

Northern Growers, LLC (“Northern Growers”) owns and manages a 77.16% interest in its subsidiary, POET™ Biorefining - Big Stone (POET™ Biorefining - Big Stone and Northern Growers are also collectively referred to in this report as “we” “us” or “our”), an ethanol and distillers grains plant (the “plant” or “Big Stone”) located near the city of Big Stone City, South Dakota.

Our revenues are derived from the sale and distribution of ethanol and distillers grains to customers primarily located in the U.S. Corn for the production process is supplied to our plant primarily from local agricultural producers and from purchases on the open market. After processing the corn, ethanol is sold to POET™ Ethanol Products, LLC, which subsequently markets and sells the ethanol to gasoline blenders and refineries located throughout the continental U.S.  All of our distillers grains are sold through POET™ Nutrition, Inc., which markets and sells the product to livestock feeders primarily located in the continental U.S.

Our operating and financial performance is largely driven by the prices at which we sell ethanol and distillers grains and the costs related to production. The price of ethanol is influenced by factors such as prices of unleaded gasoline and the petroleum markets, weather, government policies and programs, and supply and demand. Excess ethanol supply in the market, as currently taking place in the market, puts downward pressure on the price of ethanol. The price of distillers grains is influenced by the price of corn, soybean meal and other protein-based feed products, and supply and demand. A low price of corn generally puts downward pressure on the price of distiller grains.

Our two largest costs of production are corn and natural gas, although our plant’s use of natural gas is offset by the use of steam supplied from the adjacent Big Stone Plant. The cost of natural gas and corn is generally impacted by factors such as supply and demand, weather, government policies and programs, and our risk management program used to protect against the price volatility of these commodities.

Executive Summary

Our earnings changed significantly from 2007 to 2008. In 2007, we had a net income of $14.1 million compared to a net loss of $4.15 million in 2008. This change is primarily attributed to an increase in corn costs. Our corn costs per bushel increased 41% from 2007 to 2008 primarily due to an increase in the market price of corn. The price of corn increased between periods, particularly during the first half of 2008, due to increased demand from the ethanol industry and global markets, an increase in commodity speculation during the first half of 2008, low corn carryout from 2007, and an increase in crude oil prices during the first half of 2008 as corn prices moved in conjunction with changes in crude oil prices. While sales volume of ethanol increased by 16% because of the plant expansion and we realized a 2% increase in the price of ethanol, both were offset by the 41% increase in corn costs.

The increase in corn costs and stagnant ethanol prices were offset by an increase in revenue from the sale of distillers grains. Revenue from the sale of distillers grains increased 57% between periods, due principally to increases in production and price. The price of distillers grains rose because of increases in demand from livestock producers who increased their use of distillers grains for feed purposes due to the high price of corn and other protein based feed products, particularly during the first half of 2008.

We expect challenges in 2009, which may lead to further earnings erosion.  A significant challenge will be dealing with the low price of ethanol. Since the fall of 2008, ethanol prices have commenced a downward trend. In addition, the price of ethanol is expected to remain low due to excess supply in the market which, at 10.4 billion gallons as of February 2009, is at an all-time high in the U.S.  If the supply trend continues, it is likely to surpass anticipated demand in 2009 and therefore act as a hindrance on ethanol prices and our earnings.  While corn prices have decreased and become more stable since the fourth quarter of 2008, prices could increase and become more volatile in 2009. As a result, we will need to operate conservatively and preserve cash.

Despite the challenges ahead, we are cautiously optimistic about 2009. Because a number of ethanol refineries have recently shut down or idled production due to unfavorable market conditions, the decrease in supply could positively impact ethanol prices and our margins. Moreover, USDA is reportedly in discussions with the Environmental Protection Agency about raising the amount of ethanol allowed to be blended into the U.S. gasoline supply.  In addition, corn prices could remain low and stable compared to 2008 due to steady and lower crude oil prices and increases in corn supply.  The USDA released its production report in January 2009 indicating that the 2008 U.S. corn crop and 2008-2009 corn carryout were larger than anticipated.

Results of Operations

Comparison of years ended December 31, 2008 and December 31, 2007

	Year Ended December 31,
	2008		2007
	$	% of Revenue	$	% of Revenue

Revenue
Ethanol	137,146,540	80%	116,084,868	84%
Distillers grains	33,632,791	20%	21,408,911	15%
Incentive	645,596	0%	750,001	1%
Total	171,424,927	100%	138,243,780	100%

Cost of Revenues	169,595,752	99%	112,694,987	82%

G&A Expenses	3,679,176	2%	4,790,117	3%

Other Operating Income (Expense)	(3,457,198)	(2)%	(2,344,486)	(2)%

Minority Interest	1,154,649	1%	(4,269,470)	(3)%

Net Income (Loss)	(4,152,550)	(2)%	14,144,720	10%

Revenues — Revenue increased $33.2 million, or 24%, to $171.4 million for the year ended December 31, 2008 from $138.2 million for the year ended December 31, 2007.  Revenues increased due to an increase in  sales of ethanol and distillers grains.

Revenue from the sale of ethanol increased $21.0 million, or 18%, to $137.1 million for the year ended December 31, 2008 from $116.1 million for the year ended December 31, 2007.  The increase is primarily due to an increase in sales volume, due principally to a 17% increase in production volume and a 2% increase in price between periods. Since the end of the third quarter 2008, however, the price of ethanol has decreased by approximately 30% because of an oversupply in the industry.

Revenue from the sale of distillers grains increased $12.2 million, or 57%, to $33.6 million for the year ended December 31, 2008 from $21.4 million for the year ended December 31, 2007.  The increase is primarily due to a 44% increase in the sales price per ton.  The increase in price per ton is attributed to an increase in the value of distillers grains relative to the price of corn as livestock producers increasingly switched to distillers grains as a source of feed due to the high price of corn.

Cost of Revenues — Cost of revenues, which includes production expenses, increased $56.9 million, or 50%, to $169.6 million for the year ended December 31, 2008 from $112.7 million for the year ended December 31, 2007.  An increase in corn costs between periods is the largest contributing factor, followed by an increase in energy production costs.

Corn costs, which are primarily attributed to the market price of corn and losses, if any, from our risk management strategies, rose 41% per bushel, between periods.  This increase is primarily due to a 42% increase in the market price of corn, due to an increase in demand and decrease in supply of grains globally, an increase in commodity speculation including corn and oil, and increased demand for corn from the ethanol industry.

Our risk management strategies and program, consisting of the use of derivatives and market-to-arrive or forward contracts and the effects changes in the market price of corn had on the value of these instruments,  contributed $1.7 million, or 2%, to the increase in corn costs.  During the year ended December 31, 2008, we experienced a $6.0 million gain on derivatives contracts, only to be offset by a $7.8 million loss on our forward contracts.  Gains from the use of risk management instruments are recognized as a decrease in corn costs and losses from the use of risk management instruments are recognized as an increase in corn costs.  As market prices reached their peak at the end of June 2008, we maintained specific hedging positions to protect against market fluctuations.  When market prices fell during the third quarter of 2008, the value of these hedging positions increased and resulted in a gain at December 31, 2008.  This gain was offset by the loss on our forward contracts for corn at December 31, 2008 and a corresponding increase to our cost of revenues.  The value of our forward contracts fell during this period because, after purchasing corn on a forward contract basis earlier in the year at higher prices, the CBOT price of corn decreased by $1.00 per bushel during fourth quarter

2008.

Energy costs per gallon of ethanol rose 20% between quarters primarily due to an increase in natural gas costs.  Natural gas costs per unit increased 32% between periods due to a rise in crude oil prices.  Our steam costs per unit from the adjacent Big Stone Plant also increased by 25% due to a new pricing arrangement that took effect on January 1, 2008.

General and Administrative Expenses — General and administrative expenses decreased $1.1 million, or 23%, to $3.7 million for the year ended December 31, 2008 from $4.8 million for the year ended December 31, 2007.  The decrease is primarily due to a decrease in management incentive fees and costs, which resulted from a decrease in net income on which these fees and costs are based.

Interest Expense — Interest expense increased $660,000 to $3.54 million for the year ended December 31, 2008 from $2.88 million for the year ended December 31, 2007.  Despite a decrease in interest rates from 2007 to 2008, interest expense increased because, in contrast to capitalizing our interest payment in 2007 during construction of our plant’s expansion, we expensed all interest payments in 2008.

Net Income — Net income decreased $18.3 million, or 129%, to a net loss of $4.2 million for the year ended December 31, 2008 from a net income of $14.1 million for the year ended December 31, 2007.  This change is caused primarily by a significant increase in the cost of revenues from rising corn costs, offset by an increase in revenues from the sale of ethanol and distillers grains.

	Year Ended December 31,
	2007		2006
	$	% of Revenue	$	% of Revenue
Revenue
Ethanol	116,084,868	84%	105,702,927	86%
Distillers grains	21,408,911	15%	16,349,308	13%
Incentive	750,001	1%	784,884	1%
Total	138,243,780	100%	122,837,119	100%

Cost of Revenues	112,694,987	82%	62,731,376	51%

G&A Expenses	4,790,117	3%	6,364,983	5%

Other Operating Income (Expense)	(2,344,486)	(2)%	(905,128)	(1)%

Minority Interest	(4,269,470)	(3)%	(12,132,284)	(10)%

Net Income	14,144,720	10%	40,703,348	33%

Revenues — Revenue increased $15.4 million, or 12.5%, to $138.2 million for the year ended December 31, 2007 from $122.8 million for the year ended December 31, 2006.  Revenues increased due to an increase in sales of ethanol and distillers grains.

Revenue from the sale of ethanol increased $10.4 million, or 10%, to $116.1 million for the year ended December 31, 2007 from $105.7 million for the year ended December 31, 2006.  The increase is primarily due to a 23% increase in sales volume between periods, offset by an 11% decrease in the average sales price per gallon.  Sales volume increased because of an increase in production volume following our plant’s expansion, only to be offset by the decrease in ethanol prices between periods due to excess supply of ethanol in the market.

Revenue from the sale of distillers grains increased $5.1 million, or 31%, to $21.4 million for the year ended December 31, 2007 from $16.3 million for the year ended December 31, 2006.  The increase is due to increases in sales volume and sales price per ton.  Like ethanol, sales increased due to an increase in plant production between periods. Unlike ethanol, however, the price of distillers grains increased approximately 18% in conjunction with a rise in prices of corn and soybean meal.

Cost of Revenues - Cost of revenues, which includes production expenses, increased $50.0 million, or 80%, to $112.7 million for the year ended December 31, 2007 from $62.7 million for the year ended December 31, 2006.  The increase is primarily due to an increase in corn costs and production expenses.

Corn costs increased 119%, or $37.6 million, between periods. The increase is primarily the result of an approximately 65% increase in the market price of corn between periods, which increased our costs by $32.8 million.  The market price was adversely affected by lower corn carryout from 2006 and from strong demand from the growing ethanol industry.  Also included in the increase in corn costs is a $1.9 million net loss under our corn price risk management program. For the year ended December 31, 2007, we experienced a $1.6 million loss from the use of corn hedging instruments, which was caused by a significant increase in the market price of corn in the fourth quarter of 2007 and the impact that such price increase had on the value of our hedging instruments at December 31, 2007. The remaining portion of the $1.9 million loss ($300,000) is attributed to losses on our forward contracts for corn at December 31, 2007, which was attributed to the difference in price between forward-contract and market price at the end of the year.   The bushels for which we contracted for on a forward contract basis earlier in 2007 exceeded the market price at December 31, 2007.

In addition, cost of revenues rose because the 22% increase in production volume following expansion increased overall production expenses. Expenses, including for chemicals, depreciation, electricity, and maintenance, all rose accordingly.

General and Administrative Expenses - General and administrative expenses decreased $1.56 million, or 25%, to $4.80 million for the year ended December 31, 2007 from $6.36 million for the year ended December 31, 2006.  The decrease is primarily due to a decrease in management incentive fees and costs, which resulted from a decrease in net income on which these fees and costs are based.

Interest Expense - Interest expense increased $1.6 million, or 128%, to $2.9 million for the twelve months December 31, 2007 from $1.3 million for the twelve months December 31, 2006. The increase is primarily due to an increase of $18.3 million of long-term debt used to finance various construction projects in 2007 including our plant’s expansion.

Net Income - Net income decreased $26.6 million to $14.1 million for the year ended December 31, 2007 from $40.7 million for the year ended December 31, 2006.  This change is caused primarily by an increase in corn costs, offset partially by an increase in revenues from the sale of ethanol and distillers grains.

Liquidity and Capital Resources

Our primary sources of liquidity are cash provided by operations and borrowings under our $17.0 million revolving credit facilities which are discussed below under “Indebtedness.” Net working capital is $13.6 million as of December 31, 2008 compared to $19.7 million as of December 31, 2007.  The decrease in working capital is due to additional costs associated with corn purchases for plant operations. Despite challenging market conditions, we believe that our cash flows from operations and revolving debt will be sufficient to meet our expected capital and liquidity requirements for the next 12 months. But because we anticipate less cash flow from operations, we plan to rely more on our revolving debt to fund operations which, as of the date of this filing, $17.0 million was available for borrowing.  Any capital improvement projects in 2009 are expected to be financed with cash from operations. Until we see significant improvement in the ethanol market, we do not anticipate paying distributions to our members.

The following table shows the cash flows between the year ended December 31, 2008 and the year ended December 31, 2007:

	Year Ended December 31
	2008	2007
	$	$
Net cash from operating activities	10,316,093	26,146,297
Net cash from (used for) investing activities	445,295	(19,231,097)
Net cash (used for) financing activities	(7,230,934)	(7,657,867)

Cash Flow From Operating Activities - Net cash flow from operating activities decreased $15.8 million between periods due principally to a decrease in cash provided by net income between periods, offset by an increase in cash provided by inventory.  Total ethanol inventory was relatively flat between period ends, despite a 20% reduction in the ethanol inventory value per gallon.  However, we had significantly less cash tied up in corn inventory between periods due to a 17% decrease in the market value of corn inventory per bushel and a $2.7 million loss on forward corn contracts at December 31, 2008 (compared to a $5.1 million gain on forward corn contracts at December 31, 2007).

Cash Flow From Investing Activities - Net cash flow from investing activities increased $19.7 million between periods due to a decrease in 2008 in purchases of property and equipment and the receipt of a sales and excise tax refund from the State of South Dakota.  In contrast to 2007, we purchased significantly significantly less property and equipment in 2008 after completing the construction of our plant’s expansion in May 2007.  In addition, we received from the State of South Dakota in 2008 a series of tax refunds totaling $1,016,697 for sales and excise taxes paid in 2006 and 2007 on the construction of the plant’s expansion.

Cash Flow From Financing Activities - Net cash used for financing activities decreased $430,000 between periods due to a $21.5 million decrease in distributions paid to members and the minority interest member from 2007 to 2008.  The decrease is offset by a decrease in advances on long-term debt as we no longer drew down on the $33 million construction note following our plant’s expansion and an increase of $2.9 million in principal paid on long-term notes payable between periods.

The following table shows the cash flows between the year ended December 31, 2007 and the year ended December 31, 2006:

	Year Ended December 31
	2007	2006
	$	$
Net cash from operating activities	26,146,297	39,638,229
Net cash (used for) investing activities	(19,231,097)	(29,101,256)
Net cash (used for) financing activities	(7,657,867)	(12,668,790)

Cash Flow From Operating Activities - Net cash flow from operating activities decreased $13.5 million between periods, due principally to a decrease in cash provided by net income between periods, offset by an increase in cash provided by inventory. Ethanol inventory decreased 62% from 2006 to 2007 due to a decrease in the number of gallons in inventory and a decrease in the net realizable value of ethanol.

Cash Flow From Investing Activities - Net cash flow used for investing activities decreased $9.9 million between periods, due primarily to a decrease in payments for property and equipment on the plant’s expansion and BPX™ project.  The total cost of the plant’s expansion and BPX™ project was $42.3 million, of which $33 million was financed with debt and the remainder with cash from operations. We also completed construction on the expansion and BPX™ projects in May 2007 and October 2006, having spent $14.0 million and $28.3 in cash for these projects in 2007 and 2006, respectively.

Cash Flow From Financing Activities - Net cash used for financing activities decreased by $5.0 million between periods, due primarily to a $6.4 million decrease in distributions paid to Northern Growers’ members and the minority member of POET™ Biorefining — Big Stone.  This decrease is partially offset by a $900,000 increase in principal payments on long-term debt because we began making principal payments in the fourth quarter of 2007 for the financing of our three main capital improvement projects — plant expansion, BPX™ and grain storage.

Indebtedness

We have six notes and loans outstanding under our loan agreement with our lender, U.S. Bank: 1) a $33.0 million term note; 2) a $15.8 million fixed-rate note; 3) a $3.9 million variable-rate, non-revolving note; 4) an $8 million variable rate, revolving note; 5) a $9 million variable rate, revolving note; and 6) a $4.3 million variable rate note.

The $8 million note permits us to borrow, on a revolving basis, the difference between the unpaid principal balance and $8 million.  The principal purpose of this revolver is to cover the cost of any non-corn related items at the plant at any time. We had $8 million available for use as of December 31, 2008.

The $9 million note permits us to borrow, on a revolving basis, the difference of the outstanding principal amount and the lesser of the borrowing base or $9.0 million. The borrowing base is defined as 75% of the total of the fair market value of the outstanding inventory, eligible accounts receivable, and hedging accounts at fair market value. The principal purpose of this revolver is to cover the cost of purchasing corn during a period of tight margins.  We had $9 million available for use as of December 31, 2008.

The $33 million term note, which was converted from a construction note on August 31, 2007, is subject to two interest rate arrangements. The notional amounts ($14.4 million and $7.2 million as of December 31, 2008) are subject to an interest rate swap agreement with U.S. Bank. (see also Item 7A below-”Quantitative and Qualitative Disclosures About Market Risk”). Under the agreement, the notional amounts are subject to a fixed rate of 7.98% and 7.52% respectively, which is payable monthly until maturity on August 30, 2014. The remaining portion of the note is subject to a variable rate of one-month LIBOR plus 2.75%, adjusted and due monthly (3.211% at December 31, 2008). A principal payment of $825,000 is due quarterly on the note, which commenced on November 30, 2007.

The principal balance outstanding on the $15.8 million fixed-rate note (6.38%) is $11.1 million as of December 31, 2008. Principal payments of $1.38 million were made for the year ended December 31, 2008.

The principal balance outstanding on the $3.9 million variable rate (3.25%) non-revolving loan is $2.44 million as of December 31, 2008.  Principal payments of $390,000 were made for the year ended December 31, 2008.

The $4.3 million note, which was funded to us in full on October 5, 2007 to finance additional grain storage and handling equipment, is subject to a variable rate of LIBOR plus 3.00% (4.431% at December 31, 2008), adjusted and payable monthly. Principal payments of $616,000 were made for the year ended December 31, 2008.

All of the loans and notes outstanding are secured by Big’s Stone’s tangible and intangible property, including a leasehold interest, easement rights, improvements, equipment, personal property, accounts receivable, inventory and contracts. In addition to standard covenants and conditions in the amended and restated loan agreement, Big Stone is subject to material conditions and covenants, including 1) an annual capital expenditure limitation, 2) a cash distribution limitation to members, 3) a tangible net worth minimum, 4) a minimum working capital requirement, 5) a fixed charge coverage ratio, and 6) a minimum balance sheet equity. The following table represents the material covenant and condition requirements under Big’s Stone’s loan agreement and its actual results in terms of compliance as of December 31, 2008:

Material Loan Covenants	Requirement	Actual	In Compliance (1)
Capital Expenditure Limitation (Annual)	$1 million	$571,402	Yes
Cash Distribution Limitation	80% of Net Income	NA	Yes
Tangible Net Worth Minimum	$25 million	$ 44 million	Yes
Minimum Working Capital	$10 million	$21.3 million (2)	Yes
Fixed Charge Coverage Ratio	1.15:1	0.30	No
Minimum Balance Sheet Equity	40%	42%	Yes

(1)          Compliance is not based on the financial statements on a consolidated basis; rather, compliance is based on the financial statements solely of our subsidiary, Big Stone’s.

(2)          U.S. Bank’s covenants allows the inclusion of the $8 million revolver if not drawn down.

Except for compliance with our fixed-charge coverage ratio covenant, which was waived recently by U.S. Bank, we are in compliance with all conditions and covenants under our loan agreement with U.S. Bank as of December 31, 2008 and the date of this filing. However, If we are unable to comply with any material covenant in the future, or are unable to obtain waivers in the future, U.S. Bank has the right to declare us in default under our loan agreement. In the event of default, U.S. Bank has the right to, among other things, accelerate the payment of all outstanding principal or foreclose on the loan. If U.S. Bank were to declare us in default and accelerate payment, we would not have the necessary cash to repay the outstanding principal ($45.9 million as of December 31, 2008) and would need to seek additional sources of financing to repay the loan. In effort to avoid future violations of the fixed-coverage ratio, U.S. Bank agreed on February 19, 2009, to adjust the fixed-charge coverage ratio covenant, making it less difficult for us to comply with in the future. The fixed-charge coverage ratio will now be based on year-to-date information and still tested quarterly. Prior to the change, it was based on rolling, four quarter information.

The following table summarizes our consolidated contractual obligations as of December 31, 2008:

			One to	Four to
		Less than	Three	Five	After Five
Contractual Obligations	Total	One Year	Years	Years	Years
Long-Term Debt Obligations (1)	55,968,414	8,527,927	16,275,342	17,804,417	13,360,728
Operating Lease Obligations	377,155	2,520	5,166	5,292	364,177
Purchase Obligations(2)	4,179,845	783,929	1,567,858	1,091,491	736,567
Total Contractual Cash Obligations	$60,525,414	$9,314,376	$17,848,366	$18,901,200	$14,461,472

(1)          Long-term debt obligations reflect payment obligations, including interest, arising under the amended Loan Agreement with U.S. Bank.

(2)          Purchase obligations include payment for minimum steam purchases, and services for plant management and risk management.

•              Off-Balance Sheet Arrangements

•              We do not use or have any off-balance sheet financial arrangements.

Recent Accounting Pronouncements

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141R Business Combinations (“SFAS 141R”).  The objective of SFAS 141R is to improve the information provided in financial reports about a business combination and its effects. SFAS 141R retains the requirements of SFAS 141 that the acquisition method of accounting be used for all business combinations (whether full, partial or step acquisition) and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. In applying the acquisition method, the acquirer must determine the fair value of the acquired business as of the acquisition date and recognize the fair value of the acquired assets and liabilities assumed. SFAS 141R also states acquisition costs will generally be expensed as incurred and restructuring costs will be expensed in periods after the acquisition date. SFAS 141R is effective for business combination transactions we enter into for which the acquisition date is on or after January 1, 2009. Earlier application is prohibited. We are currently evaluating the requirements of SFAS 141R and will apply the statement to any business combinations occurring on or after January 1, 2009.

In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”). SFAS 160 amends Accounting Research Bulletin No. 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 is effective for our fiscal year beginning January 1, 2009. We are evaluating the effect, if any, that the adoption of SFAS 160 will have on our results of operations, financial position and the related disclosures.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133,” which amends and expands the disclosure requirements of SFAS 133 to require qualitative disclosure about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This statement will be effective for our financial statements issued for the first quarter of 2009. Because SFAS 161 requires enhanced disclosures but does not modify the accounting treatment of derivative instruments and hedging activities, we believe the adoption of this standard will have no impact on our financial position, results of operations or cash flows.

The FASB has issued FASB Staff Position (FSP) FAS 133-1 and FIN 45-4, Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161.  This FSP amends FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, to require disclosures by sellers of credit derivatives, including credit derivatives embedded in a hybrid instrument.  This FSP also amends FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, to require an additional disclosure about the current status of the payment/performance risk of a guarantee.  Further, this FSP clarifies the Board’s intent about the effective date of FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities.  We are evaluating the effect, if any, that the adoption of these pronouncements will have on our results of operations, financial position and the related disclosures.

In April 2008, the FASB issued FASB Staff Position SFAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). FSP 142-3 amends the factors that should be considered in developing the renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, “Goodwill and Other Intangible Assets”. FSP 142-3 also requires expanded disclosure regarding the determination of intangible asset useful lives. FSP 142-3 is effective for our year beginning January 1, 2009. We are currently evaluating the impact, if any, that FSP 142-3 will have on our consolidated financial statements.

Critical Accounting Policies and Estimates

Preparation of our financial statements require estimates and judgments to be made that affect the amounts of assets, liabilities, revenues and expenses reported.  Such decisions include the selection of the appropriate accounting principles to be applied and the assumptions on which to base accounting estimates.  We continually evaluate these estimates based on historical experience and other assumptions we believe to be reasonable under the circumstances.

The difficulty in applying these policies arises from the assumptions, estimates and judgments that have to be made currently about matters that are inherently uncertain, such as future economic conditions, operating results and valuations as well as management intentions.  As the difficulty increases, the level of precision decreases, meaning that actual results can and probably will be different from those currently estimated.

Of the significant accounting policies described in the notes to the financial statements, we believe that the following may involve a higher degree of estimates, judgments, and complexity.

Commitments and Contingencies.  Contingencies, by their nature, relate to uncertainties that require management to exercise judgment both in assessing the likelihood that a liability has been incurred, as well as in estimating the amount of the potential expense.  In conformity with accounting principles generally accepted in the U.S., we accrue an expense when it is probable that a liability has been incurred and the amount can be reasonably estimated.

Inventory Valuation.  Ethanol and related product inventory is stated at net realizable value. Corn inventory is stated at market value, which approximates net realizable value (local market prices less cost of disposal), based on local market prices determined by grain terminals in the area of the plant. Other raw materials, spare parts and work-in-process inventory are stated at the lower of cost or market on an average cost method.

Revenue Recognition.  Revenue from the sale of ethanol and related products is recorded when title transfers to customers. Generally, ethanol is shipped FOB shipping point and related products are shipped FOB destination point. In accordance with our agreement for the marketing and sale of ethanol, shipping costs arranged by the marketer are deducted from the gross sales price reported to us by the marketer; thus no shipping costs are incurred related to sales of ethanol. For distiller grains, shipping costs incurred by us are included as a component of cost of revenues. Interest income is recognized as earned.

Revenue from federal and state incentive programs is recorded when we have produced or sold the ethanol and satisfied the reporting requirements under each applicable program. When it is uncertain that we will receive full allocation and payment due under the incentive programs, we derive an estimate of the incentive revenue for the relevant period based on various factors. The estimate is subject to change as we become aware of increases or decreases in the amount of funding available under the incentive programs or other factors that affect funding or allocation of funds under such programs.

Cost of Revenues.  The primary components of cost of revenues from the production of ethanol and related products are corn expense, energy expense (steam, natural gas and electricity), raw materials expense (chemicals and denaturant), shipping costs on sales, depreciation on process equipment and direct labor costs. Shipping costs incurred by us are recorded as a component of cost of revenues. Shipping costs in cost of revenues includes inbound freight charges on inventory, outbound freight charges on related product and purchasing and receiving costs.

Long-Lived Assets.  Depreciation and amortization of our property, plant, and equipment is provided on the straight-line method by charges to operations at rates based upon the expected useful lives of individual or groups of assets.  Economic circumstances or other factors may cause management’s estimates of expected useful lives to differ from actual.

Long-lived assets, including property, plant and equipment, and investments are evaluated for impairment on the basis of undiscounted cash flows whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  An impaired asset is written down to our estimated fair market value based on the best information available.  Considerable management judgment is necessary to estimate discounted future cash flows and may differ from actual cash flows.

Accounting for Derivative Instruments and Hedging Activities.  We enter into derivative instruments to hedge our exposure to price risk related to forecasted corn and natural gas purchases, forward corn purchase contracts and forecasted ethanol sales.  We do not typically enter into derivative instruments other than for hedging purposes.  All derivative contracts are recognized on the December 31, 2008 and 2007 balance sheets at their fair market value.

On the date the derivative instrument is entered into, we designate the derivative as either (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge), (2) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge) or (3) will not designate the derivative as a hedge.  Changes in the fair value of a derivative that is designated as and meets all the required criteria for a fair value hedge, along with the gain or loss on the hedged asset or liability that is attributable to the hedged risk, are recorded in current period earnings.  Changes in the fair value of a derivative that is designated as and meets all the required criteria for a cash flow hedge are recorded in accumulated other comprehensive income and reclassified into earnings as the underlying hedged item affects earnings.  Changes in the fair value of a derivative that is not designated as a hedge are recorded in current period earnings.

Item 7A. Quantitative and Qualitative Disclosure About Market Risk.

We are exposed to the impact of market fluctuations associated with commodity prices and interest rates as discussed below. We have no exposure to foreign currency risk as all of our business is conducted in U.S. Dollars. We use derivative financial instruments as part of an overall strategy to manage market risk. Specifically, we use forward, futures and option contracts to hedge changes to the commodity prices of corn and natural gas, as well as interest rate swaps to hedge against changes in interest rates. However, we do not enter into these derivative financial instruments for trading or speculative purposes. The interest rate swap agreement is accounted for as a cash flow hedge pursuant to the requirements of SFAS 133, as amended, Accounting for Derivative Instruments and Hedging Activities.

Commodity Price Risk

We produce ethanol and its by-product, distillers grains, from corn, and, as such, we are sensitive to changes in the price of corn. The price of corn is subject to fluctuations due to unpredictable factors such as weather, total corn planted and harvested acreage, changes in national and global supply and demand, and government programs and policies. We also use natural gas in the production process, and as such are sensitive to changes in the price of natural gas. The price of natural gas is influenced by such weather factors as heat or cold in the summer and winter, in addition to the threat of hurricanes in the spring, summer and fall. Other natural gas price factors include the domestic onshore and offshore rig count, and the amount of natural gas in underground storage during both the injection (April 1st - November 7th) and withdrawal (November 14th - March 31st) seasons. The price of distillers grains is principally influenced by the price of corn and soybean meal, and competing protein feed products.

We attempt to reduce the market risk associated with fluctuations in the price of corn and natural gas by employing a variety of risk management strategies. Strategies include the use of derivative financial instruments such as futures and options initiated on the Chicago Board of Trade and/or the New York Mercantile Exchange, as well as the daily cash management of our total corn and natural gas ownership relative to our monthly demand for each commodity, which may incorporate the use of forward cash contracts or basis contracts.

Corn is hedged with derivative instruments including futures and options contracts offered through the Chicago Board of Trade. Forward cash corn and basis contracts are also utilized to minimize future price risk. Likewise, natural gas is hedged with futures and options contracts offered through the New York Mercantile Exchange. Basis contracts are also utilized to minimize future price risk.

Gains and losses on futures and options contracts used as economic hedges of corn inventory, as well as on forward cash corn and basis contracts, are recognized as a component of cost of revenues for financial reporting on a monthly basis using month-end settlement prices for corn futures on the Chicago Board of Trade. Corn inventories are marked to fair value using market based prices so that gains or losses on the derivative contracts, as well as forward cash corn and basis contracts, are offset by gains or losses on inventories during the same accounting period.

Gains and losses on futures and options contracts used as economic hedges of natural gas, as well as basis contracts, are recognized as a component of cost of revenues for financial reporting on a monthly basis using month-end settlement prices for natural gas futures on the New York Mercantile Exchange. The natural gas inventories hedged with these derivatives or basis contracts are valued at the spot price of natural gas, plus or minus the gain or loss on the futures or options positions relative to the month-end settlement price on the New York Mercantile Exchange.

A sensitivity analysis has been prepared to estimate our exposure to commodity price risk. The table presents the fair value of open futures and option positions for corn and natural gas as of December 31, 2008 and December 31, 2007 and the potential loss in fair value resulting from a hypothetical 10% adverse change in corn and natural gas prices. The fair value of the positions is a summation of the fair values calculated by valuing each net position at quoted market prices as of the applicable date. The results of this analysis, which may differ from actual results, are as follows:

Year Ended	FairValue	Effect of Hypothetical Adverse Change — Market Risk
December 31, 2008	$5,297,175	529,718
December 31, 2007	$11,181,459	1,118,146

Interest Rate Risk

We manage our interest rate risk by monitoring the effects of market changes on the interest rates and using fixed-rate debt whenever possible. We also enter into interest rate swap agreements.

Our interest rate risk exposure pertains primarily to our variable rate, long-term debt. Specifically, we had $13.19 million in variable rate, long-term debt outstanding as of December 31, 2008, or approximately 29% of our total long-term indebtedness. The interest rate on $2.44 million of the variable rate, long-term debt is U.S. Bank’s prime rate, which was 3.25% as of December 31, 2008.  The interest rate on $3.53 million of the variable rate debt is subject to an interest rate of 4.431% as of December 31, 2008.  The variable rate on the $7.22 million portion of the term note is 3.211% (One-Month LIBOR plus 2.75%) as of December 31, 2008.

In order to achieve a fixed interest rate on a portion of our $33.0 million term note, we are a party to an interest rate swap agreement with U.S. Bank.  The swap agreement covers a seven-year term financing period through August 30, 2014. This agreement assists us in protecting against exposure to increases in interest rates and fixes the interest rate at 7.98% and 7.52% on the notional amounts ($14.44 million and $7.22 million, respectively as of December 31, 2008). The remaining amount, $7.22 million, is subject to a variable rate of One-Month LIBOR plus 2.75%. While our exposure is now reduced, there is no assurance that the interest rate swap will provide us with protection in all scenarios.  For example, under the swap agreement, when One-Month LIBOR plus 2.75% exceeds 7.98% or 7.52%, we receive payments from U.S. Bank for the difference between the market rate and the swap rate.  Conversely, when the One-Month LIBOR plus 2.75% falls below 7.98% or 7.52%, we make payments to U.S. Bank for the difference.  The interest rate on the variable portion of our $33.0 million term note decreased 4.36% from December 31, 2007 to December 31, 2008, which required us to pay more in interest to U.S. Bank on the two swap transactions.

Item 8.  Financial Statements and Supplementary Data.

Reference is made to the “Table of Contents” of Northern Growers, LLC located on the page prior to page F-1 of this report, and financial statements for the year ended December 31, 2008 referenced therein, which are hereby incorporated by reference.

Item 9.  Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

None.

Item 9A.  Controls and Procedures.

Evaluation of Disclosure Controls and Procedures.  Our management, including the participation of our Chief Executive Officer/Chief Financial Officer, has concluded that, based on management’s evaluation as of the end of the period covered by this Annual Report on Form 10-K,  the disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934) are effective to ensure that information required to be disclosed by us in reports that we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms.  Additionally, based on management’s evaluation, our disclosure controls and procedures were effective in ensuring that information required to be disclosed in our Exchange Act reports is accumulated and communicated to our management, including our Chief Executive Officer/Chief Financial Officer, to allow timely decisions regarding required disclosures.

Management’s report on internal control over financial reporting.  Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) of the Securities Exchange Act of 1934.  Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use, or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management has assessed our internal control over financial reporting in relation to criteria described in Internal Control- Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission.  Based on this assessment using those criteria, we concluded that, as of December 31, 2008, our internal control over financial reporting was effective.

Eide Bailly LLP, an independent registered public accounting firm, has audited our internal control over financial reporting as of December 31, 2008, as stated in their report which is included in F-1 of this Annual Report on Form 10-K.

Changes in Internal Control over Financial Reporting.  There was no change in our internal control over financial reporting that occurred during the quarter ended December 31, 2008 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

/s/ Robert Narem
Robert Narem, Chief Executive Officer and Chief Financial Officer, Manager
(Principal Executive Officer)

Item 9B.  Other Information.

None.

PART III

Pursuant to General Instructions G(3), we omit Part III, Items 10, 11, 12, 13 and 14, and incorporate such items by reference to an amendment to this Annual Report on Form 10-K or to an Information Statement to be filed with the Commission within 120 days after the close of the fiscal year covered by this report (December 31, 2008).

PART IV

Item 15.  Exhibits, Financial Statement Schedules.

(a) The following exhibits and financial statements are filed as part of, or are incorporated by reference into, this report:

(1) Financial Statements—Reference is made to the “Table of Contents” of Northern Growers, LLC located on the page prior to page F-1 of this report for a list of the financial statements and schedules for the year ended December 31, 2008 included herein. The financial statements begin on page F-2 of this Report.

(2) All supplemental schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the Consolidated Financial Statements or notes thereto.

(3) The exhibits we have filed herewith or incorporated by reference herein are set forth on the attached Exhibit Index.  The following exhibits constitute a management contract:  10.14 and 10.16.

(b) See Item 15(a)(3)

SIGNATURES

Pursuant to the requirement of Section 13 or 15(d) of the Securities Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHERN GROWERS, LLC

Date: March 2, 2009	/s/ Robert Narem
Robert Narem, Chief Executive Officer/Chief Financial Officer (Principal Executive and Financial Officer)

Pursuant to the requirements of the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

NORTHERN GROWERS, LLC

Date: March 2, 2009	/s/ Robert Narem
Robert Narem, Chief Executive Officer and Chief Financial Officer, Manager

Date: March 2, 2009	/s/ Ronald Anderson
Ronald Anderson, Manager

Date: March 2, 2009
Leroy Bergan, Manager

Date: March 2, 2009	/s/ Wendell Falk
Wendell Falk, Manager

Date: March 2, 2009	/s/ Lars Herseth
Lars Herseth, Manager

Date: March 2, 2009	/s/ Mark Lounsbery
Mark Lounsbery, Manager

Date: March 2, 2009	/s/ Robert Metz
Robert Metz, Manager

Date: March 2, 2009	/s/ Jeff Olson
Jeff Olson, Manager

Date: March 2, 2009	/s/ Ronald Olson
Ronald Olson, Manager

Date: March 2, 2009	/s/ Heath Peterson
Heath Peterson, Manager

Date: March 2, 2009	/s/ Delton Strasser
Delton Strasser, Manager

Date: March 2, 2009
Steve Street, Manager

Date: March 2, 2009	/s/ Bill Whipple
Bill Whipple, Manager

Date: March 2, 2009	/s/ Robert Wittnebel
Robert Wittnebel, Manager

EXHIBIT INDEX

Exhibit No.	Description	Filed Herewith	Incorporated by Reference
2.1	Plan of Organization.		Appendix A to Registrant’s Prospectus filed with the Commission on March 17, 2003.

3.1	Articles of Organization.		Appendix B to Registrant’s Prospectus filed with the Commission on March 17, 2003.

3.2	Fourth Amended and Restated Operating Agreement dated July 1, 2006.		Exhibit 3.2 to the Registrant’s Form 10-Q filed with the Commission on August 14, 2006.

4.1	Form of Class A Certificate.		Exhibit 4.1 to the Registrant’s Form S-4 filed with the Commission on July 26, 2002.

10.1	Loan Agreement with U.S. Bank dated July 11, 2001.		Exhibit 10.7 to the Registrant’s Form S-4 filed with the Commission on July 26, 2002.

10.2	Lease Agreement with Big Stone — Grant Industrial Development and Transportation, dated April 18, 2001.		Exhibit 10.9 to the Registrant’s Form S-4 filed with the Commission on July 26, 2002.

10.3	Steam Sale Agreement with Otter Tail Power Company, dated April 18, 2001.		Exhibit 10.10 to the Registrant’s Form S-4 filed with the Commission on July 26, 2002.

10.4	Water and Fuel Oil Agreement with Otter Tail Power Company, dated August 14, 2001.		Exhibit 10.11 to the Registrant’s Form S-4 filed with the Commission on July 26, 2002.

10.5	Electric Service Agreement with Otter Tail Power Company, dated September 26, 2001.		Exhibit 10.12 to the Registrant’s Form S-4 filed with the Commission on July 26, 2002.

10.6	Water and Sanitary Sewer Agreement with the City of Big Stone City, dated December 21, 2001.		Exhibit 10.13 to the Registrant’s Form S-4 filed with the Commission on July 26, 2002.

10.7	Access and Rail Agreement with Otter Tail Corporation, dated April 18, 2001.		Exhibit 10.14 to the Registrant’s Form S-4 filed with the Commission on July 26, 2002.

10.8	Industry Track Agreement with Burlington Northern and Santa Fe Railway Company, dated January 8, 2002.		Exhibit 10.15 to the Registrant’s Form S-4 filed with the Commission on July 26, 2002.

10.9	Service Request Form and Extended Service Agreement with NorthWestern Public Service, dated March 19, 2002.		Exhibit 10.17 to the Registrant’s Form S-4 filed with the Commission on July 26, 2002.

10.10	Amendment to U.S. Bank Loan Agreement, dated June 22, 2004.		Exhibit 10.1 to the Registrant’s Form 10-Q filed with the Commission on August 16, 2004.

10.11	Second Amendment to U.S. Bank Loan Agreement, dated March 30, 2005.		Exhibit 10.26 to the Registrant’s Form 10-K filed with the Commission on March 31, 2005.

10.12	$15.8 Million Promissory Note with		Exhibit 10.27 to the Registrant’s Form 10-K filed

	U.S. Bank, dated March 30, 2005.	with the Commission on March 31, 2005.

10.13	$3.9 Million Promissory Note with U.S. Bank, dated March 30, 2005.	Exhibit 10.28 to the Registrant’s Form 10-K filed with the Commission on March 31, 2005.

10.14	Management Agreement with POET™ Plant Management, LLC, dated April 20, 2005.	Exhibit 10.2 to the Registrant’s Form 10-Q filed with the Commission on May 16, 2005.

10.15	Technology and Patent Rights License Agreement with POET™ Design and Construction, LLC, dated October 25, 2005.*	Exhibit 10.1 to the Registrant’s Form 10-Q filed with the Commission on November 14, 2005.

10.16	Amendment to the Management Agreement with POET™ Plant Management, dated October 25, 2005.	Exhibit 10.2 to the Registrant’s Form 10-Q filed with the Commission on November 14, 2005.

10.17	Design Build Agreement with POET™ Design and Construction, Inc., dated October 25, 2005.	Exhibit 10.3 to the Registrant’s Form 10-Q filed with the Commission on November 14, 2005.

10.18	Amended and Restated Loan Agreement with U.S. Bank dated August 28, 2006.	Exhibit 10.1 to the Registrant’s Form 10-Q filed with the Commission on November 14, 2006.

10.19	Expansion Construction Note Agreement dated August 28, 2006.	Exhibit 10.2 to the Registrant’s Form 10-Q filed with the Commission on November 14, 2006.

10.20	$8.0 Million Variable Rate, Revolving Note dated August 28, 2006.	Exhibit 10.3 to the Registrant’s Form 10-Q filed with the Commission on November 14, 2006.

10.21	Construction Mortgage and Addendum dated August 28, 2006.	Exhibit 10.4 to the Registrant’s Form 10-Q filed with the Commission on November 14, 2006.

10.22	Security Agreement dated August 28, 2006.	Exhibit 10.5 to the Registrant’s Form 10-Q filed with the Commission on November 14, 2006.

10.23	Corn and Natural Gas Price Risk Management Agreement dated April 1, 2007.	Exhibit 10.2 to the Registrant’s Form 10-Q filed with the Commission on May 10, 2007.

10.24	Amendment No. 1 to Water Fuel Agreement dated March 21, 2007.	Exhibit 10.1 to the Registrant’s Form 10-Q filed with the Commission on May 10, 2007.

10.25	Ethanol Marketing and Services Agreement dated April 24, 2007.	Exhibit 10.3 to the Registrant’s Form 10-Q filed with the Commission on May 10, 2007.

10.26	DDGS Marketing and Service Agreement dated March 2002.	Exhibit 10.6 to the Registrant’s Form S-4 filed with the Commission July 21, 2002.

10.27	Design Build Agreement with POET™ Design and Construction dated April 3, 2007.	Exhibit 10.4 to the Registrant’s Form 10-Q filed with the Commission on May 10, 2007.

10.28	Amendment to Amended and Restated Loan Agreement with U.S. Bank dated September 21, 2007.	Exhibit 10.1 to the Registrant’s Form 10-Q filed with the Commission on November 9, 2007.

10.29	$9.0 Million Promissory Note with U.S.	Exhibit 10.1 to the Registrant’s Form 10-Q filed

	Bank dated July 28, 2008.		with the Commission on August 12, 2008.

10.30	$4.3 Million Promissory Note with U.S. bank dated September 21, 2007.		Exhibit 10.3 to the Registrant’s Form 10-Q filed with the Commission on November 9, 2007.

10.31	Mortgage in Favor of U.S. Bank dated September 21, 2007.		Exhibit 10.4 to the Registrant’s Form 10-Q filed with the Commission on November 9, 2007.

21.1	Subsidiaries of the Registrant	X

31	Rule 13a-14(a)/15d-14(a) Certifications	X

32	Section 1350 Certification	X

*The redacted portions of this exhibit were filed separately with the SEC subject to a request for confidential treatment dated November 14, 2005.

NORTHERN GROWERS, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee and Members

Northern Growers, LLC

Big Stone City, South Dakota

We have audited the accompanying consolidated balance sheets of Northern Growers, LLC as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive income, members’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008. We also have audited Northern Growers, LLC’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Northern Growers, LLC’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on these financial statements and an opinion on the company’s internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northern Growers, LLC as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, Northern Growers, LLC maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

Sioux Falls, South Dakota

February 26, 2009

PEOPLE. PRINCIPLES. POSSIBILITIES.

www.eidebailly.com

200 E. 10th Street, Suite 500 • PO Box 5125 • Sioux Falls, South Dakota 57117-5125 • Phone 605.339.1999 • Fax 605.339.1306 • EOE

NORTHERN GROWERS, LLC

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2008	2007
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$12,712,987	$9,182,533
Accounts receivable
Trade related party	6,475,987	5,711,848
Trade	525,851	876,510
Other	316,576	1,005,132
Inventory	9,710,268	11,886,818
Prepaid expenses	127,236	103,678
Margin deposits and commodities contracts	—	6,307,068

Total current assets	29,868,905	35,073,587

PROPERTY AND EQUIPMENT
Land improvements	7,107,452	7,090,574
Equipment	71,005,748	71,186,213
Buildings	15,379,448	15,379,448
	93,492,648	93,656,235
Less accumulated depreciation	(20,261,459)	(15,515,208)

Net property and equipment	73,231,189	78,141,027

OTHER ASSETS
Financing costs, net of amortization of $116,932 and $51,194 as of December 31, 2008 and 2007	229,577	265,491
Assets held for sale	100,000	100,000

Total other assets	329,577	365,491

	$103,429,671	$113,580,105

See Notes to Consolidated Financial Statements

NORTHERN GROWERS, LLC

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2008	2007
LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$2,037,590	$1,974,139
Accounts payable - corn	6,667,478	5,281,356
Accounts payable - related party	328,566	348,008
Other accrued liabilities	603,768	523,421
Accrued interest	3,750	3,750
Accrued liability for commodity contracts, net of margin deposits	847,398	—
Distribution payable - Northern Growers	—	1,518,840
Distribution payable - minority member	—	—
Notes payable - due upon demand	5,000	5,000
Current portion of notes payable	5,785,007	5,695,078

Total current liabilities	16,278,557	15,349,592

LONG-TERM LIABILITIES
Derivative financial instruments	2,496,933	900,826
Long-term notes payable	40,121,940	45,894,139

Total long-term liabilities	42,618,873	46,794,965

COMMITMENTS AND CONTINGENCIES (NOTE 6)

MINORITY INTEREST	10,111,948	11,631,149

MEMBERS’ EQUITY
Capital units, $0.25 stated value, 50,628,000 units issued and outstanding	12,657,000	12,657,000
Additional paid-in capital	64,900	64,900
Accumulated other comprehensive (loss)	(1,926,632)	(695,076)
Retained earnings	23,625,025	27,777,575

Total members’ equity	34,420,293	39,804,399

	$103,429,671	$113,580,105

See Notes to Consolidated Financial Statements

NORTHERN GROWERS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

	2008	2007	2006
REVENUES
Sales related party	$137,146,540	$116,084,868	$105,702,927
Sales	33,632,791	21,408,911	16,349,308
Incentive	645,596	750,001	784,884
Total revenues	171,424,927	138,243,780	122,837,119

COST OF REVENUES	169,595,752	112,694,987	62,731,376

GROSS PROFIT	1,829,175	25,548,793	60,105,743

EXPENSES
General and administrative	3,679,176	4,790,117	6,364,983
Total operating expenses	3,679,176	4,790,117	6,364,983

INCOME (LOSS) FROM OPERATIONS	(1,850,001)	20,758,676	53,740,760

OTHER INCOME (EXPENSES)
Interest income	84,422	509,018	334,512
Interest expense	(3,535,485)	(2,876,464)	(1,261,542)
Other	(6,135)	22,960	21,902
Total other income (expenses)	(3,457,198)	(2,344,486)	(905,128)

INCOME (LOSS) BEFORE MINORITY INTEREST	(5,307,199)	18,414,190	52,835,632

MINORITY INTEREST IN SUBSIDIARY (INCOME) LOSS	1,154,649	(4,269,470)	(12,132,284)

NET INCOME (LOSS)	(4,152,550)	14,144,720	40,703,348

OTHER COMPREHENSIVE INCOME (LOSS)
Cash flow hedge income (loss)	(1,231,556)	(550,734)	(144,342)
Total other comprehensive income (loss)	(1,231,556)	(550,734)	(144,342)

COMPREHENSIVE INCOME (LOSS)	$(5,384,106)	$13,593,986	$40,559,006

BASIC AND DILUTED EARNINGS (LOSS) PER CAPITAL UNIT	$(0.082)	$0.279	$0.804

BASIC AND DILUTED WEIGHTED AVERAGE CAPITAL UNITS OUTSTANDING	50,628,000	50,628,000	50,628,000

DISTRIBUTIONS PER CAPITAL UNIT DECLARED	$—	$0.238	$0.518

DISTRIBUTIONS PER CAPITAL UNIT PAID	$0.030	$0.342	$0.448

See Notes to Consolidated Financial Statements

NORTHERN GROWERS, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY AND COMPREHENSIVE INCOME

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

				Accumulated
				Other			Annual
			Additional	Comprehensive			Comprehensive
	Capital		Paid-In	Income	Retained		Income
	Units	Amount	Capital	(Loss)	Earnings	Total	(Loss)
BALANCE, JANUARY 1, 2006	50,628,000	$12,657,000	$64,900	$—	$11,227,818	$23,949,718	$16,157,712

Net income	—	—	—	—	40,703,348	40,703,348	40,703,348
Cash flow hedge (loss)	—	—	—	(144,342)	—	(144,342)	(144,342)
Distributions payable	—	—	—	—	(6,787,696)	(6,787,696)	—
Distributions paid	—	—	—	—	(19,458,112)	(19,458,112)	—

BALANCE, DECEMBER 31, 2006	50,628,000	$12,657,000	$64,900	$(144,342)	$25,685,358	$38,262,916	$40,559,006

Net income	—	—	—	—	14,144,720	14,144,720	14,144,720
Cash flow hedge (loss)	—	—	—	(550,734)	—	(550,734)	(550,734)
Distributions payable	—	—	—	—	(1,518,840)	(1,518,840)	—
Distributions paid	—	—	—	—	(10,533,663)	(10,533,663)	—

BALANCE, DECEMBER 31, 2007	50,628,000	$12,657,000	$64,900	$(695,076)	$27,777,575	$39,804,399	$13,593,986

Net income (loss)	—	—	—	—	(4,152,550)	(4,152,550)	(4,152,550)
Cash flow hedge (loss)	—	—	—	(1,231,556)	—	(1,231,556)	(1,231,556)
Distributions payable	—	—	—	—	—	—	—
Distributions paid	—	—	—	—	—	—	—

BALANCE, DECEMBER 31, 2008	50,628,000	$12,657,000	$64,900	$(1,926,632)	$23,625,025	$34,420,293	$(5,384,106)

See Notes to Consolidated Financial Statements

NORTHERN GROWERS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

	2008	2007	2006
OPERATING ACTIVITIES
Net income (loss)	$(4,152,550)	$14,144,720	$40,703,348
Changes to net income (loss) not affecting cash
Depreciation	5,136,891	4,459,581	2,758,668
Amortization of loan fees	65,738	41,493	9,701
Loss on disposal or impairment of assets	16,975	625,195	450,362
Minority interest in subsidiary’s earnings	(1,154,649)	4,269,470	12,132,284
Decrease (increase) in current assets
Accounts receivable
Related party	(764,139)	733,539	(2,848,745)
Trade	350,659	(25,945)	(422,436)
Other	(767)	50,998	(29,163)
Inventory	2,176,550	(1,826,219)	(6,029,354)
Prepaid expenses	(23,559)	(21,686)	(7,859)
Margin deposits and commodities contracts	6,307,068	247,360	(6,554,428)
Increase (decrease) in current liabilities
Accounts payable
Trade	63,451	719,968	(408,239)
Corn	1,386,122	3,299,552	(381,534)
Related party	(19,442)	(548,670)	376,085
Accrued liabilities	80,347	(25,488)	55,732
Accrued liability for commodity contracts, net of margin deposits	847,398	—	(163,667)
Accrued interest	—	2,429	(2,526)

NET CASH PROVIDED BY OPERATING ACTIVITIES	10,316,093	26,146,297	39,638,229

INVESTING ACTIVITIES
Purchase of property and equipment	(571,402)	(18,840,552)	(28,844,044)
Cash received on sale of assets	—	555	31,100
Cash paid for capitalized construction interest	—	(653,413)	(288,312)
Tax refund on construction	1,016,697	262,313	—

NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES	445,295	(19,231,097)	(29,101,256)

FINANCING ACTIVITIES
Long-term notes payable issued	—	18,340,126	18,959,874
Principal paid on long-term notes payable	(5,682,270)	(2,828,126)	(1,919,718)
Distributions paid - Northern Growers	(1,518,840)	(17,321,359)	(22,670,206)
Distributions paid - minority member	—	(5,778,520)	(6,792,043)
Cash paid for financing costs	(29,824)	(69,988)	(246,697)

NET CASH (USED FOR) FINANCING ACTIVITIES	(7,230,934)	(7,657,867)	(12,668,790)

NET INCREASE (DECREASE) IN CASH	3,530,454	(742,667)	(2,131,817)

CASH AT BEGINNING OF YEAR	9,182,533	9,925,200	12,057,017

CASH AT END OF YEAR	$12,712,987	$9,182,533	$9,925,200

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$3,535,485	$3,612,547	$1,552,337

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Accounts payable incurred for construction costs	$—	$—	$2,173,905
Accounts receivable for tax refund on construction	$142,632	$831,955	$687,184
Distributions payable	$—	$1,518,840	$9,300,096

See Notes to Consolidated Financial Statements

NORTHERN GROWERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -        NATURE OF OPERATIONS

Principal Business Activity

Northern Growers, LLC or Northern Growers (formerly Northern Growers Cooperative or the “Cooperative”), is a South Dakota limited liability company that was organized to pool investors, provide a portion of the corn supply for an ethanol plant (the “plant”) owned by Northern Lights Ethanol, LLC (d/b/a POET™ Biorefining - Big Stone) (“POET™ Biorefining - Big Stone”), and own a 77.16% interest in POET™ Biorefining - Big Stone.  For purposes of the financial statements and notes, the “Company” refers to both Northern Growers and POET™ Biorefining - Big Stone on a consolidated basis.  On June 26, 2002, the Company began grinding corn and on July 5, 2002, the Company commenced its principal operations at a 40 million gallon nameplate capacity.  On May 14, 2007, the Company completed an expansion to a 75 million gallon nameplate capacity. The Company sells ethanol and related products primarily in the United States.

On April 1, 2002, Whetstone Ethanol, LLC “Whetstone” was formed. The initial member of Whetstone was the Cooperative. Whetstone was formed for the purpose of acquiring the assets and liabilities of the Cooperative. On April 10, 2002, the Board of Directors of the Cooperative approved a plan of reorganization related to an exchange whereby Whetstone would acquire the assets and liabilities of the Cooperative. On March 27, 2003, the members of the Cooperative approved the plan of reorganization to take effect on April l, 2003. The transaction was an exchange of interests whereby the assets and liabilities of the Cooperative were transferred for capital units of Whetstone. For financial statements purposes, no gain or loss was recorded as a result of the exchange transaction.

As a result of the exchange, the Cooperative was dissolved, with Whetstone’s capital units distributed to the members of the Cooperative at a rate of one Whetstone capital unit for each share of equity common stock and all voting common stock of the Cooperative was surrendered and retired. In connection with the reorganization, Whetstone subsequently changed its name to Northern Growers, LLC. Under the amended and restated Operating Agreement of Northern Growers, a minimum of 2,500 capital units is required to become a member.  Such units are subject to certain transfer restrictions, including approval by the Board of Managers of Northern Growers. Northern Growers also retains the right to redeem the capital units at $.20 per unit in the event a member attempts to dispose of the units in a manner not in conformity with the Operating Agreement, if a member becomes a holder of less than 2,500 units or if a member becomes bankrupt. The Operating Agreement also includes provisions whereby cash flow in excess of $200,000 will be distributed to unit holders subject to limitations imposed by a super majority vote of the Board of Managers or restrictions imposed by loan covenants.

NOTE 2 -        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Northern Growers and its 77.16% owned subsidiary, POET™ Biorefining - Big Stone. All significant inter-company transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of all highly liquid investments with an original maturity of three months or less.

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NORTHERN GROWERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition

Revenue from the sale of ethanol and related products is recorded when title transfers to customers. Generally, ethanol is shipped FOB shipping point and related products are shipped FOB destination point. In accordance with the Company’s agreement for the marketing and sale of ethanol, shipping costs arranged by the marketer are deducted from the gross sales price reported to the Company by the marketer, thus no shipping costs are incurred related to sales of ethanol. For distiller grains, shipping costs incurred by the Company are included as a component of cost of revenues.  Interest income is recognized as earned.

Revenue from federal and state incentive programs is recorded when the Company has produced or sold the ethanol and satisfied the reporting requirements under each applicable program. When it is uncertain that the Company will receive full allocation and payment due under the incentive programs, it derives an estimate of the incentive revenue for the relevant period based on various factors. The estimate is subject to change as management becomes aware of increases or decreases in the amount of funding available under the incentive programs or other factors that affect funding or allocation of funds under such programs.

Receivables and Credit Policies

Trade receivables are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Customer account balances with invoices dated over 30 days old are considered delinquent. Interest is not charged on any delinquent accounts.

Trade receivables are stated at the amount billed to the customer.

Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of trade receivables is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. Management reviews all trade receivable balances that exceed 30 days from the invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. Management believes that all trade receivables are collectible; therefore, there is no valuation allowance as of December 31, 2008 and 2007.

Inventory

Ethanol and related product inventory is stated at net realizable value. Corn inventory is stated at market value, which approximates net realizable value (local market prices less cost of disposal), based on local market prices determined by grain terminals in the area of the plant. Other raw materials, spare parts and work-in-process inventory are stated at the lower of cost or market on an average cost method.

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NORTHERN GROWERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Inventories at December 31, 2008 and 2007 are as follows:

	2008	2007
Finished goods	$1,875,444	$1,473,720
Raw materials	5,620,800	7,893,195
Work-in-process	1,022,085	1,352,000
Spare parts inventory	1,191,939	1,167,903

	$9,710,268	$11,886,818

Investment in Commodities Contracts, Derivative Instruments and Hedging Activities

SFAS No. 133 requires a company to evaluate its contracts to determine whether the contracts are derivatives. Certain contracts that literally meet the definition of a derivative may be exempted from SFAS No. 133 as normal purchases or normal sales. Normal purchases and normal sales are contracts that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold over a reasonable period in the normal course of business. Contracts that meet the requirements of normal are documented as normal and exempted from the accounting and reporting requirements of SFAS No. 133.

The Company enters into short-term cash, options and futures contracts and ethanol swaps as a means of securing corn and natural gas for the ethanol plant and managing exposure to changes in commodity prices. All derivatives are designated as non-hedge derivatives. Although the contracts are effective economic hedges of specified risks, they are not designated as and accounted for as hedging instruments.

As part of its trading activity, the Company uses futures and option contracts and ethanol swaps offered through regulated commodity exchanges to reduce risk.  The Company is exposed to risk of loss in the market value of inventories. To reduce that risk, the Company generally takes positions using cash and futures contracts, ethanol swaps and options.

Unrealized gains and losses related to derivative contracts are included as a component of cost of revenues in the accompanying consolidated financial statements. Inventories are recorded at net realizable value so that gains and losses on derivative contracts are offset by gains and losses on inventories and other commodity contracts and reflected in current earnings. For the statement of cash flows, such contract transactions are classified as operating activities.  This derivative activity resulted in losses of $3,201,483 and $1,938,509 for the periods ended December 31, 2008 and December 31, 2007, respectively, and is included in cost of revenues in the statement of operations.  These derivative contracts can be found on the balance sheet under “Accrued liability for commodity contracts, net of margin deposits” for December 31, 2008 and under “Margin deposits and commodities contracts” for December 31, 2007.

During 2007 and 2006 the Company entered into derivative financial instruments to limit its exposure to changes in interest rates. The Company entered into two interest rate swap agreements as part of its interest rate risk management strategy and to effectively convert a portion of its variable rate debt to fixed rate debt. The swap agreements are accounted for as a cash flow hedge under SFAS No. 133, as amended.

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NORTHERN GROWERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Interest Rate Swap Agreements

During 2007 and 2006 the Company entered into interest rate swap agreements as part of its interest rate risk management strategy and to effectively convert a portion of its variable rate debt to fixed rate debt.  The swap agreements, which both expire August 31, 2014, are accounted for as cash flow hedges under SFAS No. 133, as amended.  Under the terms of the swap agreements, the Company’s net payment is a fixed interest rate on the notional amount in exchange for receiving a variable rate based on one month LIBOR. The swap transactions qualify for the shortcut method of recognition under SFAS No. 133; therefore, no portion of the swap is treated as ineffective. The notional amount of the two interest rate swap agreements was $21,656,250 and $24,131,250 as of December 31, 2008 and 2007, respectively.  A derivative liability to record the fair value of the swap of $2,496,933 and $900,826 has been recorded for December 31, 2008 and December 31, 2007, respectively, with a corresponding entry of $1,231,556 and $550,734 to accumulated other comprehensive loss to the members’ equity section of the consolidated balance sheet and a decrease of $364,551 and $163,023 to minority interest for the years ended December 31, 2008 and 2007, respectively.

Other Comprehensive Income (Loss)

The Company has adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (“SFAS 130”) that establishes standards for reporting comprehensive income. The Statement defines comprehensive income as the changes in equity of an enterprise except those resulting from stockholder transactions. As of December 31, 2008 and 2007, accumulated other comprehensive loss consists of an unrealized loss from our interest rate swap agreements designated as a cash flow hedge.

Net Income (Loss) per Unit

Basic net income (loss) per unit is computed by dividing net income (loss) by the weighted average number of members’ units outstanding during the period. Diluted net income per unit is computed by dividing net income by the weighted average number of members’ units and members’ unit equivalents outstanding during the period. There were no member unit equivalents outstanding during the periods presented; accordingly, the Company’s basic and diluted net income (loss) per unit are the same.

Minority Interest

Amounts recorded as minority interest on the balance sheet relate to the investment by Broin Investments I, LLC in POET™ Biorefining - Big Stone, plus or minus any allocation of income or loss of POET™ Biorefining - Big Stone, plus or minus any allocation of accumulated other comprehensive income or loss, less distributions from POET™ Biorefining - Big Stone. Earnings/losses and distributions of POET™ Biorefining - Big Stone are allocated to its members in proportion to the member’s capital accounts.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

Cash balances are maintained in bank depositories and periodically exceed federally insured limits.

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NORTHERN GROWERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Property and Equipment

Property and equipment is stated at cost. Significant additions and betterments are capitalized, while expenditures for maintenance, repairs and minor renewals are charged to operations when incurred. Depreciation on assets placed in service is computed using the straight-line method over estimated useful lives as follows:

Land improvements	8-40 years
Equipment	3-20 years
Buildings	10-40 years

Land improvements consist of landscaping, additional fencing and improvements to the roads for entering and exiting the plant.

Equipment consists of grain systems, trucks, mechanical and electrical production and process equipment, cooling towers, boilers and a reboiler, field sensors and power supplies.

Buildings consist of administrative offices, sheds, catwalks, platforms, and mechanical and grain buildings.

Long-Lived Assets

In accordance with Financial Accounting Standard Board (FASB) Statement of Financial Accounting Standards No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

A loss on impairment of assets of $625,195 was recognized by the Company in 2007 and is included in cost of revenues.  A subset of the plant’s thermal oxidizers, built during the original construction of the plant, was deemed impaired for $614,640 when environmental testing indicated that the equipment recently installed to replace the subset was sufficient to meet environmental compliance rules.  The estimated fair market value of  the subset is $100,000, which management intends to sell on the open market, and is listed on the Consolidated Balance Sheet as “Assets held for sale.”  In addition, the Company recorded a loss on disposal of assets of $10,555 for a compilation of several small equipment items that were deemed unusable.

A loss on impairment of assets of $450,362 was recognized by the Company in 2006 and is included in cost of revenues.  Upon the completion and incorporation of BPXTM technology into the plant’s production process in October 2006, there were multiple tanks, motors and other equipment deemed to be unusable.  Two tanks were sold. The Company determined that the balance of the unusable assets was without value as the scrap value of such assets approximated the costs of disposal.

Environmental Liabilities

The Company’s operations are subject to environmental laws and regulations adopted by various governmental authorities in the jurisdiction in which it operates. These laws require the Company to investigate and remediate

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NORTHERN GROWERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

the effects of the release or disposal of materials at its locations. Accordingly, the Company has adopted policies, practices and procedures in the areas of pollution control, occupational health, and the production, handling, storage and use of hazardous materials to prevent material environmental or other damage, and to limit the financial liability which could result from such events. Environmental liabilities are recorded when the liability is probable and the costs can be reasonably estimated.

Income Taxes

The Company is not a taxpaying entity for federal and state income tax purposes due to its treatment as a partnership.  Accordingly, no provision or liability for federal or state income taxes has been included in these financial statements.  Income of the Company is taxed to the members in their respective returns.  The Company is no longer subject to U.S. Federal income tax examinations by tax authorities for fiscal years prior to 2005.

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). FIN 48 clarifies the requirements of SFAS 109, Accounting for Income Taxes, relating to the recognition of income tax benefits. FIN 48 provides a two-step approach to recognizing and measuring tax benefits when realization of the benefits is uncertain. The first step is to determine whether the benefit meets the more-likely-than-not condition for recognition and the second step is to determine the amount to be recognized based on the cumulative probability that exceeds 50%.  Primarily due to the Company’s tax status as a partnership, the adoption of FIN 48 on January 1, 2007, had no material impact on the Company’s financial condition or results of operations.

As of December 31, 2008 the Company’s net assets exceeded their tax basis by approximately $35,700,000.

Cost of Revenues

The primary components of cost of revenues from the production of ethanol and related products are corn expense, energy expense (steam, natural gas and electricity), raw materials expense (chemicals and denaturant), shipping costs on sales, depreciation on process equipment and direct labor costs.

Shipping costs incurred by the Company are recorded as a component of cost of revenues. Shipping costs in cost of revenues includes inbound freight charges on inventory, outbound freight charges on related product and purchasing and receiving costs.

General and Administrative Expenses

The primary components of general and administrative expenses are management fees, administrative salaries and wages, insurance expense and professional fees (legal, audit and consulting).

Advertising Costs

Advertising and promotion costs are expensed when incurred and totaled $129,074, $203,386 and $113,467 for the years ended December 31, 2008, 2007 and 2006, respectively.

Capitalization of Interest

The Company capitalizes interest cost on construction in progress and capitalized development costs in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 34, Capitalization of Interest Cost. This standard requires that a certain portion of interest cost be capitalized as part of the historical

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NORTHERN GROWERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

cost of developing or constructing an asset. The Company capitalized $0, $653,413 and $288,312 of interest for the years ending December 31, 2008, 2007 and 2006, respectively.

Reclassifications

Certain reclassifications have been made to the 2006 and 2007 financial statements to conform to the presentation in 2008. These reclassifications had no change in previously reported net income.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141R Business Combinations (“SFAS 141R”).  The objective of SFAS 141R is to improve the information provided in financial reports about a business combination and its effects. SFAS 141R retains the requirements of SFAS 141 that the acquisition method of accounting be used for all business combinations (whether full, partial or step acquisition) and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. In applying the acquisition method, the acquirer must determine the fair value of the acquired business as of the acquisition date and recognize the fair value of the acquired assets and liabilities assumed. SFAS 141R also states acquisition costs will generally be expensed as incurred and restructuring costs will be expensed in periods after the acquisition date. SFAS 141R is effective for business combination transactions the Company enters into for which the acquisition date is on or after January 1, 2009. Earlier application is prohibited. The Company is currently evaluating the requirements of SFAS 141R and will apply the statement to any business combinations occurring on or after January 1, 2009.

In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”). SFAS 160 amends Accounting Research Bulletin No. 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 is effective for the Company’s fiscal year beginning January 1, 2009. The Company is evaluating the effect, if any, that the adoption of SFAS 160 will have on its results of operations, financial position and the related disclosures.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133,” which amends and expands the disclosure requirements of SFAS 133 to require qualitative disclosure about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This statement will be effective for the Company’s financial statements issued for the first quarter of 2009. Because SFAS 161 requires enhanced disclosures but does not modify the accounting treatment of derivative instruments and hedging activities, the Company believes the adoption of this standard will have no impact on its financial position, results of operations or cash flows.

The FASB has issued FASB Staff Position (FSP) FAS 133-1 and FIN 45-4, “Disclosures about Credit Derivatives and Certain Guarantees”: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161.  This FSP amends FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, to require disclosures by sellers of credit derivatives, including credit derivatives embedded in a hybrid instrument.  This FSP also amends FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, to require an additional disclosure about the current status of the payment/performance risk of a guarantee.  Further, this FSP clarifies the Board’s intent about the effective date of FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities.  The Company is

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NORTHERN GROWERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

evaluating the effect, if any, that the adoption of these pronouncements will have on its results of operations, financial position and the related disclosures.

In April 2008, the FASB issued FASB Staff Position SFAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). FSP 142-3 amends the factors that should be considered in developing the renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, “Goodwill and Other Intangible Assets”. FSP 142-3 also requires expanded disclosure regarding the determination of intangible asset useful lives. FSP 142-3 is effective for the Company’s year beginning January 1, 2009. The Company is currently evaluating the impact, if any, that FSP 142-3 will have on its consolidated financial statements.

NOTE 3 -        FAIR VALUE MEASUREMENTS

Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standard No. 157, “Fair Value Measurements” (SFAS 157), as it applies to the financial instruments, and Statement of Financial Accounting Standard No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115” (SFAS 159). SFAS 157 defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements. SFAS 159 permits companies to irrevocably choose to measure certain financial instruments and other items at fair value. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities.

The SFAS 157 requirements for certain nonfinancial assets and liabilities have been deferred until the first quarter of 2009 in accordance with FASB Staff Position 157-2.  Non-recurring nonfinancial assets and nonfinancial liabilities for which the Company has not applied the provisions of SFAS 157 include assets held for sale, corn inventory, ethanol inventory and distillers grains inventory.  The adoption of SFAS 157 for financial assets and liabilities did not have a material impact on our financial position, results of operation or cash flows.

Under SFAS 157, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous market. SFAS 157 establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. SFAS 157 requires the utilization of the lowest possible level of input to determine fair value. Level 1 inputs include quoted market prices in an active market for identical assets or liabilities. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 2 inputs include quoted market prices for similar assets or liabilities, quoted market prices in an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data.

Except for those assets and liabilities which are required by authoritative accounting guidance to be recorded at fair value in the consolidated balance sheets, the Company has elected not to record any other assets or liabilities at fair value, as permitted by SFAS 159. No events occurred during 2008 which would require adjustment to the recognized balances of assets or liabilities which are recorded at fair value on a nonrecurring basis.

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NORTHERN GROWERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table provides information on those assets and liabilities measured at fair value on a recurring basis.

	Carrying Amount
	In Consolidated
	Balance Sheets	Fair Value	Fair Value Measurement Using
	December 31, 2008	December 31, 2008	Level 1	Level 2	Level 3
Margin deposits and commodities contracts	$1,819,968	$1,819,968	$1,819,968
Corn purchase contracts	$(2,667,366)	$(2,667,366)		$(2,667,366)
Derivative financial instruments	$(2,496,933)	$(2,496,933)		$(2,496,933)

Margin deposits and commodities contracts principally includes corn and natural gas futures and option contracts and ethanol swaps.  The fair values for which are obtained from quoted market prices from the CBOT for identical assets or liabilities, and are designated as Level 1 within the valuation hierarchy.  The Company’s corn purchase contracts consist of forward purchase commitments and are included in Margin deposits and commodities contracts if positive and in Accrued liability for commodity contracts if negative.  The fair value for these agreements were determined using quoted market prices from the Chicago Board of Trade (CBOT) for similar assets, and are designated as Level 2 within the valuation hierarchy.  Derivative financial instruments consists of interest rate swaps at fair value using the counterparty’s marked-to-market statement, which can be validated using modeling techniques that include market inputs such as publicly available interest rate yield curves, and are designated as Level 2 within the valuation hierarchy.

The Company considers the carrying amount of significant classes of financial instruments on the balance sheets, including cash, accounts receivable, inventories, other assets, accounts payable, accrued liabilities, and variable rate long-term debt to be reasonable estimates of fair value either due to their length of maturity or the existence of variable interest rates underlying such financial instruments that approximate prevailing market rates at December 31, 2008 and 2007.  The Company’s other significant classes of financial instruments on the balance sheets for which the carrying amounts and estimated fair values differ at December 31, 2008 and 2007 are detailed below.

Due to declining interest rates since the inception of certain long-term notes, the carrying amount of the fixed-rate, long-term note payable obligations were less than fair value at December 31, 2008 and 2007. As the following table presents, the carrying amount and the fair value of long-term note payable obligations at December 31, 2008 and 2007 are as follows:

	Carrying Amount	Fair Value

Long-term notes payable December 31, 2008	$45,906,947	$46,319,988
Long-term notes payable December 31, 2007	$51,589,217	$51,652,937

The Company believes the carrying amount of short-term notes payable approximates their value due to the short maturity of these instruments.

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NORTHERN GROWERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 -        NOTES PAYABLE

Northern Growers received advances of $5,000 from various entities to help establish the Company. This short-term note payable is due on demand and does not bear interest.  The balance of this non-interest bearing note was $5,000 at December 31, 2008 and December 31, 2007.

Northern Growers received a loan advance of $25,000 from First Bank & Trust, Milbank, SD, during the three month period ending March 31, 2008 for short-term cash needs. This short-term note payable bore interest at 5.94% and matured May 1, 2008 and was paid in full.  The balance of this note was $0 at December 31, 2008 and December 31, 2007.

On August 28, 2006, POET™ Biorefining - Big Stone and U.S. Bank National Association, Sioux Falls, South Dakota (Bank) entered into an amended and restated loan agreement for the purpose of financing the plant’s expansion and restructuring the $3,000,000 and $5,000,000 revolving notes into one note.  On September 21, 2007, an amendment to the loan agreement became effective.  The purpose of the amendment was to finance the purchase and construction of additional grain storage bins and equipment ($4,300,000) and obtain a $9,000,000 short-term revolving loan. Under the amended and restated loan agreement and the September 21, 2007 amendment, POET™ Biorefining - Big Stone is subject to six notes:  Note #174, a $3,900,000 variable-rate, non-revolving note;  Note #158, a $15,800,000 fixed-rate note; Note #91, an $8,000,000 variable-rate, revolving long term note; Note #190, a $33,000,000 construction note; Note #232, a $4,300,000 variable-rate note; and Note #216, a $9,000,000 variable-rate, revolving short-term note.

Note #174, the $3,900,000 variable-rate, non-revolving note, bears interest at the Bank’s prime rate, or 3.25% at December 31, 2008. This note requires quarterly payments of interest and amortized principal on the basis of a ten-year term, the first payment being made on June 30, 2005.  The note matures on March 31, 2012.

Note #158, the $15,800,000 million fixed-rate note, bears an interest rate of 6.38%.  This note requires quarterly payments of interest and amortized principal on the basis of a ten-year term and is subject to maturity on March 31, 2012. The first payment was made on June 30, 2005.

Note #117, the $1,200,000 fixed rate note, was retired on April 30, 2007.

Note #91, the $8,000,000 variable rate, revolving note, permits POET™ Biorefining - Big Stone to borrow, on a revolving basis, the difference between the unpaid principal balance and $8,000,000. The revolving note bears a variable-interest rate equal to the prime rate announced by the Bank from time to time, adjusted each time the Prime Rate changes (3.25% at December 31, 2008). Quarterly payments of interest on any unpaid balance are due March 31, June 30, September 30, and December 31 of each year. The total unpaid principal balance is due at maturity, or August 31, 2014. The loan is subject to a quarterly unused commitment fee of 0.0375% and prepayment is without penalty.  The amount available on this note was $8,000,000 at December 31, 2008 and December 31, 2007.

Note #190, the construction note of $33,000,000, was converted to a term note on August 31, 2007.  The notional amount ($21,656,250 as of December 31, 2008) is subject to the interest rate swap agreements discussed in Note 2 under “Interest Rate Swap Agreements”.  The note is amortized over a ten-year period and is subject to a maturity of August 31, 2014. Payments of principal are due quarterly and began on November 30, 2007.  Payments of interest are due monthly, subject to a variable rate of one-month LIBOR plus 2.75%, adjusted monthly (3.211% at December 31, 2008).

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NORTHERN GROWERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note #232, the $4,300,000 note, is subject to a variable rate of LIBOR plus 3.00% (4.431% at December 31, 2008), adjusted and due monthly. A principal payment of $154,000 is due quarterly, which began on October 31, 2007.

Note #216, the $9,000,000 short-term note, which was issued on September 21, 2007, permits us to borrow, on a revolving basis, the difference of the outstanding principal amount and the lesser of the borrowing base or $9,000,000. The borrowing base is defined as 75% of the total of the fair market value of the outstanding inventory, eligible accounts receivable, and hedging accounts at fair market value. The principal purpose of this revolver is to cover the cost of purchasing corn.  It bears a variable-interest rate equal to one-month LIBOR plus 3.00%, payable monthly when there is an outstanding balance (4.437% at December 31, 2008).  The loan is subject to a quarterly unused commitment fee of 0.250% per year, assessed quarterly in arrears. The total unpaid principal balance is due at maturity, or July 28, 2009.  The amount available on this note was $9,000,000 at December 31, 2008 and December 31, 2007.

POET™ Biorefining - Big Stone is subject to certain restrictive covenants establishing minimum reporting requirements, ratios, working capital and net worth requirements and is in compliance at December 31, 2008 with the exception of the fixed charge coverage ratio.  The bank subsequently waived compliance of the fixed charge coverage ratio on February 11, 2009 for the December 31, 2008 compliance date.  On February 19, 2009, the bank adjusted the 2009 requirements of the fixed charge coverage ratio covenant such that the Company believes it will be in compliance with this and all covenants for each of the four quarters of 2009.  Collateral for the notes is multiple mortgages and security agreements, multiple UCC filings on all business assets, and assignments of certain agreements related to the construction and operation of the plant.

The balance of the long-term notes payable as of December 31, 2008 and 2007 is as follows:

	2008	2007

Note #174	$2,437,500	$2,827,500
Note #158	11,064,447	12,440,717
Note #117	—	—
Note #190	28,875,000	32,175,000
Note #232	3,530,000	4,146,000

	45,906,947	51,589,217
Less current portion	(5,785,007)	(5,695,078)

	$40,121,940	$45,894,139

At December 31, 2008 and 2007, there were no outstanding borrowings against the long-term variable rate revolving note and the balance available on this note was $8,000,000.

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NORTHERN GROWERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Minimum principal payments, through the maturity of the notes, are estimated as follows:

Year Ending December 31,	Amount

2009	$5,785,007
2010	5,881,649
2011	5,984,606
2012	11,514,685
2013	3,916,000
January 1, 2014 to August 31, 2014	12,825,000

$45,906,947

NOTE 5 -        RELATED PARTY TRANSACTIONS

Northern Growers and Broin Investments I, LLC, are the members of POET™ Biorefining - Big Stone. Northern Growers invested $12,500,000 and Broin Investments I, LLC invested $3,700,000 in POET™ Biorefining - Big Stone for their respective ownership interests of 77.16% and 22.84%. In accordance with the Member Control Agreement of POET™ Biorefining - Big Stone, Broin Investments I, LLC, has the right to elect two of seven members of the Board of Managers of POET™ Biorefining - Big Stone.

Additional agreements with related parties are included in Note 6.

NOTE 6 -        COMMITMENTS, CONTINGENCIES AND AGREEMENTS

Due to the name change of Broin Companies, LLC (“Broin”) to POET™, LLC in early 2007 and a corresponding change in the name of some Broin-related companies, the Company’s existing contractual arrangements and agreements for plant development, operations and marketing are now with newly named entities containing POET™. All of the newly named POET™-related entities are the same Broin-related entities that existed prior to the Broin to POET™ name change.  Broin Investments I, LLC, the minority member of POET™ Biorefining - Big Stone, has not changed its name, yet is still a related party to all POET™-named companies listed here.

The Company has entered into contracts and agreements regarding the construction, operation and management of the ethanol plant. Agreements with the minority member, or parties related to the minority member through common ownership, are as follows:

Expansion Construction Agreement — The Company entered into a Design/Build Agreement with POET™ Design and Construction, Inc. (formerly known as Broin & Associates, Inc.) on October 25, 2005. The purpose of this agreement was to expand the name-plate production capacity of the plant from 40 million gallons of ethanol annually to 75 million gallons of ethanol annually, as well as to make certain capital improvements to the plant for the incorporation of new raw starch technology. The final cost of construction and improvements for both projects was $42.3 million, with all construction complete at December 31, 2007.

Additional Corn Storage Construction Agreement — The Company entered into a Design/Build Agreement with POET™ Design and Construction, Inc. on April 3, 2007.  The purpose of this agreement was to expand the corn storage capacity at the plant.  The final cost of construction and improvements for this project was $4.2 million, with all construction complete and final payments made at December 31, 2007.

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NORTHERN GROWERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Ethanol Marketing Agreement — The Company renewed its agreement with Ethanol Products, LLC (d/b/a/ POET™ Ethanol Products) for the sale, marketing, billing and receipt of payment and other administrative services for all ethanol produced by the plant.  The new agreement is effective July 1, 2007 and terminates on July 1, 2012, automatically renewing for a five-year term unless a notice of termination is provided by either party prior to the end of the term, and increases marketing fees by $0.002 per gallon sold.  The Company has sales commitments with POET™ Ethanol Products of approximately 15.5 million gallons over the next twelve months, of which 14 million gallons are contracted at a variable price and 1.5 million gallons are contracted at a fixed sales price with a weighted average of $1.90 per gallon. The Company purchases all of its denaturant through POET™ Ethanol Products.

Management Agreement — On April 20, 2005, the Company renewed its agreement with POET™ Plant Management, LLC (formerly known as Broin Management, LLC) for the management and operation of the plant. The new agreement terminates on June 30, 2015.  In exchange for management services, POET™ Plant Management receives an annual fee of $450,000, payable in equal monthly installments, plus an incentive bonus based on a percentage of net income, payable quarterly. The annual fee is adjusted each year on March 1st for changes in the consumer price index. The fees and bonus paid to POET™ Plant Management include the salary and benefits of the general manager and technical manager and certain other services related to operation of the plant.

Technology and Patent Rights License Agreement - On October 25, 2005, the Company entered into a Technology and Patent Rights License Agreement with POET™ Research Inc. (formerly known as Broin and Associates, Inc.).  Under this agreement, POET™ Research grants the Company a non-exclusive license to use certain technology and patents owned, developed, or obtained by POET™ Research relating to the ethanol and related product production processes. The Company is required to pay an annual licensing fee for the right to use such technology and patents. The agreement terminates on June 30, 2015.

Risk Management Agreement — On April 1, 2007, the Company entered into a new corn and natural gas price risk management agreement with POET™ Risk Management.  The new risk management agreement became effective on July 1, 2007 and terminates on July 1, 2012, automatically renewing for a five-year term unless a notice of termination is provided by either party prior to the end of the term.  In exchange for providing certain risk management services relating to corn and natural gas prices, including hedging and pooling services, the Company pays POET™ Risk Management an annual fee, payable in quarterly installments, subject to modification in the case of plant expansions or increases in corn usage.

Distillers Grains Marketing Agreement — On March 8, 2002 the Company entered into an agreement with POET™ Nutrition, Inc. (formerly known as Dakota Gold Marketing, Inc.), to provide marketing and administrative services for the sale of distillers grains.  The agreement terminates March 8, 2012, but renews for a five year term unless either party provides the other party a 90 day notice of termination prior to the renewal date.  The agreement provides for an agency relationship as POET™ Nutrition does not take title to the distillers grains but acts as a broker on behalf of the Company.  The Company has entered into forward contracts to sell approximately 15,000 tons of various distiller grains at an average fixed price of approximately $190 per ton as of December 31, 2008.

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NORTHERN GROWERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenues and expenses related to agreements with related parties for the years ended December 31, 2008, 2007 and 2006 are as follows:

	2008	2007	2006

Ethanol gross revenues	$137,146,540	$116,084,868	$105,702,927
Denaturant expense	4,621,203	4,352,347	4,105,335
Management fees expense	587,089	1,592,821	3,440,001
Licensing fees expense	532,832	428,981	82,739
Marketing fees expense - all products	1,362,382	952,888	659,874

Agreements with unrelated parties are as follows:

Property Lease — The Company has a 99 year property lease (an operating lease) with Big Stone-Grant Industrial Development and Transportation, LLC. In 2001, rent was $2,400 annually through May 1, 2006, after which it increased by 5% through 2011. Beginning on May 1, 2006, and every five years thereafter, rent is increased 5% over the immediately preceding five-year period.

Steam — The Company has an agreement with the co-owners of the Big Stone Plant (“Big Stone Plant”), Otter Tail Corporation, Montana-Dakota Utilities Co. and Northwestern Public Service, for the use of steam in the ethanol production process. The rate for a minimum amount is set at a base rate, adjusted annually for changes in the cost of energy, and any amount over the base rate is set at a market rate. The agreement commenced on June 1, 2002 and has a term of ten years, renewable for two five-year periods, after which the agreement is renewable from year to year. Either party may terminate the agreement by providing notice one year prior to a renewal or expiration date.

Expenses related to the property lease and steam agreements for the years ended December 31, 2008, 2007 and 2006 were $4,444,553, $2,962,099 and $3,052,753, respectively.

Minimum payments related to the above agreements are summarized in the following table:

Years Ending December 31,	Lease Agreements	Management Agreements	Unconditional Purchase Agreements	Total
2009	$2,520	$566,849	$217,080	$786,449
2010	2,520	566,849	217,080	786,449
2011	2,646	566,849	217,080	786,575
2012	2,646	509,996	90,450	603,092
2013	2,646	491,045	—	493,691
2014-2100	364,177	736,567	—	1,100,744
	$377,155	$3,438,155	$741,690	$4,557,000

Corn Delivery — On August 9, 2005, POET™ Biorefining - Big Stone agreed to release Northern Growers and, accordingly, all of its members from delivering corn to the plant starting on January 1, 2006.  Prior to January 1, 2006, Northern Growers’ members were obligated to deliver corn to the plant unless the plant released the member from the member’s corn delivery obligation.  Effective January 1, 2006, however, Northern Growers’ members are no longer obligated to deliver corn to the plant. Instead, the plant purchases all of its corn from local corn producers and the open market.  In addition, POET™ Biorefining - Big Stone agreed to honor all member

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NORTHERN GROWERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

forward contracts for 2006 delivery if the contract was written by September 15, 2005.  Purchases of corn from corn delivery agreements and cash contracts from the Northern Growers’ members totaled approximately $60,957,000, $36,357,000 and $26,346,000 for the years ending December 31, 2008, 2007 and 2006, respectively, of which $4,409,611 and $3,898,937 was recorded as a liability at December 31, 2008 and 2007, respectively.

Incentive Revenue - The Company previously received incentive payments from the United States Department of Agriculture (USDA) for the use of corn to produce ethanol. The program ended June 30, 2006.  The USDA had set the annual maximum not to exceed $7,500,000 for each eligible producer. The incentive was calculated on the USDA fiscal year of October 1 to September 30. Revenue of $31,385 and $26,835 was earned for the USDA program years ended September 30, 2006 and 2005, respectively. Incentive revenue of $0, $0 and $8,551 was recorded for the twelve months ended December 31, 2008, 2007 and 2006, respectively, for this program due to the variability of program rules for payout ratios.

The Company also receives an incentive payment from the State of South Dakota to produce ethanol. In accordance with the terms of this arrangement, revenue is recorded based on ethanol sold. The State of South Dakota has set a maximum of up to $1,000,000 per year for this program per qualifying producer. The Company has earned $500,000, $645,596 and $750,000 for the program years ended June 30, 2009, 2008 and 2007, respectively. Incentive revenue of $645,596, $750,001 and $776,333 was recorded for the twelve months ended December 31, 2008, 2007 and 2006, respectively, for this program.

Capital Unit Trading - On March 8, 2004, Northern Growers’ members and non-members began trading Northern Growers capital units on an alternative trading system operated by Alerus Securities Corporation of West Fargo, North Dakota.

Environmental Contingency - The Company’s operations are subject to environmental laws and regulations adopted by various governmental authorities in the jurisdiction in which it operates. These laws require the Company to investigate and remediate the effects of the release or disposal of materials at its locations. Accordingly, the Company has adopted policies, practices and procedures in the areas of pollution control, occupational health, and the production, handling, storage and use of hazardous materials to prevent material environmental or other damage, and to limit the financial liability which could result from such events.

The Company conducts an ongoing compliance program designed to meet these environmental laws and regulations.  The Company believes that it is in substantial compliance with applicable environmental laws and regulations.  From time to time, however, the Company may be involved in investigations or determinations regarding non-material matters that may arise.

In January 2003, the U.S. Environmental Protection Agency (U.S. EPA) issued formal information requests to, among others, plants designed, constructed, and/or managed by POET™ Design and Construction and POET™ Plant Management. The Company’s plant was a subject of these requests. The requests required that the  plants provide the EPA with certain data regarding emissions.

On January 14, 2009, the Company’s plant received from the U.S. EPA a written Notice of Violation (NOV).  The NOV alleges that the Company’s plant violated the Clean Air Act by failing to adequately maintain a regulated level of air pollutants under the plant’s Title V air permit, and by conducting invalid testing for compliance with such limit.  Following the receipt of the NOV, the plant had a meeting with the U.S. EPA to discuss the NOV.

A penalty assessment is currently under consideration by the EPA.  While it is likely that the Company will be assessed penalties and/or fines related to these occurrences, none have been assessed as of the date of this report.  Any potential penalties and/or fines, are not expected to be material to the Company.

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NORTHERN GROWERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Corrective actions have been taken related to these occurrences.  Capital expenditures are required to minimize environmental risk.  As discussed in Note 12 — Subsequent Event, on January 22, 2009, a capital improvement project for approximately $1 million has been approved. This project, which will involve the construction of improvements to the dryer and thermal oxidizer, is expected to be capitalized and financed with cash from operations.

NOTE 7 -        DISTRIBUTIONS

POET - Big Stone Distribution Date	POET - Big Stone Approved Distribution	Northern Growers Amount Received	Minority Member Amount Received	Northern Growers Distribution Date	Distributions paid to Northern Growers Members	Quarter - Year for Northern Growers Tax Purposes and Liability Recorded

1/24/2006	$4,162,763	$3,211,988	$950,775	1/30/2006	$3,212,093	4th Quarter 2005
5/1/2006	$3,675,448	$2,835,976	$839,472	5/8/2006	$2,760,998	1st Quarter 2006
8/2/2006	$10,899,284	$8,409,888	$2,489,396	8/7/2006	$8,359,696	2nd Quarter 2006
10/30/2006	$11,000,000	$8,487,600	$2,512,400	11/6/2006	$8,337,419	3rd Quarter 2006
1/26/2007	$11,000,000	$8,487,600	$2,512,400	1/29/2007	$6,787,696	4th Quarter 2006
4/24/2007	$9,000,000	$6,944,400	$2,055,600	4/25/2007	$6,444,439	1st Quarter 2007
7/27/2007	$5,300,000	$4,089,480	$1,210,520	8/2/2007	$4,089,224	2nd Quarter 2007
1/29/2008	$—	$—	$—	1/29/2008	$1,518,840	4th Quarter 2007

NOTE 8 -        CAPITAL UNITS

On June 20, 2005, Northern Growers approved a four-for-one (4-for-1) capital unit split of its Class A capital units, effective for September 1, 2005. Under the terms of the Class A capital units’ split, members of record as of September 1, 2005 received four capital units for each one capital unit held in Northern Growers.

On June 2, 2006, Northern Growers approved a two-for-one (2-for-1) capital unit split of its Class A capital units, effective for July 1, 2006.  Under the terms of the Class A capital units’ split, members of record as of July 1, 2006 received two capital units for each one capital unit held in Northern Growers.

Prior period financial statements have been restated to reflect the capital unit splits stated above.

NOTE 9 -        401(K) PLAN

On February 1, 2003, the Company set up a 401(k) plan for substantially all employees who work more than 1,000 hours per year. Employees can make voluntary contributions up to federally designated limits. The Company matches employee voluntary contributions at a 50% level up to an effective maximum of 2% of grossemployee pay. Eligible employees are always fully vested in their account balances resulting from employee voluntary contributions. The Company 401(k) expense for the years ended December 31, 2008, 2007 and 2006 was $34,978, $25,283 and $33,646, respectively.

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NORTHERN GROWERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 -      QUARTERLY FINANCIAL DATA (UNAUDITED)

Summary quarterly results are as follows:

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Year Ended December 31, 2008:

Total revenues	$43,374,017	$45,776,791	$47,777,435	$34,496,684
Gross profit (loss)	3,309,166	3,942,954	(4,901,122)	(521,823)
Operating income (loss)	2,405,794	2,928,091	(5,644,305)	(1,539,581)
Income (loss) before Minority Interest	1,454,237	2,033,115	(6,484,552)	(2,309,999)
Minority interest in subsidiary (income) loss	(351,359)	(474,053)	1,468,919	511,142
Net income (loss)	1,102,878	1,559,062	(5,015,633)	(1,798,857)
Basic earnings (loss) per unit	0.022	0.031	(0.099)	(0.036)

Year Ended December 31, 2007:

Total revenues	$32,193,532	$34,977,104	$40,200,101	$30,873,043
Gross profit (loss)	9,091,141	4,349,497	8,802,914	3,305,241
Operating income (loss)	7,690,390	3,320,726	7,501,694	2,245,866
Income (loss) before Minority Interest	7,524,659	2,732,543	6,755,378	1,401,610
Minority interest in subsidiary (income) loss	(1,745,148)	(633,687)	(1,549,455)	(341,180)
Net income (loss)	5,779,511	2,098,856	5,205,923	1,060,430
Basic earnings (loss) per unit	0.114	0.041	0.103	0.021

Year Ended December 31, 2006:

Total revenues	$25,944,116	$31,839,903	$34,896,320	$30,156,780
Gross profit (loss)	8,663,189	15,741,041	20,163,657	15,537,856
Operating income (loss)	7,548,135	14,182,345	18,347,680	13,662,600
Income (loss) before Minority Interest	7,306,106	13,951,973	18,097,633	13,479,920
Minority interest in subsidiary (income) loss	(1,678,944)	(3,196,560)	(4,137,618)	(3,119,162)
Net income (loss)	5,627,162	10,755,413	13,960,015	10,360,758
Basic earnings (loss) per unit	0.111	0.212	0.276	0.205

The above quarterly financial data is unaudited, but in the opinion of management, all adjustments necessary for a fair presentation of the selected data for these interim periods presented have been included.  Basic earnings or loss per unit are presented on the 50,628,000 units currently issued and outstanding.

NOTE 11 -       UNCERTAINTIES

The Company has certain risks and uncertainties that it experiences during volatile market conditions such as what the Company experienced during the six months ending December 31, 2008. These volatilities can have a severe impact on operations.  The Company’s revenues are derived from the sale and distribution of ethanol and distillers grains to customers primarily located in the U.S.  Corn for the production process is supplied to our plant primarily from local agricultural producers and from purchases on the open market.  Ethanol sales, historically, average 80% of total revenues and corn costs historically average 50 to 60% of cost of revenues.

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NORTHERN GROWERS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s operating and financial performance is largely driven by the prices at which we sell ethanol and the net expense of corn. The price of ethanol is influenced by factors such as prices of supply and demand, weather, government policies and programs, and unleaded gasoline and the petroleum markets. Excess ethanol supply in the market, in particular, puts downward pressure on the price of ethanol. Our largest cost of production is corn.  The cost of corn is generally impacted by factors such as supply and demand, weather, government policies and programs, and our risk management program used to protect against the price volatility of these commodities.

Our net income decreased by approximately $2.9 million from a net income of $1.1 million for the three months ended December 31, 2007 to a net loss of $1.8 million for the three months ended December 31, 2008.  For the twelve month periods, our net income decreased by approximately $18.3 million, from a net profit of $14.1 million in 2007 compared to a net loss of $4.2 million in 2008. The decrease between periods was the result of rising corn costs which were not offset by rises in ethanol prices. Corn costs were primarily affected by a 26% and 42% increase in the market price of corn between the three and twelve month periods, respectively. Prices increased due to increases in demand for grain from global markets, increased speculation in the commodity markets including oil and corn, low corn carryout from 2007, and inclement spring weather. Corn costs also rose between quarters due to a change in value of our market-to-arrive contracts, which were adversely affected by the change in market price. We experienced a 3% decrease and a 2% rise in ethanol prices between the three and twelve months ended, respectively; however, the twelve month increase was not enough to offset the increase in corn costs. Ethanol prices remained relatively flat despite the increase in the price of corn and oil.

We anticipate that our results of operations into 2009 will continue to be affected by high corn prices, a surplus of ethanol, low ethanol prices, and possible volatility in the commodity markets. While the market price of corn has since dropped to $4.07 per bushel on December 31, 2008 as quoted on the CBOT for March 2009 futures from a peak of $8.05 per bushel on June 26, 2008 as quoted on the CBOT for March 2009 futures, it still remains relatively volatile. The volatility is due to various factors, including uncertainty with respect to the corn carryout in 2008, volatility in the demand for grain from global and national markets, speculation in the commodity markets, volatility in the demand for corn from the ethanol industry and the severe downturn of the global financial markets. Concurrently, the price of ethanol ($1.57 per gallon as of February 25, 2009 on the CBOT for March 2009 futures) is expected to lag due to excess supply in the market and sluggish demand growth. Consequently, we expect 2009 margins to be tight or exist not at all, though not on the scale as the third quarter of 2008. Further plant shutdowns in the industry may result. According to the Renewable Fuels Association, 24 of 180 ethanol plants in the United States have shut down over the last three months.  Other sources estimate that 15% to 25% of the country’s ethanol capacity has been idled.  There is reason for cautious optimism, however. The ethanol supply situation, though uncertain as to exact timing, is anticipated to correct itself through the postponement and cancellation of new construction due to current market conditions. Moreover, U.S. Agriculture Secretary Tom Vilsack has been quoted recently saying that the Agriculture Department is in discussions with the Environmental Protection Agency about raising the amount of ethanol allowed to be blended into the U.S. gasoline supply. Our liquidity position also remains positive.

NOTE 12 -    SUBSEQUENT EVENT

Construction Project- On January 22, 2009, POET Biorefining - Big Stone’s board of managers approved a capital improvement project for approximately $1 million. The project, which will involve the construction of improvements to the dryer and thermal oxidizer, is expected to be financed from cash from operations.

Exhibit 21.1

SUBSIDIARIES OF NORTHERN GROWERS, LLC

Northern Lights Ethanol, LLC (d/b/a POET Biorefining — Big Stone), a South Dakota limited liability company.

Exhibit 31

NORTHERN GROWERS, LLC

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(a)/15d-14(a)

I, Robert Narem, certify that:

1.               I have reviewed this report on Form 10-K of Northern Growers, LLC;

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.               Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.               The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in the Exchange Act Rules 13a-15(f) and 15(d)-15(f)) for the registrant and have:

a)              Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)             Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)          Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)             Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.               The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and audit committee of the registrant’s board of directors (or persons performing the equivalent functions).

a)              All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)             Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 2, 2009
	By	/s/ Robert Narem
Robert Narem
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

Exhibit 32

NORTHERN GROWERS, LLC

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL
OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

The undersigned, Robert Narem, the Chief Executive Officer and the Chief Financial Officer of Northern Growers, LLC (the “Company”), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Report”).

The undersigned hereby certifies that:

•                  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 2nd day of March, 2009.

/s/ Robert Narem
Robert Narem
Chief Executive Officer and Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2009

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                 to

COMMISSION FILE NO. 0-50711

NORTHERN GROWERS, LLC

(Exact name of registrant as specified in its charter)

SOUTH DAKOTA	77-0589881
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

48416 144th Street, PO Box 356, Big Stone City, SD 57216

(Address of principal executive offices)

605-862-7902

(Registrant’s telephone number)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of accelerated filer, large accelerated filer and smaller reporting company in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒

Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  ☐ Yes ☒ No

APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY
PROCEEDINGS DURING THE PRECEDING FIVE YEARS

Check whether the registrant filed all documents and reports required to be filed by Section 12, 13 or 15(d) of the Exchange Act after the distribution of securities under a plan confirmed by a court. Yes ☐  No ☐

APPLICABLE ONLY TO CORPORATE ISSUERS

State the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date:  On November 1, 2009, the issuer had 50,628,000 Class A capital units outstanding.

PART I - FINANCIAL INFORMATION

Item 1.

NORTHERN GROWERS, LLC

NORTHERN GROWERS, LLC

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
	2009	2008*

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$14,904,265	$12,712,987
Accounts receivable
Trade related party	7,013,133	6,475,987
Trade	696,228	525,851
Other	261,619	316,576
Inventory	8,433,593	9,710,268
Prepaid expenses	144,533	127,236
Margin deposits	89,995	1,543,287

Total current assets	31,543,366	31,412,192

PROPERTY AND EQUIPMENT
Land improvements	7,123,107	7,107,452
Equipment	71,030,059	71,005,748
Buildings	15,379,448	15,379,448
	93,532,614	93,492,648
Less accumulated depreciation	(24,087,521)	(20,261,459)

Net property and equipment	69,445,093	73,231,189

OTHER ASSETS
Financing costs, net of amortization of $161,643 and $116,932 as of September 30, 2009 and December 31, 2008	209,394	229,577
Assets held for sale	100,000	100,000

Total other assets	309,394	329,577

	$101,297,853	$104,972,958

* Derived from audited financial statements

See Notes to Unaudited Consolidated Financial Statements

NORTHERN GROWERS, LLC

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
	2009	2008*

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$1,479,208	$2,037,590
Accounts payable - corn	4,705,187	6,667,478
Accounts payable - related party	591,709	328,566
Other accrued liabilities	675,370	603,768
Accrued interest	7,563	3,750
Accrued liability for commodities contracts	1,971,849	2,390,685
Notes payable - due upon demand	5,000	5,000
Current portion of notes payable	5,856,547	5,785,007

Total current liabilities	15,292,433	17,821,844

LONG-TERM LIABILITIES
Derivative financial instruments	1,869,968	2,496,933
Long-term notes payable	35,726,059	40,121,940

Total long-term liabilities	37,596,027	42,618,873

COMMITMENTS AND CONTINGENCIES (NOTE 7)

EQUITY
Capital units, $0.25 stated value, 50,628,000 units issued and outstanding	12,657,000	12,657,000
Additional paid-in capital	64,900	64,900
Accumulated other comprehensive (loss)	(1,442,866)	(1,926,632)
Retained earnings	26,079,387	23,625,025

Total Northern Growers, LLC equity	37,358,421	34,420,293

Noncontrolling interest	11,050,972	10,111,948

Total equity	48,409,393	44,532,241

	$101,297,853	$104,972,958

* Derived from audited financial statements

See Notes to Unaudited Consolidated Financial Statements

NORTHERN GROWERS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

REVENUES
Sales related party	$28,102,742	$38,271,909	$77,228,114	$110,986,002
Sales	7,506,856	9,255,526	21,571,431	25,546,646
Incentive	250,000	250,000	416,666	395,595
Total revenues	35,859,598	47,777,435	99,216,211	136,928,243

COST OF REVENUES	30,432,887	52,678,557	90,908,365	134,577,245

GROSS PROFIT	5,426,711	(4,901,122)	8,307,846	2,350,998

EXPENSES
General and administrative	1,010,285	743,183	2,984,642	2,661,418
Total operating expenses	1,010,285	743,183	2,984,642	2,661,418

INCOME FROM OPERATIONS	4,416,426	(5,644,305)	5,323,204	(310,420)

OTHER INCOME (EXPENSES)
Interest income	9,054	18,785	21,629	47,022
Interest expense	(687,194)	(860,960)	(2,104,102)	(2,721,631)
Other	(6,864)	1,928	9,456	(12,171)
Total other income (expenses)	(685,004)	(840,247)	(2,073,017)	(2,686,780)

NET INCOME (LOSS)	3,731,422	(6,484,552)	3,250,187	(2,997,200)

LESS: NET (INCOME) LOSS ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	(870,405)	1,468,919	(795,825)	643,507

NET INCOME (LOSS) ATTRIBUTABLE TO NORTHERN GROWERS, LLC	2,861,017	(5,015,633)	2,454,362	(2,353,693)

OTHER COMPREHENSIVE INCOME (LOSS)
Cash flow hedge income (loss) attributable to Northern Growers, LLC	(95,781)	(55,768)	483,766	(9,097)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO NORTHERN GROWERS, LLC	$2,765,236	$(5,071,401)	$2,938,128	$(2,362,790)

BASIC AND DILUTED EARNINGS (LOSS) PER CAPITAL UNIT	$0.057	$(0.099)	$0.048	$(0.046)

BASIC AND DILUTED WEIGHTED AVERAGE CAPITAL UNITS OUTSTANDING	50,628,000	50,628,000	50,628,000	50,628,000

DISTRIBUTIONS PER CAPITAL UNIT DECLARED	$—	$—	$—	$—

DISTRIBUTIONS PER CAPITAL UNIT PAID	$—	$—	$—	$0.030

See Notes to Unaudited Consolidated Financial Statements

NORTHERN GROWERS, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (UNAUDITED)

				Accumulated		Total
			Additional	Other		Northern	Noncontrolling
	Capital		Paid-In	Comprehensive	Retained	Growers, LLC	Interest
	Units	Amount	Capital	Income (Loss)	Earnings	Equity	Equity

BALANCE, JANUARY 1, 2008	50,628,000	$12,657,000	$64,900	$(695,076)	$27,777,575	$39,804,399	$11,631,148

Net income (loss)	—	—	—	—	(4,152,550)	(4,152,550)	(1,154,649)
Cash flow hedge (loss)	—	—	—	(1,231,556)	—	(1,231,556)	(364,551)
Distributions payable	—	—	—	—	—	—	—
Distributions paid	—	—	—	—	—	—	—

BALANCE, DECEMBER 31, 2008	50,628,000	$12,657,000	$64,900	$(1,926,632)	$23,625,025	$34,420,293	$10,111,948

Net income (loss)	—	—	—	—	2,454,362	2,454,362	795,825
Cash flow hedge income (loss)	—	—	—	483,766	—	483,766	143,199
Distributions payable	—	—	—	—	—	—	—
Distributions paid	—	—	—	—	—	—	—

BALANCE, SEPTEMBER 30, 2009	50,628,000	$12,657,000	$64,900	$(1,442,866)	$26,079,387	$37,358,421	$11,050,972

See Notes to Unaudited Consolidated Financial Statements

NORTHERN GROWERS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2009	2008
OPERATING ACTIVITIES
Net income (loss)	$2,454,362	$(2,353,693)
Changes to net income (loss) not affecting cash
Depreciation	3,861,588	3,828,502
Amortization of loan fees	44,711	51,256
Noncontrolling interest in subsidiary’s earnings (losses)	795,825	(643,507)
(Gain)/loss on sale/disposal of assets	83,216	—
Decrease (increase) in current assets
Accounts receivable
Related party	(537,146)	(3,144,006)
Trade	(170,377)	(460,276)
Other	(66,445)	3,006
Inventory	1,276,675	4,962,620
Prepaid expenses	(17,297)	(155,650)
Margin deposits	1,453,292	5,514,039
Commodities contracts	—	(3,359,383)
Increase (decrease) in current liabilities
Accounts payable
Trade	(558,382)	405,524
Corn	(1,962,291)	(1,211,087)
Related party	263,143	(42,470)
Accrued liabilities	71,602	104,304
Due to broker	—	1,711,943
Accrued liability for commodities contracts	(418,836)	—
Accrued interest	3,813	(62)

NET CASH PROVIDED BY OPERATING ACTIVITIES	6,577,453	5,211,060

INVESTING ACTIVITIES
Purchase of property and equipment	(285,902)	(351,366)
Refund on construction	84,922	—
Tax refund on construction	163,674	1,016,697

NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES	(37,306)	665,331

FINANCING ACTIVITIES
Short-term notes payable issued	—	25,000
Payment on short-term notes payable	—	(25,000)
Long-term notes payable issued	—	8,000,000
Principal paid on long-term notes payable	(4,324,341)	(12,254,399)
Distributions paid - Northern Growers	—	(1,518,840)
Cash paid for financing costs	(24,528)	(28,234)

NET CASH (USED FOR) FINANCING ACTIVITIES	(4,348,869)	(5,801,473)

NET INCREASE (DECREASE) IN CASH	2,191,278	74,918

CASH AT BEGINNING OF PERIOD	12,712,987	9,182,533

CASH AT END OF PERIOD	$14,904,265	$9,257,451

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$2,100,289	$2,721,510

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Accounts receivable for tax refund on construction	$—	$142,632
Accounts receivable for refund on construction	$21,230	$—

See Notes to Unaudited Consolidated Financial Statements

NORTHERN GROWERS, LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -     NATURE OF OPERATIONS

Principal Business Activity

Northern Growers, LLC or Northern Growers (formerly Northern Growers Cooperative or the “Cooperative”), is a South Dakota limited liability company that was organized to pool investors, provide a portion of the corn supply for an ethanol plant (the “plant”) owned by Northern Lights Ethanol, LLC (d/b/a POET® Biorefining — Big Stone) (“POET® Biorefining — Big Stone”), and own a 77.16% interest in POET® Biorefining — Big Stone.  For purposes of the financial statements and notes, the “Company” refers to both Northern Growers and POET® Biorefining — Big Stone on a consolidated basis.  On June 26, 2002, the Company began grinding corn and on July 5, 2002, the Company commenced its principal operations at a 40 million gallon nameplate capacity.  On May 14, 2007, the Company completed an expansion to a 75 million gallon nameplate capacity. The Company sells ethanol and related products primarily in the United States.

NOTE 2 -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited financial statements contained herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America.

In the opinion of management, all adjustments considered necessary for a fair presentation have been included in the accompanying financial statements. All such adjustments are of a normal, recurring nature. The results of operations for the three and nine month periods ended September 30, 2009 and 2008 are not necessarily indicative of the results to be expected for a full year.

These financial statements and notes included in this Form 10-Q report should be read in conjunction with the company’s 2008 Form 10-K report, as certain notes and other pertinent information have been abbreviated or omitted in this report.

Principles of Consolidation

The consolidated financial statements include the accounts of Northern Growers and its 77.16% owned subsidiary, POET® Biorefining - Big Stone. All significant inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

•              Environmental Liabilities

The Company’s operations are subject to environmental laws and regulations adopted by various governmental authorities in the jurisdiction in which it operates. These laws require the Company to investigate and remediate the effects of the release or disposal of materials at its locations. Accordingly, the Company has adopted policies, practices and procedures in the areas of pollution control, occupational health, and the production, handling, storage and use of hazardous materials to prevent material environmental or other damage, and to limit the

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NORTHERN GROWERS, LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

financial liability which could result from such events. Environmental liabilities are recorded when the liability is probable and the costs can be reasonably estimated.

Cost of Revenues

The primary components of cost of revenues from the production of ethanol and related products are corn expense, energy expense (steam, natural gas and electricity), raw materials expense (chemicals and denaturant), shipping costs on sales, depreciation on process equipment and direct labor costs.

Shipping costs incurred by the Company are recorded as a component of cost of revenues. Shipping costs in cost of revenues includes inbound freight charges on inventory, outbound freight charges on related product and purchasing and receiving costs.

General and Administrative Expenses

The primary components of general and administrative expenses are management fees, administrative salaries and wages, insurance expense, bank charges and professional fees (legal, audit and consulting).

Investment in Commodities Contracts, Derivative Instruments and Hedging Activities

Derivative accounting guidance requires a company to evaluate its contracts to determine whether the contracts are derivatives. Certain contracts that literally meet the definition of a derivative may be exempted from derivative accounting as normal purchases or normal sales. Normal purchases and normal sales are contracts that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold over a reasonable period in the normal course of business. Contracts that meet the requirements of normal are documented as normal and exempted from the derivative accounting and reporting requirements.

The Company enters into short-term cash, options and futures contracts and ethanol swaps as a means of securing corn and natural gas for the ethanol plant and managing exposure to changes in commodity prices. All derivatives are designated as non-hedge derivatives. Although the contracts are effective economic hedges of specified risks, they are not designated as and accounted for as hedging instruments.

As part of its trading activity, the Company uses futures and option contracts and ethanol swaps offered through regulated commodity exchanges to reduce risk.  The Company is exposed to risk of loss in the market value of inventories. To reduce that risk, the Company generally takes positions using cash and futures contracts, ethanol swaps and options.

During 2007 and 2006 the Company entered into derivative financial instruments to limit its exposure to changes in interest rates.  The Company entered into two interest rate swap agreements as part of its interest rate risk management strategy and to effectively convert a portion of its variable rate debt to fixed rate debt.  The swap agreements are accounted for as a cash flow hedge.

Interest Rate Swap Agreements

During 2007 and 2006 the Company entered into interest rate swap agreements as part of its interest rate risk management strategy and to effectively convert a portion of its variable rate debt to fixed rate debt.  The swap agreements, which both expire August 31, 2014, are accounted for as cash flow hedges.  Under the terms of the swap agreements, the Company’s net payment is a fixed interest rate on the notional amount in exchange for

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NORTHERN GROWERS, LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

receiving a variable rate based on one month LIBOR. The swap transactions qualify for the shortcut method of recognition; therefore, no portion of the swap is treated as ineffective.

Other Comprehensive Income (Loss)

The Company’s comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss), consisting of an unrealized loss from our interest rate swap agreements designated as a cash flow hedge.

Net Income (Loss) per Unit

Basic net income (loss) per unit is computed by dividing net income (loss) by the weighted average number of members’ units outstanding during the period. Diluted net income per unit is computed by dividing net income by the weighted average number of members’ units and members’ unit equivalents outstanding during the period. There were no member unit equivalents outstanding during the periods presented; accordingly, the Company’s basic and diluted net income (loss) per unit are the same.

Recently Issued Accounting Pronouncements

In June 2009, the FASB amended the existing accounting and disclosure guidance for the consolidation of variable interest entities, which is effective January 1, 2010.  The amended guidance requires enhanced disclosures intended to provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity.  The Company is currently assessing the impact of adoption on its financial position and results of operations.

In October 2009, the FASB issued new guidance for revenue recognition with multiple deliverables, which is effective for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, although early adoption is permitted.  This guidance eliminates the residual method under the current guidance and replaces it with the “relative selling price” method with allocating revenue in a multiple deliverable arrangement.  The selling price for each deliverable shall be determined using vendor specific objective evidence of selling price, if it exists, otherwise third-party evidence of selling price shall be used.  If neither exists for a deliverable, the vendor shall use its best estimate of the selling price for that deliverable.  After adoption, this guidance will also require expanded qualitative and quantitative disclosures. The Company is currently assessing the impact of adoption on its financial position and results of operations.

Newly Adopted Accounting Pronouncements

Noncontrolling Interests in Consolidated Financial Statements.  On January 1, 2009, the Company adopted new guidance for the accounting, reporting and disclosure of noncontrolling interests, which improves the relevance, comparability and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  The Company’s adoption did not have an impact on the Company’s consolidated financial position, results of operations or cash flows.

Business Combinations. On January 1, 2009, the Company adopted new guidance on business combinations which expands the scope of acquisition accounting to all transactions under which control of a business is obtained. This guidance requires an acquirer to recognize the assets acquired and liabilities assumed at the acquisition date fair values with limited exceptions. Additionally, the guidance requires that contingent consideration be recorded at fair value on the acquisition date, that acquired in-process research and development be capitalized and recorded as intangible assets at the acquisition date, and also requires transaction costs and costs to restructure the acquired company be expensed. On April 1, 2009, additional guidance was issued further

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NORTHERN GROWERS, LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

amending the accounting for business combinations to require that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value if fair value can reasonably be estimated. If the acquisition date fair value of an asset acquired or liability assumed that arises from a contingency cannot be determined, the asset or liability would be recognized if probable and reasonably estimable; if these criteria are not met, no asset or liability would be recognized.  The Company has not had any business combinations since adopting this guidance.

Subsequent Events.  On April 1, 2009, the Company adopted new guidance which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In addition, the new guidance requires the disclosure of the date through which an entity has evaluated subsequent events and whether that date represents the date the financial statements were issued or were available to be issued. The Company  adopted the provisions of the new guidance during the second quarter of 2009 and the effect of adoption on its financial statements was not material.  Applicable disclosure has been provided in Note 11 — Subsequent Events.

Interim Fair Value Disclosure.  On April 1, 2009, the Company adopted new guidance which requires disclosures about fair values of financial instruments in interim and annual financial statements. Prior to the issuance of this guidance, disclosures about fair values of financial instruments were only required to be disclosed annually. Since this guidance requires only additional disclosures of fair values of financial instruments in interim financial statements, the adoption did not affect the Company’s financial position or results of operations.

Disclosures about Derivative Instruments and Hedging Activities. On April 1, 2009, the Company has adopted  new guidance related to derivative disclosure and hedging activities. This guidance  requires entities that utilize derivative instruments to provide qualitative disclosures about their objectives and strategies for using such instruments, as well as any details of credit-risk-related contingent features contained within derivatives. The guidance  also requires entities to disclose additional information about the amounts and location of derivatives located within the financial statements and the impact that hedges have on an entity’s operating results, financial position or cash flows. See Note 4 — Derivative Financial Instruments for additional disclosures.

Codification.  In June 2009, the FASB issued the FASB Accounting Standards Codification (“Codification”). The Codification became the single source for all authoritative GAAP recognized by the FASB and has been applied to financial statements issued for periods ending after September 15, 2009. The Codification does not change GAAP and will not have an effect on our financial position, results of operations or liquidity.

Reclassifications

Certain reclassifications have been made to the 2008 financial statements to conform to the presentation in 2009. These reclassifications had no change in previously reported net income.

NOTE 3 -     FAIR VALUE MEASUREMENTS

On January 1, 2008, the Company adopted new guidance on fair value measurements, which clarifies the definition of fair value, establishes a framework for measuring fair value, and expands the disclosures of fair value measurements. In February 2008, the FASB deferred the effective date of the new guidance for one year for nonfinancial assets and liabilities recorded at fair value on a nonrecurring basis. The effect of adoption on January 1, 2009 of the new guidance for nonfinancial assets and liabilities recorded at fair value on a nonrecurring basis did not have a material impact on the Company’s financial position and results of operations or cash flows. There are three levels of inputs that may be used to measure fair value:

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NORTHERN GROWERS, LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Level 1 inputs include quoted market prices in an active market for identical assets or liabilities.

Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 2 inputs include quoted market prices for similar assets or liabilities, quoted market prices in an inactive market, and other observable information that can be corroborated by market data.

Level 3 inputs are unobservable and corroborated by little or no market data.

Except for those assets and liabilities which are required by accounting guidance to be recorded at fair value in the consolidated balance sheets, the Company has elected not to record any other assets or liabilities at fair value, as permitted by new guidance.  No events occurred during the nine months ended September 30, 2009 which would require adjustment to the recognized balances of assets or liabilities which are recorded at fair value on a nonrecurring basis.

The following table provides information on those assets and liabilities measured at fair value on a recurring basis.

	Carrying Amount
	In Consolidated
	Balance Sheets	Fair Value	Fair Value Measurement Using
	September 30, 2009	September 30, 2009	Level 1	Level 2	Level 3
Commodities contracts	$964,605	$964,605	$964,605

Corn purchase contracts	$(2,936,454)	$(2,936,454)		$(2,936,454)

Derivative financial instruments	$(1,869,968)	$(1,869,968)		$(1,869,968)

Commodities contracts principally includes corn and natural gas futures and option contracts and ethanol swaps.  The fair values for which are obtained from quoted market prices from the CBOT for identical assets or liabilities, and are designated as Level 1 within the valuation hierarchy.  The Company’s corn purchase contracts consist of forward purchase commitments and are included in Commodities contracts if positive and in Accrued liability for commodity contracts if negative.  The fair value for these agreements were determined using quoted market prices from the Chicago Board of Trade (CBOT) for similar assets, and are designated as Level 2 within the valuation hierarchy.  Derivative financial instruments consists of interest rate swaps at fair value using the counterparty’s marked-to-market statement, which can be validated using modeling techniques that include market inputs such as publicly available interest rate yield curves, and are designated as Level 2 within the valuation hierarchy.

The Company considers the carrying amount of significant classes of financial instruments on the balance sheets, including cash, accounts receivable, inventories, other assets, accounts payable, accrued liabilities, and variable rate long-term debt to be reasonable estimates of fair value either due to their length of maturity or the existence of variable interest rates underlying such financial instruments that approximate prevailing market rates at September 30, 2009 and December 31, 2008.

The estimated fair value of total bank debt at September 30, 2009 was $41,612,925, which differs from the carrying amounts of $41,582,606 included in our consolidated balance sheet.  The fair value of our debt has been estimated based on quoted market prices as of September 30, 2009.

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NORTHERN GROWERS, LLC

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 -     DERIVATIVE FINANCIAL INSTRUMENTS

From time to time the Company enters into derivative transactions to hedge its exposures to interest rate and commodity price fluctuations. The Company does not enter into derivative transactions for trading purposes.

As discussed in Note 2, on January 1, 2009, the Company adopted new guidance requiring holders of derivative instruments to provide qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses from derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements.

As of September 30, 2009, the Company has entered into ethanol, natural gas and corn derivative instruments and interest rate swap agreements.  The Company is required to requires that companies record derivative financial instruments as either assets or liabilities at fair value in the statement of financial position.  Derivatives qualify for treatment as hedges when there is a high correlation between the change in fair value of the derivative instrument and the related change in value of the underlying hedged item. Furthermore, the Company must designate the hedging instruments based upon the exposure being hedged as a fair value hedge, a cash flow hedge or a hedge against foreign currency exposure.  The Company formally documents, designates, and assesses the effectiveness of transactions that receive hedge accounting initially and on an on-going basis.

Commodity Contracts

The Company enters into ethanol and corn commodity-based derivatives in order to protect cash flows from fluctuations caused by volatility in commodity prices for periods up to twelve months in order to protect gross profit margins from potentially adverse effects of market and price volatility on ethanol sales and corn purchase commitments where the prices are set at a future date.  In addition, the Company hedges anticipated sales of ethanol to minimize its exposure to the potentially adverse effect of price volatility.  These derivatives are not designated as effective hedges for accounting purposes. For derivative instruments that are not accounted for as hedges, or for the ineffective portions of qualifying hedges, the change in fair value is recorded through earnings in the period of change. Derivative fair market value gains or losses are included in the results of operations and are included in cost of revenues.   All commodity contracts do not qualify for hedge accounting.

Interest Rate Contracts

The Company manages its floating rate debt using interest rate swaps. The Company will enter into fixed rate swaps to alter its exposure to the impact of changing interest rates on its consolidated results of operations and future cash outflows for interest. Fixed rate swaps are used to reduce the Company’s risk of the possibility of increased interest costs. Interest rate swap contracts are therefore used by the Company to separate interest rate risk management from the debt funding decision.

At September 30, 2009, the Company had $19,800,000 of notional amount outstanding in swap agreements that exchange variable interest rates (one-month LIBOR plus 2.75%) for fixed interest rates over the terms of the agreements and are designated as cash flow hedges of the interest rate risk attributable to forecasted variable interest payments. The effective portion of the fair value gains or losses on these swaps is included as a component of accumulated other comprehensive income (“AOCI”).

All interest rate swaps held by the Company as of September 30, 2009 qualified as cash flow hedges. For these qualifying hedges, the effective portion of the change in fair value is recognized through earnings when the

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underlying transaction being hedged affects earnings, allowing a derivative’s gains and losses to offset related results from the hedged item on the income statement.

The following tables provide details regarding the Company’s derivative financial instruments at September 30, 2009:

	Asset Derivatives		Liability Derivatives
	2009		2009
	Balance Sheet	Fair	Balance Sheet	Fair
As of September 30,	Location	Value	Location	Value

Derivatives designated as hedging instruments
Interest rate swap		$—	Long-term liabilities	$1,869,968

Total derivatives designated as hedging instruments		$—		$1,869,968

Derivative not designated as hedging instruments
Commodities contracts		$—	Current liabilities	$1,971,849

Total derivatives not designated as hedging instruments		$—		$1,971,849

Total Derivatives		$—		$1,971,849

	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009
Derivative Cash Flow Hedging Relationship - Interest rate swaps

Amount of gain (loss) recognized in OCI on derivative	$(95,781)	$483,766

Amount of gain (loss) reclassified from accumulated OCI into income on derivative	$—	$—

Location of gain (loss) reclassified from accumulated OCI into income

Amount of gain (loss) recognized in income on derivative	$247,517	$740,192

Location of gain (loss) recognized in income	Interest Expense	Interest Expense

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	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009

Derivatives not designated as hedging intruments — Commodities contracts

Amount of gain (loss) recognized in income on derivative	$3,600,542	$7,353,196

Location of gain (loss) recognized in income	Cost of revenues	Cost of revenues

NOTE 5 -     NOTES PAYABLE

Northern Growers received advances of $5,000 from various entities to help establish the Company. This short-term note payable is due on demand and does not bear interest.  The balance of this non-interest bearing note was $5,000 at September 30, 2009 and December 31, 2008.

Northern Growers received a loan advance of $25,000 from First Bank & Trust, Milbank, SD, during the three month period ending March 31, 2008 for short-term cash needs. This short-term note payable bore interest at 5.94% and matured May 1, 2008 and was paid in full.  The balance of this note was $0 at September 30, 2009 and December 31, 2008.

On August 28, 2006, POET® Biorefining - Big Stone and U.S. Bank National Association, Sioux Falls, South Dakota (Bank) entered into an amended and restated loan agreement for the purpose of financing the plant’s expansion and restructuring the $3,000,000 and $5,000,000 revolving notes into one note.  On September 21, 2007, an amendment to the loan agreement became effective.  The purpose of the amendment was to finance the purchase and construction of additional grain storage bins and equipment ($4,300,000) and obtain a $9,000,000 short-term revolving loan. Under the amended and restated loan agreement and the September 21, 2007 amendment, POET® Biorefining — Big Stone is subject to six notes:  Note #174, a $3,900,000 variable-rate, non-revolving note;  Note #158, a $15,800,000 fixed-rate note; Note #91, an $8,000,000 variable-rate, revolving long term note; Note #190, a $33,000,000 construction note; Note #232, a $4,300,000 variable-rate note; and Note #216, a $9,000,000 variable-rate, revolving short-term note.

Note #174, the $3,900,000 variable-rate, non-revolving note, bears interest at the Bank’s prime rate, or 3.25% at September 30, 2009. This note requires quarterly payments of interest and amortized principal on the basis of a ten-year term, the first payment being made on June 30, 2005.  The note matures on March 31, 2012.

Note #158, the $15,800,000 million fixed-rate note, bears an interest rate of 6.38%.  This note requires quarterly payments of interest and amortized principal on the basis of a ten-year term and is subject to maturity on March 31, 2012. The first payment was made on June 30, 2005.

Note #117, the $1,200,000 fixed rate note, was retired on April 30, 2007.

Note #91, the $8,000,000 variable rate, revolving note, permits POET® Biorefining - Big Stone to borrow, on a revolving basis, the difference between the unpaid principal balance and $8,000,000. The revolving note bears a variable-interest rate equal to the prime rate announced by the Bank from time to time, adjusted each time the Prime Rate changes (3.25% at September 30, 2009). Quarterly payments of interest on any unpaid balance are due

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March 31, June 30, September 30, and December 31 of each year. The total unpaid principal balance is due at maturity, or August 31, 2014. The loan is subject to a quarterly unused commitment fee of 0.0375% and prepayment is without penalty.  The amount available on this note was $8,000,000 at September 30, 2009 and December 31, 2008.

Note #190, the construction note of $33,000,000, was converted to a term note on August 31, 2007.  The notional amount ($19,800,000 as of September 30, 2009) is subject to the interest rate swap agreements discussed in Note 2 under “Interest Rate Swap Agreements”.  The note is amortized over a ten-year period and is subject to a maturity of August 31, 2014. Payments of principal are due quarterly and began on November 30, 2007.  Payments of interest are due monthly, subject to a variable rate of one-month LIBOR plus 2.75%, adjusted monthly (2.996% at September 30, 2009).

Note #232, the $4,300,000 note, is subject to a variable rate of LIBOR plus 3.00% (3.258% at September 30, 2009), adjusted and due monthly. A principal payment of $154,000 is due quarterly, which began on October 31, 2007.

Note #216, the $9,000,000 short-term note, which was issued on September 21, 2007, permits us to borrow, on a revolving basis, the difference of the outstanding principal amount and the lesser of the borrowing base or $9,000,000. The borrowing base is defined as 75% of the total of the fair market value of the outstanding inventory, eligible accounts receivable, and hedging accounts at fair market value. The principal purpose of this revolver is to cover the cost of purchasing corn.  The loan has been renewed, with revised terms, as of July 28, 2009.  It bears a variable-interest rate equal to one-month LIBOR plus 3.00%, payable monthly when there is an outstanding balance (4.312% at September 30, 2009).  The revolver is subject to a quarterly unused commitment fee of 0.500% per year, assessed quarterly in arrears (previously was 0.250%). The variable interest rate has been revised to one-month LIBOR plus 4.00%.  The total unpaid principal balance is due at maturity, or July 26, 2010.  The amount available on this note was $9,000,000 at September 30, 2009 and December 31, 2008.

POET® Biorefining - Big Stone is subject to certain restrictive covenants establishing minimum reporting requirements, ratios, working capital and net worth requirements and is in full compliance at September 30, 2009.  The bank waived compliance of the fixed charge coverage ratio on May 14, 2009 for the March 31, 2009 compliance date.  On May 14, 2009, the bank also adjusted the 2009 requirements of the fixed charge coverage ratio covenant such that the Company believes it will be in compliance with this and all covenants for the remainder of 2009.  Collateral for the notes is multiple mortgages and security agreements, multiple UCC filings on all business assets, and assignments of certain agreements related to the construction and operation of the plant.

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The balance of the long-term notes payable as of September 30, 2009 and December 31, 2008 is as follows:

	September 30, 2009	December 31, 2008*
	(Unaudited)

Note #174	$2,145,000	$2,437,500
Note #158	9,969,606	11,064,447
Note #190	26,400,000	28,875,000
Note #232	3,068,000	3,530,000

	41,582,606	45,906,947
Less current portion	(5,856,547)	(5,785,007)

	$35,726,059	$40,121,940

* Derived from audited financial statements.

At September 30, 2009 and December 31, 2008, there were no outstanding borrowings against the long-term variable rate revolving note and the balance available on this note was $8,000,000.

Minimum principal payments, through the maturity of the notes, are estimated as follows:

Twelve Months Ending September 30,	Amount

2010	$5,856,547
2011	5,957,864
2012	12,048,195
2013	3,916,000
October 1, 2013 to August 31, 2014	13,804,000

$41,582,606

NOTE 6 -     INVENTORY

Inventory consisted of the following:

	September 30,	December 31,
	2009	2008*

Finished goods	$1,440,778	$1,875,444
Raw materials	5,021,928	5,620,800
Work-in-process	827,274	1,022,085
Spare parts inventory	1,143,613	1,191,939

	$8,433,593	$9,710,268

* Derived from audited financial statements.

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NOTE 7 -     COMMITMENTS, CONTINGENCIES AND AGREEMENTS

Due to the name change of Broin Companies, LLC (“Broin”) to POET®, LLC in early 2007 and a corresponding change in the name of some Broin-related companies, the Company’s existing contractual arrangements and agreements for plant development, operations and marketing are now with newly named entities containing POET®. All of the newly named POET® -related entities are the same Broin-related entities that existed prior to the Broin to POET® name change.  Broin Investments I, LLC, the minority member of POET® Biorefining — Big Stone, has not changed its name, yet is still a related party to all POET® -named companies listed here.

The Company has entered into contracts and agreements regarding the construction, operation and management of the ethanol plant. Agreements with the minority member, or parties related to the minority member through common ownership, are as follows:

Ethanol Marketing Agreement — The Company renewed its agreement with Ethanol Products, LLC (d/b/a/ POET® Ethanol Products) for the sale, marketing, billing and receipt of payment and other administrative services for all ethanol produced by the plant.  The new agreement is effective July 1, 2007 and terminates on July 1, 2012, automatically renewing for a five-year term unless a notice of termination is provided by either party prior to the end of the term, and increases marketing fees by $0.002 per gallon sold.  The Company has sales commitments with POET® Ethanol Products of approximately 8.4 million gallons over the next three months, all of which are contracted at a variable price. The Company purchases all of its denaturant through POET® Ethanol Products.

Management Agreement — On April 20, 2005, the Company renewed its agreement with POET® Plant Management, LLC (formerly known as Broin Management, LLC) for the management and operation of the plant. The new agreement terminates on June 30, 2015.  In exchange for management services, POET® Plant Management receives an annual fee of $450,000, payable in equal monthly installments, plus an incentive bonus based on a percentage of net income, payable quarterly. The annual fee is adjusted each year on March 1st for changes in the consumer price index. The fees and bonus paid to POET® Plant Management include the salary and benefits of the general manager and technical manager and certain other services related to operation of the plant.

Technology and Patent Rights License Agreement - On October 25, 2005, the Company entered into a Technology and Patent Rights License Agreement with POET® Research Inc. (formerly known as Broin and Associates, Inc.).  Under this agreement, POET® Research grants the Company a non-exclusive license to use certain technology and patents owned, developed, or obtained by POET® Research relating to the ethanol and related product production processes. The Company is required to pay an annual licensing fee for the right to use such technology and patents. The agreement terminates on June 30, 2015.

Risk Management Agreement — On April 1, 2007, the Company entered into a new corn and natural gas price risk management agreement with POET® Risk Management.  The new risk management agreement became effective on July 1, 2007 and terminates on July 1, 2012, automatically renewing for a five-year term unless a notice of termination is provided by either party prior to the end of the term.  In exchange for providing certain risk management services relating to corn and natural gas prices, including hedging and pooling services, the Company pays POET® Risk Management an annual fee, payable in quarterly installments, subject to modification in the case of plant expansions or increases in corn usage.

Distillers Grains Marketing Agreement — On March 8, 2002 the Company entered into an agreement with POET® Nutrition, Inc. (formerly known as Dakota Gold Marketing, Inc.), to provide marketing and administrative services for the sale of distillers grains.  The agreement terminates March 8, 2012, but renews for a five year term unless either party provides the other party a 90 day notice of termination prior to the

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

renewal date.  The agreement provides for an agency relationship as POET® Nutrition does not take title to the distillers grains but acts as a broker on behalf of the Company.

Agreements with unrelated parties are as follows:

Property Lease — The Company has a 99 year property lease (an operating lease) with Big Stone-Grant Industrial Development and Transportation, LLC. In 2001, rent was $2,400 annually through May 1, 2006, after which it increased by 5% through 2011. Beginning on May 1, 2006, and every five years thereafter, rent is increased 5% over the immediately preceding five-year period.

Steam — The Company has an agreement with the co-owners of the Big Stone Plant (“Big Stone Plant”), Otter Tail Corporation, Montana-Dakota Utilities Co. and Northwestern Public Service, for the use of steam in the ethanol production process.  The rate for a minimum amount is set at a base rate, adjusted annually for changes in the cost of energy, and any amount over the base rate is set at a market rate. The agreement commenced on June 1, 2002 and has a term of ten years, renewable for two five-year periods, after which the agreement is renewable from year to year. Either party may terminate the agreement by providing notice one year prior to a renewal or expiration date.

Minimum payments related to the above agreements are summarized in the following table:

			Unconditional
Twelve Months Ending	Lease	Management	Purchase
September 30,	Agreements	Agreements	Agreements	Total
2010	$2,520	$567,340	$217,080	$786,940
2011	2,573	567,340	217,080	786,993
2012	2,646	529,438	144,720	676,804
2013	2,646	491,536	—	494,182
2014	2,646	491,536	—	494,182
2015-2100	361,053	368,652	—	729,705
	$374,084	$3,015,842	$578,880	$3,968,806

Corn Delivery — On August 9, 2005, POET® Biorefining - Big Stone agreed to release Northern Growers and, accordingly, all of its members from delivering corn to the plant starting on January 1, 2006.  Prior to January 1, 2006, Northern Growers’ members were obligated to deliver corn to the plant unless the plant released the member from the member’s corn delivery obligation.  Effective January 1, 2006, however, Northern Growers’ members are no longer obligated to deliver corn to the plant. Instead, the plant purchases all of its corn from local corn producers and the open market.

Incentive Revenue - The Company receives an incentive payment from the State of South Dakota to produce ethanol. In accordance with the terms of this arrangement, revenue is recorded based on ethanol sold. The State of South Dakota has set a maximum of up to $1,000,000 per year for this program per qualifying producer. The Company has earned $166,667 and $666,667 for the program years ended June 30, 2010 and 2009, respectively. Incentive revenue of $416,666 and $395,595 was recorded for the nine months ended September 30, 2009 and 2008, respectively, for this program.

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Capital Unit Trading - On March 8, 2004, Northern Growers’ members and non-members began trading Northern Growers capital units on an alternative trading system operated by Alerus Securities Corporation of West Fargo, North Dakota.

Environmental Contingency - The Company’s operations are subject to environmental laws and regulations adopted by various governmental authorities in the jurisdiction in which it operates. These laws require the Company to investigate and remediate the effects of the release or disposal of materials at its locations. Accordingly, the Company has adopted policies, practices and procedures in the areas of pollution control, occupational health, and the production, handling, storage and use of hazardous materials to prevent material environmental or other damage, and to limit the financial liability which could result from such events.

The Company conducts an ongoing compliance program designed to meet these environmental laws and regulations.  The Company believes that it is in substantial compliance with applicable environmental laws and regulations.  From time to time, however, the Company may be involved in investigations or determinations regarding non-material matters that may arise.

In January 2003, the U.S. Environmental Protection Agency (U.S. EPA) issued formal information requests to, among others, plants designed, constructed, and/or managed by POET® Design and Construction and POET® Plant Management. The Company’s plant was a subject of these requests. The requests required that the plants provide the EPA with certain data regarding emissions.

On January 14, 2009, the Company’s plant received from the U.S. EPA a written Notice of Violation (NOV).  The NOV alleges that the Company’s plant violated the Clean Air Act by failing to adequately maintain a regulated level of air pollutants under the plant’s Title V air permit, and by conducting invalid testing for compliance with such limit.  Following the receipt of the NOV, the plant had a meeting with the U.S. EPA to discuss the NOV.

A penalty assessment is currently under consideration by the EPA.  While it is likely that the Company may be assessed penalties and/or fines related to these occurrences, as of the date of this report, none have been assessed.  Any potential penalties and/or fines are not expected to be material to the Company.

The Company has taken corrective action relating to the NOV through planned capital improvements to the plant.  On January 22, 2009, a capital improvement project for approximately $1 million was approved. This project, which will involve the construction of improvements to the dryer and thermal oxidizer, is expected to be capitalized and financed with cash from operations.  No work has been initiated on this project as of September 30, 2009.

NOTE 8 -     DISTRIBUTIONS

During January 2008, Northern Growers approved a distribution which it paid from cash reserves.  On January 29, 2008, Northern Growers paid a distribution of $1,518,840 to its members of record as of December 31, 2007.

NOTE 9 -     CAPITAL UNITS

On June 20, 2005, Northern Growers approved a four-for-one (4-for-1) capital unit split of its Class A capital units, effective for September 1, 2005. Under the terms of the Class A capital units’ split, members of record as of September 1, 2005 received four capital units for each one capital unit held in Northern Growers.

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On June 2, 2006, Northern Growers approved a two-for-one (2-for-1) capital unit split of its Class A capital units, effective for July 1, 2006.  Under the terms of the Class A capital units’ split, members of record as of July 1, 2006 received two capital units for each one capital unit held in Northern Growers.

NOTE 10 -     MARKET RISKS AND UNCERTAINTIES

The Company has certain risks and uncertainties that it experiences during volatile market conditions such as what the Company experienced during the nine months ending September 30, 2009. These volatilities can have a severe impact on operations.  The Company’s revenues are derived from the sale and distribution of ethanol and distillers grains to customers primarily located in the U.S.  Corn for the production process is supplied to our plant primarily from local agricultural producers and from purchases on the open market.  Ethanol sales, historically, average 80% of total revenues and corn costs historically average 50% to 60% of cost of revenues.

The Company’s operating and financial performance is largely driven by the prices at which we sell ethanol and the net expense of corn. The price of ethanol is influenced by factors such as prices of supply and demand, weather, government policies and programs, and the price of unleaded gasoline and corn. Excess ethanol supply in the market, in particular, puts downward pressure on the price of ethanol. Our largest cost of production is corn.  The cost of corn is generally impacted by factors such as supply and demand, weather, government policies and programs, and our risk management program used to protect against the price volatility of these commodities.

NOTE 11 -     SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 6, 2009, the date which the consolidated financial statements were issued.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Forward-Looking Statements

The information in this quarterly report on Form 10-Q for the three and nine months ended September 30, 2009, (including reports filed with the Securities and Exchange Commission (the “SEC” or “Commission”), contains “forward-looking statements” that deal with future results, expectations, plans and performance, and should be read in conjunction with the consolidated financial statements and Annual Report on Form 10-K for the year ended December 31, 2008. Forward-looking statements may include statements which use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “predict,” “hope,” “will,” “should,” “could,” “may,” “future,” “potential,” or the negatives of these words, and all similar expressions. Forward-looking statements involve numerous assumptions, risks and uncertainties. Actual results or actual business or other conditions may differ materially from those contemplated by any forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements are identified in our Form 10-K for the year ended December 31, 2008.

We are not under any duty to update the forward-looking statements contained in this report, nor do we guarantee future results or performance or what future business conditions will be like. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this report.

Overview

Northern Growers, LLC (“Northern Growers”) owns and manages a 77.16% interest in its subsidiary, POET® Biorefining - Big Stone (POET® Biorefining - Big Stone and Northern Growers are also collectively referred to as “we” “us” or “our”), an ethanol and distillers grains plant (the “plant” or “our plant”) located in Big Stone City, South Dakota.

Our revenues are derived from the sale and distribution of ethanol and distillers grains to customers primarily located in the U.S.  Corn for the production process is supplied to our plant primarily from local agricultural producers and from purchases on the open market. After processing the corn, ethanol is sold to POET® Ethanol Products, LLC, which subsequently markets and sells the ethanol to gasoline blenders and refineries located throughout the continental U.S.  All of our distillers grains are sold through POET® Nutrition, Inc., which exclusively markets and sells the product to livestock feeders primarily located in the continental U.S.

Our operating and financial performance is largely driven by the prices at which we sell ethanol and distillers grains and the costs related to production. The price of ethanol is influenced by factors such as supply and demand, weather, government policies and programs, and the price of unleaded gasoline. Excess ethanol supply in the market puts downward pressure on the price of ethanol. The price of distillers grains is influenced by the price of corn, soybean meal and other protein-based feed products, and supply and demand. Excess grain supply in the market puts downward pressure on the price of distiller grains. Our two largest costs of production are corn and natural gas, although our plant’s use of natural gas is offset by the use of steam supplied from the adjacent power plant, Big Stone Plant. The cost of corn and natural gas generally impacted by factors such as supply and demand, weather, government policies and programs, and our risk management program used to protect against the price volatility of these commodities.

Executive Summary

We had a net income of $2.9 million and $2.5 million for the three and nine months ended September 30, 2009, respectively, compared to a net loss of $5.0 million for the three months ended September 30, 2008 and a net loss of $2.4 million for the nine months ended September 30, 2008. The change between periods for the three months ended is primarily attributed to a decrease in corn and energy costs, offset by a decrease in ethanol revenues. Our corn costs per bushel decreased 54% from the three months ended September 30, 2008 to 2009, primarily due to a decrease in the market price of corn. The price of corn decreased between periods because of increases in supply and a favorable corn crop forecast in 2009.  Likewise, energy costs decreased 40% due primarily to a decrease in natural gas cost per unit. The decrease in corn and energy costs between periods, however, was offset by a decrease in ethanol revenues. Ethanol revenues decreased between periods because of a continuing surplus of ethanol in the market and low unleaded gasoline prices.

We continue to deal with challenges in the ethanol industry, which are likely to continue for the remainder of 2009 and into 2010, though on a lesser scale than in 2008 and 2009.  While ethanol prices are expected to remain low by historical standards, a continuing an improvement in corn prices is expected to help offset the ethanol price trend.  Ethanol prices are likely to remain low because of excess ethanol supply. Excess ethanol supply, which has continued to affect adversely the market since the fall of 2008, is likely to continue until there is further demand growth. Demand growth, which showed some signs of improvement during the fourth quarter of 2009, is still subject to uncertainty. Although new ethanol supply has been greatly curtailed and several existing plants have halted production, it remains uncertain if there will be a true rebalancing of supply and demand in the near future. During this period of uncertainty and assuming farmers are able to harvest their crops during an unusually wet fall, the price of corn is expected to hold or improve through the fall and into 2010 as a record 2009 corn harvest is expected in the Upper Midwest.

Results of Operations

Comparison of the three months ended September 30, 2009 and 2008

The following table presents, for the periods indicated, the relative composition of selected income data:

	Quarter Ended September 30,
	2009		2008
	$	% of Revenue	$	% of Revenue
Revenues:
Ethanol	28,102,742	78%	38,271,909	80%
Distillers Grains	7,506,856	21%	9,255,526	19%
Incentive	250,000	1%	250,000	1%
Total	35,859,598	100%	47,777,435	100%

Cost of Revenues	30,432,887	85%	52,678,557	110%

General and Administrative Expenses	1,010,285	3%	743,183	2%

Other Operating Income (Expense)	(685,004)	(2)%	(840,247)	(2)%

Non-controlling Interest	(870,405)	(2)%	1,468,919	3%

Net Income (Loss)	2,861,017	8%	(5,015,633)	(10)%

Revenues - Revenue decreased $11.9 million, or 25%, to $35.9 million for the three months ended September 30, 2009 from $47.8 million for the three months ended September 30, 2008. Revenues decreased due to a decrease in ethanol and distillers grains’ revenue.

Revenue from the sale of ethanol decreased $10.2 million, or 27%, to $28.1 million for the three months ended September 30, 2009 from $38.3 million for the three months ended September 30, 2008. The decrease is primarily due to a 31% decrease in the average sales price per gallon.  Ethanol prices decreased between periods because of an oversupply of ethanol in the industry and a decrease in the price of unleaded gasoline and corn. Since the end of the third quarter, ethanol prices have risen modestly due primarily to rises in unleaded gasoline prices and a slight rebalancing of supply and demand. For example, the price was $1.84 per gallon as of November 2, 2009 as quoted on the CBOT for December 2009 futures, compared to $1.69 per gallon as of September 30, 2009 as quoted on the CBOT for December 2009 futures.

Revenue from the sale of distillers grains decreased $1.8 million, or 19%, to $7.5 million for the three months ended September 30, 2009 from $9.3 million for the three months ended September 30, 2008.  The decrease is primarily due to a 25% decrease in the average sales price per ton.  The price of distillers grains decreased due to a decrease in demand as livestock producers increased their use of corn for feed due to declining corn prices.

Cost of Revenues - Cost of revenues, which includes production expenses, decreased $22.3 million, or 42%, to $30.4 million for the three months September 30, 2009 from $52.7 million for the three months ended September 30, 2008. The primary reason for the decrease is a decrease in corn and energy costs.

Corn costs decreased 54% between periods.  This decrease is primarily due to a 40% decrease in the market price of corn.  The market price decreased due to favorable crop reports and weather conditions, a decrease in demand from the ethanol industry and a decrease in commodity speculation. Likewise, energy costs decreased 40% due primarily to a decrease in natural gas costs. Natural gas costs per unit decreased 62% due to an increase in natural gas reserves and decreases in demand nationwide.

General and Administrative Expenses - General and administrative expenses increased $270,000, or 36%, to $1.01 million for the three months ended September 30, 2009 from $740,000 for the three months ended September 30, 2008. The primary reason for the increase is an increase in net income (before net income attributable to the non-controlling interest) of $10.2 million which caused an increase in management incentive fees.

Other Income (Expenses) — Interest expense decreased $174,000, or 20%, to $687,000 for the three months ended from $861,000 for the three months ended September 30, 2008. Interest expense decreased because we drew down on our revolving loans during the third quarter of 2008, compared to not drawing down on the revolving loans during the third quarter of 2009.  Interest rates on our variable loans also decreased anywhere between 1.7% to 2.2% between periods.

Net Income (Loss) - Net income increased $7.9 million, or 157%, to $2.9 million for the three months ended September 30, 2009 from a net loss of $5.0 million for the three months ended September 30, 2008. This change is caused primarily by a decrease in corn and energy costs, offset by a decrease in ethanol revenues.

Comparison of the nine months ended September 30, 2009 and 2008

The following table presents, for the periods indicated, the relative composition of selected income data:

	Nine Months Ended September 30,
	2009		2008
	$	% of Revenue	$	% of Revenue
Revenues:
Ethanol	77,228,114	78%	110,986,002	81%
Distillers Grains	21,571,431	22%	25,546,646	19%
Incentive	416,666	0%	395,595	0%
Total	99,216,211	100%	136,928,243	100%

Cost of Revenues	90,908,365	92%	134,577,245	98%

General and Administrative Expenses	2,984,642	3%	2,661,418	2%

Other Operating Income (Expense)	(2,073,017)	(2)%	(2,686,780)	(2)%

Non-controlling Interest	(795,825)	(1)%	643,507	0%

Net Income	2,454,362	2%	(2,353,693)	(2)%

Revenues - Revenue decreased $37.7 million, or 28%, to $99.2 million for the nine months ended September 30, 2009 from $136.9 million for the nine months ended September 30, 2008. Revenues decreased due to a decrease in ethanol and distillers grains’ revenues.

Revenue from the sale of ethanol decreased $33.8 million, or 30%, to $77.2 million for the nine months ended September 30, 2009 from $111.0 million for the nine months ended September 30, 2008. The decrease is primarily due to a 29% decrease in the average sales price per gallon, as the price of ethanol continued to be adversely affected by an oversupply of ethanol in the market.

Revenue from the sale of distillers grains decreased $3.9 million, or 16%, to $21.6 million for the three months ended September 30, 2009 from $25.5 million for the nine months ended September 30, 2008.  The decrease is due to a 16% decrease in the average sales price per ton. Average sales price per ton decreased due to a decrease in the market value of corn.

Cost of Revenues - Cost of revenues, which includes production expenses, decreased $43.7 million, or 32%, to $90.9 million for the nine months ended September 30, 2009 from $134.6 million for the nine months ended September 30, 2008. The primary reason for the decrease is a decrease in corn and energy costs.

Corn costs decreased due to a 25% decrease in the market price of corn which is caused by favorable crop reports and weather conditions and a decrease in demand from the ethanol industry. Likewise, energy costs decreased 35% due to a decrease in natural gas costs and steam costs.  Natural gas costs per unit decreased 55% due to an increase in natural gas reserves and decreases in demand nationwide.  Steam costs per unit decreased 16% due to a decrease in peak demand charges.

General and Administrative Expenses - General and administrative expenses increased $320,000, or 12%, to $2.98 million for the nine months September 30, 2009 from $2.66 million for the nine months ended September 30, 2008. One of the reasons for the increase is an increase in bank charges from our lender.  Bank charges increased between periods because our lender, U.S. Bank, charged us fees for waiving a violation of our fixed-charge coverage ratio covenant at March 31, 2009 and adjusting the fixed-charge coverage ratio covenant for June 30, 2009 and September 30, 2009 with which we were not in compliance during first quarter of 2009.  The increase is also due to increased management incentive fees and costs during the year which are based on an increase in our profitability.

Other Income (Expenses) — Similar to the quarter ended, interest expense decreased $620,000 or 23%, to $2.10 million for the nine months ended from $2.72 million for the nine months ended September 30, 2008. Interest expense decreased because we drew down on our revolving loans during the second quarter of 2008, compared to not drawing down on the revolving loans during the second quarter of 2009.  Interest rates on our variable loans also decreased anywhere between 1.7% to 2.2% between periods.

Net Income (Loss) - Net income increased $4.8 million, or 204%, to a net income of $2.5 million for the nine months ended September 30, 2009 from a net loss of $2.3 million for the nine months ended September 30, 2008. This change is caused primarily by a decrease in corn costs, offset by a decrease in ethanol revenue.

Liquidity and Capital Resources

Our primary sources of liquidity are cash provided by operations and borrowings under our $8.0 million and $9.0 million revolving credit facilities which are discussed below under “Indebtedness.”  Net working capital is $24.3 million as of September 30, 2009, compared to $21.6 million as of September 30, 2008.  Working capital increased between periods principally due to an increase in profitability.  For the foreseeable future, we continue to anticipate having sufficient cash flows from operations and our revolving debt to fund working capital, cover operating expenses and capital expenditures, and meet debt service obligations.

The following table shows the cash flows between the nine months ended September 30, 2009 and nine months ended September 30, 2008:

	Nine Months Ended September 30,
	2009	2008
	$	$
Net cash provided by operating activities	$6,577,453	$5,211,060
Net cash provided by (used for) investing activities	$(37,306)	$665,331
Net cash (used for) financing activities	$(4,348,869)	$(5,801,473)

Cash Flow From Operating Activities — Net cash flow provided by operating activities increased $1.4 million between periods due to a significant increase in net income and a decrease in inventory.  Net income increased and inventory decreased between periods primarily due to a decrease in the market value of corn between September 30, 2008 to September 30, 2009.  In addition, due to an increase in corn prices during the nine months ended September 30, 2008, we used $190,000 in cash for margin deposits during this period, compared to receiving $8.3 million during the nine months ended September 30, 2009.

Cash Flow From Investing Activities -   Net cash flow from investing activities decreased $700,000 between periods due to a decrease in purchases of property and equipment and a decrease in refunds from the State of South Dakota for sales and excise tax paid.  Since completing construction of our plant’s expansion in May 2007, we have continued to purchase less property and equipment because material capital improvements have not been necessary.  In addition, we received more in tax refunds from the State of South Dakota in 2008 than in 2009 as a result of completing the construction of our plant’s expansion in 2007.

Cash Flow From Financing Activities   Net cash used for financing activities decreased $1.5 million between periods.  We drew down $8 million on our $8 million revolving note during the first six months of 2008 and paid it down to a zero balance by September 30, 2008, compared to not drawing down any part of the $8 million revolving note during 2009.  We also paid a distribution to our members of $1.5 million in January 2008, compared to no distributions for the nine months ended September 30, 2009.

Indebtedness

Under a loan agreement with our senior lender, U.S. Bank National Association, we have six notes and loans outstanding through our subsidiary POET® Biorefining — Big Stone: 1) a $33.0 million term note; 2) a $15.8 million fixed-rate note; 3) a $3.9 million variable-rate, non-revolving note; 4) an $8 million variable rate, revolving note; 5) a $9 million variable rate, revolving note; and 6) a $4.3 million variable rate note.

The $8 million note permits us to borrow, on a revolving basis, the difference between the unpaid principal balance and $8 million.  The principal purpose of this revolver is to cover the cost of any non-corn related items at the plant at any time.  The principal balance outstanding is $0 as of September 30, 2009, allowing us to borrow up to $8 million as of September 30, 2009.

The $9 million note permits us to borrow, on a revolving basis, the difference of the outstanding principal amount and the lesser of the borrowing base or $9.0 million. The borrowing base is defined as 75% of the total of the fair market value of the outstanding inventory, eligible accounts receivable, and hedging accounts at fair market value. The principal purpose of this revolver is to cover the cost of purchasing corn during a period of tight margins.  The principal balance outstanding is $0 as of September 30, 2009, allowing us to borrow up to $5.4 million as of September 30, 2009.

The $33 million term note, which had been converted from a construction note on August 31, 2007, is subject to two interest rate arrangements. The notional amounts ($13.20 million and $6.60 million as of September 30, 2009) are subject to an interest rate swap agreement with U.S. Bank. (see also Item 7A below-”Quantitative and Qualitative Disclosures About Market Risk”). Under the agreement, the notional amounts are subject to a fixed rate of 7.98% and 7.52% respectively, which is payable monthly until maturity on August 30, 2014. The remaining portion of the note is subject to a variable rate of one-month LIBOR plus 2.75%, adjusted and due monthly (2.996% at September 30, 2009). A principal payment of $825,000 is due quarterly on the note.

The principal balance outstanding on the $15.8 million fixed-rate note (6.38%) is $9.97 million as of September 30, 2009. Principal payments of $368,935 and $1.10 million were made for the three and nine months ended September 30, 2009.

The principal balance outstanding on the $3.9 million variable rate (3.25% as of September 30, 2009) non-revolving loan is $2.15 million as of September 30, 2009.  Principal payments of $97,500 and $292,500 were made for the three and nine months ended September 30, 2009.

The principal balance outstanding on the $4.3 million variable rate loan (3.258% at September 30, 2009) is $3.07 million. Principal payments of $154,000 and $462,000 were made for the three and nine months ended September 30, 2009.

All of loans and notes outstanding are secured by our tangible and intangible property, including a leasehold interest, easement rights, improvements, equipment, personal property, accounts receivable, inventory and contracts. In addition to standard covenants and conditions in the amended and restated loan agreement, we are subject to the following material conditions and covenants:  1) a capital expenditure limitation not exceeding $1 million in any calendar year; 2) a cash distribution limitation to members not exceeding 80% of net income annually; 3) a minimum working capital of $10 million; and 4) a fixed-charge coverage ratio of 0.75:1 for June 30, 2009, 0.95:1 for September 30, 2009, and 1.15:1 every quarter thereafter.  As of September 30, 2009 and the date of this filing, we were in full compliance with our covenants.

Off-Balance Sheet Arrangements

We do not use or have any material off-balance sheet financial arrangements.

Recent Accounting Pronouncements

In June 2009, the FASB amended the existing accounting and disclosure guidance for the consolidation of variable interest entities, which is effective January 1, 2010.  The amended guidance requires enhanced disclosures intended to provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity.  We are currently assessing the impact of adoption on its financial position and results of operations.

In October 2009, the FASB issued new guidance for revenue recognition with multiple deliverables, which is effective for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, although early adoption is permitted.  This guidance eliminates the residual method under the current guidance and replaces it with the “relative selling price” method with allocating revenue in a multiple deliverable arrangement.  The selling price for each deliverable shall be determined using vendor specific objective evidence of selling price, if it exists, otherwise third-

party evidence of selling price shall be used.  If neither exists for a deliverable, the vendor shall use its best estimate of the selling price for that deliverable.  After adoption, this guidance will also require expanded qualitative and quantitative disclosures. We are currently assessing the impact of adoption on its financial position and results of operations.

Noncontrolling Interests in Consolidated Financial Statements.  On January 1, 2009, we adopted new guidance for the accounting, reporting and disclosure of noncontrolling interests, which improves the relevance, comparability and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  Our adoption did not have an impact on our consolidated financial position, results of operations or cash flows.

Business Combinations. On January 1, 2009, we adopted new guidance on business combinations which expands the scope of acquisition accounting to all transactions under which control of a business is obtained. This guidance requires an acquirer to recognize the assets acquired and liabilities assumed at the acquisition date fair values with limited exceptions. Additionally, the guidance requires that contingent consideration be recorded at fair value on the acquisition date, that acquired in-process research and development be capitalized and recorded as intangible assets at the acquisition date, and also requires transaction costs and costs to restructure the acquired company be expensed. On April 1, 2009, additional guidance was issued further amending the accounting for business combinations to require that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value if fair value can reasonably be estimated. If the acquisition date fair value of an asset acquired or liability assumed that arises from a contingency cannot be determined, the asset or liability would be recognized if probable and reasonably estimable; if these criteria are not met, no asset or liability would be recognized. We have not had any business combinations since adopting this guidance.

Subsequent Events.  On April 1, 2009, we adopted new guidance which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In addition, the new guidance requires the disclosure of the date through which an entity has evaluated subsequent events and whether that date represents the date the financial statements were issued or were available to be issued. We adopted the provisions of the new guidance during the second quarter of 2009 and the effect of adoption on its financial statements was not material.  Applicable disclosure has been provided in Note 11 — Subsequent Events.

Interim Fair Value Disclosure.  On April 1, 2009, we adopted new guidance which requires disclosures about fair values of financial instruments in interim and annual financial statements. Prior to the issuance of this guidance, disclosures about fair values of financial instruments were only required to be disclosed annually. Since this guidance requires only additional disclosures of fair values of financial instruments in interim financial statements, the adoption did not affect our financial position or results of operations.

Disclosures about Derivative Instruments and Hedging Activities. On April 1, 2009, we adopted new guidance related to derivative disclosure and hedging activities. This guidance requires entities that utilize derivative instruments to provide qualitative disclosures about their objectives and strategies for using such instruments, as well as any details of credit-risk-related contingent features contained within derivatives. The guidance also requires entities to disclose additional information about the amounts and location of derivatives located within the financial statements and the impact that hedges have on an entity’s operating results, financial position or cash flows. See Note 4 — Derivative Financial Instruments for additional disclosures.

Codification.  In June 2009, the FASB issued the FASB Accounting Standards Codification (“Codification”). The Codification became the single source for all authoritative GAAP recognized by the FASB and has been applied to financial statements issued for periods ending after September 15, 2009. The Codification does not change GAAP and will not have an effect on our financial position, results of operations or liquidity.

Critical Accounting Policies and Estimates

Preparation of our financial statements require estimates and judgments to be made that affect the amounts of assets, liabilities, revenues and expenses reported. Such decisions include the selection of the appropriate accounting principles to be applied and the assumptions on which to base accounting estimates. We continually evaluate these estimates based on historical experience and other assumptions we believe to be reasonable under the circumstances.

The difficulty in applying these policies arises from the assumptions, estimates and judgments that have to be made currently about matters that are inherently uncertain, such as future economic conditions, operating results and valuations as well as management intentions. As the difficulty increases, the level of precision decreases, meaning that actual results can and probably will be different from those currently estimated. Of the significant accounting policies described in the notes to the financial statements, we believe that the following may involve a higher degree of estimates, judgments, and complexity:

Commitments and Contingencies. Contingencies, by their nature, relate to uncertainties that require management to exercise judgment both in assessing the likelihood that a liability has been incurred, as well as in estimating the amount of the potential expense. In conformity with accounting principles generally accepted in the United States, we accrue an expense when it is probable that a liability has been incurred and the amount can be reasonably estimated.

•                                          Inventory Valuation. We account for corn inventory at estimated net realizable market value. Corn is an agricultural commodity that is freely traded, has quoted market prices, may be sold without significant further processing, and has predictable and insignificant costs of disposal. We derive our estimates from local market prices determined by grain terminals in our area. Changes in the market value of corn inventory are recognized as a component of cost of revenues. Ethanol and distillers grains are stated at net realizable value. Work-in-process, chemical and parts inventory are stated at an average cost method.

•                                          Revenue Recognition. Revenue from the production of ethanol and related products is recorded when title transfers to customers, net of allowances for estimated returns. Interest income is recognized when earned.

Revenue from state incentive programs is recorded when we have produced or sold the ethanol and satisfied the reporting requirements under the program.

•                                          Long-Lived Assets. Depreciation and amortization of our property, plant, and equipment is provided on the straight-line method by charges to operations at rates based upon the expected useful lives of individual or groups of assets. Economic circumstances or other factors may cause management’s estimates of expected useful lives to differ from actual.

Long-lived assets, including property, plant and equipment, and investments are evaluated for impairment on the basis of undiscounted cash flows whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impaired asset is written down to our estimated fair market value based on the best information available. Considerable management judgment is necessary to estimate discounted future cash flows and may differ from actual cash flows.

Accounting for Derivative Instruments and Hedging Activities. We enter into derivative instruments to hedge our exposure to price risk related to forecasted corn and natural gas purchases, forward corn purchase contracts and forecasted ethanol sales. We do not typically enter into derivative instruments other than for hedging purposes. All derivative contracts are recognized on the September 30, 2009 and December 31, 2008 balance sheets at their fair market value. Currently, none of the derivative instruments are classified as cash-flow hedges for accounting purposes.

On the date the derivative instrument is entered into, we designate the derivative as either (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge), (2) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge) or (3) will not designate the derivative as a hedge. Changes in the fair value of a derivative that is designated as and meets all the required criteria for a fair value hedge, along with the gain or loss on the hedged asset or liability that is attributable to the hedged risk, are recorded in current period earnings. Changes in the fair value of a derivative that is designated as and meets all the required criteria for a cash flow hedge are recorded in accumulated other comprehensive income and reclassified into earnings as the underlying hedged item affects earnings. Changes in the fair value of a derivative that is not designated as a hedge are recorded in current period earnings.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

We are exposed to the impact of market fluctuations associated with commodity prices and interest rates as discussed below. We have no exposure to foreign currency risk as all of our business is conducted in U.S. Dollars. We use derivative financial instruments as part of an overall strategy to manage market risk. Specifically, we use forward, futures and option contracts to hedge changes to the commodity prices of corn and natural gas, as well as interest rate swaps to hedge against changes in interest rates.  However, we do not enter into these derivative financial instruments for trading or speculative purposes, nor do we designate these contracts as hedges for accounting purposes pursuant to the requirements of SFAS 133, Accounting for Derivative Instruments and Hedging Activities.

Commodity Price Risk

We produce ethanol and its co-product, distillers grains, from corn, and, as such, we are sensitive to changes in the price of corn. The price of corn is subject to fluctuations due to unpredictable factors such as weather, total corn planted and harvested acreage, changes in national and global supply and demand, and government programs and policies. We also use natural gas in the production process, and as such are sensitive to changes in the price of natural gas. The price of natural gas is influenced by such weather factors as heat or cold in the summer and winter, in addition to the threat of hurricanes in the spring, summer and fall. Other natural gas price factors include the domestic onshore and offshore rig count, and the amount of natural gas in underground storage during both the injection (April 1st — November 7th) and withdrawal (November 14th — September 30th) seasons.  The price of distillers grains is principally influenced by the price of corn and soybean meal, competing protein feed products.

We attempt to reduce the market risk associated with fluctuations in the price of corn and natural gas by employing a variety of risk management strategies. Strategies include the use of derivative financial instruments such as futures and options initiated on the Chicago Board of Trade and/or the New York Mercantile Exchange, as well as the daily cash management of our total corn and natural gas ownership relative to our monthly demand for each commodity, which may incorporate the use of forward cash contracts or basis contracts.

Corn is hedged with derivative instruments including futures and options contracts offered through the Chicago Board of Trade. Forward cash corn and basis contracts are also utilized to minimize future price risk. Likewise, natural gas is hedged with futures and options contracts offered through the New York Mercantile Exchange. Basis contracts are also utilized to minimize future price risk.

Gains and losses on futures and options contracts used as economic hedges of corn inventory, as well as on forward cash corn and basis contracts, are recognized as a component of cost of revenues for financial reporting on a monthly basis using month-end settlement prices for corn futures on the Chicago Board of Trade. Corn inventories are marked to net realizable value using market based prices so that gains or losses on the derivative contracts, as well as forward cash corn and basis contracts, are offset by gains or losses on inventories during the same accounting period.

Gains and losses on futures and options contracts used as economic hedges of natural gas, as well as basis contracts, are recognized as a component of cost of revenues for financial reporting on a monthly basis using month-end settlement prices for natural gas futures on the New York Mercantile Exchange. The natural gas inventories hedged with these derivatives or basis contracts are valued at the spot price of natural gas, plus or minus the gain or loss on the futures or options positions relative to the month-end settlement price on the New York Mercantile Exchange.

A sensitivity analysis has been prepared to estimate our exposure to commodity price risk. The table presents the fair value of corn inventory, forward purchase contracts and open futures and option positions for corn and natural gas as of September 30, 2009 and September 30, 2008 and the potential loss in fair value resulting from a hypothetical 10% adverse change in corn and natural gas prices. The fair value of the positions is a summation of the fair values calculated by valuing each net position at quoted market prices as of the applicable date. The results of this analysis, which may differ from actual results, are as follows:

Year Ended	Fair Value	Effect of Hypothetical Adverse Change— Market Risk
September 30, 2009	$706,145	$70,615
September 30, 2008	$6,660,419	$666,042

Interest Rate Risk

Our interest rate risk exposure pertains primarily to our variable rate, long-term debt. Specifically, we had $11.81 million in variable rate, long-term debt outstanding as of September 30, 2009, or approximately 28% of our total long-term indebtedness. The interest rate on $2.15 million of the variable rate, long-term debt is U.S. Bank’s prime rate, which was 3.25% as of September 30, 2009.  Of the variable rate debt, $3.07 million is subject to an interest rate of 3.258% at September 30, 2009.  The variable rate on the $6.60 million portion of the term note is 2.996% (One-Month LIBOR plus 2.75%) as of September 30, 2009. We manage our interest rate risk by monitoring the effects of market changes on the interest rates and using fixed-rate debt whenever possible and using the interest rate swap agreement on the term note.

In order to achieve a fixed interest rate on a portion of our $33.0 million term note, we have an interest rate swap agreement with U.S. Bank.  The swap agreement covers a seven-year term financing period through August 30, 2014. This agreement assists us in protecting against exposure to increases in interest rates and fixes the interest rate at 7.98% and 7.52% on the notional amounts ($13.20 million and $6.60 million, respectively as of September 30, 2009). The remaining amount, $6.60 million, is subject to a variable rate of One-Month LIBOR plus 2.75%. While our exposure is now reduced, there is no assurance that the interest rate swap will provide us with protection in all scenarios.  For example, under the swap agreement, when One-Month LIBOR plus 2.75% exceeds 7.98% or 7.52%, we receive payments from U.S. Bank for the difference between the market rate and the swap rate.  Conversely, when the One-Month LIBOR plus 2.75% falls below 7.98% or 7.52%, we make payments to U.S. Bank for the difference.  The interest rate on the variable portion of our $33.0 million term note decreased 2.240% from September 30, 2008 to September 30, 2009, which required us to pay more interest to U.S. Bank under the swap transactions.

Item 4. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

Our chief executive officer and chief financial officer and management, after evaluating the effectiveness of our “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended) as of the end of the period covered by this quarterly report, have concluded that the disclosure controls and procedures are effective in ensuring that material information required to be disclosed is included in the reports that it files with the Securities and Exchange Commission.

Changes in Internal Controls

There have been no changes in our internal controls over financial reporting that occurred during the three months ended September 30, 2009 that have materially affected, or are reasonably likely to materially affect, the internal controls over financial reporting.

PART II — OTHER INFORMATION

Item 1.  Legal Proceedings.

From time to time in the ordinary course of business, we may be named as a defendant in legal proceedings related to various issues, including without limitation, workers’ compensation claims, tort claims, or contractual disputes. We are not currently involved in any material legal proceedings, directly or indirectly, except for the following.

In 2003, the U.S. Environmental Protection Agency issued formal information requests to, among others, plants designed, constructed, and/or managed by POET® Design and Construction and POET® Plant Management, of which our plant was subject. These requests required that the subject plants provide the Environmental Protection Agency with certain data regarding air emissions. On January 14, 2009, our plant received from the Environmental Protection Agency a written Notice of Violation (NOV).  The NOV alleges that our plant violated the Clean Air Act by failing to adequately maintain a required level of air pollutants as established under the plant’s Title V air permit, and by conducting invalid testing for compliance with such permit. Following the receipt of the NOV, the plant had a meeting with the Environmental Protection Agency to discuss the NOV. A penalty assessment is currently under consideration by the Environmental Protection Agency. While it is expected that we will be assessed a penalty and/or fine related to these occurrences, no penalty or fine has been assessed nor is any expected to be material. We are currently taking corrective actions to address the cause of the NOV, including the approval of a $1 million capital improvement project for our plant’s dryer and thermal oxidizer.

Item 1A.  Risk Factors.

Set forth below are material changes to our risk factors as previously described in our Form 10-K for the year ended December 31, 2008:

Our debt financing agreements through our subsidiary, POET® Biorefining — Big Stone, contain, and our future debt financing agreements may contain, restrictive covenants that impose significant restrictions on the operation of our business. The terms of our existing loan financing agreements with U.S. Bank National Association, our subsidiary’s primary lender, contain, and any future debt financing agreement it enters into may contain, financial, maintenance, cash distribution, operational and other restrictive covenants. During the last two quarters of 2008 and the first quarter of 2009, we violated a fixed-charge coverage ratio for which we have subsequently received from U.S. Bank a waiver. As part of the waiver for the quarter ended March 31, 2009, U.S. Bank agreed to amend the loan agreement by lowering the fixed-charge coverage ratio, making it less difficult with which to comply until September 30, 2009. There are no assurances, however, that we will be able to comply with the fixed-charge ratio and other covenants in the future, or receive waivers like in the past, particularly if the market conditions in the ethanol industry were to worsen. If we are unable to comply with these covenants or service our debt, or obtain waivers of covenants in the future, we may lose control of our business and be forced to reduce or delay planned capital expenditures, sell assets, restructure our indebtedness or submit to foreclosure proceedings, all of which could result in a material adverse effect upon our business and on those persons who have invested in our business.

Valero, a large gasoline blending company, recently purchased 8 ethanol plants from the VeraSun bankruptcy which may signal further involvement in the ethanol industry by large oil companies which may influence the ethanol industry in ways that harms our business.  Valero Renewable Fuels recently purchased 8 ethanol plants from the VeraSun Energy bankruptcy auction.  These ethanol plants have a total nameplate production capacity of 780 million gallons of ethanol.  Valero paid $477 million for the VeraSun facilities, excluding working capital and inventory which is currently estimated at $75 million.  Valero is involved in the gasoline blending and retail gasoline sales industries.  Now, Valero owns ethanol production capacity that would allow Valero to produce a portion of the ethanol that it is required to blend with gasoline.  This may allow Valero to realize economies in the production and sale of ethanol that we are not able to realize.  Further, this may signal increased involvement by large oil companies in the ethanol industry.  Many of these oil companies have significantly greater resources than we have. We may not be able to compete effectively with Valero or other large oil companies which may result in our inability to operate the plant profitably.

Demand for ethanol may not grow unless ethanol can be blended into gasoline in higher percentage blends for conventional automobiles which could impact our ability to operate profitably.  Currently, ethanol is blended with conventional gasoline for use in standard (non-flex fuel) vehicles to create a blend which is 10% ethanol and 90% conventional gasoline.  Estimates indicate that approximately 135 billion gallons of gasoline are sold in the United States each year.  Assuming that all gasoline in the United States is blended at a rate of 10% ethanol and 90% gasoline, the maximum demand for ethanol is 13.5 billion gallons.  This is commonly referred to as the “blending wall”, which represents a theoretical limit where more ethanol cannot be blended into the national gasoline pool.  However, the renewable fuels standard provides for 36 billion gallons of renewable fuels being blended by 2022.  Many in the ethanol industry believe that the ethanol industry will reach this blending wall in 2009 or 2010.  In order to meet the RFS and expand demand for ethanol, higher blends of ethanol must be utilized in conventional automobiles.  Such higher blends of ethanol have recently become a contentious issue.  Automobile manufacturers and environmental groups have fought against higher ethanol blends.  Currently, state and federal regulations prohibit the use of higher ethanol blends in conventional automobiles and automobile manufacturers have stated that using higher percentage blends of ethanol in conventional automobiles would void the manufacturer’s warranty.  Without increases in the allowable percentage blends of ethanol, demand for ethanol may not continue to increase which could decrease the selling price of ethanol and could result in our inability to operate the plant profitably. The U.S. Environmental Agency is expected to announce its decision on whether the current blending cap restriction on automobiles can be raised from 10% to 15% by December 2009 at the earliest

Carbon dioxide may be regulated in the future by the U.S. Environmental Protection Agency as an air pollutant which may require us to obtain additional permits and install additional environmental mitigation equipment, which could adversely affect our financial performance. On April 17, 2009, the U.S. Environmental Protection Agency issued a finding that carbon dioxide and other greenhouse gases constitute a danger to public health and are subject to regulations under the Clean Air Act.  The ruling triggers a 60-day comment period before any proposed regulations governing emissions of greenhouse gases are published.  The ruling was directed by the U.S. Supreme Court which decided a case in 2007 in which it ruled that carbon dioxide is an air pollutant under the Clean Air Act for the purposes of motor vehicle emissions.  The Supreme Court directed the Environmental Protection Agency to regulate carbon dioxide from vehicle emissions as a pollutant under the Clean Air Act.  Our plant produces a significant amount of carbon dioxide that we currently emit into the atmosphere. While it is uncertain whether regulations will be promulgated, or the content thereof, if the Environmental Protection Agency or the State of South Dakota were to issue regulations that control the emission of carbon dioxide emissions by ethanol plants, we may have to apply for additional permits or we may be required to install carbon dioxide mitigation equipment or take other as yet unknown steps to comply with these potential regulations.  Compliance with any future regulation of carbon dioxide, if it occurs, could be costly and may prevent us from operating profitably and harm our business.

In the near future, our plant may become subject to additional environmental regulation and permitting from the U.S. Environmental Protection Agency. On September 30, 2009, the U.S. Environmental Protection Agency proposed a rule requiring large industrial facilities that emit at least 25,000 tons of greenhouse gases (GHG) a year to be subject to additional compliance restrictions.  If these regulations are adopted and our plant were to become subject to these new regulations, we may have to invest or spend considerable resources to comply with the new requirements, including possibly investing in additional pollution control equipment or making operation changes. The expense of compliance could be significant enough to reduce our profitability and negatively affect our financial condition.

Item 2. Unregistered Sale of Equity Securities and Use of Proceeds.

None.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Submission of Matters to a Vote of Security Holders.

On July 31, 2009, Northern Growers held its 2009 annual meeting of members in Big Stone City, South Dakota, at which time the following individuals were elected to the board of managers by written mail-in ballots. The nominees and voting results of the annual meeting were as follows:

Board of Manager Nominees — District One	For	Abstain
Ronald Anderson	263	25
R. Lars Herseth	258	30
Heath Peterson	256	32
Delton Strasser	261	27

Board of Manager Nominees — District Two	For
Ronald Enger	45
J. Charles Walters	48

Following the annual meeting and election, the board of managers for Northern Growers consists of the following persons and their term of office:

Current Board of Managers	Term Expires	District One or Two
Ronald Anderson	2012	One
Leroy Bergan	2010	One
Wendell Falk	2011	One
R. Lars Herseth	2012	One
Mark Lounsbery	2011	One
Robert Metz	2010	One
Robert Narem	2011	One
Jeff Olson	2010	Two
Ronald Olson	2010	One
Heath Peterson	2012	One
Delton Strasser	2012	One
Steve Street	2010	One
J. Charles Walters	2011	Two
Bill Whipple	2011	One
Robert Wittnebel	2011	Two

At the meeting, the members also voted on two amendments to our Operating Agreement by written mail-in ballots. Both of the amendments passed based on the following voting results:

	For	Against	Abstentions
Amendment to Extend Term Limit Provision From Three to Five Three-Year Terms	267	64	6
Amendment to Reduce the Quorum from 10% to 5% of the Members	293	42	3

Item 5. Other Information.

None.

Item 6. Exhibits.

See Exhibit Index following the signature page to this report.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHERN GROWERS, LLC
Dated: November 9, 2009
	By	/s/ Robert Narem
Robert Narem
Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX
TO
FORM 10-Q
OF
NORTHERN GROWERS, LLC

Exhibit Number	Description
2.1	Plan of Reorganization (1)
3.1	Articles of Organization (2)
3.2	Fifth Amended and Restated Operating Agreement dated July 31, 2009 (3)
4.1	Form of Class A Unit Certificate(4)
31	Rule 13a-14(a)/15d-14(a) Certification
32	Section 1350 Certification

(1)	Appendix A to registrant’s prospectus filed with the Commission on March 17, 2003.
(2)	Appendix B to registrant’s prospectus filed with the Commission on March 17, 2003.
(3)	Exhibit 3(ii)(a) to the registrant’s Form 8-K filed with the Commission on August 6, 2009.
(4)	Exhibit 4.1 to the registrant’s Form S-4 filed with the Commission on July 26, 2002.